As filed with the Securities and Exchange Commission on November 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Navitas Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	3674	85-2560226
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

22 Fitzwilliam Square South

D02 FH68, Dublin, Ireland

(844) 654-2642

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul D. Delva

Sr. V.P., General Counsel and Secretary

c/o Navitas Semiconductor USA, Inc.

2101 East El Segundo Boulevard, Suite 205

El Segundo, CA 90245

(844) 654-2642

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan Axelrad

Andrew Ledbetter

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105

(415) 836-2500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common stock, $0.0001 par value per share	70,983,779(2)	$ 16.545(3)	$1,174,426,624	$108,869
Class A Common stock, $0.0001 par value per share, underlying stock options	2,548,789	$ 0.19(4)	$484,270	$45
Warrants to purchase common stock	4,741,667	— (5)	—(5)	—(5)
Class A Common stock, $0.0001 par value per share, underlying Warrants	13,100,000(6)	$11.50(7)	$150,650,000	$13,965
Class A Common stock, $0.0001 par value per share, underlying Navitas Warrants	375,189	$0.29(7)	108,805	$10
Total	91,749,424		$1,325,669,700	$122,890

(1)

In the event of a stock split, stock dividend or other similar transaction involving the registrant’s Class A common stock (the “Class A Common Stock”), in order to prevent dilution, the number of shares of Class A Common Stock registered hereby shall be automatically increased to cover the additional shares of Class A Common Stock in accordance with Rule 416(a) under the Securities Act.

(2)	Consists of (i) 66,406,120 shares of outstanding Class A Common Stock and (ii) 4,577,659 shares of Class A Common Stock issuable upon the settlement of outstanding RSUs.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A Common Stock on November 19, 2021, as reported on The Nasdaq Stock Market LLC.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) under the Securities Act. The price per share and aggregate offering price are based on the weighted average exercise price (rounded to the nearest cent) for outstanding stock options granted pursuant to the 2021 Equity Incentive Plan.

(5)	No separate fee due in accordance with Rule 457(i).
(6)

Consists of (i) 8,433,333 shares of Class A Common Stock issuable upon exercise of the Public Warrants (as defined below)(which includes 75,000 shares of Class A Common Stock issuable upon exercise of the Control Warrants (as defined below)) and (ii) 4,666,667 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants.

(7)

Pursuant to Rule 457(g) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per share is based upon the per share exercise price of the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November 24, 2021.

PROSPECTUS

Navitas Semiconductor Corporation

Up to 87,007,757 Shares of Class A Common Stock

Up to 4,741,667 Warrants

The selling securityholders named in this prospectus may offer and sell from time to time (i) up to 4,741,667 warrants to purchase shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), consisting of (A) 4,666,667 warrants (the “Private Placement Warrants”) to purchase shares of Class A Common Stock of the Company issued to Live Oak Sponsor Partners II, LLC (the “Sponsor”) in a private placement that closed concurrently with our initial public offering (“IPO”) on December 7, 2020 and (B) up to 75,000 Public Warrants held by certain of our directors and their affiliates (collectively, the “Control Warrants”), and (ii) up to 87,007,757 shares of our Class A Common Stock consisting of:

•	up to 6,315,000 shares of Class A Common Stock issued to the Sponsor prior to our IPO (the “Founder Shares”);

•	up to 4,666,667 shares of Class A Common Stock that are issuable by us upon exercise of the Private Placement Warrants (the “Private Warrant Shares”);

•

up to 8,433,333 shares (the “Public Warrant Shares,” and together with the Private Warrant Shares, the “Warrant Shares”) of Class A Common Stock that are issuable by us upon exercise of the public warrants (the “Public Warrants,” and together with the Private Placement Warrants and the Control Warrants, the “Warrants”) that were sold as part of the units in our IPO and that were previously registered (which amount includes up to 75,000 shares of Class A Common Stock that are issuable by us upon exercise of the Control Warrants);

•

up to 375,189 shares (the “Navitas Warrant Shares”) of Class A Common Stock that are issuable by us upon exercise of the warrants issued in a private placement by Legacy Navitas (as defined below) that were converted as part of the Business Combination (the “Navitas Warrants”);

•

up to 17,300,000 shares of Class A Common Stock (the “PIPE Shares”) issued to certain investors (the “PIPE Investors”) in private placements that closed concurrently with the Business Combination (as defined below);

•	up to 38,047,982 shares of outstanding Class A Common Stock held by certain of our directors, officers and affiliates (collectively, the “Long Shares”);

•	up to 4,577,659 shares of Class A Common Stock issuable upon the settlement of outstanding RSUs held by certain of our directors and officers (the “RSU Shares”);

•

up to 4,743,138 shares of Class A Common Stock (the “Control Earnout Shares”), which our directors, officers and affiliates have the contingent right to receive upon our stock achieving certain trading price milestones on or prior to October 19, 2026; and

•

up to 2,548,789 shares of Class A Common Stock issuable upon exercise of outstanding options (the “Executive Options”) held by certain of our directors and officers (the “Option Shares,” and together with the Long Shares, the RSU Shares, and the Control Earnout Shares, the “Control Shares”).

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A Common Stock or warrants, except with respect to amounts received by us upon the exercise of the Warrants or Executive Options. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or warrants. See the section titled “Plan of Distribution” of this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Class A Common Stock and Warrants are listed on The Nasdaq Stock Market LLC (“NASDAQ”) under the symbols “NVTS” and “NVTSW”, respectively. On November 23, 2021, the last reported sales price of our Class A Common Stock was $17.96 per share and the last reported sales price of our Warrants was $6.07 per Warrant.

Investing in our securities involves a high degree or risk. These risks are described in the section titled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 2021

You should rely only on the information contained in this prospectus or any supplement to this prospectus filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We will not receive any proceeds from the sale by the selling securityholders of the securities offered by them described in this prospectus, although we will receive the proceeds from any exercise of any Warrants of Executive Options for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On October 19, 2021 (the “Closing Date”), we consummated (the “Closing”) the previously announced Business Combination pursuant to that certain business combination agreement and plan of reorganization (the “Business Combination Agreement”), dated as of May 6, 2021, by and among the Company (formerly known as Live Oak Acquisition Corp. II (“LOKB”)), Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Navitas Delaware”, and together with Navitas Ireland, “Legacy Navitas”). The transactions effected pursuant to the Business Combination Agreement included (i) a tender offer to acquire the entire issued share capital of Navitas Ireland (other than Navitas Ireland restricted shares) (the “Tender Offer”) and (ii) the merger of Merger

Sub with and into Navitas Delaware (the “Merger,” and together with the Tender Offer and the other transactions related thereto, the “Business Combination”), with Navitas Delaware surviving the Merger as a wholly owned subsidiary of the Company. As a result of the Tender Offer and the Merger, Legacy Navitas became a wholly owned direct subsidiary of the Company. On the Closing Date, and in connection with the Closing, we changed our name from Live Oak Acquisition Corp. II to Navitas Semiconductor Corporation. Unless the context otherwise requires, the terms “we,” “us,” “our,” “Navitas,” and the “Company” refers to the registrant and its subsidiaries, including Legacy Navitas, after the Closing, and “LOKB” refers to the registrant prior to the Closing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risks and uncertainties relating to:

•	our financial and business performance;

•	our ability to realize the benefits of the Merger, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our product development timeline and expected start of production;

•	the implementation, market acceptance and success of our business model;

•	our ability to scale in a cost-effective manner;

•	developments relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our status as an emerging growth company under the Jumpstart our Business Startups Act of 2012 (“JOBS Act”);

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities;

•	the outcome of any known and unknown litigation and regulatory proceedings; and

•	the risks and uncertainties described in this prospectus, including under the section titled “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Class A Common Stock or Warrants.

Overview

Founded in 2013, Navitas is a developer of gallium nitride power integrated circuits that provide superior efficiency, performance, size and sustainability relative to existing silicon technology. Our solutions offer faster charging, higher power density and greater energy savings compared to silicon-based power systems with the same output power. By unlocking this speed and efficiency, we believe we are leading a revolution in high-frequency, high-efficiency and high-density power electronics to electrify our world for a cleaner tomorrow. We maintain operations around the world, including the United States, Ireland, Hong Kong, China, Taiwan and the Philippines, with principal executive offices in Dublin, Ireland.

We design, develop and market gallium nitride (“GaN”) power integrated circuits (“ICs”) used in power conversion and charging. Power supplies incorporating our products may be used in a wide variety of electronics products including mobile phones, consumer electronics, data centers, solar inverters and electric vehicles. We utilize a fabless business model, working with third parties to manufacture, assemble and test our designs. Our fabless model allows us to run the business today with minimal capital expenditures.

Our go-to-market strategy is based on partnering with leading manufacturers and suppliers through focused product development, addressing both mainstream and emerging applications. We consider ourselves to be a pioneer in the GaN market with a proprietary, proven GaN power IC platform that is shipping in mass production to tier-1 companies including Dell, Lenovo, LG, Xiaomi, OPPO and Amazon. Most of the products we ship today are used primarily as components in mobile device chargers. The majority of charger manufacturers we ship to today are in China, supporting major international mobile brands. Other emerging applications will be addressed located in China, other parts of Asia, and worldwide.

In support of our technology leadership, we have formed relationships with numerous Tier 1 manufacturers and suppliers over the past seven years, gaining significant traction in mobile and consumer charging applications. We are developing next-generation fast chargers with 90% of the top 10 world-wide mobile OEMs using Navitas GaN power ICs. In addition, our customers have introduced over 135 GaN chargers into mass production, with an additional 150 GaN chargers in development across all of our mobile customers world-wide. Moreover, our supply chain partners have committed significant manufacturing capacity in excess of what we consider to be necessary to support our continued growth and expansion.

The core strength of our business lies in our industry leading IP position in GaN Power ICs. Navitas invented the first commercial GaN Power ICs and along the way we patented many fundamental circuit elements which are needed in most power systems from 10 W to 100 kW. Today, we have over 120 patents that are issued or pending.

In addition to our comprehensive patent portfolio, our biggest proprietary advantage is our process design kit (PDK), the ‘how-to’ guide for designers to create new GaN based device and circuits. Our GaN power IC inventions and intellectual property translate across all of our target markets from mobile, consumer, EV, enterprise, and renewables. We evaluate various complementary technologies and look to improve our PDK, in order to keep introducing newer generations of GaN technology. In 2020, we spent approximately 110% of our revenue on research and development. Navitas’ research and development activities are located primarily in the U.S. and China. As of December 31, 2020, we had approximately 55 full-time personnel in our research & development team, of which approximately 55% had advanced degrees (PhD and MS).

Background

We were originally known as Live Oak Acquisition Corp. II (“LOKB”). On October 19, 2021, LOKB consummated the Business Combination with Legacy Navitas, changed its name to Navitas Semiconductor Corporation and moved the listing of its securities from the New York Stock Exchange (“NYSE”) to The Nasdaq Stock Market LLC (“NASDAQ”). The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, LOKB will be treated as the “accounting acquiree” and Legacy Navitas as the “accounting acquirer” for financial reporting purposes.

The Business Combination involved the consummation of the following transactions on the Closing Date:

•	The Company acquired all of the issued and allotted Navitas Ireland shares pursuant to the Tender Offer;

•	Merger Sub merged with and into Navitas Delaware, with Navitas Delaware surviving as a wholly-owned subsidiary of the Company;

•	all issued and outstanding Navitas Ireland shares (other than Navitas Ireland restricted shares) converted into an aggregate of 39,477,026 shares of Class A Common Stock;

•

all issued and outstanding Navitas Delaware shares (other than Navitas Delaware restricted shares, shares held by the Company, Sponsor or held in treasury) converted into an aggregate of 39,477,026 shares of Class A Common Stock;

•	all Navitas Delaware shares held in treasury were canceled without any conversion thereof;

•

all of the outstanding options of Navitas Delaware and Navitas Ireland to acquire Navitas Delaware common stock or Navitas Ireland common shares, respectively, were assumed by the Company and converted into options to acquire an aggregate of 11,276,706 shares of Class A Common Stock;

•

all of the outstanding Navitas Delaware restricted shares and Navitas Ireland restricted shares were assumed by the Company and converted into awards of restricted stock units (“RSUs”) to acquire an aggregate of 4,525,344 shares of Class A Common Stock;

•

all of the outstanding warrants of Navitas Delaware and Navitas Ireland to acquire Navitas Delaware common stock, Navitas Delaware preferred stock, Navitas Ireland common shares, or Navitas Ireland preferred shares, respectively, were assumed by the Company and converted into warrants to acquire an aggregate of 375,189 shares of Class A Common Stock;

•

all of the 6,315,000 outstanding shares of the Company’s Class B common stock, par value $0.0001 per share, held by the Sponsor were converted into an aggregate of 6,315,000 shares of Class A Common Stock; and

•

all of the outstanding Company units were separated into one share of Class A Common Stock and one-third (1/3) of one warrant to purchase one share of Class A Common Stock at an exercise price of $11.50 per share.

In connection with the Business Combination, LOKB entered into a series of separate subscription agreements with a number of accredited investors subscribing for shares of LOKB’s common stock, par value $0.0001 per share (“LOKB Class A Common Stock,” and such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and LOKB agreed to sell to the Subscribers, an aggregate of up to 17,300,000 shares of LOKB Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of up to $173 million. Immediately prior to the Closing of the Business Combination, we issued and sold 17,300,000 shares of our Class A Common Stock to the Subscribers for aggregate gross proceeds to us of $173 million (the “PIPE Investment”).

The rights of holders of our Class A Common Stock and Warrants are governed by our Second Amended and Restated Certificate of Incorporation (the “Amended Charter”), our amended and restated bylaws (the “Amended Bylaws”), the Delaware General Corporation Law (the “DGCL”) and, in the case of our Public Warrants, the Warrant Agreement, dated as of December 2, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section titled “Description of Our Securities.”

Risks Associated with Our Business

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors,” immediately following this prospectus summary. These risks relate to the following, among others:

•	The cyclical nature of the semiconductor industry;

•	The global COVID-19 pandemic or other health epidemics and outbreaks;

•	The significant competition in the semiconductor industry;

•	Our significant sales to end customers in China, including related Chinese end customer interests and governmental or regulatory changes;

•	Timely and cost-effective manner development of new products or features that address end customer preferences and achieve market acceptance;

•	Rapid technological change in the industries in which we operate;

•	Our dependence on a limited number of distributors and end customers;

•	Our ability to achieve design wins and to convince our current and prospective end customers to design our products into their product offerings;

•	Reliability of our products;

•	The complexity of our products, unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software;

•	Our reliance on a single third-party semiconductor wafer fabrication facility and on a limited number of suppliers of other materials;

•	Our reliance on relationships with industry and technology leaders to enhance our product offerings;

•	Our international operations; and

•	Our tax residence in both the United States and Ireland.

Corporate Information

LOKB was incorporated in the State of Delaware in August 2020 for the purpose of effecting a transaction such as the Business Combination and completed its IPO in December 2020. On October 19, 2021, Merger Sub merged with and into Navitas Delaware, with Navitas Delaware surviving the merger as a wholly owned subsidiary of LOKB. In connection with the Business Combination, LOKB changed its name to Navitas

Semiconductor Corporation. Our principal executive offices are located at 22 Fitzwilliam Square South, Dublin, D02 FH68, Republic of Ireland. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the JOBS Act. We will remain an emerging growth company until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which requires at least $700.0 million in market value of outstanding securities held by non-affiliates measured on the last business day of our second fiscal quarter, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Securities and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our Class A Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Class A Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Securities offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, of up to (i) 4,741,667 warrants consisting of (A) up to 4,666,667 Private Placement Warrants and (B) up to 75,000 Control Warrants and (ii) up to an aggregate of 87,007,757 shares of Class A Common Stock consisting of:

•	up to 6,315,000 Founder Shares;

•	up to 13,100,000 Warrant Shares;

•	up to 375,189 Navitas Warrant Shares;

•	up to 17,300,000 PIPE Shares; and

•	up to 49,917,568 Control Shares.

Terms of the offering	The selling securityholders will determine if, when and how they will dispose of the securities registered pursuant to the registration statement of which this prospectus forms a part.

Shares of Class A Common Stock outstanding prior to the offering	As of November 15, 2021, 117,733,507 shares of our Class A Common Stock were issued and outstanding.

Shares of Class A Common Stock outstanding after the offering	142,703,093 shares of Class A Common Stock (assuming the exercise for cash of warrants to purchase 13,100,000 shares of our Class A Common Stock, the purchase for cash of the 2,548,789 Option Shares, the settlement of 4,577,659 RSU Shares, and the issuance of 4,743,138 Control Earnout Shares to the selling securityholders)

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling securityholders. We will receive the proceeds from any exercise for cash of the Warrants and the Option Shares, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” on page 49 for additional information.

Risk factors	See “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

NASDAQ symbol for our Class A Common Stock	“NVTS”

NASDAQ symbol for our Warrants	“NVTSW”

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Class A Common Stock or Public Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Class A Common Stock and Public Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Business and Operations

The cyclical nature of the semiconductor industry may limit our ability to maintain or improve our net sales and profitability.

The semiconductor industry is highly cyclical and is prone to significant downturns from time to time. Cyclical downturns can result in substantial declines in semiconductor demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. Such downturns result from a variety of market forces including constant and rapid technological change, quick product obsolescence, price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand.

Recently, downturns in the semiconductor industry have been attributed to a variety of factors including the current COVID-19 pandemic, ongoing trade disputes between the United States and China, weakness in demand and pricing for semiconductors across applications, and excess inventory. These downturns have directly impacted our business, suppliers, distributors and end customers.

Additionally, our products are used across different end markets, and demand for our products is difficult to predict and may vary within or among our mobile, consumer electronics, enterprise, eMobility and new energy markets. Our target markets may not grow or develop as it currently expects, and demand may increase or change in one or more of our end markets, and changes in demand may reduce our revenue, lower our gross margin and effect our operating results. We have experienced concentrations of revenue at certain end customers and within certain end markets, and we regularly compete for design opportunities at these end customers and within these markets. Any deterioration in these end markets, reductions in the magnitude of revenue streams, our inability to meet design and pricing requirements, or volatility in demand for our products could lead to a reduction in our revenue and adversely affect our operating results. Our success in our end markets depends on many factors, including the strength or financial performance of the end customers in our end markets, our ability to timely meet rapidly changing product requirements, market needs, and our ability to maintain design wins across different markets and end customers to dampen the effects of market volatility. The dynamics of the markets in which we operate makes prediction of and timely reaction to such events difficult.

If we are unable to accomplish any of the foregoing, or to offset the volatility of cyclical changes in the semiconductor industry or our end markets through diversification into other markets, it could harm our business, financial condition, and operating results.

Conversely, significant upturns could cause us to be unable to satisfy demand in a timely and cost-efficient manner and could result in increased competition for access to third-party foundry, assembly and testing capacity. We are dependent on the availability of this capacity to manufacture and assemble our products and we can provide no assurance that adequate capacity will be available to us in the future. In the event of such an upturn, we may not be able to expand our workforce and operations in a sufficiently timely manner, procure adequate resources and raw materials, or locate suitable suppliers or other subcontractors to respond effectively to changes in demand for our existing products or to the demand for new products. Accordingly, our business, financial condition and results of operations could be materially and adversely affected.

Downturns or volatility in general economic conditions could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our net sales and profitability depend significantly on general economic conditions and the demand for the end products in the markets in which our end customers compete, in particular in China. Weaknesses in the global economy and financial markets, including the current weaknesses resulting from the ongoing COVID-19 pandemic, have led to lower demand in some of our target product groups, which includes mobile, consumer electronics, enterprise, eMobility and new energy markets. Economic uncertainty affects businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. A decline in end-user demand can affect the need that end customers have for our products, and the tightening of credit in financial markets may lead consumers and businesses to postpone spending, either of which may cause our end customers to cancel, decrease or delay their existing and future orders with us. Any further adverse changes in economic conditions, including any recession, economic slowdown or disruption of credit markets, may also lead to lower demand for our products. In addition, financial difficulties experienced by our suppliers or distributors could result in product delays, increased accounts receivable defaults and inventory challenges.

Since we have significant operations in China, our business development plans, results of operations and financial condition may be materially and adversely affected by significant political, social and economic developments in China. A slowdown in economic growth in China could adversely impact our end customers, prospective end customers, suppliers, distributors and partners in China, which could have a material adverse effect on our results of operations and financial condition. There is no guarantee that economic downturns, whether actual or perceived, any further decrease in economic growth rates or an otherwise uncertain economic outlook in China will not occur or persist in the future, that they will not be protracted, or that governments will respond adequately to control and reverse such conditions, any of which could materially and adversely affect our business, financial condition and results of operations.

In addition, any disruption in the credit markets, including as a result of the current COVID-19 pandemic, could impede our access to capital. If there is limited access to additional financing sources, we may be required to defer capital expenditures or seek other sources of liquidity, which may not be available on acceptable terms or at all. Similarly, if our suppliers face challenges in obtaining credit or other financial difficulties, they may be unable to provide the necessary materials or services to us.

Demand for our products is a function of the health of the economies of the United States, Europe, China and the rest of Asia. We cannot predict the timing, strength or duration of any economic disruptions, such as those resulting from the COVID-19 pandemic, or subsequent economic recovery worldwide, in our industry, or in the different markets that we serve. We also may not accurately assess the impact of changing market and economic conditions on our business and operations. These and other economic factors have had and may in the future have, a material adverse effect on demand for our products and on our financial condition and operating results.

All of these factors related to global economic conditions, which are beyond our control, could adversely impact our business, financial condition, results of operations and liquidity.

Our business could be materially and adversely affected by the current global COVID-19 pandemic or other health epidemics and outbreaks.

In connection with the COVID-19 pandemic, governments have implemented significant measures, including closures, quarantines, travel restrictions and other social distancing directives, intended to control the spread of the virus. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat COVID-19, there is likely to be an adverse impact on global economic conditions and consumer confidence and spending, which could materially and adversely affect our operations and demand for our products.

In addition, the COVID-19 pandemic has negatively impacted, and may continue to impact, the global semiconductor supply chain, resulting in shortages in supply. These shortages may result in delays in manufacturing for our products and harm our ability to execute on our backlog and our business, revenue and results of operations.

The COVID-19 pandemic has also caused significant uncertainty and volatility in global financial markets and the trading prices for the securities of technology companies. Due to such volatility, we may not be able to raise additional capital, if needed, on favorable terms, or at all. Further adverse economic events resulting from the COVID-19 pandemic, including a recession, depression, or other sustained economic downturn, could materially and adversely affect our business, access to capital markets and the value of our Class A Common Stock.

In addition, given the inherent uncertainty surrounding COVID-19 due to rapidly changing governmental directives, public health challenges and economic disruption and the duration of the foregoing, the potential impact that the COVID-19 pandemic could have on the other risk factors described in this “Risk Factors” section remain unclear.

We believe that we have experienced some delay and disruption in the manufacture, shipment, and sales of, and overall demand for, our products. In addition, we believe the production capabilities of our suppliers has been, and will likely continue to be, impacted as a result of quarantines, closures of production facilities, lack of supplies, or delays caused by restrictions on travel or WFH orders. The continued disruption in the manufacture, shipment and sales of our products may negatively and materially impact our operating and financial operating results, including revenue, gross margins, operating margins, cash flows and other operating results. The resumption of normal business operations after such disruptions may be delayed and a resurgence of COVID-19 could occur resulting in continued disruption to us, our suppliers and/or our end customers. As a result, the effects of the COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition for the remainder of 2021 and beyond.

The semiconductor industry is highly competitive. If we are not able to compete successfully, our business, financial results and future prospects will be harmed.

The semiconductor industry is highly competitive and characterized by constant and rapid technological change, short product lifecycles, significant price erosion, and evolving standards for quality. Accordingly, the success of our business depends, to a large extent, on our ability to meet evolving industry requirements and introduce new products and technologies, both in a timely manner and at prices that are acceptable to end customers.

Moreover, the costs related to the research and development necessary to develop new technologies and products are significant and some of our direct and indirect competitors may have greater financial, technological, manufacturing, marketing, and sales resources than us. If they significantly increase the resources that they devote to developing and marketing their products, we may not be able to compete effectively which could adversely impact our business.

The semiconductor industry is characterized by continued price erosion, especially after a product has been on the market.

One of the results of the rapid innovation in the semiconductor industry is that pricing pressure, especially on products containing older technology, can be intense. Product life cycles are relatively short, and as a result, products tend to be replaced by more technologically advanced substitutes on a regular basis. In turn, demand for older technology falls, causing the price at which such products can be sold to drop, in some cases precipitously.

In order to profitably supply these products, we must reduce our product costs in line with the lower revenue we can expect to generate. Usually, this must be accomplished through improvements in process technology and production efficiencies. If we cannot advance our process technologies or improve our efficiencies to a degree sufficient to maintain required margins, we will no longer be able to make a profit from the sale of these products. Moreover, we may not be able to cease production of such products, either due to contractual obligations or for end customer relationship reasons, and as a result may be required to bear a loss on such products. We cannot guarantee that competition in our core product markets will not lead to price erosion, lower revenue or lower margins in the future. Should reductions in our manufacturing costs fail to keep pace with reductions in market prices for the products we sell, this could have a material adverse effect on our business, financial condition and results of operations.

Our working capital needs are difficult to predict.

Our working capital needs are difficult to predict and may fluctuate. The comparatively long period between the time at which we commence the manufacturing process and the time at which a product may be delivered to an end customer leads to high inventory and work-in-progress levels. The volatility of our end customers’ businesses and the time required to manufacture products also makes it difficult to manage inventory levels.

Industry consolidation may result in increased competition, which could result in a reduction in revenue.

Some of our competitors have made or may make acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility due to their financial resources than we have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. These competitive pressures could have a material adverse effect on our business.

As a result of these competitive pressures, we may face declining sales volumes or lower prices for our products and may not be able to reduce total costs in line with declining revenue. If any of these risks materialize, they could have a material adverse effect on our business, financial condition and results of operations.

We depend on growth in the end markets that use our products. Any slowdown in the growth of these end markets could adversely affect our financial results.

Our continued success will depend in large part on general economic growth and growth within our target markets, which include electric vehicles, renewables and solar energy, enterprise, consumer goods and mobile phones. Factors affecting these markets could seriously harm our end customers and, as a result, harm us, including:

•	reduced sales of our end customers’ products;

•

the effects of catastrophic and other disruptive events at our end customers’ offices or facilities including, but not limited to, natural disasters, telecommunications failures, cyber-attacks, terrorist attacks, pandemics, epidemics or other outbreaks of infectious disease, including the current COVID-19 pandemic, breaches of security or loss of critical data;

•	increased costs associated with potential disruptions to our end customers’ supply chain and other manufacturing and production operations;

•	the deterioration of our end customers’ financial condition;

•	delays and project cancellations as a result of design flaws in the products developed by our end customers;

•	the inability of end customers to dedicate the resources necessary to promote and commercialize their products;

•	the inability of our end customers to adapt to changing technological demands resulting in their products becoming obsolete; and

•	the failure of our end customers’ products to achieve market success and gain broad market acceptance.

Any slowdown in the growth of these end markets could adversely affect our financial results.

The average selling prices (“ASP”) of products in our markets have historically decreased over time and could do so in the future, which could adversely impact our revenue and profitability.

The market for our products is generally characterized by declining ASPs resulting from factors such as increased competition, overcapacity, the introduction of new products and increased unit volumes. We have in the past experienced, and in the future may experience, substantial period-to-period fluctuations in operating results due to declining ASPs. We anticipate that ASPs may decrease in the future in response to the introduction of new products by us or our competitors, or due to other factors, including pricing pressures from our end customers. In order to sustain profitable operations, we must continually reduce costs for our existing products and also develop and introduce new products with enhanced features on a timely basis that can be sold initially at higher ASPs. Failure to do so could cause our net sales and gross margins to decline, which would negatively affect our financial condition and results of operations and could significantly harm our business.

We may be unable to reduce the cost of our products sufficiently to enable us to compete with others. Our cost reduction efforts may not allow to keep pace with competitive pricing pressures and could adversely affect our gross margins. We maintain an infrastructure of facilities and human resources in several locations around the world and, as a result, have limited ability to reduce our operating costs. Accordingly, in order to remain competitive, we must continually reduce the cost of manufacturing our products through design and engineering changes. We cannot assure you that we will be successful in redesigning our products and bringing redesigned products to the market in a timely manner, or that any redesign will result in sufficient cost reductions to allow us to reduce the price of our products to remain competitive or maintain or improve our gross margins. To the extent we are unable to reduce the prices of our products and remain competitive, our net sales will likely decline, resulting in further pressure on our gross margins, which could have a material adverse effect on our business, financial condition and results of operations and our ability to grow our business.

A significant portion of our net sales is generated through end customers in China which subjects us to risks associated with changes of Chinese end customer interest and governmental or regulatory changes.

We generate a significant portion of our net sales through end customers in China. In the nine months ended September 30, 2021 and the fiscal years ended December 31, 2020 and December 31, 2019, 86%, 87% and 85%, respectively, of our revenue were from net sales to end customers in China. We expect that our end customers in China will continue to account for a high percentage of our revenue for the foreseeable future. Thus, our business success depends on our ability to maintain strong relationships with our end customers in China. Any loss of our key end customers for any reason, including because of changes of end customer interest in our products, or a change in the relationship with them, including a significant delay or reduction in their purchases, may cause a significant decrease in our revenue, which we may not be able to recapture, and our business could be harmed.

Additionally, China’s government has implemented policies from time to time to regulate economic expansion in China. It exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Any additional new regulations or the amendment or modification of previously implemented regulations could require us and our manufacturing partners to change our business plans, increase our costs, or limit our ability to sell products and conduct activities in China, which could adversely affect our business and operating results.

The Chinese government has also broad discretion and authority to regulate the technology industry in China. The Chinese government and provincial and local governments also have provided, and continue to provide, various incentives to encourage the development of the semiconductor industry in China. Such incentives include tax rebates, reduced tax rates, favorable lending policies and other measures, some or all of which may be available to our manufacturing partners in China. Any of these incentives could be reduced or eliminated by governmental authorities at any time. Any such reduction or elimination of incentives currently provided to our manufacturing partners could adversely affect our business and operating results.

If we fail in a timely and cost-effective manner to develop new product features or new products that address end customer preferences and achieve market acceptance, our operating results could be adversely affected.

Our products are based on novel GaN design technology and our future success depends on the successful development of high-voltage power switching components and systems based on GaN design technology. There can be no assurance that any development problems we experience in the future related to our products will not cause significant delays or unanticipated costs, or that such development problems can be solved. In addition, we compete in a dynamic environment characterized by rapid technology and product evolution. Our end customers are constantly seeking new products with more features and functionality at lower cost, and our success relies heavily on our ability to continue to develop and market to our end customers new and innovative products and improvements of existing products. In order to respond to new and evolving end customer demands, achieve strong market share and keep pace with new technological, processing and other developments, we must constantly introduce new and innovative products into the market. Our failure to timely develop new technologies or to react quickly to changes in existing technologies could materially delay our development of new products, which could result in product obsolescence, decreased revenue, and/or a loss of market share to competitors. As we develop new product lines, we must adapt to market conditions that are unfamiliar to us, such as competitors and distribution channels that are different from those we have known in the past. Some of our new product lines require us to re-equip our labs to test parameters we have not tested in the past. If we are unable to adapt rapidly to these new and additional conditions, we may not be able to successfully penetrate new markets, although we strive to respond to end customer preferences and industry expectations in the development of our products. Further, if initial sales volumes for new or enhanced products do not reach anticipated levels within the time periods we expect, we may be required to engage in additional marketing efforts to promote such products and the costs of developing and commercializing such products may be higher than we predict. Moreover, new and enhanced products may not perform as expected. We may also encounter lower manufacturing yields and longer delivery schedules in commencing volume production of new products that we introduce, which could increase our costs and disrupt our supply of such products.

The success of a new product depends on accurate forecasts of long-term market demand and future technological developments, as well as on a variety of specific implementation factors, including:

•	timely and efficient completion of process design and device structure improvements;

•	timely and efficient implementation of manufacturing, assembly, and test processes;

•	the ability to secure and effectively utilize fabrication capacity in different geometries;

•	product performance;

•	product availability;

•	product quality and reliability; and

•	effective marketing, sales and service.

To the extent that we fail to timely introduce new products or to quickly penetrate new markets, our business, financial condition and results of operations could be materially and adversely affected.

Furthermore, we face the risk that end customers may not value or be willing to bear the cost of incorporating newer solutions we develop into our product offerings, particularly if they believe their end customers are satisfied with prior offerings. Regardless of the improved features or superior performance of the newer solutions, end customers may be unwilling to adopt our new solutions due to design or pricing constraints. Because of the extensive time and resources that we invest in developing new solutions, if we are unable to sell new generations of our solutions, our revenue could decline and our business, financial condition, and results of operations would be negatively affected.

A fundamental shift in technologies, the regulatory climate or demand patterns and preferences in our existing product markets or the product markets of our end customers or end-users could make our current products obsolete, prevent or delay the introduction of new products or enhancements to our existing products or render our products irrelevant to our end customers’ needs. If our new product development efforts fail to align with the needs of our end customers, including due to circumstances outside of our control like a fundamental shift in the product markets of our end customers and end users or regulatory changes, our business, financial condition and results of operations could be materially and adversely affected.

If we fail to accurately anticipate and respond to rapid technological change in the industries in which we operate, our ability to attract and retain end customers could be impaired and our competitive position could be harmed.

We operate in industries characterized by rapidly changing technologies as well as technological obsolescence. The introduction of new products by our competitors, the delay or cancellation of any of our end customers’ product offerings for which our solutions are designed, the market acceptance of products based on new or alternative technologies, or the emergence of new industry standards could render our existing or future products uncompetitive, obsolete, and otherwise unmarketable. Our failure to anticipate or timely develop new or enhanced products or technologies in response to changing market demand, whether due to technological shifts or otherwise, could result in the loss of end customers and decreased revenue and have an adverse effect on our business, financial condition, and results of operations.

Our competitive position could be adversely affected if we are unable to meet end customers’ or device manufacturers’ quality requirements.

Semiconductor IC suppliers must meet increasingly stringent quality standards of end customers. While our quality performance to date has generally met these requirements, we may experience problems in achieving acceptable quality results in the manufacture of our products, particularly in connection with the production of new products or adoption of a new manufacturing process. This risk is greater for products used in applications with higher quality and reliability standards, such as applications in the automotive industry, an important market in which we expect to introduce new products and increase our revenues in response to expected growing demand for electric vehicles. Our failure to achieve acceptable quality levels for products intended for such applications, or generally, could adversely affect our business results.

Because we do not have long-term purchase commitments with our end customers, orders may be cancelled, reduced, or rescheduled with little or no notice, which in turn exposes us to inventory risk, and may cause our business, financial results and future prospect to be harmed.

We sell our products primarily through distributors and resellers, with no long-term or minimum purchase commitments from them or their end customers. Substantially all of our sales to date have been made on a purchase order basis, which orders may be cancelled, changed, or rescheduled with little or no notice or penalty. In addition, even when distributors or end customers may not have the contractual right to cancel or reschedule orders, it is customary business practice in the semiconductor industry for suppliers like us to permit such cancellations or rescheduling in order to retain a customer’s good will or for other business reasons. As a result, our revenue and operating results could fluctuate materially and could be materially and disproportionately impacted by purchasing decisions of our end customers, including our larger end customers. In the future, our distributors or their end customers may decide to purchase fewer units than they have in the past, may alter their purchasing patterns at any time with limited or no notice, or may decide not to continue to purchase our power semiconductor chips at all, any of which could cause our revenue to decline materially and materially harm our business, financial condition, and results of operations. Cancellations of, reductions in, or rescheduling of end customer orders could also result in the loss of anticipated sales without allowing us sufficient time to reduce our inventory and operating expenses, as a substantial portion of our expenses are fixed at least in the short term. In addition, changes in forecasts or the timing of orders expose Navitas to the risks of inventory shortages or excess inventory. As we no longer intend to acquire inventory to pre-build custom products, we may not be able to fulfill increased demand, at least in the short term. Any of the foregoing events could materially and adversely affect our business, financial condition, and results of operations.

We are dependent on a limited number of distributors and end customers. The loss of, or a significant disruption in the relationships with any of these distributors or end customers, could significantly reduce our revenue and adversely impact our operating results. In addition, if we are unable to expand or further diversify our end customer base, our business, financial condition, and results of operations could suffer.

We sell our products indirectly, through a limited number of distributors, to original design manufacturers (“ODMs”) as well as to original end equipment end customers (“OEMs”). We derive all of our revenue from a small number of distributors and anticipate that we will continue to do so for the foreseeable future. The impairment or termination of our relationship with our distributors, or the failure of these parties to diligently sell our products and comply with applicable laws and regulations could materially and adversely affect our ability to generate revenue and profits. Because our distributors control the relationships with end customers, if our relationship with any distributor ends, we could also lose our relationship with our end customers. Furthermore, our success is partially dependent on the willingness and ability of the sales representative and other employees of our distributors to diligently sell our products. However, we cannot guarantee that they will be successful in marketing our products. In addition, because our distributors do not sell our products exclusively, they may focus their sales efforts and resources on other products that produce better margins or greater commissions for them or are incorporated into a broader strategic relationship with one of their other suppliers. Because we do not control the sales representatives and other employees of our distributors, we cannot guarantee that our sale processes, regulatory compliance and other priorities will be consistently communicated and executed. In addition, we may not have staff in one or more of the locations covered by our distributors, which makes it particularly difficult for us to monitor their performance. In addition, our end customers, or the distributors through which we sell to these end customers, may choose to use products in addition to ours, use a different product altogether, or develop an in-house solution. Any of these events could significantly harm our business, financial condition, and results of operations.

Furthermore, because all of our sales are made pursuant to standard purchase orders, orders may be cancelled, reduced, or rescheduled with little or no notice and without penalty. The loss of a significant end customer could happen at any time without notice, and such loss would likely harm our financial condition and results of operations. In addition, our relationships with some end customers may deter potential end customers who compete with these end customers from buying our products. To attract new end customers or retain existing end customers, we may offer these end customers favorable prices on our products. In that event, our selling prices and gross margin would decline. The loss of a key customer, a reduction in sales to any key end customer or our inability to attract new end customer or further diversify our end customer base, could seriously impact our revenue and harm our business, financial condition, and results of operations.

Our success and future revenue depend on our ability to achieve design wins and to convince our current and prospective end customers to design our products into their product offerings. If we do not continue to win designs or our products are not designed into our end customers’ product offerings, our results of operations and business will be harmed.

We sell our power chips to end customers who select our solutions for inclusion in their product offerings. This selection process is typically lengthy and may require us to incur significant design and development expenditures and dedicate scarce engineering resources in pursuit of a single design win with no assurance that our solutions will be selected. If we fail to convince our current or prospective end customers to include our products in their product offerings or to achieve a consistent number of design wins, our business, financial condition, and results of operations will be harmed.

Because of our extended sales cycle, our revenue in future years is highly dependent on design wins we are awarded in prior years. It is typical that a design win will not result in meaningful revenue until one year or more or later, if at all. If we do not continue to achieve design wins in the short term, our revenue in the following years will deteriorate.

Further, a significant portion of our revenue in any period may depend on a single product design win with a large customer. As a result, the loss of any key design win or any significant delay in the ramp of volume production of the customer’s products into which our product is designed could adversely affect our business, financial condition, and results of operations. We may not be able to maintain sales to our key end customers or continue to secure key design wins for a variety of reasons, and our end customers can stop incorporating our products into their product offerings with limited notice to us and suffer little or no penalty.

If we fail to anticipate or respond to technological shifts or market demands, or to timely develop new or enhanced products or technologies in response to the same, it could result in decreased revenue and the loss of our design wins to our competitors. Due to the interdependence of various components in the systems within which our products and the products of our competitors operate, end customers are unlikely to change to another design, once adopted, until the next generation of a technology. As a result, if we fail to introduce new or enhanced products that meet the needs of our end customers or penetrate new markets in a timely fashion, and our designs do not gain acceptance, wewill lose market share and our competitive position.

The loss of a key end customer or design win, a reduction in sales to any key customer, a significant delay or negative development in our end customers’ product development plans, or our inability to attract new significant end customers or secure new key design wins could seriously impact our revenue and materially and adversely affect our business, financial condition, and results of operations.

Even if we succeed in securing design wins for our products, we may not generate timely or sufficient net sales or margins from those wins and our financial results could suffer.

After incurring significant design and development expenditures and dedicating engineering resources to achieve a single initial design win for a product, a substantial period of time generally elapses before we may generate meaningful net sales relating to such product, if at all. The reasons for this delay include, among other things, the following:

•	changing end customer requirements, resulting in an extended development cycle for the product;

•	delay in the ramp-up of volume production of the customer’s products into which our solutions are designed;

•	delay or cancellation of the customer’s product development plans;

•	competitive pressures to reduce our selling price for the product;

•	the discovery of design flaws, defects, errors or bugs in the products;

•	lower than expected end customer acceptance of the solutions designed for the customer’s products;

•	lower than expected acceptance of our end customers’ products; and

•	higher manufacturing costs than anticipated.

If we do not achieve design wins in the short term, then we may not be able to achieve expected net sales levels associated with these design wins. If we experience delays in achieving such sales levels, our operating results could be adversely affected. Moreover, even if an end customer selects our products, we cannot guarantee that this will result in any sales of our products, as the end customer may ultimately change or cancel our product plans, or our end customers’ efforts to market and sell our product may not be successful.

The success of some of our products are dependent on our end customers’ ability to develop products that achieve market acceptance, and our end customers’ failure to do so could negatively affect our business, financial condition, and results of operations.

The success of some of our products are heavily dependent on the timely introduction, quality, and market acceptance of our end customers’ products incorporating our solutions, which are impacted by factors beyond our control. Our end customers’ products are often very complex and subject to design complexities that may result in design flaws, as well as potential defects, errors, and bugs. We have in the past been subject to delays and project cancellations as a result of design flaws in the products developed by our end customers, changing market requirements, such as the end customer adding a new feature, or because a customer’s product fails their end customer’s evaluation or field trial. In other cases, end customer products are delayed due to incompatible deliverables from other vendors. Such end customers have in the past, and may in the future, vary order levels significantly from period to period, request postponements of scheduled delivery dates, modify their orders or reduce lead times. This is particularly common during periods of low demand.

We incur significant design and development costs in connection with designing our products for end customers’ products that may not ultimately achieve market acceptance. As the company offers more products to new and existing customers, potentially expands its supply relationships, and enters new markets, the company may encounter yield, bugs and reliability issues with specific products, and any such issues could cause customer problems or adversely affect financial results. No assurance can be given that future reliability issues will not have a material effect on financial results in any given period. If our end customers discover design flaws, defects, errors, or bugs in their products, or if they experience changing market requirements, failed evaluations or field trials, or incompatible deliverables from other vendors, they may delay, change, or cancel a project, and we may have incurred significant additional development costs and may not be able to recoup our costs, which in turn would adversely affect our business, financial condition, and results of operations.

Furthermore, developing industry trends, including end customers’ use of outsourcing and new and revised supply chain models, may affect our revenue, costs and working capital requirements.

If our products do not conform to, or are not compatible with, existing or emerging industry standards, demand for our products may decrease, which in turn would harm our business and operating results.

We design certain of our products to conform to current industry standards. Some industry standards may not be widely adopted or implemented uniformly and competing standards may emerge that may be preferred by our distributors or our end customers.

Our ability to compete in the future will depend on our ability to identify and ensure compliance with evolving industry standards in our target markets. The emergence of new industry standards could render our products incompatible with products developed by third-party suppliers or make it difficult for our products to meet the requirements of certain original equipment manufacturers. If our end customers or our third-party suppliers adopt new or competing industry standards with which our solutions are not compatible, or if industry groups fail to adopt standards with which our solutions are compatible, our products would become less desirable to our current or prospective end customers. As a result, our sales would suffer, and we could be required to make significant expenditures to develop new products. Although we believe our products are compliant with applicable industry standards, proprietary enhancements may not in the future result in conformance with existing industry standards under all circumstances. If our products do not conform to, or are not compatible with, existing or emerging standards, it would harm our business, financial condition, and results of operations.

Reliability is especially critical in the power semiconductor industry, and any adverse reliability result by us with any of our end customers could negatively affect our business, financial condition, and results of operations.

Our end customers generally establish demanding specifications for quality, performance, and reliability that our products must meet. ICs as complex as ours often encounter development delays and may contain undetected defects or failures when first introduced or after commencement of commercial shipments, which might require product replacement or recall. Further, our third-party manufacturing processes or changes thereof, or raw material used in the manufacturing processes may cause our products to fail. We have from time to time in the past experienced product quality, performance or reliability problems. Our standard warranty period is generally one to two years, which exposes us to significant risks of claims for defects and failures. If defects and failures occur in our products, we could experience lost revenue, increased costs, including warranty expense and costs associated with end customer support, cancellations or rescheduling of orders or shipments, and product returns or discounts, any of which would harm our operating results.

Further, the manufacture of our products, including the fabrication of semiconductor wafers, and the assembly and testing of products, involve highly complex processes. For example, minute levels of contaminants in the manufacturing environment, difficulties in the wafer fabrication process or other factors can cause a substantial portion of the components on a wafer to be nonfunctional. These problems may be difficult to detect at an early stage of the manufacturing process and often are time-consuming and expensive to correct.

From time to time, we have experienced problems achieving acceptable yields at our third-party wafer fabrication partner, resulting in delays in the availability of components. Moreover, an increase in the rejection rate of products during the quality control process before, during or after manufacture and/or shipping of such products, results in lower yields and margins.

In addition, changes in manufacturing processes required as a result of changes in product specifications, changing end customer needs and the introduction of new product lines have historically significantly reduced manufacturing yields, resulting in low or negative margins on those products. Poor manufacturing yields over a prolonged period of time could adversely affect our ability to deliver products on a timely basis and harm relationships with our end customers, which could materially and adversely affect our business, financial condition and results of operations.

The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of our products, damage our reputation with current or prospective end customers and adversely affect our operating costs.

Our products may contain defects, errors or bugs when they are first introduced or as new versions are released. We have in the past and may in the future experience these defects, errors and bugs. If any of our solutions have reliability, quality or compatibility problems, we may not be able to successfully correct these problems in a timely manner or at all. In addition, if any of our proprietary features contain defects, errors or bugs when first introduced or as new versions of our solutions are released, we may be unable to timely correct these problems. Consequently, our reputation may be damaged and end customers may be reluctant to buy our products, which could harm our ability to retain existing end customers and attract new end customers, and could adversely affect our financial results. In addition, these defects, errors or bugs could interrupt or delay sales to our end customers. If any of these problems are not found until after we have commenced commercial production of a new product, we may incur significant additional development costs and product recall, repair or replacement costs. These problems may also result in claims against us by our end customers or others.

Warranty claims, product liability claims and product recalls could harm our business, results of operations and financial condition.

We face an inherent business risk of exposure to warranty and product liability claims if products fail to perform as expected or are alleged to result in bodily injury, death, and/or property damage. In addition, if any of our designed products are alleged to be defective, we may be required to participate in their recall. We carry various commercial liability policies, including umbrella/excess policies which provide some protection against product liability exposure. However, a successful warranty or product liability claim against us in excess of our available insurance coverage and established reserves, or a requirement that we participate in a product recall, could have adverse effects on our business results. Further, it is possible that, in the future, we will not be able to obtain insurance coverage in the amounts and for the risks we seek at policy costs and terms we desire.

Additionally, in the event that our products fail to perform as expected or such failure of our products results in a recall, our reputation may be damaged, which could make it more difficult for us to sell our products to existing and prospective end customers and could materially and adversely affect our business, results of operations and financial condition.

Furthermore, end customers may recall their end products if they prove to be defective or they may make compensatory payments in accordance with industry or business practice or in order to maintain good end customer relationships. If such a recall or payment is caused by a defect in one of our products, end customers may seek to recover all or a portion of their losses from us. If any of these risks materialize, our reputation would be harmed and there could be a material adverse effect on our business, financial condition and results of operations.

We may experience difficulties in transitioning to new wafer fabrication process technologies or in achieving higher levels of design integration, which may result in reduced manufacturing yields, delays in product deliveries and increased costs.

We aim to use the most advanced manufacturing process technology appropriate for our products that is available from our third-party foundry. As a result, we periodically evaluate the benefits of migrating our solutions to smaller geometry process technologies in order to improve performance and reduce costs. We believe this strategy will help us to remain competitive. These ongoing efforts require us from time to time to modify the manufacturing processes for our products and to redesign some products, which in turn may result in delays in product deliveries. We may face difficulties, delays and increased expense as we transition our products to new processes and potentially to new foundries. We cannot assure you that our current third-party foundry will be able to effectively manage such transitions or that we will be able to maintain our relationship with our current third-party foundries or develop relationships with new foundries. If we or our foundry experience significant delays in transitioning to smaller geometries or fail to efficiently implement transitions, we could experience reduced manufacturing yields, delays in product deliveries and increased costs, all of which could harm our relationships with our end customers and our operating results. As new processes become more prevalent, we expect to continue to integrate greater levels of functionality, as well as more end customer and third-party intellectual property, into our solutions. We may not be able to achieve higher levels of design integration or deliver new integrated solutions on a timely basis.

We rely on a single third-party wafer fabrication facility for the fabrication of semiconductor wafers and on a limited number of suppliers of other materials, and the failure of this facility or any of these suppliers or additional suppliers to continue to produce wafers or other materials on a timely basis could harm our business and our financial results.

We rely on a single supplier to supply and fabricate silicon wafers used in the manufacture of our IC products and purchases a number of key materials and components used in the manufacture of our products from single or limited sources which means that any disruption in their supply (including ceasing or suspending operations entirely), may require us to transfer manufacturing processes to a new location or facility. Our success is dependent upon our ability to successfully partner with our suppliers and our ability to produce wafers with competitive performance attributes and prices, including smaller process geometries. In addition, terms with respect to the volume and timing of wafer production and the pricing of wafers produced by the semiconductor foundries are determined through periodic negotiations with wafer foundries, which usually result in short-term agreements that do not provide for long-term supply or allocation commitments for end customers, including us. We cannot guarantee that the foundry that supplies our wafers will offer us competitive pricing terms or other commercial terms important to our business.

We cannot guarantee that our suppliers will not experience manufacturing problems, including delays in the realization of advanced manufacturing process technologies or difficulties due to limitations of new and existing process technologies. For example, we may experience supply shortages due to the difficulties our supplier and other foundries may encounter if they must rapidly increase their production capacities from low utilization levels to high utilization levels because of an unexpected increase in demand. Furthermore, we cannot guarantee that the supplier will be able to manufacture sufficient quantities of our products or that they will continue to manufacture a given product for the full life of the product. We could also experience supply shortages due to very strong demand for our products, or a surge in demand for semiconductors in general, which may lead to tightening of foundry capacity across the industry.

We do not have long-term contracts with some of our suppliers and third-party manufacturers. As a result, such supplier or third-party manufacturer can discontinue supplying components or materials to us at any time without penalty. Converting or transferring such fabrication processes from one of our primary facilities to an alternative or backup facility due to a disruption would likely be expensive and could take substantial time, given our highly complex manufacturing and fabrication processes, which incorporate our proprietary technologies. During such a transition, we may attempt to meet end customer demand through our existing inventories, or may attempt to modify partially finished goods to meet the required fabrication specifications. Given the rapid obsolescence timeline to which our products are typically subject, however, we generally do not maintain significant levels of excess inventory and, as a result, it is unlikely that our existing inventory will be sufficient to meet end customer demand during such a transition. In addition, any attempt to modify partially finished goods to meet the required fabrication specifications may not be successful and will require us to incur unanticipated costs. As a result, we may not be able to meet our end customers’ needs during such a transition, which would negatively impact our net sales, potentially damage our end customer relationships and our reputation and may have a material adverse effect on our business, financial condition and results of operations.

Further, public health crises such as an outbreak of contagious diseases like COVID-19 have negatively affected the supply chain for silicon wafers, resulting in shortages, and may affect the operations of our supplier and other foundries. In addition, weak economic conditions may adversely impact the financial health and viability of the supplier and result in its insolvency or its inability to meet its commitments to us. The insolvency of our supplier or any significant manufacturing problem or insufficient foundry capacity would disrupt our operations and negatively impact our financial condition and results of operations.

If we fail to maintain our supplier relationships, if our suppliers do not provide facilities and support for our development efforts, if our suppliers are insolvent or experience financial difficulty, or if we elect or are required to change foundry, we may incur significant costs and delays. If our suppliers are unable to, or do not, manufacture sufficient quantities of our products at acceptable yields, we may be required to allocate the affected products among our end customers, prematurely limit or discontinue the sales of certain products, or incur significant costs to transfer products to another foundry, which could harm our end customer relationships and operating results.

If our foundry vendor does not achieve satisfactory yields or quality, our reputation and end customer relationships could be harmed.

The fabrication of our GaN power IC’s is a complex and technically demanding process. Minor deviations in the manufacturing process can cause substantial decreases in yields, and in some cases, cause production to be suspended. Our foundry vendor, from time to time, experience manufacturing defects and reduced manufacturing yields. Changes in manufacturing processes or the inadvertent use of defective or contaminated materials by our foundry vendors could result in lower than anticipated manufacturing yields or unacceptable performance of our SoCs. Many of these problems are difficult to detect at an early stage of the manufacturing process and may be time consuming and expensive to correct. Poor yields from our foundry vendor, or defects, integration issues or other performance problems in our solutions, could cause us significant end customer relations and business reputation problems, harm our financial results and give rise to financial or other damages to our end customers.

Our end customers might consequently seek damages from us for their losses. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend.

We rely on the timely supply of materials and new technologies and could suffer if suppliers fail to meet their delivery obligations or raise prices. Certain new technologies and materials needed in our manufacturing operations are only available from a limited number of suppliers.

Our manufacturing operations depend on deliveries of materials in a timely manner and, in some cases, on a just-in-time basis. From time to time, suppliers may extend lead times, limit the amounts supplied or increase prices due to capacity constraints or other factors. Supply disruptions may also occur due to shortages in critical materials or components. We have encountered shortages and delays in obtaining components and materials and may encounter additional shortages and delays in the future. Because our products are complex, it is frequently difficult or impossible to substitute one type of material with another. Further, a failure by suppliers to deliver requirements could result in disruptions to our third party manufacturing operations. Our business, financial condition and results of operations could be harmed if we are unable to obtain adequate supplies of materials in a timely manner or if there are significant increases in the costs of materials.

In addition, our next-generation technology depends on other new technologies supplied by third-party vendors. We depend on these third parties to supply us with new technology in a timely manner that meets our performance, cost and quality needed by our end customers. We do not have any long-term supply agreements with any of our suppliers. If these new technologies are not available in the future or if we encounter any problems with the delivery, quality, cost or performance of these new technologies, our business could be materially impacted and our financial condition and results of operation could be harmed.

Increased costs of wafers and materials, or shortages in wafers and materials, could increase our costs of operations and our business could be harmed.

Worldwide manufacturing capacity for wafers is relatively inelastic. If the demand for wafers or assembly material exceeds market supply, our supply of wafers or assembly material could quickly become limited or prohibitively expensive. A shortage in manufacturing capacity could also hinder our ability to meet product demand and therefore reduce our revenue.

If greater demand for wafers is not offset by an increase in foundry capacity, market demand for wafers or production and assembly materials increases, or if a supplier of our wafers or other materials ceases or suspends operations, for example due to shutdown measures implemented in response to the COVID-19 outbreak, our supply of wafers and other materials could become limited. Such shortages raise the likelihood of potential wafer price increases, wafer shortages or shortages in materials at production and test facilities, resulting in potential inability to address our end customer product demands and our backlog in a timely manner and reduce our revenue and gross margins. If we are unable to purchase wafers at favorable prices or at all, or we face supply shortages, our financial condition and results of operations will be harmed.

Raw material price fluctuations can increase the cost of our products, impact our ability to meet end customer commitments, and may adversely affect our results of operations.

The cost of raw materials is a key element in the cost of our products. Our inability to offset material price inflation through increased prices to end customers, suppliers, productivity actions, or through commodity hedges could adversely affect our results of operations. Many major components, product equipment items, and raw materials, are procured or subcontracted on a single or sole-source basis. Although we maintain a qualification and performance surveillance process and believe that sources of supply for raw materials and components are generally adequate, it is difficult to predict what effects shortages or price increases may have in the future. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations under our contracts, which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to our end customer relationships.

Furthermore, increases in the price of wafers, testing costs, and commodities, which may result in increased production costs, mainly assembly and packaging costs, may result in a decrease in our gross margins. Moreover, our suppliers may pass the increase in raw materials and commodity costs onto us which would further reduce the gross margin of our products. In addition, as we are a fabless company, global market trends such as a shortage of capacity to fulfill our fabrication needs also may increase our raw material costs and thus decrease our gross margin.

We depend on independent contractors and third parties to provide key services in our product development and operations, and any disruption of their services, or an increase in cost of these services, could negatively impact our financial condition and results of operations.

We depend on subcontractors to provide cost-effective and efficient services in our product development and supply chain functions, including test and assembly services, software and hardware development, support of intellectual property cores, inventory management, order fulfillment and direct sales logistics.

Our operations and operating results may be negatively impacted if we experience problems with our subcontractors that impact the delivery of product to our end customers. These problems may include: delays in software or hardware development timelines, prolonged inability to obtain wafers or packaging materials with competitive performance and cost attributes; inability to achieve adequate yields or timely delivery; inability to meet end customer timelines or demands, disruption or defects in assembly, test, or shipping services; or delays in stabilizing manufacturing processes or ramping up volume for new products. If our third-party supply chain providers were to reduce or discontinue services for us or their operations are disrupted as a result of a fire, earthquake, act of terrorism, political unrest, governmental uncertainty, war, disease, or other natural disaster or catastrophic event, weak economic conditions, or any other reason, our financial condition and results of operations could be adversely affected.

We rely on our relationships with industry and technology leaders to enhance our product offerings and our inability to continue to develop or maintain such relationships in the future would harm our ability to remain competitive.

We develop many of our products for applications in systems that are driven by industry and technology leaders in mobile consumer electronics, enterprise, eMobility and new energy markets. We work with distributors, resellers, ODMs, and OEMs to define industry conventions and standards within our target markets. We believe that these relationships enhance our ability to achieve market acceptance and widespread adoption of our products. If we are unable to continue to develop or maintain these relationships, our solutions could become less desirable to our end customers, our sales could suffer and our competitive position could be harmed.

We are subject to risks and uncertainties associated with international operations, which may harm our business.

We maintain our operations around the world, including the United States, Ireland, Hong Kong, China, Taiwan and the Philippines. For the nine months ended September 30, 2021 and the years ended December 31, 2020 and December 31, 2019, approximately 93%, 92% and 85%, respectively, of our net sales were to end customers in Asia. We allocate revenue among individual countries based on the location to which the products are initially billed even if our end customers’ revenue is attributable to end customers that are located in a different location. As of September 30, 2021, approximately 56% of our workforce was located outside of the United States. In addition, a substantial majority of our products are manufactured, assembled, tested and packaged by third parties located outside of the United States. Our principal assembly and test facilities are located in Taiwan and the Philippines. We also rely on several other wafer fabrication manufacturing partners located throughout Asia. Any conflict or uncertainty in this region, inducing public health or safety concerns or natural disasters, could have a material adverse effect on our business, financial condition and results of operations. Moreover, the global nature of our business subjects us to a number of additional risks and uncertainties, which could harm our business, financial condition and results of operations, including:

•	international economic and political conditions and other political tensions between countries in which we do business;

•	unexpected changes in, or impositions of, legislative or regulatory requirements, including changes in tax laws;

•	restrictions on cross-border investment, including enhanced oversight by the Committee on Foreign Investment in the United States (“CFIUS”) and substantial restrictions on investment from China;

•	differing legal standards with respect to protection of intellectual property and employment practices;

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local business and cultural factors that differ from our normal standards and practices, including business practices that we are prohibited from engaging in by the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) and other anticorruption laws and regulations;

•	exporting or importing issues related to export or import restrictions, including deemed export restrictions, tariffs, quotas and other trade barriers and restrictions; and

•	disruptions of capital and trading markets and currency fluctuations.

These licenses may be negatively impacted or terminated as a result of trade protection measures, including import or export licensing requirements or other restrictive actions, implemented by the United States or countries in which our non-U.S. counterparties reside. If our sales outside of the United States are delayed or cancelled or our technology licenses are restricted or terminated because of any of the above factors, our revenue may be negatively impacted.

Our company culture has contributed to our success and if we cannot maintain this culture as it grows, our business could be harmed.

We believe that our company culture, which promotes innovation, open communication, and teamwork, has been critical to our success. We face a number of challenges that may affect our ability to sustain our corporate culture, including:

•	failure to identify, attract, reward, and retain people in leadership positions in our organization who share and further our culture, values and mission;

•	the increasing size and geographic diversity of our workforce;

•	competitive pressures to move in directions that may divert us from our mission, vision, and values;

•	the continued challenges of a rapidly-evolving industry; and

•	the increasing need to develop expertise in new areas of business that affect us.

If we are not able to maintain our culture, our business, financial condition, and results of operations could be adversely affected.

Loss of key management or other highly skilled personnel, or an inability to attract such management and other personnel, could adversely affect our business.

We depend on our executive officers and key employees to run our business and on development engineers to develop new products and technologies. The loss of any key personnel could have a material adverse effect on our business. In addition, the market for qualified employees, including skilled engineers and other individuals with the required technical expertise to succeed in business, is highly competitive and an inability to attract, retain and motivate the employees required for the operation of our business could hinder our ability to successfully conduct research activities or develop marketable products.

In addition, we must attract and retain highly qualified personnel, including certain foreign nationals who are not U.S. citizens or permanent residents, many of whom are highly skilled and constitute an important part of our U.S. workforce, particularly in the areas of engineering and product development. Our ability to hire and retain these employees and their ability to remain and work in the U.S. are impacted by laws and regulations, as well as by procedures and enforcement practices of various government agencies. Changes in immigration laws, regulations or procedures, including those that may be enacted by the current U.S. presidential administration, may adversely affect our ability to hire or retain such workers, increase operating expenses and negatively impact our ability to deliver products and services, any of which would adversely affect Navitas’ business, financial condition and results of operations.

The loss of one or more of our executive officers or other key personnel or our inability to locate suitable or qualified replacements could be significantly detrimental to product development efforts and could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, we are dependent on the services of certain of our key personnel. It is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our company.

We may not be able to effectively manage our growth and may need to incur significant expenditures to address the additional operational and control requirements of our growth, either of which could harm our business and operating results.

To continue to grow, we must continue to expand our operational, engineering, accounting and financial systems, procedures, controls and other internal management systems. This may require substantial managerial and financial resources, and our efforts in this regard may not be successful. Our current systems, procedures and controls may not be adequate to support our future operations. Unless our growth results in an increase in our revenues that is proportionate to the increase in our costs associated with this growth, our operating margins and profitability will be adversely affected. If we fail to adequately manage our growth, improve our operational, financial and management information systems, or effectively motivate and manage our new and future employees, it could adversely affect our business, financial condition and results of operations.

We have an accumulated deficit and have incurred net losses in the past, and we may continue to incur net losses in the future.

We have experienced net losses in each year since our inception. As of September 30, 2021, December 31, 2020 and December 31, 2019, we had an accumulated deficit of $108.8 million, $76.0 million and $56.9 million, respectively. We generated net losses of $32.8 million, $19.0 million and $17.3 million in the nine months ended September 30, 2021, and the years ended December 31, 2020 and 2019, respectively. The losses in 2021 and 2020 were primarily attributable to adding additional headcount to expand new product development and end customer outreach in current markets and the loss in 2019 was primarily due to our expanding headcount and expenses across the company in preparation of future growth.

We expect to continue to make significant investments to support our research and development, sales and marketing and general and administrative functions, as a result it expects these losses to continue for at least the next several years. In addition, if our products do not achieve sufficient market acceptance, we will not become profitable. If we fail to become profitable, or if we are unable to fund our continuing losses we may be unable to continue our business operations. There can be no assurance that we will ever achieve or sustain profitability.

As a public company, we will also continue to incur significant additional legal, accounting and other expenses. If our revenue growth does not exceed the growth of these anticipated expenses, we may not be able to achieve or sustain profitability, and our stock price could decline.

Our actual operating results may differ significantly from our guidance.

From time to time, we provide forward looking estimates regarding our future performance that represent our management’s estimates as of a point in time. These forward-looking statements are based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance on our projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions and conditions, some of which will change. The principal reason that we provide forward looking information is to provide a basis for our management to discuss our business outlook with stakeholders. Forward looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions of our forward-looking statements will not materialize or will vary significantly from actual results. Accordingly, our forward-looking statements are only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our forward-looking statements and the variations may be material. In light of the foregoing, investors are urged not to place undue reliance upon our guidance in making investment decisions.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remedy these material weaknesses, or if we fail to establish and maintain effective internal controls, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact our investors’ confidence and our stock price.

In connection with the audit of our consolidated financial statements for the year ended December 31, 2020 and the preparation of our interim financial information as of and for the nine-month period ended September 30, 2021, we identified material weaknesses in our internal control over financial reporting. Specifically, we found that we did not have in place effective internal controls involving the review of (1) the inputs used to determine stock-based compensation (2) the timing of recognition of stock-based compensation and related employee bonuses and (3) the complex accounting for certain features of redeemable common stock. We have begun implementing and are continuing to implement measures designed to improve our internal control over financial reporting to remediate these material weaknesses.

If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or if we identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable NASDAQ listing requirements and investors may lose confidence in our reported financial information, which would likely have a negative effect on the trading price our stock. We also could become subject to investigations by NASDAQ, the SEC or other regulatory authorities.

Events beyond our control could have an adverse effect on our business, financial condition, results of operations and cash flows.

Our offices in California, the production facilities of third-party wafer suppliers, IC testing and manufacturing facilities, a portion of our assembly and research and development activities, and certain other critical business operations are located in or near seismically active regions and are subject to periodic earthquakes or are subject to power outages, natural disasters, political, social, or economic unrest, and other potentially catastrophic events. For example, our El Segundo operations are located near major earthquake fault lines in California. In the event of a major earthquake, wild fires, hurricane, flooding, or other catastrophic event such as power loss, telecommunications failure, cyber-attack, war, terrorist attack, political, social, or economic unrest, or disease outbreak, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our product development, breaches of data security, or loss of critical data, any of which could have an adverse effect on our future results of operations.

Much of our revenue, as well as our manufacturers and assemblers, are concentrated in Asia, particularly in China. The political, legal and economic risks associated with our operations in foreign countries, in particular China, include, without limitation: expropriation; changes in a specific country’s or region’s political or economic conditions; changes in tax laws, trade protection measures and import or export licensing requirements; difficulties in protecting our intellectual property; difficulties in managing staffing and exposure to different employment practices and labor laws; changes in foreign currency exchange rates; restrictions on transfers of funds and other assets of our subsidiaries between jurisdictions; changes in freight and interest rates; disruption in air transportation between the United States and our overseas locations; loss or modification of exemptions for taxes and tariffs; and compliance with U.S. laws and regulations related to international operations, including export control and economic sanctions laws and regulations and the FCPA.

In addition, our worldwide operations (or those of our business partners) could be subject to natural disasters such as earthquakes, tsunamis, flooding, typhoons and volcanic eruptions that disrupt manufacturing or other operations. There may be conflict or uncertainty in the countries in which we operate, including public health issues (for example, an outbreak of a contagious disease such as COVID-19, avian influenza, measles or Ebola), safety issues, natural disasters, fire, disruptions of service from utilities, nuclear power plant accidents or general economic or political factors. Any of the above risks, should they occur, could result in an increase in the cost of components, production delays, general business interruptions, delays from difficulties in obtaining export licenses for certain technology, tariffs and other barriers and restrictions, longer payment cycles, increased taxes, restrictions on the repatriation of funds and the burdens of complying with a variety of foreign laws, any of which could harm our business. Furthermore, any disaster affecting end customers (or their respective end customers) may significantly negatively impact the demand for our products and therefore our revenue. There is increasing concern that climate change is occurring that may cause a rising number of natural disasters with potentially dramatic effects on human activity.

Fluctuations in foreign exchange rates could have an adverse effect on our results of operations.

We operate in various worldwide locations and our consolidated financial results are reported in U.S. dollars. However, some of the revenue and expenses of our foreign subsidiaries are denominated in local currencies. Fluctuations in foreign exchange rates against the U.S. dollar could result in changes in reported revenues and operating results due to the foreign exchange impact of translating these transactions into U.S. dollars. Currency fluctuations could decrease revenue and increase our operating costs. The impact of foreign currency exchange rates on our revenues and results of operations was de minimis for all periods presented in this prospectus.

Our quarterly net sales and operating results are difficult to predict accurately and may fluctuate significantly from period to period. As a result, we may fail to meet the expectations of investors, which could cause our stock price to decline.

We operate in a highly dynamic industry and our future operating results could be subject to significant fluctuations, particularly on a quarterly basis. Our quarterly net sales and operating results have fluctuated significantly in the past and may continue to vary from quarter to quarter due to a number of factors, many of which are not within our control. A significant percentage of our net sales in each fiscal quarter is dependent on sales that are booked and shipped during that fiscal quarter and are typically attributable to a large number of orders from diverse end customers and markets. As a result, accurately forecasting our operating results in any fiscal quarter is difficult. If our operating results do not meet the expectations of securities analysts and investors, the our stock price may decline. Additional factors that can contribute to fluctuations in our operating results include:

•	the rescheduling, increase, reduction or cancellation of significant end customer orders;

•	the timing of end customer qualification of our products and commencement of volume sales by our end customers of systems that include our products;

•	the timing and amount of research and development and sales and marketing expenditures;

•	the rate at which our present and future end customers and end users adopt our technologies in our target end markets;

•	the timing and success of the introduction of new products and technologies by us and our competitors, and the acceptance of our new products by our end customers;

•	our ability to anticipate changing end customer product requirements;

•	our gain or loss of one or more key end customers;

•	the availability, cost and quality of materials and components that we purchase from third- party vendors and any problems or delays in the fabrication, assembly, testing or delivery of our products;

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the availability of production capacity at our third-party wafer fabrication facility or other third-party subcontractors and other interruptions in the supply chain, including as a result of materials shortages, bankruptcies or other causes;

•	supply constraints for and changes in the cost of the other components incorporated into our end customers’ products;

•	our ability to reduce the manufacturing costs of our products;

•	fluctuations in manufacturing yields;

•	the changes in our product mix or end customer mix;

•	competitive pressures resulting in lower than expected ASPs;

•	the timing of expenses related to the acquisition of technologies or businesses;

•	product rates of return or price concessions in excess of those expected or forecasted;

•	the emergence of new industry standards;

•	product obsolescence;

•	unexpected inventory write-downs or write-offs;

•	costs associated with litigation over intellectual property rights and other litigation;

•	the length and unpredictability of the purchasing and budgeting cycles of our end customers;

•	loss of key personnel or the inability to attract qualified engineers;

•	the quality of our products and any remediation costs;

•	adverse changes in economic conditions in various geographic areas where we or our end customers do business;

•	the general industry conditions and seasonal patterns in our target end markets;

•	other conditions affecting the timing of end customer orders or our ability to fill orders of end customers subject to export control or U.S. economic sanctions; and

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geopolitical events, such as war, threat of war or terrorist actions, or the occurrence of pandemics, epidemics or other outbreaks of disease, including the current COVID-19 pandemic, or natural disasters, and the impact of these events on the factors set forth above.

We may experience a delay in generating or recognizing revenues for a number of reasons. Open orders at the beginning of each quarter are typically lower than expected net sales for that quarter and are generally cancelable or reschedulable with minimal notice. Accordingly, we depend on obtaining orders during each quarter for shipment in that quarter to achieve our net sales objectives and failure to fulfill such orders by the end of a quarter may adversely affect our operating results. Furthermore, our end customer agreements typically provide that the end customer may delay scheduled delivery dates and cancel orders within specified timeframes without significant penalty. In addition, we maintain an infrastructure of facilities and human resources in several locations around the world and have a limited ability to reduce the expenses required to maintain such infrastructure. Because we base our operating expenses on anticipated revenue trends and a high percentage of our expenses are fixed in the short term, any delay in generating or recognizing forecasted net sales or changes in levels of our end customers’ forecasted demand could materially and adversely impact our business, financial condition and results of operations. Due to our limited ability to reduce expenses, in the event our revenues decline or our forecasted net sales do not meet our expectations, it is likely that in some future quarters our operating results will decrease from the previous quarter or fall below the expectations of securities analysts and investors. As a result of these factors, our operating results may vary significantly from quarter to quarter. Accordingly, you are cautioned not to place undue reliance on period-to-period comparisons of our results of operations. Any shortfall in net sales or net income from a previous quarter or from levels expected by the investment community could cause a decline in the trading price of our stock.

Due to our limited operating history, we may have difficulty accurately predicting our future revenue and appropriately budgeting our expenses.

We were incorporated in 2013 and first generated product revenue in the second quarter of fiscal year 2018. As a result, we have a limited operating history from which to predict future revenue. This limited operating experience, combined with the rapidly evolving nature of the markets in which we sell our products, substantial uncertainty concerning how these markets may develop and other factors beyond our control, limits our ability to accurately forecast quarterly or annual revenue.

The nature of our business and length of the sales cycle makes our revenue, gross margin and net income (loss) subject to fluctuation and difficult to accurately predict.

A number of factors, including how products are manufactured to support end markets, yield, wafer pricing, cost of packaging raw materials, product mix, market acceptance of our new products, competitive pricing dynamics, product quality, geographic and/or end market mix, and pricing strategies, can cause our revenue, gross margins and net income (loss) to fluctuate significantly either positively or negatively from period to period.

We have limited visibility into the timing of demand for our products, particularly new products, because demand for our products depends upon our products being designed into end customers’ products and those products achieving market acceptance. During our sales cycle, our end customers typically test and evaluate our products prior to deciding to include our products into the design of their own products, and then require additional time to begin volume production of their products. This lengthy sales cycle may cause us to incur significant expenses, experience significant production delays and to incur additional inventory costs before we receive an end customer order that may be delayed or never get placed. A key strategic end customer may demand certain design or production resources to meet their requirements or work on a specific solution, which could cause delays in our normal development schedule and result in significant investment of our resources or missed opportunities with other potential end customers. We may incur these expenses without generating revenue from our products to offset the expenses.

While our sales cycles are typically long, our average product life cycles tend to be short as a result of the rapidly changing technology environment in which we operate. Our inventory levels may be higher than historical norms, from time to time, due to inventory build decisions aimed at meeting expected demand from a single large customer, reducing direct material cost or enabling responsiveness to expected demand. In the event the expected demand does not materialize, or if our short sales cycle does not generate sufficient revenue, we may be subject to incremental excess and obsolescence costs.

These factors make it difficult for us to accurately forecast future sales and project quarterly revenues. The difficulty in forecasting future sales weakens our ability to project our inventory requirements, which could result, and in the past has resulted, in inventory write-downs or failure to meet end customer product demands in a timely manner. While we may give guidance, the difficulty in forecasting revenues as well as the relative end customer and product mix of those revenues limits our ability to provide accurate forward-looking revenue and gross margin guidance.

While we intend to continue to invest in research and development, we may be unable to make the substantial investments that are required to remain competitive in our business.

The semiconductor industry requires substantial investment in research and development in order to bring to market new and enhanced solutions. Our research and development expense was $16.3 million in the nine months ended September 30, 2021, $13.0 million in fiscal year 2020 and $11.1 million in fiscal year 2019. We expect to continue to increase our research and development expenditures as compared to prior periods as part of our strategy. We do not know whether we will have sufficient resources to maintain the level of investment in research and development required to remain competitive. In addition, we cannot assure you that the technologies which are the focus of our research and development expenditures will become commercially successful or generate any revenue.

Shifts in our product mix or end customer mix may result in declines in gross margin.

Gross margins on individual products fluctuate over the product’s life cycle. Our overall gross margins have fluctuated from period to period as a result of shifts in product mix, end customer mix, the introduction of new products, decreases in ASPs for older products and our ability to reduce product costs. We expect these fluctuations to continue in the future.

Changes to financial accounting standards may affect our results of operations and could cause us to change our business practices.

We prepare our consolidated financial statements to conform to generally accepted accounting principles, or GAAP, in the United States. These accounting principles are subject to interpretation by the American Institute of Certified Public Accountants, the SEC and various bodies formed to interpret and create appropriate accounting rules and regulations. Changes in those accounting rules can have a significant effect on our financial results and may affect our reporting of transactions completed before a change is announced. Changes to those rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

A portion of our Earnout Shares will be accounted for as liabilities and the changes post-Closing in value of our Earnout Shares could have a material effect on our financial results.

Our Earnout Shares will be accounted for as liabilities after the Closing and the changes in value of our Earnout Shares could have a material effect on our financial results. In particular, the fair value of the contingent consideration liability will be remeasured each reporting period and changes in value will be reflected in net income (loss). As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our Earnout Shares each reporting period and that the amount of such gains or losses could be material.

From time to time, we may rely on strategic partnerships, joint ventures and alliances for manufacturing and research and development. However, we may not control these partnerships and joint ventures, and actions taken by any of our partners or the termination of these partnerships or joint ventures could adversely affect our business.

As part of our strategy, we may enter into a number of long-term strategic partnerships and alliances. There can be no assurances that they will be successful. We may have interests that diverge from those of our joint venture partners or other strategic partners and we may not be able to direct the management and operations of the joint venture or other strategic relationship in the manner we believe is most appropriate, exposing us to additional risk. In addition, if any of our current strategic partners or alliances we may engage with in the future were to encounter financial difficulties or change their business strategies, they may no longer be able or willing to participate in these groups or alliances, which could have a material adverse effect on our business, financial condition and results of operations.

We may from time to time desire to exit certain programs or businesses, or to restructure our operations, but may not be successful in doing so.

From time to time, we may decide to divest certain businesses or restructure our operations, including through the contribution of assets to joint ventures. However, our ability to successfully exit businesses, or to close or consolidate operations, depends on a number of factors, many of which are outside of our control. For example, if we are seeking a buyer for a particular business, none may be available, or we may not be successful in negotiating satisfactory terms with prospective buyers. In addition, we may face internal obstacles to our efforts. In some cases, particularly with respect to European operations, there may be laws or other legal impediments affecting our ability to carry out such sales or restructuring.

If we are unable to exit a business in a timely manner, or to restructure our operations in a manner we deem to be advantageous, this could have a material adverse effect on our business, financial condition and results of operations. Even if a divestment is successful, we may face indemnity and other liability claims by the acquirer or other parties.

We may pursue mergers, acquisitions, investments and joint ventures, which could divert our management’s attention or otherwise disrupt our operations and adversely affect our results of operations.

We may pursue growth opportunities by acquiring complementary businesses, solutions or technologies through strategic acquisitions, investments or partnerships. There can be no assurances that they will be successful. The identification of suitable acquisition, strategic investment or strategic partnership candidates can be costly and time consuming and can distract our management team from our current operations. If such strategic transactions require us to seek additional debt or equity financing, we may not be able to obtain such financing on terms favorable to us or at all, and such transaction may adversely affect our liquidity and capital structure. We may also choose to divest certain non-core assets, which divestitures could lead to charges against earnings and may expose us to additional liabilities and risks. Any strategic transaction might not strengthen our competitive position, may increase some of our risks, and may be viewed negatively by our end customers, partners or investors. Even if we successfully complete a strategic transaction, we may not be able to effectively integrate the acquired business, technology, systems, control environment, solutions, personnel or operations into our business or global tax structure. We may experience unexpected changes in how we are required to account for strategic transactions pursuant to U.S. GAAP and may not achieve the anticipated benefits of any strategic transaction. We may incur unexpected costs, claims or liabilities that we incur during the strategic transaction or that we assume from the acquired company, or we may discover adverse conditions post acquisition for which we have limited or no recourse.

We may require additional capital to support our business, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional capital to respond to business opportunities and challenges, including the need to develop new features and products or enhance existing services, improve operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in debt or equity financings to secure additional funds. Any such financing secured in the future would increase expenses and could involve restrictive covenants relating to capital raising activities or create significant shareholder dilution, which may make it more difficult to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on favorable terms, if at all. If we are unable to obtain adequate financing or financing on satisfactory terms when required, our ability to continue to support business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

Servicing our debt and other payment obligations requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debts.

Our ability to make scheduled payments or to refinance our obligations under our debt arrangements depends on our future performance and available cash, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt, other repayment obligations and/or make necessary investments or capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on favorable terms, which could result in a default on our debt or repayment obligations.

Our loan agreement contains certain restrictive covenants that may limit our operating flexibility.

Our loan agreement contains certain restrictive covenants that either limit our ability to, or require a mandatory prepayment in the event that we incur additional indebtedness, merge with other companies or enter into or consummate certain change of control transactions, acquire other companies, make certain investments, transfer or dispose of assets, amend certain material agreements, or enter into certain other transactions. We may not be able to generate sufficient cash flow or sales to pay the principal and interest under our outstanding debt obligations. Furthermore, our future working capital, borrowings, or equity financing could be unavailable to repay or refinance the amounts outstanding under our current debt obligation. In the event of a liquidation, our existing and any future lenders would be repaid all outstanding principal and interest prior to distribution of assets to unsecured creditors, and the holders of our common stock would receive a portion of any liquidation proceeds only if all of our creditors, including our existing and any future lenders, were first repaid in full.

Our business depends on the proper functioning of internal processes and information technology systems. A failure of these processes and systems, data breaches, cyber-attacks, or cyber-fraud may cause business disruptions, compromise our intellectual property or other sensitive information, litigation or government actions, or result in losses.

We rely on the efficient and uninterrupted operation of complex information technology applications, systems and networks to operate our business. The reliability and security of information technology infrastructure and software, and our ability to expand and continually update technologies in response to changing needs is critical to our business. Any significant interruption in these applications, systems or networks, including but not limited to new system implementations, computer viruses, cyberattacks, security breaches, facility issues or energy blackouts, could have a material adverse impact on our business, financial condition and results of operations.

Cyber-attacks attempting to obtain access to our computer systems and networks could result in the misappropriation of proprietary information and technology. Although we have not experienced a breach or incident to date, there can be no assurance that a future breach or incident will not have a material impact on our operations and financial results. In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, state-sponsored intrusions, industrial espionage, employee malfeasance, and human or technological error. In the event of such breaches, we, our end customers or other third parties could be exposed to potential liability, litigation, and regulatory action, as well as the potential loss of existing or potential end customers, damage to reputation, and other financial loss.

In addition, the cost and operational consequences of responding to attempted breaches and implementing remediation measures could be significant.

Cyber-attacks or other catastrophic events could result in interruptions or delays to us, our end customers, or other third-party operations or services, financial loss, potential liability, and damage our reputation and affect our relationships with end customers and suppliers.

Further, we may be subject to theft, loss, or misuse of personal and confidential data regarding our employees, end customers and suppliers that is routinely collected, used, stored, and transferred to run our business. Such theft, loss, or misuse could result in significantly increased business and security costs or costs related to defending legal claims.

Even though we have taken measures to comply with current federal, state, or international privacy-related or data protection laws and regulations, material changes in these laws and regulations could result in increased costs on Navitas in order to maintain compliance.

Our business also depends on various outsourced IT services. We rely on third-party vendors to provide critical services and to adequately address cyber security threats to their own systems. Any material failure of third-party systems and services to operate effectively could disrupt our operations and could have a material adverse effect on our business, financial condition and results of operations.

Our business is exposed to the risks associated with litigation, investigations and regulatory proceedings.

We may in the future face legal, administrative and regulatory proceedings, claims, demands and/or investigations involving shareholder, consumer, employment, third-party manufacturers, subcontractors, competition and/or other issues relating to our business on a global basis. Litigation and regulatory proceedings are inherently uncertain, and adverse rulings could occur, including monetary damages, or an injunction stopping us from manufacturing or selling certain products, engaging in certain business practices, or requiring other remedies, such as compulsory licensing of patents. An unfavorable outcome or settlement may result in a material adverse impact on our business, results of operations, financial position, and overall trends. In addition, litigation, regardless of outcome, could result in substantial costs, reputational harm and a diversion of management’s attention and resources, and any litigation may have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, the laws and regulations our business is subject to are complex and change frequently. We may be required to incur significant expense to comply with changes in, or remedy violations of, these laws and regulations.

Inadequate internal controls could result in inaccurate financial reporting.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, our stakeholders could lose confidence in our financial reporting, which could adversely affect results of our business and our enterprise value.

We will need to undertake significant efforts to strengthen our processes and systems and adapt them to changes as our business evolves. This continuous process of maintaining and adapting our internal controls is expensive and time-consuming and requires significant management attention. We cannot be certain that our internal control measures will, in the future, provide adequate control over our financial processes and reporting. Furthermore, as our business evolves and if we expand through acquisitions of other companies or make significant investments in other companies or enters into joint development and similar arrangements, our internal controls may become more complex and we will require significantly more resources to ensure our internal controls remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm identify additional material weaknesses in the future, the disclosure of that fact, even if quickly remediated, could reduce the market’s confidence in our financial statements and harm our enterprise value.

Our ability to receive timely payments from or the deterioration of the financial conditions of, our distributors or our end customers could adversely affect our operating results.

Our ability to receive timely payments from or the deterioration of the financial condition of, our distributors or our end customers could adversely impact our collection of accounts receivable, and, as a result, our revenue. We regularly review the collectability and creditworthiness of our end customers to determine an appropriate allowance for doubtful accounts. Based on our review of our customers, nearly all of which are distributors, annually and as of September 30, 2020, we had no reserve for doubtful accounts as of September 30, 2021, December 31, 2020 and December 31, 2019, respectively. If our doubtful accounts, however, were to exceed our current or future allowance for doubtful accounts, our business, financial condition, and results of operations would be adversely affected.

If we do not sustain our growth rate, we may not be able to execute our business plan and our operating results could suffer.

We have experienced significant growth in a short period of time. Our net revenue increased from zero in fiscal year 2017 to $11.8 million in fiscal year 2020, to $16.4 million for the nine months ended September 30, 2021. We may not achieve similar growth rates in future periods. You should not rely upon our revenue growth, gross margins or operating results for any prior quarterly or annual periods as an indication of Navitas’ future operating performance. If we are unable to maintain adequate revenue growth, our financial results could suffer and our stock price could decline.

Our margins are dependent on us achieving continued yield improvement.

We rely on obtaining yield improvements and corresponding cost reductions in the manufacture of existing products and on introducing new products that incorporate advanced features and other price/performance factors that enable us to increase revenues while maintaining acceptable margins. To the extent such cost reductions and new product introductions do not occur in a timely manner, or that our products do not achieve market acceptance or market acceptance at acceptable pricing, our forecasts of future revenue, financial condition, and operating results could be harmed.

We could be subject to domestic or international changes in tax laws, tax rates or the adoption of new tax legislation, or we could otherwise have exposure to additional tax liabilities, which could adversely affect our business, results of operations, financial condition or future profitability.

The Company and Legacy Navitas are a U.S. corporation for U.S. federal income tax purposes and thus subject to U.S. corporate income tax on our worldwide income. In addition, because Legacy Navitas is also incorporated under Irish law, Legacy Navitas is also subject to Irish income tax on its worldwide income. We, through our foreign subsidiaries, are subject to income taxes in other foreign jurisdictions as a result of foreign operations in such jurisdictions. Thus, new laws and policy relating to either U.S., Irish or other applicable foreign jurisdiction taxes may have an adverse effect on our business and future profitability. Further, existing U.S., Irish or other foreign tax laws, statutes, rules, regulations, ordinances or treaties could be interpreted, changed, modified or applied adversely to us, possibly with retroactive effect.

For example, President Joe Biden has set forth several tax proposals that, if enacted, would make significant changes to U.S. tax laws. Such proposals include, but are not limited to, (i) an increase in the U.S. income tax rate applicable to corporations from 21% to 28%, (ii) an increase in the maximum U.S. federal income tax rate applicable to individuals and (iii) an increase in the U.S. federal income tax rate for long term capital gain for certain taxpayers with income in excess of a threshold amount. Congress may consider, and could include, some or all of these proposals in connection with tax reform to be undertaken by the current administration. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect (or whether such changes would have retroactive effect). The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect our business and future profitability. Further, we could be adversely impacted by changes in tax treaties or the interpretation or enforcement thereof by any tax authority. Such changes could materially and adversely affect the effective tax rate of our business and require us to take further action, at potentially significant expense, to seek to preserve our effective tax rate.

Prospective investors should consult their own tax advisors regarding potential changes in U.S. or Irish tax laws.

Legacy Navitas is a tax resident of, and is subject to tax in, both the United States and Ireland. While we intend to pursue relief from double taxation under the double tax treaty between the United States and Ireland, there can be no assurance that such efforts will be successful. Accordingly, the status of Legacy Navitas as a tax resident in the U.S. and Ireland may result in an increase in our cash tax obligations and effective tax rate, which increase may be material.

Because Legacy Navitas is registered as a Delaware limited liability company and because it is treated as a U.S. corporation under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, it is treated as a U.S. corporation for U.S. federal income tax purposes. Because Legacy Navitas is treated as a domestic corporation for U.S. federal income tax purposes, among other consequences, it is generally subject to U.S. federal income tax on its worldwide income, and its dividends are treated as dividends from a U.S. corporation. Regardless of the application of Section 7874 of the Code and its registration as a Delaware limited liability company, Legacy Navitas is also treated as an Irish tax resident for Irish income tax purposes as a consequence of being incorporated under the laws of Ireland. Therefore, because Legacy Navitas is a tax resident of Ireland and the U.S., it could be liable for both U.S. and Irish taxes on its worldwide income and dividends paid by it to us could be subject to Irish withholding taxes.

While we intend to pursue relief from double taxation under the double tax treaty between the United States and Ireland, there can be no assurance that such efforts will be successful or result in a favorable outcome. Accordingly, the status of Legacy Navitas as a tax resident in the United States and Ireland may result in an increase in its cash tax obligations and effective tax rate, which increase may be material.

As a consequence of Legacy Navitas being treated as an inverted domestic corporation under the Homeland Security Act, the U.S. federal government and certain state and local governments may refrain from entering into contracts with it in the future, which could substantially decrease the value of our business and, accordingly, the value of our common shares.

The Federal Acquisition Regulation (“FAR”) prohibits U.S. federal government agencies from using appropriated (or otherwise made available) funds for contracts with a foreign incorporated entity, or a subsidiary of such an entity, that is an “inverted domestic corporation,” as defined in the Homeland Security Act at 6 U.S.C. § 395(b). This means that government agencies may be prohibited from entering into new contracts with an inverted domestic corporation, and may be prohibited from paying for contractor activities on existing contracts after the date of the “inversion.” If our business becomes heavily dependent upon revenues generated from U.S. federal government contracts, the treatment of Legacy Navitas as an inverted domestic corporation could substantially decrease the value of our business and, accordingly, the value of our common shares. The application of the “inverted domestic corporation” definition is somewhat unclear due to the lack of detailed regulations or other guidance promulgated with respect to the relevant provisions of the Homeland Security Act (or similar state or local rules). Section 7874 of the Code, discussed above, includes substantially similar provisions regarding the determination of whether a foreign corporation is treated as a U.S. domestic corporation for U.S. federal income tax purposes. While the regulatory provisions and other guidance issued by the IRS and the Treasury Department with respect to Section 7874 of the Code provide more detailed guidance, which interprets Section 7874 of the Code as having expansive application, these regulations do not explicitly apply for the purposes of determining whether a corporation is an inverted domestic corporation under the Homeland Security Act (or similar state or local rules), and it is unclear to what extent they should be viewed as interpretive guidance for such purposes. As discussed above, Legacy Navitas is treated as a U.S. domestic corporation under Section 7874 of the Code. Therefore, if the expansive guidance issued by the IRS and Treasury Department were viewed as interpretive for purposes of the definition of “inverted domestic corporation” in the Homeland Security Act (or similar state or local rules), it is expected that Legacy Navitas will be treated as an inverted domestic corporation for such purposes.

Any adjustment to the purchase price of the assets that were transferred pursuant to the restructuring of Legacy Navitas in 2020 could adversely impact our tax position.

In connection with the restructuring of Legacy Navitas in 2020, substantially all of the intellectual property and other intangible assets of Legacy Navitas were sold from a subsidiary of the Legacy Navitas group to Navitas Ireland. Legacy Navitas has recently obtained a third-party valuation of the transferred assets to support the purchase price paid for such assets. However, there can be no assurance that the relevant taxing authorities will agree with the purchase price ascribed to the transferred assets, and an adjustment to the purchase price could adversely impact Legacy Navitas’ tax position.

As a result of the plans to expand our business operations, including to jurisdictions in which tax laws may not be favorable, our obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect our after-tax profitability and financial results.

In the event our business expands domestically or internationally, our effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws. Additionally, we may be subject to tax on more than one-hundred percent of our income as a result of such income being subject to tax in multiple state, local or non-U.S. jurisdictions. Factors that could materially affect our future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) pre-tax operating results of the combined business.

Additionally, we may be subject to significant income, withholding and other tax obligations in the United States and Ireland and may become subject to taxes in numerous additional state, local and non-U.S. jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Our after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including: (a) the availability of tax deductions, credits, exemptions, refunds (including refunds of value added taxes) and other benefits to reduce tax liabilities; (b) changes in the valuation of deferred tax assets and liabilities; (c) expected timing and amount of the release of any tax valuation allowances; (d) tax treatment of stock-based compensation; (e) changes in the relative amount of earnings subject to tax in the various jurisdictions in which we operate; (f) the potential expansion into or otherwise becoming subject to tax in additional jurisdictions; (g) changes to the existing intercompany structure (and any costs related thereto) and business operations; (h) the extent of intercompany transactions and the extent to which taxing authorities in the relevant jurisdictions respect such intercompany transactions; and (i) the ability to structure our operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on our after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we do not prevail in any such disagreements, our profitability may be adversely affected.

Our after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect, as discussed above.

Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

We have incurred net operating losses for U.S. federal income tax purposes since our inception. To the extent that we continue to generate U.S. federal net operating losses, amounts which are not used to offset taxable income may carry forward to offset future taxable income, if any, for U.S. federal income tax purposes until such carryforwards expire, if at all. As of December 31, 2020, Navitas had U.S. federal net operating loss carryforwards of approximately $65.4 million.

Under the Tax Cuts and Jobs Act of 2017 (the “TCJA”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), U.S. federal net operating loss carryforwards generated in taxable years beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the TCJA or the CARES Act.

In addition, our U.S. federal net operating loss carryforwards are subject to review and possible adjustment by the IRS and state tax authorities. Under Sections 382 and 383 of the Code, the deductibility of our U.S. federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of our common stock. Under Section 382 of the Code, if a corporation experiences an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards to offset its post-change income may be limited. An ownership change pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5 percent of a corporation’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If we have experienced an ownership change at any time since our inception, utilization of the U.S. federal net operating loss carryforwards or other U.S. federal tax attributes would be subject to an annual limitation under Section 382 of the Code, which is determined by first multiplying the value of our common stock at the time of the ownership change by the applicable long-term tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of our U.S. federal net operating loss carryforwards before utilization. Additionally, future changes in our stock ownership, which may be outside our control, may trigger an ownership change. Our U.S. federal net operating losses may also be impaired under state tax laws. Accordingly, we may not be able to utilize a material portion of our U.S. federal net operating loss carryforwards. We have not yet determined any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income for U.S. federal income tax purposes in the future, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

Risks Related to Our Intellectual Property

We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

Much of the technology used in the markets in which we compete is protected by patents and trade secrets, and our commercial success will depend in significant part on our ability to obtain and maintain patent and trade secret protection for our products and methods. To compete in these markets, we rely on a combination of trade secret protection, nondisclosure and licensing agreements, patents and trademarks to establish and protect our proprietary intellectual property rights. Our intellectual property rights may be challenged or infringed upon by third parties or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. In addition, our intellectual property may be subject to infringement or other unauthorized use outside of the United States. In such case, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are undeveloped or do not recognize or protect intellectual property rights to the same extent as the United States. Unauthorized use of our intellectual property rights or our inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations. The loss of our patents could reduce the value of the related products that practice such patents. In addition, the cost to litigate infringements of our patents, or the cost to defend ourselves against patent infringement actions by others, could be substantial and, if incurred, could materially affect our business and financial condition.

Proprietary trade secrets and unpatented know-how are also very important to our business. We rely on trade secrets to protect certain aspects of our technology, especially where we do not believe that patent protection is appropriate or obtainable. However, trade secrets can be difficult to protect. Our employees, consultants, contractors, outside collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential or proprietary information. Enforcing a claim that a third party illegally obtained and is using our trade secrets may be expensive and time consuming Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may not be able to obtain additional patents and the legal protection afforded by any additional patents may not adequately cover the full scope of our business or permit us to gain or keep competitive advantage.

Our ability to obtain additional patents is uncertain and the legal protection afforded by these patents may not adequately protect our rights or permit us to gain or keep competitive advantage. In addition, the specific content required of patents and patent applications that are necessary to support and interpret patent claims can be uncertain due to the complex nature of the relevant legal, scientific and factual issues. Changes in either patent laws or interpretations of patent laws in the United States or elsewhere may diminish the value of our intellectual property or narrow the scope of our patent protection. Even if patents are issued regarding our products and processes, our competitors may challenge the validity of those patents.

If we infringe or misappropriate, or are accused of infringing or misappropriating, the intellectual property rights of third parties, we may incur substantial costs or prevent us from being able to commercialize new products.

The semiconductor industry is characterized by frequent litigation regarding patent and other intellectual property rights. From time to time, we may receive communications from third parties that allege that our products or technologies infringe their patent or other intellectual property rights. Lawsuits or other proceedings resulting from allegations of infringement could subject us to significant liability for damages, invalidate our proprietary rights and adversely affect our business. In the event that any third-party succeeds in asserting a valid claim against us or any of our end customers, we could be forced to do one or more of the following:

•	discontinue selling, importing or using certain technologies that contain the allegedly infringing intellectual property which could cause us to stop manufacturing certain products;

•	seek to develop non-infringing technologies, which may not be feasible;

•	incur significant legal expenses;

•	pay substantial monetary damages to the party whose intellectual property rights we may be found to be infringing; and/or

•	we or our end customers could be required to seek licenses to the infringed technology that may not be available on commercially reasonable terms, if at all.

We may not prevail in such matters or be able to license any valid and infringed patens from third parties on commercially reasonable terms. This could result in the loss of our ability to import and sell our products or require us to pay costly royalties to third parties in connection with sales of our products. In addition, if a third-party causes us to discontinue the use of any technologies, we could be required to design around those technologies. This could be costly and time consuming and could have an adverse effect on our financial results. Any significant impairments of intellectual property rights from any litigation we face could materially and adversely impact our business, financial condition, results of operations and our ability to compete.

In addition, we could be subject to claims that our employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of third parties. If we are unable to resolve claims that may be brought against us by third parties related to their intellectual property rights on terms acceptable to us, we may be precluded from offering some of our products or using some of our processes. Defending ourselves against third-party claims, including litigation in particular, may be costly and time consuming and may divert management’s attention from our business.

Our ability to design and introduce new products in a timely manner is dependent upon third-party IP, including third party and “open source” software.

In the design and development of new products and product enhancements, we rely on third-party intellectual property such as software development tools and hardware testing tools. Furthermore, certain product features rely on intellectual property acquired from third parties, including hardware and software tools and products. The design requirements necessary to meet future consumer demands for more features and greater functionality from semiconductor products may exceed the capabilities of the third-party intellectual property or development tools that are available to us. In addition, hardware and software tools and products procured from third parties may contain design or manufacturing defects that such third parties are unable to resolve, including flaws that could unexpectedly interfere with the operation of our products. Furthermore, some of the software licensed from third parties may not be available in the future on terms acceptable to us or allow our products to remain competitive. The loss of these licenses or the inability to maintain any of them on commercially acceptable terms could delay development of future products or the enhancement of existing products. If the third-party intellectual property that we use becomes unavailable or fails to produce designs that meet consumer demands, our business could be harmed.

Risks Related to Regulatory Compliance

Our failure to comply with the large body of laws and regulations to which we are subject or to successfully develop and implement policies, procedures and practices intended to facilitate compliance with such laws and regulations could have a material adverse effect on our business and operations.

We are subject to regulation by various governmental agencies in the United States and other jurisdictions in which we operate, including China, Taiwan, the Philippines, Hong Kong and Korea. In addition, the laws and regulations our business is subject to are complex and change frequently.

We may be required to incur significant expenses to comply with changes in applicable regulations and requirements and our failure to comply with any applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, fines, damages, penalties, or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition and results of operations could be materially and adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and financial resources.

We are subject to export restrictions and laws affecting trade and investments that could materially and adversely affect our business and results of operations.

Since the beginning of 2018, there have been several instances of U.S. tariffs on Chinese goods, some of which prompted retaliatory Chinese tariffs on U.S. goods. In May 2019, the U.S. President issued an executive order that invoked national emergency economic powers to implement a framework to regulate the acquisition or transfer of information communications technology in transactions that imposed undue national security risks. These actions could lead to additional restrictions on the export of products that include or enable certain technologies, including products we provide to China-based end customers.

The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively affecting China’s overall economic condition, which could have negative repercussions on our business.

Furthermore, the imposition of tariffs could cause a decrease in the sales of products to end customers located in China or other end customers selling to Chinese end users, which could materially and adversely affect our business, financial condition and results of operations.

We are subject to U.S. laws and regulations that could limit and restrict the export of some products and services and may restrict transactions with certain end customers, business partners and other persons, including, in certain cases, dealings with or between our employees and subsidiaries. In certain circumstances, export control and economic sanctions regulations may prohibit the export of certain products, services and technologies and in other circumstances we may be required to obtain an export license before exporting the controlled item. Compliance with these laws and regulations could materially limit operations or sales, which would materially and adversely affect our business and results of operations.

In addition, U.S. laws and regulations and sanctions, or threat of sanctions, that could limit and restrict the export of some of our products and services to end customers, may also encourage end customers to develop their own solutions to replace our products, or seek to obtain a greater supply of similar or substitute products from competitors that are not subject to these restrictions, which could materially and adversely affect our business, financial condition and results of operations.

Further, our sales may be adversely affected by the current and future political environment in China and the policies of the China Central Government. China’s government has exercised and continues to exercise substantial control over nearly all sectors of the Chinese economy through regulation and state ownership. Our ability to ship products to China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under its current leadership, China’s government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that China’s government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. The United States government has called for substantial changes to foreign trade policy with China and has raised (as well as has proposed to further raise in the future), tariffs on several Chinese goods. China has retaliated with increased tariffs on United States goods. Any further changes in United States trade policy could trigger retaliatory actions by affected countries, including China, resulting in trade wars. Any changes in United States and China relations, including through changes in policies by the Chinese government could adversely affect our financial condition and results of operations, including: changes in laws, regulations or the interpretation thereof, confiscatory taxation, governmental royalties, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises.

In addition, there may be circumstances where we may have to incur premium freight charges to expedite the delivery of our products to end customers or as a result of being required to ship to alternative ports due to local Chinese government regulations or delays at the ports that we typically utilize. If we incur a significant amount of freight charges, our gross profit will be negatively affected if we are unable to pass on those charges to end customers.

In order to comply with environmental and occupational health and safety laws and regulations, we may need to modify our activities or incur substantial costs, and such laws and regulations, including any failure to comply with such laws and regulations, could subject us to substantial costs, liabilities, obligations and fines, or require it to have suppliers alter their processes.

The semiconductor industry is subject to a variety of international, federal, state, local and non-U.S. laws and regulations governing pollution, environmental protection and occupational health and safety. Compliance with current or future environmental and occupational health and safety laws and regulations could restrict our ability to expand our business or require us to modify processes or incur other substantial expenses which could harm our business. Environmental and occupational health and safety laws and regulations have tended to become more stringent over time, causing a need to redesign technologies, imposing greater compliance costs and increasing risks and penalties associated with violations, which could seriously harm our business.

Conflict minerals and other supply chain diligence and disclosure regulations may force us to incur additional expenses, may result in damage to our business reputation and may adversely impact our ability to conduct our business.

The SEC has disclosure requirements for companies that use conflict minerals in their products. Some of these metals are commonly used in semiconductors devices, including our products. These SEC rules require companies to investigate, disclose and report whether or not such metals originated from the Democratic Republic of Congo or adjoining countries. We have numerous foreign suppliers, many of whom are not obligated by law to investigate their own supply chains. As a result, we may incur significant costs to comply with the diligence and disclosure requirements, including costs related to determining the source of any of the relevant metals used in our products. In addition, because our supply chain is with third parties, we may not be able to sufficiently verify the origin of all the relevant metals used in our products through the due diligence procedures we implement. We may also face difficulties in satisfying our end customers if they require that we prove or certify that our products are “conflict free.” Key components and parts that can be shown to be “conflict free” may not be available to us in sufficient quantity, or at all, or may only be available at significantly higher cost to us. If we are not able to meet end customer requirements, end customers may discontinue purchasing from us. Any of these outcomes could adversely impact our business, financial condition or operating results.

We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior that is required by U.S. laws or by corporate policies. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third-parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the FCPA. In addition, we operate in certain countries in which the government may take an ownership stake in an enterprise and such government ownership may not be readily apparent (thereby increasing potential FCPA violations). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, results of operations or financial condition. In addition, the we will have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed.

Compliance with state, federal, and foreign laws and regulations related to privacy, data use, and security may require increased capital expenditure, and a failure to comply with such laws and regulations could adversely affect us.

We are subject to state and federal laws and regulations related to privacy, data use, and security. In addition, in recent years, there has been a heightened legislative and regulatory focus on data security. Legislation has been introduced in Congress and there have been several Congressional hearings addressing these issues. In addition, several states have enacted privacy or security breach legislation requiring varying levels of consumer notification in the event of a security breach, and granting consumers broader or new rights with respect to personal data that a business collects about them. For example, California passed the California Consumer Privacy Act (“CCPA”), which enhances consumer protection and privacy rights by granting consumers resident in California new rights with respect to the collection of their personal data and imposing new operational requirements on businesses, went into effect in January 2020. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. Several other states are considering similar legislation. Additionally, the Federal Trade Commission and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination and security of data.

Foreign governments are raising similar privacy and data security concerns. In particular, the European Union has enacted a General Data Protection Regulation (“GDPR”), which became effective in May 2018. China, Russia, Japan, and other countries in Latin America and Asia are also strengthening their privacy laws and the enforcement of privacy and data security requirements. Complying with such laws and regulations may be time-consuming and require additional resources, and could therefore harm our business, financial condition, and results of operations.

In addition, personal privacy, cyber security, and data protection are becoming increasingly significant issues in China. To address these issues, the Standing Committee of the National People’s Congress promulgated the Cyber Security Law of the People’s Republic of China (the “Cyber Security Law”), which took effect on June 1, 2017. The Cyber Security Law sets forth various requirements relating to the collection, use, storage, disclosure and security of data, among other things. Various Chinese agencies are expected to issue additional regulations in the future to define these requirements more precisely. These requirements may increase our costs of compliance. Any failure by us to comply with the Cyber Security Law and the relevant regulations and policies could result in further cost and liability to us and could adversely affect our business and results of operations. Additionally, increased costs to comply with, and other burdens imposed by, the Cyber Security Law and relevant regulations and policies that are applicable to the businesses of our suppliers, vendors and other service providers, as well as our end customers, could adversely affect our business and results of operations.

Any failure, or perceived failure, by us to comply with any federal, state, local or foreign privacy or consumer protection-related laws, regulations or other principles or orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other penalties or liabilities or require us to change our operations and/or cease using certain data sets.

Regulations and evolving legislation governing issues involving climate change and sustainability could result in increased operating costs, which could have a material adverse effect on our business.

A number of international, federal, state or local governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. For example, the United States Environmental Protection Agency (“EPA”) issued a notice of finding and determination that emissions of carbon dioxide, methane, and other greenhouse gases (“GHGs”) present an endangerment to human health and the environment, which allowed EPA to begin regulating emissions of GHGs under existing provisions of the Clean Air Act (“CAA”). Legislation and increased regulation regarding climate change could impose significant costs on Navitas and its suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring, permitting, reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas and countries not subject to such limitations. Given the political significance, regulatory or compliance obligations and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These impacts may adversely impact the cost, production and financial performance of our operations.

Risks Related to Ownership of Our Class A Common Stock and Public Warrants

Concentration of ownership among existing executive officers, directors and their affiliates, including the investment funds they represent, may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors and their affiliates, including the investment funds they represent, as a group beneficially own approximately 34% of our Class A Common Stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Second Amended and Restated Certificate of Incorporation (“Second A&R Charter”) and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

The price of our Class A Common Stock and Public Warrants may be volatile and may decline, resulting in a loss of some or all of your investment.

The price of our Class A Common Stock and Public Warrants may fluctuate due to a variety of factors, including:

•	changes in the industries in which we and our end customers operate;

•	developments involving our competitors;

•	developments involving our suppliers;

•

actual or anticipated fluctuations in our results of operations due to, among other things, changes in end customer demand, product life cycles, pricing, ordering patterns, and unforeseen operating costs;

•	changes in laws and regulations affecting our business, including export control laws;

•	variations in our operating performance and the performance of our competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•

publication of research reports by securities analysts about us or our competitors or our industry or failure of securities analysts to initiate coverage, or to continue to cover us, changes in financial estimates or ratings by any securities analysts who follow us, or failure to meet these estimates or the expectations of investors;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	actions by stockholders, including the sale by the third-party PIPE Investors of any of their shares of our Class A Common Stock;

•	additions and departures of executive officers or key personnel;

•	commencement of litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	announcements by significant end customers of changes to their product offerings, business plans, or strategies;

•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments

•	the volume of shares of our Class A Common Stock available for public sale; and

•

general economic and political conditions, such as the effects of the COVID-19 outbreak, recessions, inflation, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

•	other events or factors, including those resulting from war, incidents of terrorism, the COVID-19 pandemic or responses to these events.

These market and industry factors may materially reduce the market price of our Class A Common Stock and Public Warrants regardless of the operating performance of us.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of us and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

Future resales of our Class A Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Pursuant to the Lock-Up Agreements and the Sponsor Letter Amendment, subject to certain exceptions, the Sponsor, our directors and officers and certain stockholders of us will be contractually restricted from selling or transferring any of their respective shares of Class A Common Stock (the “Lock-up Shares”). Such restrictions begin at Closing and end at varying times, ranging from six months to three years, subject, in certain circumstances, to early release upon the achievement of certain price targets, or other events.

However, following the expiration of such applicable lockup periods, the Sponsor, our directors and officers and the applicable stockholders of us will not be restricted from selling shares of the Class A Common Stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. The Sponsor, Navitas’ directors and officers and the stockholders of Navitas will collectively beneficially own approximately 70% of the outstanding shares of Class A Common Stock.

The shares held by Sponsor, our directors and officers and certain of our stockholders may be sold after the expiration of the applicable lock-up period under the Lock-Up Agreements and the Sponsor Letter Amendment and the Registration Rights Agreement. As restrictions on resale end and registration statements are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the share price or the market price of our Class A Common Stock and could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our Class A Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

The issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise by us could dilute the ownership and voting power of our stockholders.

We have 632,266,493 shares of Class A Common Stock authorized but unissued. In addition, the Second A&R Charter authorizes us to issue up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined by our board. The Second A&R Charter authorizes us to issue shares of Class A Common Stock or other securities convertible into or exercisable or exchangeable for shares of Class A Common Stock from time to time, for the consideration and on the terms and conditions established by our board in its sole discretion, whether in connection with a financing, an acquisition, an investment, stock incentive plans or otherwise. Such additional shares of Class A Common Stock or such other securities may be issued at a discount to the market price of Class A Common Stock at the time of issuance. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of Class A Common Stock. As discussed below, the potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for Class A Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of Class A Common Stock. Any issuance of such securities could result in substantial dilution to our then existing stockholders and cause the market price of shares of Class A Common Stock to decline.

The obligations associated with being a public company involves significant expenses and requires significant resources and management attention, which may divert from our business operations.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we will incur significant legal, accounting and other expenses that we did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company.

These rules and regulations will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for us to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.

Provisions in the Second A&R Charter and our bylaws and under the DGCL contain antitakeover provisions that could prevent or discourage a takeover.

Provisions in our Second A&R Charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Class A Common Stock, thereby depressing the market price of Class A Common Stock. In addition, because our board is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board. Among other things, these provisions include those establishing:

•	a classified board of directors with three-year staggered terms, which may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the exclusive right of our board to elect a director to fill a vacancy created by, among other things, the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from filling vacancies on our board;

•

the ability of our board to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the ability of our board to alter the bylaws without obtaining stockholder approval;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders;

•

the requirement that a special meeting of stockholders may be called only by a majority vote of our board, which may delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take action, including the removal of directors; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our board or to propose matters to be acted upon at an annual meeting or special meeting of stockholders, which may discourage or delay a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us until the next stockholder meeting or at all.

We qualify as an “emerging growth company” within the meaning of the Securities Act of 1933, as amended, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we are able to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Our Second A&R Charter designates the Court of Chancery of the State of Delaware and the federal district courts of the United States of America as the exclusive forums for certain disputes between us and our stockholders, which will restrict such stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or employees.

Our Second A&R Charter provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of us; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, the Second A&R Charter or the bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Second A&R Charter or the bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim against us or any of our current or former directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. In addition, to prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Second A&R Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. The Second A&R Charter further provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers, or other employees in a venue other than in the federal district courts of the United States of America. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Second A&R Charter. This may require significant additional costs associated with resolving such action in other jurisdictions and we cannot assure you that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive-forum provision in the Second A&R Charter to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.

Actions of stockholders could cause us to incur substantial costs, divert management’s attention and resources and have an adverse effect on our business.

We may, from time to time, be subject to proposals and other requests from stockholders urging us to take certain corporate actions, including proposals seeking to influence our corporate policies or effect a change in our management. In the event of such stockholder proposals, particularly with respect to matters which our management and board of directors, in exercising their fiduciary duties, disagree with or have determined not to pursue, our business could be adversely affected because responding to actions and requests of stockholders can be costly and time-consuming, disrupting our operations and diverting the attention of management and our employees. Additionally, perceived uncertainties as to our future direction may result in the loss of potential business opportunities and may make it more difficult to attract and retain qualified personnel, business partners and end customers.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, we reevaluated the accounting treatment of our public and private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on LOKB’s balance sheet as of December 31, 2020 in LOKB’s Annual Report on Form 10-K/A filed November 24, 2021 and LOKB’s balance sheet as of September 30, 2021 are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815,

Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

Our management has limited public company experience. The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations and if we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Legacy Navitas never operated as a public company and will incur significant legal, accounting and other expenses that were not incurred as a private company. The individuals who constitute our management team have limited experience managing a publicly-traded company, and limited experience complying with the increasingly complex and changing laws pertaining to public companies. Our management team and other personnel will need to devote a substantial amount of time to compliance, and we may not effectively or efficiently manage our transition into a public company.

We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 to increase our legal and finance compliance costs and to make some activities more time consuming and costly. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on, and our independent auditors attest to, the effectiveness of our internal control over financial reporting. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. We may not be able to successfully complete the procedures and certification and attestation requirements of Section 404 by the time we will be required to do so. In addition, these Sarbanes-Oxley Act requirements may be modified, supplemented or amended from time to time. Implementing these changes may take a significant amount of time and may require specific compliance training of our personnel. In the future, we may discover areas of our internal controls that need improvement. If we or our auditors discover a material weakness or significant deficiency, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. Any inability to provide reliable financial reports or prevent fraud could harm our business. We may not be able to effectively and timely implement necessary control changes and employee training to ensure continued compliance with the Sarbanes-Oxley Act and other regulatory and reporting requirements. Our recent growth rate could present challenges to maintain the internal control and disclosure control standards applicable to public companies. If we fail to successfully complete the procedures and certification and attestation requirements of Section 404, or if in the future our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determines that our internal controls over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the SEC, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock. We cannot assure you that we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that our management or our auditors will conclude that our internal controls are effective in future periods. Irrespective of compliance with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation.

Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There is no guarantee that the Public Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the Public Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the Public Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of the Public Warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without a holder’s approval.

Our Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (a) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (c) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us for cash so long as they are held by our Sponsor or its permitted transferees.

In addition, we may redeem your warrants after they become exercisable for a number of shares of Class A Common Stock determined based on the redemption date and the fair market value of our Class A Common Stock. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A Common Stock had your warrants remained outstanding.

We may issue a substantial number of additional shares under an employee incentive plan after Closing. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interests of our investors;

•	may subordinate the rights of holders of Class A Common Stock if preferred stock is issued with rights senior to those afforded our Class A Common Stock;

•

could cause a change in control if a substantial number of shares of our Class A Common Stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our Class A Common Stock and/or Public Warrants.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the selling securityholders. We will receive the proceeds from any exercise of Warrants or options for cash. We intend to use the proceeds from any exercise of Warrants or options for cash for general corporate and working capital purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Class A Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of LOKB and Legacy Navitas adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical unaudited condensed balance sheet of LOKB as of September 30, 2021 and the historical unaudited condensed consolidated balance sheet of Navitas as of September 30, 2021 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical unaudited condensed statement of operations of LOKB for the nine months ended September 30, 2021 and the historical unaudited condensed consolidated statement of operations of Navitas for the nine months ended September 30, 2021 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, as summarized below, had been consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of LOKB for the year ended December 31, 2020 and historical audited consolidated statement of operations of Navitas for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, as summarized below, had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the other events contemplated by the Business Combination Agreement taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands, except share and per share amounts)

	Historical
	LOKB	Navitas	5 Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$14	$11,075	$283,694	5(a)	$294,783
Accounts receivable, net	—	5,570	—		5,570
Inventory	—	11,719	—		11,719
Prepaid expenses and other current assets	305	4,737	(305)	5(b)	4,737

Total current assets	319	33,101	283,389		316,809
Property and equipment, net	—	1,616	—		1,616
Intangible assets, net	—	258	—		258
Notes receivable	—	210			210
Other assets and deposits	—	240	—		240
Cash and marketable securities held in trust account	253,082	—	(253,082)	5(c)	—

Total assets	$253,401	$35,425	$30,307		$319,133

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$298	$8,383	$4,502	5(n)	$13,183
Current debt obligations	—	3,200	—		3,200

Total current liabilities	298	11,583	4,502		16,383
Long-term debt, net of current portion	—	4,513	—		4,513
Derivative warrant liabilities	24,890	—	—		24,890
Other long-term liabilities	—	75	84,218	5(m)	84,293
Deferred underwriting fee payable	8,067	—	(8,067)	5(d)	—

Total liabilities	33,255	16,171	80,653		130,079
LOKB common stock subject to possible redemption	253,000	—	(253,000)	5(e)	—
Navitas Series A convertible preferred shares, $0.0001 par value	—	14,970	(14,970)	5(f)	—
Navitas Series B convertible preferred shares, $0.0001 par value	—	27,371	(27,371)	5(f)	—
Navitas Series B-1 convertible preferred shares, $0.0001 par value	—	14,786	(14,786)	5(f)	—
Navitas Series B-2 convertible preferred shares, $0.0001 par value	—	52,379	(52,379)	5(f)	—
Shareholders’ Equity:
Navitas common shares, $0.0001 par value	—	3	(3)	5(g)	—
LOKB Class A common stock, $0.0001 par value	—	—	—	5(h)	—
LOKB Class B common stock, $0.0001 par value per share	1	—	(1)	5(h)	—
Surviving Pubco Class A common stock, $0.0001 par value	—	—	13	5(j)	13
Additional paid-in capital	—	18,567	325,678	5(k)	344,245
Accumulated deficit	(32,855)	(108,820)	(13,527)	5(b)(i)(n)	(155,202)
Accumulated other comprehensive loss	—	(2)	—		(2)

Total shareholders’ equity attributable to common shareholders	(32,854)	(90,252)	312,160		189,054

Total liabilities, common stock subject to possible redemption, convertible preferred shares and shareholders’ equity	$253,401	$35,425	$30,307		$319,133

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share amounts)

	Historical
	LOKB	Navitas	6 Pro Forma Adjustments		Pro Forma Statement of Operations
Revenue, net	$—	$16,398	$—		$16,398
Cost of goods sold	—	8,962	—		8,962

Gross profit	—	7,436	—		7,436
Operating expenses:
Research and development	—	16,325	3,619	6(a)	19,944
Selling, general, and administrative	—	23,713	5,256	6(a), 6(d)	28,969
Formation costs and other operating expenses	1,875	—	—		1,875

Total operating expenses	1,875	40,038	8,875		50,788

Loss from operations	(1,875)	(32,602)	(8,875)		(43,352)
Other income (expense), net:
Interest income	68	4	(68)	6(b)	4
Interest expense	—	(203)	—		(203)
Other income (expense), net	(4,454)	—	—		(4,454)

Total other income (expense), net	(4,386)	(199)	(68)		(4,653)

Income (loss) before income taxes	(6,261)	(32,801)	(8,943)		(48,005)
Income tax expense		(37)	—		(37)

Net income (loss)	$(6,261)	$(32,838)	$(8,943)		$(48,042)

Weighted average shares outstanding of Class A common stock	25,300	17,949	—		117,706	6(c)
Basic and diluted net loss per share, Class A common stock	$(0.20)	$(1.83)	$—		$(0.41)	6(c)
Weighted average shares outstanding of Class B non-redeemable common stock	6,325	—	—		—	6(c)
Basic and diluted net income per share, Class B non-redeemable common stock	$(0.20)	$—	$—		$—	6(c)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	Historical
	LOKB	Navitas	6 Pro Forma Adjustments		Pro Forma Statement of Operations
Revenue, net	$—	$11,849	$—		$11,849
Cost of goods sold	—	8,134	—		8,134

Gross profit	—	3,715	—		3,715
Operating expenses:
Research and development	—	13,049	6,876	6(a)	19,925
Selling, general, and administrative	—	9,469	4,989	6(a)	14,458
Formation costs and other operating expenses	137	—	13,222	6(d), (e)	13,359

Total operating expenses	137	22,518	25,087		47,742

Loss from operations	(137)	(18,803)	(25,087)		(44,027)
Other income (expense), net:
Interest income	19	4	(19)	6(b)	4
Interest expense	—	(240)	—		(240)
Other income (expense), net	(3,601)	—	—		(3,601)

Total other income (expense), net	(3,582)	(236)	(19)		(3,837)

Income (loss) before income taxes	(3,719)	(19,039)	(25,106)		(47,864)
Income tax expense	—	(5)	—		(5)

Net income (loss)	$(3,719)	$(19,044)	$(25,106)		$(47,869)

Weighted average shares outstanding of Class A common stock	4,276	14,847	—		106,930	6(c)
Basic and diluted net loss per share, Class A common stock	$(0.37)	$(1.28)	$—		$(0.45)	6(c)
Weighted average shares outstanding of Class B non-redeemable common stock	5,645	—	—		—	6(c)
Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.37)	$—	$—		$—	6(c)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transactions

The Business Combination

On May 6, 2021, LOKB, Live Oak Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the Laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC, a Delaware limited liability company (“Navitas Delaware” and, together with Navitas Ireland, “Navitas”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement” or “BCA”), pursuant to which, among other things, LOKB was obligated to commence a tender offer for the entire issued share capital of Navitas Ireland (the “Tender Offer”), and Merger Sub would merge with and into Navitas Delaware (the “Merger” and together with the other transactions related thereto, the “Proposed Transactions”), with Navitas Delaware surviving the Merger as a wholly owned subsidiary of LOKB, and as a result of the Tender Offer and the Merger, Navitas would become a wholly owned direct subsidiary of LOKB.

LOKB completed the Tender Offer to acquire each allotted Navitas Ireland Common Share (other than Navitas Ireland Restricted Shares granted pursuant to Navitas’ 2020 Equity Incentive Plan) and each Navitas Ireland Preferred Share for (i) the number of shares of Class A Common Stock equal to the Navitas Ireland Exchange Ratio and (ii) the contingent right to receive the applicable Earnout Shares, in each case, without interest.

At the Closing on October 19, 2021, each Navitas Delaware Common Share (other than the outstanding Navitas Delaware Restricted Shares) and each Navitas Delaware Preferred Share, in each case, issued and outstanding immediately prior to the Effective Time, was canceled and converted into the right to receive (A) the number of shares of Class A Common Stock equal to the Navitas Delaware Exchange Ratio and (B) the contingent right to receive the applicable Earnout Shares, in each case, without interest.

All Eligible Navitas Equityholders were expected to receive equity in the aggregate equal to $950.0 million (based on $10 per share), less an amount equal to the stamp duty estimated to be owed to the Irish taxing authority in connection with the Closing of the Business Combination, plus Earnout Shares. LOKB issued 78,954,051 shares of Class A Common Stock in connection with the Business Combination as part of the Per Share Tender Offer Consideration and the Per Share Merger Consideration. In addition, LOKB reserved 15,802,050 shares of Class A Common Stock for issuance with respect to options, restricted shares, restricted stock units and warrants issued in exchange for the release and extinguishment of outstanding pre-Business Combination Navitas Options, Navitas Restricted Shares, Navitas Restricted Stock Units and Navitas Warrants.

The aggregate Tender Offer and Merger consideration paid by LOKB pursuant to the BCA was equal to $950 million, subject to adjustment, in the form of 95,000,000 shares of Class A Common Stock or rights to receive shares of Class A Common Stock (valued at $10.00 per share). The aggregate consideration will be reduced by an amount equal to the stamp duty estimated to be owed to the Irish taxing authority in connection with the closing of the Business Combination.

The PIPE Financing

Contemporaneously with the execution of the BCA, LOKB entered into the Signing Subscription Agreements with the Signing PIPE Investors, pursuant to which the Signing PIPE Investors agreed to purchase, and LOKB agreed to sell, an aggregate of 14,500,000 shares of Class A Common Stock, in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $145 million. Additionally, on August 17, 2021, LOKB entered into the Initial Additional Subscription Agreement with the Initial Additional PIPE Investor, pursuant to which the Additional PIPE Investor agreed to purchase, and LOKB agreed to sell to the

Additional PIPE Investor, an aggregate of 1,000,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $10 million in the PIPE Financing. The Initial Additional PIPE Investor is an affiliate of an existing shareholder of Navitas.

On October 6, 2021, LOKB entered into subscription agreements (the “Additional Subscription Agreements” and, together with the Signing Subscription Agreements and the Initial Additional Subscription Agreement, the “Subscription Agreements”) with two investors (the “Additional Subscribers” and, together with the Signing Subscribers and the Initial Additional Subscriber, the “Subscribers”), pursuant to which the Additional Subscribers agreed to purchase, and LOKB agreed to sell to the Additional Subscribers, an aggregate of 1,800,000 shares of LOKB Class A Common Stock (the “Additional PIPE Shares” and, together with the Signing PIPE Shares and the Initial Additional PIPE Shares, the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $18 million, in a private placement (the “Additional PIPE” and, together with the Signing PIPE and the Initial Additional PIPE, the “PIPE”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements took place substantially concurrently with the closing of the Business Combination (the “Closing”) and was contingent upon, among other customary closing conditions, the subsequent consummation of the Business Combination. The purpose of the PIPE Financing was to raise additional capital for the combined company following the Closing.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). LOKB has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Financing.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Business Combination and the PIPE Financing as if they occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 give effect to the Business Combination and the PIPE Financing as if they occurred on January 1, 2020, the beginning of the earliest period presented.

The pro forma adjustments reflecting the consummation of the Business Combination and the PIPE Financing are based on certain currently available information and certain assumptions and methodologies that LOKB believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. LOKB believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the PIPE Financing based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. LOKB and Navitas have not had any historical relationship prior to the Business Combination.

Accordingly, no pro forma adjustments were required to eliminate activities between the companies. Amounts are presented in thousands, except for share and per share amounts or as otherwise specified.

The unaudited pro forma condensed combined financial information has been prepared using actual redemptions of 10,135,544 LOKB shares of Class A Common Stock for aggregate Redemption payments of $101.4 million from the trust account on the closing date of the Business Combination.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•

the (a) historical audited financial statements of LOKB as of December 31, 2020 and for the period August 12, 2020 through December 31, 2020 and (b) historical unaudited condensed financial statements of LOKB as of and for the nine months ended September 30, 2021; and

•

the (a) historical audited consolidated financial statements of Navitas as of and for the years ended December 31, 2020 and December 31, 2019 and (b) historical unaudited condensed consolidated financial statements of Navitas as of and for the nine months ended September 30, 2021.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Navitas” and other information included elsewhere in this prospectus, including the information relating to LOKB and Navitas and the Business Combination Agreement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and PIPE Financing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3. Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although LOKB will issue shares for outstanding equity interests of Navitas in the Business Combination, LOKB will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Navitas issuing stock for the net assets of LOKB, accompanied by a recapitalization. The net assets of LOKB will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Navitas.

Navitas has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	The former owners of Navitas hold the largest portion of voting rights in the combined company;

•	Navitas has the right to appoint a majority of the directors in the combined company;

•	Navitas’ existing senior management team will comprise senior management of the combined company;

•	The operations of the combined company will represent the operations of Navitas;

•	The combined company will assume Navitas’ name and headquarters.

4. Capitalization

The following summarizes the pro forma ownership of Class A common stock of the Surviving Company following the Business Combination and the PIPE Financing:

	Shares	%
Equity Capitalization Summary
Navitas Equityholders(1)	94,756,101	71.0%
LOKB Public Shareholders(2)	15,164,456	11.3%
LOKB Sponsor(3)	6,315,000	4.7%
PIPE Investors(4)	17,300,000	13.0%

Total Class A common stock of Surviving Company	133,535,557	100.0%

(1)

Includes 78,954,051 shares of Class A Common Stock issued to Navitas Shareholders and 15,802,050 shares of Class A Common Stock reserved for issuance in respect of (i) options issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Options, (ii) restricted stock issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Restricted Shares, (iii) restricted stock units issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Restricted Stock Units and (iv) warrants issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Warrants, in each case that may be exercised at a later date.

Excludes (i) the reduction in the aggregate number of shares of Class A Common Stock issuable under the Business Combination Agreement based on the estimated stamp duty, as such amount will not be known with certainty after the Closing, and (ii) the potential issuance of the Earnout Shares to the Eligible Navitas Equityholders. During the Earnout Period, we may issue to Eligible Navitas Equityholders up to 10,000,000 additional shares of Class A Common Stock in the aggregate in three equal tranches upon the satisfaction of price targets of $12.50, $17.00 or $20.00, which price targets are based upon the volume-weighted average closing sale price of one share of Class A Common Stock quoted on the exchange on which the shares of Class A Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period during the Earnout Period, or upon certain change of control transactions that imply a per share value that would satisfy the price targets.

(2)	Reflects redemptions of 10,135,544 shares of Class A Common Stock for aggregate Redemption payments of $101.4 million using a per-share Redemption Price of $10.00 from the Trust Account.

(3)

Assumes the 1,265,000 shares of Class A Common Stock that will be subject to forfeiture in accordance with the Sponsor Letter Amendment are treated as if owned by the Sponsor, although they will be held subject to forfeiture and cancellation by the Company.

(4)	Reflects the consummation of the PIPE Financing for aggregate proceeds of $173.0 million, with 17,300,000 shares of Class A Common Stock issued to the PIPE Investors.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma adjustments ($ in thousands, unless otherwise noted)

(a)	To reflect the net cash proceeds from the Business Combination and the PIPE Financing as follows:

Release of Trust Account	$253,082	5	(c)
Redemptions of LOKB Class A Common shares	(101,388)	5	(l)
Payment of LOKB deferred underwriting fee payable	(8,067)	5	(d)
Payment of other transaction expenses	(32,933)	5	(i)
Proceeds from PIPE Financing (see Note 1 above)	173,000	5	(k)

Cash and cash equivalents	$283,694

(b)	To reflect the reclassification of $305 of transaction expense prepaid by LOKB to accumulated deficit upon completion of the Business Combination.

(c)	To reflect the release of $253,082 from the Trust Account (see Note 5(a)).

(d)	To reflect the settlement of $8,067 of deferred underwriting fees incurred during LOKB’s IPO that are contractually due upon completion of the Business Combination (see Note 5(a)).

(e)	Assuming no shares of Class A Common Stock are redeemed, the LOKB shares of Class A Common Stock subject to possible redemption of $253,000 would be transferred to permanent equity (see Note 5(k)).

(f)	To reflect the recapitalization of the combined company through the exchange of Navitas redeemable convertible preferred stock for common stock of the post-combination company.

(g)	To reflect the recapitalization of the combined company through the exchange of Navitas common stock for common stock of post-combination company.

(h)	To reflect the recapitalization of the combined company through the exchange of LOKB common stock for the common stock of post-combination company.

(i)

To reflect the payment of transaction expenses of $32,933, net of $8,067 of deferred underwriting fees, from proceeds released from the Trust Account and proceeds from the PIPE Financing (see Note 5(a)). Of the $32,933, transaction expenses totaling $24,213 represent incremental costs directly attributable to the Business Combination and PIPE Financing and as such, are charged against the proceeds of the transaction, while $8,720 represent financial advisory fees incurred by LOKB that are not considered to be offering costs and are reflected as an adjustment to expenses in the year ended December 31, 2020.

(j)	To reflect the reclassification from additional paid in capital to par value of common stock for 133,535,609 shares of post-combination company at $0.0001.

(k)

To reflect the recapitalization of the combined company through the exchange of all the share capital of LOKB and Navitas for common stock of post-business combination LOKB and the following equity transactions:

Reclassification of common stock subject to possible redemption	$253,000	5	(e)
Redemption of Class A Common shares	$(101,388)	5	(l)
Reclassification of Navitas’ redeemable convertible preferred shares to permanent equity	109,506	5	(f)
Reclassification of post-combination company common stock par value	(13)	5	(j)
Proceeds from PIPE Financing (see Note 1 above)	173,000	5	(a)

Reclassification of Navitas’ ordinary shares par value to additional paid in capital.	3	5	(g)
Reclassification of LOKB common stock par value to additional paid in capital.	1	5	(h)
Payments of transaction expenses	(24,213)	5	(i)
Reclassification of contingent consideration from additional paid in capital.	(84,218)	5	(m)

Total shareholders’ equity	$325,678

(l)	Reflects the redemption of 10,135,544 shares of Class A Common Stock for $101,388.

(m)

To record a contingent consideration liability for the fair value of the Earnout Shares attributable to non-employee equityholders. The Company assessed the Earnout and has concluded that the Earnout Shares for non-employees (estimated to be approximately 7,310,000 shares) will be classified as a liability and measured at fair value with changes in fair value recorded in current earnings. The portion of the Earnout related to Navitas Employee equityholders (estimated to be 2,690,000 shares), which is subject to vesting, will be accounted for under ASC 718 for classification and measurement – see Note 6(a). The Company determined the fair value of the Earnout Shares as of October 19, 2021 to be $11.52 per share using the Monte Carlo simulation method. The fair value is based on the simulated price of the Company under twenty thousand scenarios over the five-year maturity date of the contingent consideration. The key inputs used in the determination of the fair value included exercise prices of $12.50, $17.00 and $20.00, volatility of 47% (based on the implied volatility of 13 comparable public companies), LOKB common share price of $13.38, and a risk-free rate of return of 1.17%. Post-combination, the fair value of the contingent consideration liability will be remeasured each reporting period and changes in value will be reflected in net income (loss). For every $1 change in the per share fair value of the Earnout Shares, the contingent consideration liability will change by approximately $7.3 million.

(n)

The Stamp Duty Amount of $4,502 is an obligation of LOKB equal to 1% of the value of the transferred Navitas Ireland shares (at the time of transfer), which is payable in the tax year in which the transfer occurs. The Stamp Duty Amount is reflected as an accrued liability and a reduction of shareholders equity as of September 30, 2021.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2021 and the Year Ended December 31, 2020

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma adjustments ($ in thousands, unless otherwise noted)

(a)

To record share-based compensation expense related to Earnout Shares attributable to Eligible Company Employee equityholders, based on the estimated fair value of the Earnout at the Closing, amortized for the respective vesting periods of each statement of operations presented herein, as if vesting began January 1, 2020. The expense adjustment is allocated between selling, general and administrative expense and research and development expense based on the relative allocation of operating expenses between the two categories for each of the respective periods presented because the Company has not yet performed an allocation of the Earnout Shares to individual employees. As of September 30, 2021, unrecognized compensation expense of $10.2 million is expected to be recognized over a weighted average period of 1.08 years.

(b)	To eliminate interest income and unrealized gains earned on the Trust Account which will be released upon closing of the Business Combination.

(c)

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-business combination LOKB shares of Class A Common Stock outstanding at the closing of the Business Combination and the PIPE Financing assuming they each occurred on January 1, 2020. For the issuance of additional shares in connection with the Business Combination, the calculations assume the shares were outstanding at the beginning of the periods presented. When assuming redemptions, the calculations are adjusted to eliminate such shares for the entire periods. As the unaudited pro forma condensed combined statements of operations are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (see Note 4(a) above).

The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common shareholders for the periods indicated because including them would have had an antidilutive effect:

(In thousands)	Nine months ended September 30, 2021	Year ended December 31, 2020
Warrants to purchase common shares (Navitas Warrants)	1,283	1,283
Stock options potentially exercisable for common shares	10,398	11,860
Restricted stock units potentially exercisable for common shares	4,135	—
Shares underlying Public Warrants of LOKB	8,433	8,433
Shares underlying Private Placement Warrants of LOKB	4,667	4,667

	28,916	26,243

(d)

The Stamp Duty Amount of $4,502 is an obligation of LOKB equal to 1% of the value of the transferred Navitas Ireland shares (at the time of transfer), which is payable in the tax year in which the transfer occurs.

The Stamp Duty Amount is reflected as an expense in the pro forma income statement for the year ended December 31, 2020.

(e)

To reflect the payment of estimated transaction expenses of $8,720, which represent financial advisory fees incurred by LOKB that are not considered to be offering costs and are reflected as an adjustment to expenses in the year ended December 31, 2020.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NAVITAS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us, or “our” refer to the business of Navitas and its subsidiaries prior to the consummation of the Business Combination. Throughout this section, unless otherwise noted, “Navitas” refers to Navitas Semiconductor Limited and its consolidated subsidiaries.

This discussion contains forward-looking statements that are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and those set forth under “Risk Factors” in the Amended Report and other filings we make with the SEC from time to time.

Overview

Founded in 2013, Navitas is a developer of gallium nitride power integrated circuits that provide superior efficiency, performance, size and sustainability relative to existing silicon technology. Our solutions offer faster charging, higher power density and greater energy savings compared to silicon-based power systems with the same output power. By unlocking this speed and efficiency, we believe we are leading a revolution in high-frequency, high-efficiency and high-density power electronics to electrify our world for a cleaner tomorrow. We maintain operations around the world, including the United States, Ireland, Hong Kong, China, Taiwan and the Philippines, with principal executive offices in Dublin, Ireland.

We design, develop and market gallium nitride (“GaN”) power integrated circuits (“ICs”) used in power conversion and charging. Power supplies incorporating our products may be used in a wide variety of electronics products including mobile phones, consumer electronics, data centers, solar inverters and electric vehicles. We utilize a fabless business model, working with third parties to manufacture, assemble and test our designs. Our fabless model allows us to run the business today with minimal capital expenditures.

Our go-to-market strategy is based on partnering with leading manufacturers and suppliers through focused product development, addressing both mainstream and emerging applications. We consider ourselves to be a pioneer in the GaN market with a proprietary, proven GaN power IC platform that is shipping in mass production to tier-1 companies including Dell, Lenovo, LG, Xiaomi, OPPO and Amazon. Most of the products we ship today are used primarily as components in mobile device chargers. The majority of charger manufacturers we ship to today are in China, supporting major international mobile brands. Other emerging applications will be addressed in China, other parts of Asia, and worldwide.

In support of our technology leadership, we have formed relationships with numerous Tier 1 manufacturers and suppliers over the past seven years, gaining significant traction in mobile and consumer charging applications. We are developing next-generation fast chargers with 90% of the top 10 world-wide mobile OEMs using Navitas GaN power ICs. In addition, our customers have introduced over 135 GaN chargers into mass production, with an additional 150 GaN chargers in development across all of our mobile customers world-wide. Moreover, our supply chain partners have committed significant manufacturing capacity in excess of what we consider to be necessary to support our continued growth and expansion.

The core strength of our business lies in our industry leading IP position in GaN Power ICs. Navitas invented the first commercial GaN Power ICs and along the way we patented many fundamental circuit elements which are needed in most power systems from 10 W to 100 kW. Today, we have over 120 patents that are issued or pending.

In addition to our comprehensive patent portfolio, our biggest proprietary advantage is our process design kit (PDK), the ‘how-to’ guide for designers to create new GaN based device and circuits. Our GaN power IC inventions and intellectual property translate across all of our target markets from mobile, consumer, EV, enterprise, and renewables. We evaluate various complementary technologies and look to improve our PDK, in order to keep introducing newer generations of GaN technology. In 2020, we spent approximately 110% of our revenue on research and development. Navitas’ research and development activities are located primarily in the US and China. As of 2020, we had approximately 55 full-time personnel in our research & development team, with approximately 55% with advanced degrees (PhD and MS).

Business Combination Agreement

On October 19, 2021, Navitas consummated its Business Combination contemplated by the Business Combination Agreement. The Business Combination was effected by way of (i) a tender offer to acquire the entire issued share capital of Navitas Ireland (other than Navitas Ireland Restricted Shares) in exchange for the Tender Offer Consideration and (ii) the merger of Merger Sub with and into Navitas Delaware, with Navitas Delaware surviving the Merger as a wholly owned subsidiary of the Company, and as a result of the Tender Offer and the Merger, Legacy Navitas became a wholly owned direct subsidiary of LOKB. In connection with the Business Combination, the Company changed its name from Live Oak Acquisition Corp. II to “Navitas Semiconductor Corporation.”

The Business Combination was accounted for as a reverse recapitalization in accordance with US GAAP. Under the guidance in ASC 805, LOKB was treated as the “acquired” company for financial reporting purposes. The most significant change in the successor’s future reported financial position and results is the net increase in cash of approximately of $325 million, after stockholder redemptions of $101.4 million permitted under the Business Combination Agreement and prior to the payment of non-recurring transaction costs and other payments that totaled approximately $41 million.

Results of Operations

Revenue

We design, develop and manufacture GaN ICs. Our revenue represents the sale of semiconductors through specialized distributors to original equipment manufacturers (“OEMs”), their suppliers and other end customers.

Our revenues fluctuate in response to a combination of factors, including the following:

•	our overall product mix and sales volumes;

•	gains and losses in market share and design win traction;

•	pace at which technology is adopted in our end markets;

•	the stage of our products in their respective life cycles;

•	the effects of competition and competitive pricing strategies;

•	availability of specialized field application engineering resources supporting demand creation and end customer adoption of new products;

•	achieving acceptable yields and obtaining adequate production capacity from our wafer foundries and assembly and test subcontractors;

•	market acceptance of our end customers’ products; governmental regulations influencing our markets; and

•	the global and regional economic cycles.

Our product revenue is recognized when the customer obtains control of the product and the timing of recognition is based on the contractual shipping terms of a contract. We provide a non-conformity warranty which is not sold separately and does not represent a separate performance obligation. The majority of our product revenue originates from sales shipped to customer locations in Asia.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of semiconductors purchased from subcontractors, including wafer fabrication, assembly, testing and packaging, manufacturing support costs, including labor and overhead (which includes depreciation and amortization) associated with such purchases, final test and wafer level yield fallout, consumables, and shipping costs. Cost of goods sold also includes compensation related to personnel associated with manufacturing.

Research and Development Expense

Costs related to research, design, and development of our products are expensed as incurred. Research and development expense consists primarily of pre-production costs related to the design and development of our products and technologies, including costs related to employee compensation, benefits and related costs of sustaining our engineering teams, project material costs, third party fees paid to consultants, prototype development expenses, and other costs incurred in the product design and development process.

Selling, General and Administrative Expense

Selling, general and administrative costs include employee compensation, including compensation and benefits for executive, finance, business operations, field application engineers and other administrative personnel. In addition, it includes marketing and advertising, IT, outside legal, tax and accounting services, insurance, and occupancy costs and related overhead based on headcount. Selling, general and administrative costs are expensed as incurred.

Interest Expense

Interest expense primarily consists of cash interest under our term loan facility.

Income Taxes

We are a dual domesticated corporation for Ireland and U.S. federal income tax purposes. Refer to Note 11, Provision for Income Taxes, in our accompanying financial statements elsewhere in this proxy statement/prospectus.

Results of Operations

The table and discussion below present our results for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Change $	Change %	Nine Months Ended September 30,		Change $	Change %
(dollars in thousands)	2021	2020			2021	2020
Revenue	$5,631	$3,500	$2,131	61%	$16,398	$7,196	$9,202	128%
Cost of goods sold	3,032	2,184	848	39%	8,962	5,027	3,935	78%

Gross profit	2,599	1,316	1,283	97%	7,436	2,169	5,267	243%

Operating expenses:
Research and development	5,804	3,062	2,742	90%	16,325	8,142	8,183	101%
Selling, general and administrative	3,550	2,241	1,309	58%	23,713	5,624	18,089	322%

Total operating expenses	9,354	5,303	4,051		40,038	13,766	26,272

Loss from operations	(6,755)	(3,987)			(32,602)	(11,597)
Interest expense, net	(75)	(63)	(12)	19%	(199)	(172)	(27)	16%

Loss before income taxes	(6,830)	(4,050)			(32,801)	(11,769)
Income tax expense	13	—	13	—%	37	6	31	517%

Net loss	$(6,843)	$(4,050)	$(2,793)	69%	$(32,838)	$(11,775)	$(21,063)	179%

Comparison of the Three Months ended September 30, 2021 and 2020

Revenue

Revenue for the three months ended September 30, 2021 was $5.6 million compared to $3.5 million for the three months ended September 30, 2020, an increase of $2.1 million, or 61%. The increase reflected expansion of product and end-customer base and total sales volumes increasing 103%, from 3.0 million to 6.1 million GaN ICs shipped.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2021 was $3.0 million, an increase of $0.8 million or 39% compared to the three months ended September 30, 2020. The increase was primarily driven by significant revenue growth, partially offset by lower costs on second generation (“Gen 2”) and third generation (“Gen 3”) products launched into production the second half of 2020 and second half of 2021, respectively. Gen 2 provided consistent manufacturing yields in excess of 90%, while Gen 3 improved energy savings by up to an additional 10% compared to prior generations, as well as further reduced external component counts and shrank system footprints.

Research and Development Expense

Research and development expense for the three months ended September 30, 2021 of $5.8 million increased by $2.7 million, or 90%, when compared to the three months ended September 30, 2020, primarily driven by increases in headcount, resulting in $1.7 million higher compensation costs, along with an increase of $1.0 million in non-compensation costs related to new applications and reliability expenses devoted to next generation product development. We expect research and development expense to continue to increase as we grow our headcount to support our expansion into new applications.

Selling, General and Administrative Expense

Selling, general and administrative expense for the three months ended September 30, 2021 of $3.6 million increased by $1.3 million, or 58%, when compared to the three months ended September 30, 2020. The increase is due to a $0.4 million increase in compensation costs related to growth in headcount along with a $0.9 million increase in other costs of growing the business. We expect selling, general and administrative costs to increase to support our growth and as a result of the administrative costs of the expected merger and increased costs for infrastructure required as a public company.

Interest Expense

Interest expenses for the three months ended September 30, 2021 of $75 thousand increased by 19%, when compared to the three months ended September 30, 2020, primarily due to higher outstanding debt.

Income Tax Expense

Income tax expenses for the three months ended September 30, 2021 increased by $13 thousand when compared to the three months ended September 30, 2020. We expect our tax rate to remain close to zero in the near term due to full valuation allowances against deferred tax assets.

Comparison of the Nine Months ended September 30, 2021 and 2020

Revenue

Revenue for the nine months ended September 30, 2021 was $16.4 million compared to $7.2 million for the nine months ended September 30, 2020, an increase of $9.2 million, or 128%. The increase reflected the achievement of expansion of product and end-customer base and total sales volumes increasing 187%, from 6.1 million to 17.5 million GaN ICs shipped.

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2021 was $9.0 million, an increase of $3.9 million or 78% compared to the nine months ended September 30, 2020. The increase was primarily driven by significant revenue growth, partially offset by lower costs on second generation (“Gen 2”) products launched in the second half of 2020 combined with third generation (“Gen 3”) products launched in 2021 that represented the majority of cost of goods sold. Gen 2 provides consistent manufacturing yields in excess of 90%, while Gen 3 improved energy savings by up to an additional 10% compared to prior generations, as well as further reduced external component count and shrank system footprints.

Research and Development Expense

Research and development expense for the nine months ended September 30, 2021 of $16.3 million increased by $8.2 million, or 101%, when compared to the nine months ended September 30, 2020, primarily driven by increases in headcount and stock based compensation resulting in $4.3 million and $1.7 million higher compensation costs, respectively, along with an increase of $2.2 million in non-compensation costs related to new applications and reliability expenses devoted to next generation product development. We expect research and development expense to continue to increase as we grow our headcount to support our expansion into new applications.

Selling, General and Administrative Expense

Selling, general and administrative expense for the nine months ended September 30, 2021 of $23.7 million increased by $18.1 million, or 322%, when compared to the nine months ended September 30, 2020. The increase is primarily due to a $12.8 million increase in stock-based compensation, of which $12.6 million was related to rescinded restricted stock grants, a $2.2 million increase in compensation costs related to growth in headcount and a $3.1 million increase in other costs of growing the business. We expect selling, general and administrative costs to increase to support our growth and as a result of the administrative costs of the expected merger and increased costs for infrastructure required as a public company.

Interest Expense

Interest expenses for the nine months ended September 30, 2021 of $199 thousand increased by 16%, when compared to the nine months ended September 30, 2020, primarily due to higher outstanding debt.

Income Tax Expense

Income tax expenses for the nine months ended September 30, 2021 increased by $31 thousand when compared to the nine months ended September 30, 2020. We expect our tax rate to remain close to zero in the near term due to full valuation allowances against deferred tax assets.

Liquidity and Capital Resources

Our primary use of cash is to fund operating expenses, which consist primarily of research and development expenditures, working capital requirements related to inventory, accounts payable and accounts receivable, and selling, general and administrative expenditures. In addition, we use cash to fund our debt service obligations, and purchases of capital and software assets.

We expect to continue to incur net operating losses and negative cash flows from operations and we expect our research and development expenses, general and administrative expenses and capital expenditures will continue to increase. We expect our expenses and capital requirements to increase in connection with our ongoing initiatives to expand our operations, product offerings and end customer base.

We have derived our liquidity and capital resources primarily from the issuance and sale of convertible preferred stock. Through September 30, 2021, we had raised $110.9 million from preferred stockholders, including $53.1 million from the issuance of Navitas Ireland Series B-2 Preferred Shares in 2020. We have also raised funds from term loans from multiple sources, of which $7.7 million is outstanding as of September 30, 2021. The term loan principal balance is payable in monthly installments of $0.27 million, which began in September 2021.

As of September 30, 2021, we had cash and cash-equivalents of $11.1 million. We currently use cash to fund operations, meet working capital requirements, for capital expenditures and strategic investments.

The Company raised approximately $325 million of proceeds in the Business Combination transaction, including funds from the Trust Account net of redemptions and proceeds from the PIPE Offering. Subsequent to the Business Combination on October 19, 2021, the Company has additional access to capital resources through public market transactions and we expect our historical focus on near-term working capital and liquidity to shift to more strategic and forward-looking capital optimization plans. We believe that the influx of capital from the Business Combination is sufficient to finance our operations, working capital requirements and capital expenditures for the foreseeable future.

We expect our operating and capital expenditures to increase as we increase headcount, expand our operations and grow our end customer base. If additional funds are required to support our working capital requirements, acquisitions or other purposes, we may seek to raise funds through additional debt financing or from other sources. If we raise additional funds through the issuance of equity, the percentage ownership of our equityholders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing equityholders. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility and would also require us to incur interest expense. We can provide no assurance that additional financing will be available at all or, if available, that we would be able to obtain additional financing on terms favorable to us.

Cash Flows

The following table summarizes our consolidated cash flows for the nine months ended September 30, 2021 and 2020:

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
Consolidated Statements of Cash Flows Data:
Net cash used in operating activities	$(24,792)	$(12,785)
Net cash used in investing activities	(2,525)	(223)
Net cash (used in) provided by financing activities	(476)	53,991

We derive liquidity primarily from debt and equity financing activities. As of September 30, 2021, our balance of cash and cash equivalents was $11.1 million, which is a decrease of $27.8 million or 72% compared to December 31, 2020. Our total outstanding debt principal balance as of September 30, 2021 was $7.7 million, an increase of $1.7 million from the total debt outstanding at December 31, 2020.

Operating Activities

For the nine months ended September 30, 2021, net cash used in operating activities was $24.8 million, which primarily reflects a net loss of $32.8 million, adjusted for non-cash share-based compensation of $14.8 million and increases in aggregate receivable and inventory balances of $9.7 million.

For the nine months ended September 30, 2020, net cash used in operating activities was $12.8 million, which included a net loss of $11.8 million and a decrease in cash of $1.5 million due to changes in net operating assets.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2021 of $2.5 million was primarily due to $0.7 million cash consideration paid for an asset acquisition, $0.6 million contributed towards a joint venture and $1.2 million for purchases of fixed assets.

Net cash used in investing activities for the nine months ended September 30, 2020 of $223 thousand was primarily due to the purchase of fixed assets.

Financing Activities

Net cash used in financing activities for the nine months ended September 30, 2021 of $0.5 million was the result of payments of deferred offering costs of $2.5 million, $1.7 million of net borrowing and $0.3 million of proceeds from the exercise of stock options.

Net cash provided by financing activities for the nine months ended September 30, 2020 of $54.0 million was primarily the result of $52.8 million of net proceeds from the issuance of convertible preferred equity and a $1.2 million increase in net borrowings.

Contractual Obligations, Commitments and Contingencies

In the ordinary course of business, Navitas enters into contractual arrangements that may require future cash payments. The following table sets forth information related to anticipated future cash payments as of September 30, 2021:

(in thousands)	Remainder of 2021	2022	2023	2024	2025	Thereafter	Total
Operating lease obligations	$275	$911	$530	$154	$—	$—	$1,870
Debt obligations payable	800	3,200	3,200	533	—	—	7,733
Interest on debt obligations1	75	222	92	2	—		391

Total	$1,150	$4,333	$3,822	$689	$—	$—	$9,994

[1]	Interest is projected based on current rates and scheduled principal payments.

Off-Balance Sheet Commitments and Arrangements

As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in accordance with U.S. GAAP requires our management to make judgments, assumptions and estimates that affect the amounts reported in our accompanying consolidated financial statements and the accompanying notes included elsewhere. Our management bases its estimates and judgments on historical experience, current economic and industry conditions and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain.

Our most critical accounting estimates include revenue recognition and the assumptions used in the determination of share-based compensation.

Revenue Recognition

Revenue is recognized when a customer obtains control of products or services in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements within the scope of ASC 606, we perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) we satisfy performance obligations. We recognize revenue when the control of the promised goods or services is transferred to customers in an amount that reflects the consideration we expect to receive in exchange for such goods or services.

The majority of our revenue is derived from the sale of semiconductor products. In determining the transaction price, we evaluate whether the price is subject to refund or adjustment to determine the net consideration to which we expect to be entitled.

Revenue is recognized when control of the product is transferred to the customer (i.e., when our performance obligation is satisfied), which is defined by the commercial terms of each purchase but typically occurs at shipment. In determining whether control has transferred, we consider if there is a present right to payment and legal title, and whether risks and rewards of ownership have transferred to the customer. Refer to Note 2 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for additional discussion of our revenue recognition policy.

Share-Based Compensation

The fair value of stock option awards to employees and restricted stock awards to non-employees with service based vesting conditions is estimated using the Black-Scholes option pricing model. The value of an award is recognized as expense over the requisite service period in the consolidated statements of operations. The option pricing model requires management to make assumptions and to apply judgment in determining fair value of the awards. The most significant assumptions and judgments include the expected volatility, risk-free interest rate, expected dividend rate and expected term of the award.

As there has been no public market for our common stock to date, the estimated fair value of our common stock has historically been determined by our board of directors, with input from management, and considering our most recently available third-party valuation of our common stock. The board of directors has determined its fair value at the time of grant of the option by considering a number of objective and subjective factors, including financing investment rounds, operating and financial performance, the lack of liquidity of share capital and general and industry specific economic outlook, among other factors. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants Accounting and Valuation Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation. The fair value of our common stock was derived by first determining the equity value of our company. The equity value of our company was historically determined using the market approach by reference to the closest round of equity financing, if any, preceding the date of valuation and analysis of the trading values of publicly traded companies deemed comparable to us. In allocating the equity value of our company among various classes of stock, we used an option pricing model (“OPM”). The OPM takes into account our classes of equity, dividend policy and conversion rights to determine how proceeds from a liquidity event shall be distributed among the various ownership classes at a future date. The OPM arrives at a final estimated fair value per share of the common stock before a discount for lack of marketability is applied.

Beginning with the common stock valuation, as of February 2021, the equity value of our company was determined using the probability weighted expected return method (“PWERM”) approach, which assigns a probability or weighting to valuations determined under distinct scenarios. The February 12, 2021 valuation incorporated two scenarios under the PWERM method. The first scenario is a stay-private scenario in which the estimated current enterprise value was allocated to the various securities using an OPM, reflecting the rights and preferences for each security (i.e., convertible notes, preferred equity, common equity, options and warrants). The second scenario was a form of PWERM in which a single future exit event, a near-term IPO, was assumed. Under this scenario the future total enterprise value at the near-term IPO date was allocated to various equity and equity-linked securities using a common stock equivalent method reflecting as-converted common stock equivalents for each security class, since, upon an IPO, these outstanding equity-linked securities will convert into common stock. The future value of each security is then discounted to the valuation date.

In addition to considering the results of these third-party valuations, we considered various objective and subjective factors to determine the fair value of our common stock as of each grant date. The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment, including the probability and timing of liquidity events. As a result, if we had used significantly different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could be materially different. The fair value of the underlying common stock will be determined by the board of directors until such time as our common shares are listed on an established stock exchange. The fair value of the Company’s common stock ranged from $0.22 per share in June 2019 to $1.16 per share in the second half of 2020 to $10.53 per share as of August 25, 2021, the date of the most recent contemporaneous valuation report and the Company’s most recent equity grants.

Recent Developments

Navitas is pursuing key strategic initiatives, including bringing to market multiple generations of GaN technology that enhance our margin profile and continually evaluating acquisition opportunities that are complementary to our existing portfolio and increase power semiconductor content in our targeted applications. See “Information about Navitas — Company Strategy.” Consistent with these key strategic initiatives, Navitas recently entered into a partnership with a manufacturer of power management ICs to develop products and technology relating to ac-dc converters. Structured as a joint venture, Navitas’ initial contribution to the partnership will be the sale of its GaN integrated circuit die at cost & non-material expenses to contribute to the operating expenses of the partnership in exchange for a minority interest, with the right to acquire the balance of the joint venture based on the future results of the partnership (among other rights and obligations).

Recently Issued and Adopted Accounting Pronouncements

See Note 2 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our financial statements.

JOBS Act Accounting Election

We are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies, allowing them to delay the adoption of those standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act. As a result, following the Business Combination, our consolidated financial statements may not be comparable to the financial statements of companies that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make common stock less attractive to investors.

BUSINESS

Throughout this section, unless otherwise noted, “we,” “us,” “Navitas” and the “Company” refer to d/b/a Navitas Semiconductor Limited and its consolidated subsidiaries.

About Navitas

Founded in 2013, Navitas is a developer of gallium nitride power integrated circuits that provide superior efficiency, performance, size, cost and sustainability relative to existing silicon technology. Our solutions offer faster charging, higher power density and greater energy savings compared to silicon-based power systems with the same output power. By unlocking this speed and efficiency, Navitas is leading a revolution in high-frequency, high-efficiency and high-density power electronics to electrify our world for a cleaner tomorrow.

Industry Overview

Most electronic devices that connect into a wall socket require a power supply to convert energy provided by utilities at 100-240V alternating current (“AC”) into lower voltage direct current (“DC”) required by most electronic devices. Power supplies can be located inside the devices they are powering, as is the case with many consumer electronics and home appliances, or outside of the device like mobile phone chargers, typically referred to as wall chargers or power adapters. In electronic devices today, most of these charging and power supply functions are carried out using silicon (Si) power MOSFETs (Metal Oxide Silicon Field Effect Transistors) or IGBTs (Insulated Gate Bipolar Transistors), along with related analog peripheral semiconductors. As the electronic content and functionality of systems have increased over time, existing silicon-based solutions have struggled to achieve high energy efficiency and fast charging, and they require large heat sinks or other thermal management methods, and large or complex form factors.

We design, develop and market gallium nitride (“GaN”) power integrated circuits (“ICs”) used in power conversion and charging. Power supplies incorporating our products may be used in a wide variety of electronics products including mobile phones, consumer electronics, data centers, solar inverters and electric vehicles.

At the highest level, GaN is a combination of gallium and nitrogen which forms a powerful bond with materially stronger electric fields and greater electron mobility as compared to silicon (Si). With a GaN power IC, increased power system switching speeds and energy efficiency can be achieved, which translate into notable benefits for power electronics such as smaller size, lighter weight, higher density, faster charging, energy savings and ultimately a lower system cost. These are significant gains relative to existing Si-based power solutions. A GaN transistor, which is at the heart of power supplies, requires a specialized silicon driver and multiple other components to drive and protect that GaN transistor. This additional circuitry has limited the adoption of GaN over the last decade due to cost, complexity, size, and vulnerability to system transients. Navitas has solved this problem with the GaN power IC. The company is the first to integrate all the drive and protection components along with the GaN transistor into a single GaN chip. This provides several form-factor improvements and energy savings related to silicon solutions. The GaN IC solution also provides several benefits compared to GaN discrete solutions including smaller footprint, fewer components, energy savings, and lower cost.

Based on third party and our internal estimates, the GaN market in 2020 was about $20 million of total sales, and is estimated to more than double every year over the next five years to $2.1 billion (117% CAGR), while the total power semiconductor market is expected to grow at a modest 6% CAGR during the same time. This growth represents an opportunity for GaN and for Navitas, as we believe we are a clear leader in the GaN space. $2.1 billion still represents only 16% of the total $13.1 billion power semiconductor market in 2026 based on Yole estimates and external research, with more room to grow in the outer years. By 2026, we expect that our primary end markets are expected to have sizable GaN power semiconductor TAMs with mobile at $575 million, consumer at $293 million, enterprise at $139 million, renewables / solar at $189 million and EV / eMobility at $724 million based on estimates from IHS, Yole and Navitas.

Navitas’ Market Opportunity

Based on third party and Navitas internal estimates, the GaN market in 2020 was approximately $20 million of total sales, and is estimated to more than double every year over the next five years to $2.1 billion (117% CAGR), while the total power semiconductor market is expected to grow at a modest 6% CAGR during the same period. This market growth represents an opportunity for GaN and for Navitas, as we believe Navitas is a clear leader in the GaN space. See “Information About Navitas — Competitive Strengths.”

GaN power ICs are set to displace a significant portion of the total power semiconductor market which is dominated by legacy silicon. Silicon has been stretched about as far as it can go in terms of performance and GaN chips offer a smaller, lighter, faster and more efficient solution for power applications. We believe GaN is positioned to displace silicon-based power semiconductors in mobile, consumer, enterprise, renewables / solar and EV / eMobility. These five markets are driven by two major long-term secular trends. Mobile, consumer, and enterprise are driven by increased demand for connectivity. With connectivity comes explosive data growth and explosive data growth translates to explosive power growth. GaN addresses this power and energy consumption problem, further enabling these industries to reach their true potential. The second long-term secular trend is climate change. Electrifying the end applications, like electric transportation and electric vehicles, leads to a more sustainable environment. Renewable energy sources, particularly solar, will adopt GaN to gain significant improvements to the cost structure and save energy. We are currently shipping devices for consumer and mobile applications and expect to achieve progress towards shipments in our other targeted sectors in the future.

Mobile

Our primary focus in the mobile segment is on mobile chargers. Mobile chargers are a fast-growing, high-volume market providing a platform to demonstrate to the world quickly that our GaN Power ICs are ready for high-volume commercial adoption and could solve real end-equipment challenges at attractive price points. Today, the mobile charger end-market faces a big power problem. This results from trends to bigger screens, bigger batteries, faster processors, and increased data. Traditional silicon chargers can take up to three or four hours to fully charge a phone, tablet or laptop. GaN Power ICs can provide up to 3x more power, up to 3x faster charging, with half the size and weight of these wall chargers. With over 2.5 billion wall chargers shipped every year, at approximately $1 of GaN bill of materials (“BoM’) content per charge, the mobile charger market represents a multi-billion-dollar opportunity, based on estimates from IDC PC tracker, USB-C research, Yole research and Navitas estimates.

Consumer

The consumer market represents consumer electronics that are not mobile, are not battery operated, but are connected to the internet. With explosive data growth comes explosive power growth, and we can deliver that high power in much smaller form factors compared to silicon. This is very important in a number of consumer applications like ultra-thin TVs, high-powered gaming systems, desktop all-in-one PCs, or various smart home internet connected devices. By 2022, these four sectors aggregate to about 600 million systems shipping per year, and typically use about $3 of GaN content. This represents another $2 billion opportunity based on estimates from Gartner, Pulsenews, WitsView, Statista and Navitas estimates.

Enterprise

We primarily focus on solving the power problems of data centers within the enterprise end-market. Nearly 50% of the total cost of ownership of a data center is related to power, which includes cost of power supplies, cost of cooling the data center, and cost of the electricity. By our estimates, a silicon-based data center today is about 75% efficient. This implies that 25% of the energy going into the data center is wasted as heat and never used for data processing. A GaN-based data center can improve efficiency to about 84% total efficiency. This represents a benefit in the form of reducing the cost of electricity and the cost of cooling. Based on our analysis, if all data centers move to GaN, it can result in annual savings of ~ $1.9 billion in electricity. We also reduce the required footprint, which means less of the data center footprint is needed for power processing and more can be applied to data processing. In aggregate, data centers represent about a $1 billion opportunity for GaN ICs based on IDC Worldwide Quarterly Server Tracker and Navitas analysis.

There is a similar market need in the cryptocurrency mining space with a high demand for energy. The same GaN ICs that address the data center will also apply to cryptocurrency mining, representing additional market upside to this billion-dollar data center market.

Solar

We are well positioned to drive GaN adoption in solar applications. As we reduce the inverter hardware costs of the power supply using GaN ICs, we also significantly improve the energy savings over time. We estimate this translates into about a 10% improvement to the solar payback. Overall, we estimate the GaN IC opportunity for solar applications to be over $1 billion per year based on Markets and Markets Micro-Inverter Market report and Navitas analysis.

Electric Vehicles

Electric Vehicles represents the largest market that GaN can address. There are three different use-cases for GaN Power ICs in an electric vehicle, namely the on-board charger to charge the high-voltage battery, the DC-to-DC converter to convert the power from the high-voltage battery to all the other electronics in the car and the traction drive or motor control where GaN can drive the electric motor. The broader challenges with adoption of EV consist of three key themes: faster charging, extended range, and lowering the cost compared to traditional combustion-engine cars. GaN can help in all three areas. In addition to the faster charging time, we can significantly improve the energy savings (power dissipation) which ultimately translates into a lower battery cost for the same driving range or a longer driving range for the same battery cost. This represents a $2.5 billion per year GaN Power IC opportunity based on BCG research, Yole research and Navitas estimates. This estimate excludes other forms of electric transportation like e-bikes, scooters, motorbikes, and beyond.

Company Overview

Converting power efficiently has emerged as a critical challenge as the electrification of our planet continues amid pursuit of a reduced carbon footprint. Electric vehicles, renewable energy, large-scale data processing and other applications all demand power and charging infrastructures with greater speed and efficiency than status-quo silicon technology. Navitas’ integrated circuits solve complex and demanding challenges that are inherent in power conversion by unlocking both speed and efficiency. We have successfully harnessed the fundamentally-superior material properties of GaN to enable cost savings and enhanced power conversion through product integration, reducing the amount of space needed to support multiple requirements while dramatically increasing charging speeds.

With ten times stronger electrical fields and twice the electron mobility compared to silicon, GaN is ideally suited for disrupting power switching applications, but challenges around manufacturing quality and reliability make commercialization difficult. By developing a fully-qualified manufacturing process with over one billion device hours tested, Navitas has overcome these key hurdles to successfully and reliably integrate the critical drive, control and protection circuits into a single chip, enabling mainstream GaN adoption and unlocking the full potential of GaN in speed, efficiency, simplicity and cost. Navitas estimates show that GaN-based power systems can provide 20x faster switching, up to 3x higher power density, 3x faster charging, up to 40% energy savings and are 3x smaller and lighter compared to silicon-based power systems.

Navitas’ best-in-class ICs allow end customers to implement GaN technology with a simple, dependable solution to realize groundbreaking power density and efficiency. We are developing a differentiated GaN power IC platform utilizing our decades of power semiconductor technical expertise, robust applications knowledge and strong end customer relationships. Our key competitive strengths and robust IP portfolio of over 120 patents have enabled us to establish a leading market position in GaN power semiconductors, shipping over 20 million devices to date (April 1, 2021) with zero field failures.

Our go-to-market strategy is based on partnering with leading manufacturers and suppliers through focused product development, addressing both mainstream and emerging applications. Our company is a pioneer in the GaN market with a proprietary, proven GaN power IC platform that is shipping in mass production to tier-1 companies including Dell, Lenovo, LG, Xiaomi, OPPO and Amazon.

Furthermore, Navitas is led by a team of tenured power semiconductor industry experts with a combined 300+ years of experience in semiconductor materials, devices, applications, systems and marketing and over $4B/year in power semiconductor revenue generated in their careers.

Competitive Strengths

In July 2021, Navitas conducted analysis of publicly announced or available GaN chargers that total 143 using Navitas GaN ICs, which is greater than all other GaN suppliers combined together (a total of up to 98 GaN chargers that do not use Navitas GaN ICs. In May 2021, Navitas performed a separate analysis of publicly announced or available GaN technologies from all other suppliers with voltage ratings great than 300V confirmed that none of these offerings offer any power transistors that are monolithically integrated with other analog or logic circuits other than simple diode-connected gate protection transistors. Based on the foregoing, Navitas believes it has achieved a market-leading position in GaN power ICs by surmounting key challenges to commercialization, resulting in a best-in-class GaN IC solutions and a patented, multi-year advantage. Our key competitive advantages include:

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Industry-Leading IP Position and Proprietary Design Support. Navitas has developed a broad and highly defensible portfolio of over 120 patents issued or pending that encompass critical aspects of GaN power circuitry as well as analog and digital integration. These patents help protect our strong technology advantage and are applicable to use cases in all of our targeted market applications. We supplement our strong IP position by accelerating and facilitating end customer development with the industry’s first, most mature and comprehensive GaN IC process design kit, which features device and circuit development libraries, characterization and verification as well as robust models and simulation.

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Differentiated GaN Power Solutions with Significant Barriers to Entry. Our integrated circuit approach to GaN power semiconductors eliminates complexity in driving, controlling and protecting GaN FETs while simultaneously fostering design simplicity. We have overcome key hurdles to commercialization with our proprietary GaN design and manufacturing test systems and are fully qualified with over one billion device hours tested to underscore reliability. Navitas has further evidenced this achievement with over 20 million units shipped and zero field failures related to our GaN power ICs.

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Established Relationships with Key Partners and End Customers. In support of our technology leadership, we have formed relationships with numerous Tier 1 manufacturers and suppliers over the past seven years, gaining significant traction in mobile and consumer charging applications. To date, we have partnered with over 90% of major mobile OEMs and brought over 135 GaN charger models into mass production, with an additional 150 charger models in development. Moreover, our supply chain partners have committed significant manufacturing capacity in excess of forecasts to support our continued growth and expansion.

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Proven Leadership Team of Tenured Industry Experts. Navitas’ management team has over 300 years of combined power semiconductor experience and a track record of shareholder value creation. Three of Navitas’ founders have worked closely together for over 25 years and are credited with power semiconductor industry achievements and successes that include over 200 issued patents and 200 industry papers and presentations.

Company Strategy

We are committed to offering unprecedented speed and efficiency to our end customers through next-generation power semiconductor solutions, empowering an efficient electrification of the planet while also reducing carbon footprint. We intend to address a variety of power applications in the range of 80V to 1,000V and from 10W up to 100kW across markets including mobile fast charging, consumer electronics, data centers, renewables and solar, and electric vehicles. With an established track record in mobile fast charging, Navitas is well positioned for expansion into higher power applications. Our key strategic initiatives include:

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Acceleration of Technology Development and Innovation. We are focused on bringing to market multiple generations of GaN technology that enhance our margin profile while providing further integration benefits and advanced packaging to serve higher power markets.

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Expansion into New End Markets and Geographies. Building on its initial success in mobile fast charging and consumer electronics, Navitas is poised for expansion into new market applications including data centers, solar and renewable energy as well as electric vehicles and mobility. Our fabless manufacturing model allows us to scale efficiently into new markets and applications while minimizing capital expenditures.

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Selective Acquisitions of Complementary Technologies. We plan to continually evaluate acquisition opportunities that are complementary to our existing portfolio and increase power semiconductor content in our targeted applications.

Company Products and Solutions

While Navitas believes that its competitive strengths and market opportunities will enable it to achieve its revenue projections, Navitas has yet to operate at a profit. Navitas is in the early stages of its revenue expansion but believes it will achieve profitability over the next two years. As the Navitas GaN ICs become more broadly accepted in the markets we serve we believe that our market share will grow. Products from Navitas’ initial markets of mobile and consumer are currently in full-scale production with a 44% gross margin for the six months ended June 30, 2021. Navitas products for the enterprise, renewables/solar and EV/eMobility are currently in development stage, projected to reach early-stage commercialization in 2022 and full-scale production in 2023, 2024 and 2025, respectively. Navitas anticipates expanding its supply base significantly over the next three years to support its commercialization efforts. Material hurdles to full-scale production and marketing will be field reliability, although we remain optimistic given that Navitas has experienced no failures to date.

Navitas offers a differentiated portfolio of GaN power IC chips that optimize power delivery and reduce carbon footprint. Our GaN ICs are enhanced for high frequency, soft-switching applications and designed to unlock the key material advantages of GaN while also integrating sensing, protection and reliability functions. This extends the capabilities of traditional topologies to MHz switching speeds and beyond, empowering our end customers to realize innovative commercial designs.

Most notably, our chips feature monolithic integration of FET, drive and logic, resulting in an easy-to-use, high-performance powertrain building block that enables designers to create the fastest, smallest, most efficient power converters in the world. The combination of high-speed integrated drive, industry-standard low-profile, low-inductance, and optimal packaging allows designers to leverage Navitas GaN technology with simple, quick, dependable solutions for breakthrough power density and efficiency.

Sales, Marketing and End Customer Support

Our go-to-market strategy combines robust GaN commercialization and design expertise with validated success in mobile and consumer charging applications to capture market share and expand into new verticals. We partner with numerous platforms and end customers globally and target innovative, Tier 1 suppliers to design differentiated power semiconductor solutions. In order to facilitate end customer success, we offer comprehensive design support and utilize a proprietary process design kit tailored to specific engineering needs. Furthermore, our technologies are capable of being integrated into numerous product generations and design architectures, creating a unique scalable business opportunity. Our key distribution partners provide additional field application engineer resources to assist with expanding our market to a diversified end customer base. In addition, Navitas’ direct sales team works to facilitate development of new end customer partnerships with our distribution partners. With a focus on leading global clients, Navitas is well positioned to expand both its existing end customer base and enter new markets in the near-term, while maintaining its current market leadership position in mobile fast charging.

Intellectual Property

The core strength of our business lies in our industry leading IP position in GaN Power ICs.

Navitas invented the first commercial GaN Power ICs and along the way we patented many fundamental circuit elements which are needed in most power systems from 10 W to 100 kW. Today, we have over 120 patents that are issued or pending and are expected to expire between end of 2034 and July 2039. Over the past several years, we invented, characterized, modeled, and simulated the optimum way to produce GaN power ICs.

In addition to our comprehensive patent portfolio, our biggest trade secret is our process design kit (PDK), the ‘how-to’ guide for designers to create new GaN based device and circuits. Our mature and comprehensive GaN IC PDK consists of technology files, devices, characterization results and models, circuits, verification tools for design rules, layout vs schematic, layout parameter extraction, and fully enabled top level circuit simulation and test benches. These various processes together help us create our proprietary GaN IC. Our GaN power IC inventions and intellectual property translate across all of our target markets from mobile, consumer, EV, enterprise, and renewables.

Competition

Use of GaN semiconductor technology in power applications is still at the early stage of the adoption curve and requires many years of research and patented technology to achieve cost effective, high yield manufacturability without reliability issues. Due to high technology barriers, the number of viable GaN competitors are limited with a reduced threat of new market entrants.

Our competitors are silicon-based power semiconductor players and GaN based power semiconductor players.

Most GaN-based players today offer GaN discrete solutions, which require silicon-based & other components for drive, control and protection. These solutions, even though they offer some benefits compared to silicon, are still not able to capture the full advantages of a GaN integrated power IC that Navitas provides. Our primary GaN competitors include Infineon, GaN Systems, Power Integrations, Texas Instruments, Innoscience, Transphorm and EPC.

Our primary silicon-based power semiconductor competitors are Infineon, STMicroelectronics, On Semiconductor, and Power Integrations, among others. Silicon-based power devices are still the incumbent solutions used for power applications and currently have a lower-cost advantage. However, given the speed, power and size advantages of an integrated GaN IC over a silicon solution coupled with a roadmap and committed cost reductions, we will cross the cost-parity point with silicon within 2 years and achieve GaN based power systems that are lower cost than their silicon counterparts.

While Navitas believes system cost parity for GaN-based mobile chargers in excess of 30W will reach system cost parity within the next 2 years (i.e., during 2023) compared to silicon-based chargers, there are inherent risks that such a cost plan may not be achieved. Such risks include:

1.	GaN wafer and assembly (packaging) prices may not be reduced by suppliers as fast as expected or committed, especially if the global semiconductor shortage continues to last until 2022 or 2023.

2.	GaN manufacturing yields, while demonstrated over 90% on a stable, multi-month basis, could deteriorate causing manufacturing costs of GaN IC to increase.

3.

Silicon controllers, which are an important compliment to GaN power ICs used in all mobile chargers, are expected to decrease pricing in the future but price increases could occur, especially if the global semiconductor shortage continues to last until 2022 or 2023 and such prices are not directly controlled by Navitas.

4.

Passive and mechanical components (inductors, transformers, capacitors, PCB, plastic housing, etc.) are an important compliment to GaN power ICs used in all mobile chargers and are important cost reduction elements as they generally decrease in size, weight and cost when GaN increases the charger switching frequency, compared to silicon-based chargers. Despite expected or committed cost reductions for these passive and mechanical components, it is possible that such cost reductions will not materialize as such prices are not directly controlled by Navitas.

Some of the above-mentioned risk factors are associated with the shortage in the semiconductor industry which will likely last until 2022 or 2023. However, there is a likelihood that the corresponding components in the silicon-based chargers will also increase in cost, thereby allowing the GaN-based chargers to still achieve the forecasted system cost parity in 2023 on a relative basis.

Manufacturability

We utilize a fabless business model, working with third parties to manufacture, assemble and test our designs. Our fabless model allows us to run the business today with almost zero capital expenditure.

Navitas’ gallium nitride is actually a gallium-nitride compound semiconductor layer sitting on a silicon substrate (GaN-on-Si). The stack up of those dissimilar materials represented some challenges in the material mismatch and the resulting defect densities, which translated into poor manufacturing, low yields, high costs, and poor reliability. We have spent a significant amount of the last seven years to solve these problems through process and design improvements and test methods. Over the last year we achieved stable, predictable, consistent high yields well over 90%.

Gallium is produced primarily as a by-product from the production of bauxite, the chief ore of aluminum. The 2017 world production capacity is estimated at over 1,000 tons (low-grade + refined) and growing about 15% / year, with a supply potential of over 2,000 tons and can be sourced from many countries around the world. Semiconductor applications dominate the commercial demand for gallium, representing 98% of its use, which includes microwave circuits, ultra high-speed logic chips, LEDs, laser diodes and, as is the case for Navitas GaN power ICs, in power electronics. Gallium is not considered a rare or precious metal. GaN power ICs typically use only 95ug of Gallium in the manufacture of a single GaN power IC. When delivering our targeted 2026 revenue of $640 million, Navitas will consume less than .01% of the 2,000 tons estimated annual supply potential.

Our wafer fab partner since inception has been TSMC. We have worked to co-develop GaN-based product manufacturing capabilities with TSMC, and they have invested a significant amount of capital to develop this capability. Although we have no volume contracted annually with TSMC and work on the basis of purchase orders, our volumes of GaN products in their fab are critical to the utilization and efficiency of their GaN-specific infrastructure. TSMC operates as a leading global supplier with significant capacity to meet our growth needs. Our process is compatible with multiple complementary metal-oxide-semiconductor (“CMOS”)

foundries with the addition of a small number of GaN-specific process modules. We also plan to use the proceeds generated from this transaction to work with our key supplier partners in building advanced packaging capabilities for GaN ICs to serve higher power markets.

Research & Development

Navitas has invested its time and effort to carefully develop its proprietary GaN IC chips for power electronics and semiconductor applications. Our experienced teams around the world have made GaN adoption a reality as many end customers in different end markets start to realize the true potential of our GaN power ICs.

In order to cement our market leadership in GaN ICs, we continually look to innovate and improve our GaN ICs, to achieve greater efficiency, integration and speed at lower costs. We believe it is our responsibility to provide the world’s need for efficient power, accelerating the path to a carbon-neutral world.

We evaluate various complementary technologies and look to improve our Process Design Kit “PDK”, in order to keep introducing newer generations of GaN technology. In 2020, we spent approximately 110% of our revenue on research and development.

Navitas’ research and development activities are located primarily in the US and China. As of 2020, we had approximately 55 full-time personnel in our research & development team, with approximately 55% with advanced degrees (PhD and MS).

MANAGEMENT

Executive Officers and Directors

The following sets forth certain information concerning the persons who serve as our executive officers and members of our board.

Name	Age	Position(s)
Gene Sheridan	55	Chairman, President, Chief Executive Officer and Director
Daniel Kinzer	64	Chief Operating Officer, Chief Technology Officer and Director
Todd Glickman	37	Senior Vice President, Interim Chief Financial Officer and Treasurer
Richard J. Hendrix(1)(2)	56	Director
Brian Long(2)(3)	65	Director
David Moxam(1)(2)	65	Director
Dipender Saluja(3)	57	Director
Gary K. Wunderlich, Jr.(1)(3)	51	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Executive Officers

Gene Sheridan. Mr. Sheridan is our Chief Executive Officer and Class I member of our board. Mr. Sheridan co-founded Legacy Navitas and served as President, Chief Executive Officer and member of the Legacy Navitas’ board since 2014. Mr. Sheridan brings over 25 years of experience in the power management and semiconductor industry. From 2013 through 2015, Mr. Sheridan served as Chief Executive Officer of Empower Semiconductor, a provider of power management services, and has been serving as its acting chairman since 2015. From 2011 through 2013, he served as Senior Vice President and General Manager, Wireless Products Group at SMSC (now part of Microchip Technology, Inc.), a provider of mixed-signal, analog and Flash-IP solutions. From 2006 to 2011, he served as Chief Executive Officer of BridgeCo (now part of Microchip Technology, Inc.), a network media solutions company. Prior to that, Mr. Sheridan has held various roles at International Rectifier, a power management technology company (now part of Infineon Technologies), from 1996 to 2006, including Vice President, Processor Power Group and Vice President, Consumer & Communications Business Unit. Mr. Sheridan received his Bachelor of Science, Electrical Engineering (BSEE) in 1988 form Clarkson University.

Mr. Sheridan is qualified to serve on our board due to his extensive executive management and power management and semiconductor industry leadership experience as well as his deep knowledge of Navitas’ technology and business operations.

Daniel Kinzer. Mr. Kinzer is our Chief Operating Officer and our Chief Technology Officer and a Class I member of our board. He co-founded Legacy Navitas and has been a member of the Legacy Navitas board since 2014. He has served as Legacy Navitas’ Chief Technology Officer and Chief Operating Officer since 2014. Mr. Kinzer brings over 30 years of experience as a senior technology executive leading research and development at semiconductor and power electronics companies. His experience includes developing advanced power device and IC platforms, wide bandgap GaN and SiC device design, IC and power device fabrication processes, advanced IC design, semiconductor package development and assembly processes, and design of electronic systems. From 2007 through 2014, Mr. Kinzer served in the role of Senior Vice President and Chief Technology Officer at Fairchild Semiconductor, a semiconductor company (now part of ON Semiconductor). Prior to that, he served in various positions, including Vice President R&D and Director of Power IC Development at International Rectifier, a power management technology company (now part of Infineon

Technologies), from 1988 through 2007. Mr. Kinzer holds a Bachelor of Science in Engineering, Dept of Aerospace and Mechanical Sciences, Program in Engineering Physics, from Princeton University.

Mr. Kinzer is qualified to serve on our board due to his executive management and semiconductor and power electronics industry leadership experience as well as his deep knowledge of Legacy Navitas’ technology and business operations as Chief Technology Officer and Chief Operating Officer.

Todd Glickman. On October 19, 2021, Todd Glickman was appointed Interim Chief Financial of the Company. Mr. Glickman joined Legacy Navitas in 2015 and most recently served as Senior Vice President Finance (Head of Finance and G&A). Mr. Glickman has more than 15 years of experience in finance, accounting and corporate development. Preceding his employment at Navitas, Mr. Glickman served as a venture capitalist at MalibuIQ, LLC, evaluating early-stage technology investments. Prior to that Mr. Glickman held various roles at Activision Blizzard in Corporate Development, Vance Street Capital in Private Equity and Lehman Brothers in Investment Banking. Mr. Glickman holds a B.B.A. in Finance, Investment and Banking from the University of Wisconsin - Madison and an MBA with honors from the Marshall School of Business at the University of Southern California.

Non-Employee Directors

Richard J. Hendrix. Mr. Hendrix serves as a Class III member of our board. Mr. Hendrix has served as the chief executive officer and a member of the board of directors of LOKB since August 2020. From January 2021 to the present, Mr. Hendrix has served as the chief executive officer and a member of the board of directors of Live Oak Mobility Acquisition Corp. (NYSE: LOKM), a blank check company that consummated its initial public offering of $253,000,000 in March 2020. Mr. Hendrix has also been the chief executive officer and a member of the board of directors of Live Oak Crestview Climate Acquisition Corp., a blank check company, since February 2021. From January 2020 to December 2020, Mr. Hendrix served as an officer and director of Live Oak Acquisition Corp. (NYSE: LOAK), a blank check company that announced on December 29, 2020 that it had consummated an initial business combination with Meredian Holdings Group, Inc., a Georgia corporation d/b/a Danimer Scientific, a leading developer and manufacturer of biodegradable plastic materials. Upon the closing of the transaction, LOAK was renamed Danimer Scientific, Inc., and its Class A common stock and warrants began trading on the NYSE under the symbols “DNMR” and “DNMR WS”, respectively. Mr. Hendrix continues to serve as a director of Danimer Scientific, Inc. Since March 2020, Mr. Hendrix has served as a board member of America’s Lift Chair Supplier, LLC, a medical equipment supplier. Mr. Hendrix served as chief executive officer of FBR & Co., or FBR (formerly NASDAQ: FBRC), a capital markets firm, from 2009 to 2017, and chairman from 2012 to 2017. While at FBR, Mr. Hendrix oversaw the growth of the company and oversaw numerous strategic transactions while in his role as Chairman and Chief Executive Officer at FBR, ultimately executing a merger with B. Riley Financial, Inc. (NASDAQ: RILY) in 2017. Following the merger, Mr. Hendrix served as director of B. Riley Financial until October 2017. Prior to his tenure as Chief Executive Officer of FBR, Mr. Hendrix served as Arlington Asset Investment Corp.’s (NYSE: AAIC) President and Chief Operating Officer from 2004 to 2007 and its Chief Investment Officer from 2003 to 2004. Previously, he was the President and Chief Operating Officer of FBR Asset Investment Corporation and concurrently headed the Real Estate and Diversified Industrials Investment Banking groups of FBR. Prior to FBR, Mr. Hendrix was a Managing Director in PNC Capital Markets’ investment banking group and headed PNC’s asset-backed securities business. Mr. Hendrix is a co-founder and Managing Partner of Live Oak Merchant Partners, a merchant bank providing capital and advisory services to middle market companies across several industries. Mr. Hendrix also currently serves as an operating executive at Crestview Advisors, L.L.C. (“Crestview”), a private equity firm, and is currently the chairman of PMC Consolidated Holdings LLC, the parent company of Protect My Car, a Crestview portfolio company that provides extended auto warranty plans to consumers. Mr. Hendrix is also the Founder and Chief Executive Officer of RJH Management Co, a privately held investment management business. Mr. Hendrix received his B.S. in Finance from Miami University.

Mr. Hendrix is qualified to serve on our board due to his extensive finance, investment and advisory background.

Brian Long. Mr. Long serves as Class II member of our board. He has been a member of the Legacy Navitas board since 2015. Mr. Long is also a founder and has served as Managing Partner of Atlantic Bridge Capital, a venture capital firm, since 2004. Prior to that, he co-founded and served as Chief Executive Officer of CEVA (Parthus), a semiconductor company, from 1993 through 2003, which he took public in an initial public offering on Nasdaq and London Stock Markets (Nasdaq: CEVX). He also co-founded and acted as the Chairman of GloNav Inc. (now part of NXP), from 2006 to 2008, which developed the first single chip GPS solutions used on Galaxy mobile phones. Mr. Long is an investor and currently serves as a board member of various technology companies, including Intel Movidius, since 2013, Quixey, since 2012 and Hedvig Inc., since 2013. Some of his previous investment and board seats include Maginatics, Inc. (now part of EMC), Ozmo Devices (now part of Atmel), BridgCo (now part of SMSC), Silicon Blue Technologies (now part of Lattice Semiconductor) and Osmetta Inc (now part of Facebook). Mr. Long holds a Master’s in Electronic Engineering from Trinity College Dublin, Ireland.

Mr. Long is qualified to serve on our board based on his experience as board member of technology companies and his investing experience.

David Moxam. Mr. Moxam serves as Class II member of our board. He has been a member of the board of directors of Legacy Navitas since 2014. Mr. Moxam a founder and has been the Managing Partner of MalibuIQ, a venture capital firm, since 2011. At MalibuIQ, Mr. Moxam chairs the Ideation Council, which sets the strategy and approves the formation of new companies in which MalibuIQ invests. Since 2002, he has served as Managing Partner at Manti Ventures, a venture capital firm. He has also served as board advisor at Decisio Health, Inc., a startup that aims to help acute-care provider organizations improve their clinical processes, since 2013 and as a member of the board of directors at PeopleShores PBC, a technology services provider and impact sourcing partner for socially conscious corporations, since 2017. Prior to that, Mr. Moxam was a founder of Authentix, a provider of authentication and information services, and served as its Chief Executive Officer from 2002 to 2012. Mr. Moxam has received various recognitions, including the UK Queen’s Award for Enterprise and the Ernst & Young Entrepreneur of the Year for Technology in the US. Mr. Moxam holds graduate diplomas in Physics and Business Administration from Laurentian University in Canada and has participated in corporate executive programs with INSEAD, an international business school in France.

Mr. Moxam is qualified to serve on our board based on his experience as a member of the Legacy Navitas board and his executive and board level experience at technology companies.

Dipender Saluja. Mr. Saluja serves as Class II member of our board. He has been a member of the Legacy Navitas board since 2015 and has served as Managing Director of Capricorn Investment Group, an investment firm, since 2006. Prior to Capricorn Investment Group, he served in various operating roles at Cadence Design Systems, an electronic design company, from 1990 to 2006. Mr. Saluja currently serves on the boards of QuantumScape (NYSE: QS), Joby Aviation, Inc. (NYSE: JOBY) and several private companies. Mr. Saluja also currently serves as a Commissioner of the Global Commission to End Energy Poverty (GCEEP), on the leadership council of Cyclotron Road, on the Investment Advisory Committee of the PRIME Coalition, on the Investment Council of CalStart, and on the Advisory board of the Institute On The Environment.

Mr. Saluja is well-qualified to serve on our board because of his extensive operational, management, strategy, investment and directorship experience, particularly in the areas of technology, electronics, semiconductors, transportation, renewable energy and cleantech.

Gary K. Wunderlich, Jr. Mr. Wunderlich serves as Class III member of our board. Mr. Wunderlich has served as an officer of LOKB since August 2020. From January 2021 to the present, Mr. Wunderlich has served as the president and chief financial officer and a member of the board of directors of Live Oak Mobility Acquisition Corp. (NYSE: LOKM), a blank check company that consummated its initial public offering of $253,000,000 in March 2020. Mr. Wunderlich has also been the president, chief financial officer, secretary and a member of the board of directors of Live Oak Crestview Climate Acquisition Corp., a blank check company, since February 2021. From January 2020 to December 2020, Mr. Wunderlich served as an officer of Live Oak

Acquisition Corp. (NYSE: LOAK), a blank check company that announced on December 29, 2020 that it had consummated an initial business combination with Meredian Holdings Group, Inc., a Georgia corporation d/b/a Danimer Scientific, a leading developer and manufacturer of biodegradable plastic materials. Mr. Wunderlich is co-founder and managing partner of Live Oak Merchant Partners, a merchant bank providing capital and advisory services to middle market companies across a wide range of industries. Prior to co-founding Live Oak in 2019, Mr. Wunderlich was the founder and chief executive officer of Wunderlich Securities, Inc. (“WSI”), a full-service investment banking and brokerage firm, from 1996 until its successful merger in 2017 with B. Riley Financial, Inc. (NASDAQ: RILY). Following the merger, Mr. Wunderlich served as a director of B. Riley from 2017 to July 2018 and remained chief executive officer of WSI (rebranded B Riley Wealth) until November 2018. Mr. Wunderlich has also been consistently involved in securities industry organizations throughout his career. From 2016 to 2018 Mr. Wunderlich was a member of the Securities Industry and Financial Markets Association’s (“SIFMA”) National Board of Directors. He was also a founding board member of the American Securities Association from its inception in 2016 until 2018. Mr. Wunderlich also served in various capacities with the Financial Industry Regulatory Authority (FINRA) including serving on the National Advisory Board, serving on the District 5 Committee as both a Member and Chairman, and serving as a Member of the National Membership Council. Since March 2020, Mr. Wunderlich has served as a board member of America’s Lift Chair Supplier, LLC, a medical equipment supplier. Since 2005, Mr. Wunderlich has been a member of the Young Presidents’ Organization and participates in the Family Business, Family Office, Financial Services and Entrepreneurship and Innovation Networks. He was inducted into the Society of Entrepreneurs in 2014 and has served as a director since 2016. He is also the managing member of Eighty Park Avenue Partners LLC, a family investment vehicle. Mr. Wunderlich received a B.A. in Economics from the University of Virginia and an M.B.A. from the University of Memphis.

Mr. Wunderlich is qualified to serve on our board due to his extensive investment and securities background.

Director Independence

The NASDAQ rules require that a majority of our board be independent. An “independent director” is defined generally as a person other than an executive officer or employee of the listed company or any other individual having a relationship, which, in the opinion of the board would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We concluded that other than Gene Sheridan and Daniel Kinzer, all directors qualify as an independent director under NASDAQ listing standards.

Board Committees

The standing committees of our board currently consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees will report to our board as they deem appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below. We have previously filed copies of the charter for each of our committees. You can review those documents, as well as our other publicly filed documents, by accessing our public filings at the SEC’s web site at www.sec.gov. Our board may also convene additional committees as necessary and in accordance with the organizational documents of the Company.

Audit Committee

The audit committee is responsible for, among other matters:

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assisting the board in the oversight of (i) accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (ii) preparation and integrity of the financial statements of Company, (iii) compliance by the Company with financial statement and regulatory requirements, (iv) performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firms, and (v) qualifications and independence of the Company’s independent registered public accounting firms;

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reviewing with each of the internal and independent registered public accounting firms the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

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reviewing and discussing with management and internal auditors the Company’s system of internal control and discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

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reviewing and discussing with management, internal auditors and independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;

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receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting matters in the firm’s audit of the Company’s financial statements, (ii) all alternative treatments of financial information within U.S. GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

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reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company prior to the filing of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

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reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

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discussing with management and the independent registered public accounting firm any changes in Company’s critical accounting principles and the effects of alternative U.S. GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving the Company and other contingent liabilities;

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meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

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reviewing and approving all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such;

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establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

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reviewing periodically with the Company’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.

Our audit committee consists of Messrs. Hendrix, Moxam and Wunderlich, each of whom qualifies as an independent director according to the rules and regulations of the SEC and NASDAQ with respect to audit committee membership. Mr. Hendrix serves as chairman of the audit committee. Each member of the audit committee is financially literate and Mr. Hendrix qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Our board has adopted a written charter for the audit committee, which is available on our corporate website at https://ir.navitassemi.com/corporate-governance/documents-charters. The information on our website is not part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other matters:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

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reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the Company’s philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the Company’s board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and making recommendations concerning executive compensation policies and plans;

•	reviewing and recommending to the board the adoption of or changes to the compensation of the Company’s directors;

•	reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the Company’s board;

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reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Company’s board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

•	reviewing periodic reports from management on matters relating to the Company’s personnel appointments and practices;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	issuing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;

•	annually evaluating the committee’s performance and the committee’s charter and recommending to the any proposed changes to the charter or the committee; and

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undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Company’s board, the federal securities laws or the rules and regulations of the SEC.

Our compensation committee consists of Messrs. Moxam, Long and Hendrix, each of whom qualifies as an independent director according to the rules and regulations of NASDAQ with respect to compensation committee membership. Mr. Moxam serves as chairman of the compensation committee. Our board has adopted a written charter for the compensation committee, which is available on our corporate website at https://ir.navitassemi.com/corporate-governance/documents-charters. The information on our website is not part of this prospectus.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for, among other matters:

•	developing and recommending to the board the criteria for appointment as a director;

•	identifying, considering, recruiting and recommending candidates to fill new positions on the Company’s board;

•	reviewing candidates recommended by stockholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending director nominees for approval by the Company’s board and election by the stockholders at the next annual meeting.

The nominating and governance committee has not established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Our nominating and governance committee consists of Messrs. Saluja, Long and Wunderlich, each of whom qualify as an independent director according to the rules and regulations of the SEC and NASDAQ with respect to nominating and governance committee membership. Mr. Saluja serves as chairman of the nominating and governance committee. Our board has adopted a written charter for the nominating and governance committee, which is available on our corporate website at https://ir.navitassemi.com/corporate-governance/documents-charters. The information on our website is not part of this prospectus.

Code of Ethics

We have adopted a Code of Ethics applicable to our management team and employees in accordance with applicable federal securities laws. We have previously filed copies of our Code of Ethics and the charter for each of our committees. You can review those documents, as well as our other publicly filed documents, by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

EXECUTIVE COMPENSATION

Navitas’ Executive Officer and Director Compensation

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed regarding our named executive officers (“NEOs”), in the summary compensation table below.

For 2020, Navitas’ NEOs were:

Name	Position
Gene Sheridan	Chief Executive Officer
Daniel Kinzer	Chief Technology Officer and Chief Operating Officer
Todd Glickman	Vice President Finance

To achieve our goals of market leadership in the use of gallium nitride power integrated circuits used in power conversion and charging in a variety of electronic products including mobile phones, consumer electronics, data centers, solar inverters and electric vehicles, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.

We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Our current compensation programs reflect our startup origins in that they consist primarily of salary and stock option awards, and, have in the past included restricted stock grants. As our compensation needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require. Our board of directors, with input from the compensation committee, has historically determined the compensation for our NEOs.

Our NEOs’ compensation packages consists of the following three elements: salary, short-term cash incentive and a long-term equity incentive.

Compensation Element

Compensation Purpose
Base Salary	Base salaries are intended to provide compensation consistent with each NEO’s responsibilities, experience and performance in relation to the marketplace.

Cash Bonus	Cash bonuses are intended to incentivize and reward employees for contributions to the company’s performance.

Equity Compensation	Stock options are used to provide a strong incentive for creation of long-term shareholder value through promoting an employee ownership culture, as stock options may be exercised to provide value to executives to the extent our stock price appreciates after the grant date. Stock options granted as part of the Company’s long-term incentive plans generally vest in equal installments on each of the monthly anniversaries of the grant date over a period of four years, which may include a one-year cliff vesting date, to enhance retention and long-term thinking. In some cases, our board has also utilized milestone-based vesting to incentivize specific outcomes and to correlate the vesting level to value creation.

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2020 and December 31, 2019.

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gene Sheridan	2020	$375,000	—	$—	$11,400	$386,400
Chief Executive Officer	2019	$375,000	—	$—	$11,200	$386,200

Daniel Kinzer	2020	$350,000	$10,000	$—	$11,400	$371,400
Chief Technology Officer/Chief Operating Officer	2019	$350,000	—	$—	$11,200	$361,200

Todd Glickman	2020	$210,060	$45,000	$—	$10,202	$265,262
Vice President Finance & Treasurer	2019	207,396		17,600	8,296	233,292

(1)	Reflects cash bonuses paid pursuant to Navitas’ informal annual cash bonus plan.

(2)

Excludes options to purchase 135,000 shares of Navitas Delaware Stock granted to Mr. Glickman on October 15, 2020. These stock options have been cancelled pursuant to the option cancellation agreement between Navitas Delaware and Mr. Glickman, dated May 26, 2021. For further information see section titled “Change-In-Control-Benefits” and section titled “Stock Grants, Option Awards and Amendments to Executive Officer Employment Agreements” below.

(3)	Amounts reported under “All Other Compensation” reflect employer matching contributions made pursuant to Navitas’ 401(k) plan for each NEO.

Narrative Disclosure to Summary Compensation Table

For 2020, the compensation program for our NEOs consisted of base salary, cash bonuses under an informal cash bonus plan and incentive compensation delivered in the form of stock option awards. For 2019, the compensation program consisted of salary and stock option awards. In addition, our NEOs were eligible to participate in any employee benefit programs generally available to all employees.

Salary

Salary is set at a level that is commensurate with the executive’s duties and authority, contributions, prior experience and sustained performance and includes an incentive compensation element based on past performance.

Annual Cash Bonus

We do not maintain any formal plans specific to our NEOs providing for annual cash bonus awards. We maintain an informal discretionary bonus arrangement for our employees, including our NEOs. NEOs may receive discretionary bonus compensation payments based on the achievement of performance targets. In 2020, only Mr. Kinzer and Mr. Glickman were awarded a cash bonus. The NEOs did not receive any cash bonus in 2019.

2020 Amended and Restated Equity Incentive Plan

We have historically offered stock options to our employees, including our NEOs, as the long-term incentive component of our compensation program. We believe that providing long-term incentives in the form of equity awards encourages our NEOs to take a long-term outlook and provides them with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our employees, including our NEOs, to benefit from future successes of the Company through the appreciation of the value of their equity awards, the board believes that equity awards align employees’ interests and contributions with the long-term interests of the our stockholders. In addition, our board of directors believes that offering meaningful equity ownership in the Company is helpful in retaining our NEOs and other key employees.

In connection with its reorganization in the U.S. and Ireland, Navitas Ireland’s board of directors adopted and Navitas Ireland’s stockholders approved, the Navitas Semiconductor Limited 2020 Equity Incentive Plan, or the “2020 Plan”. The 2020 Plan amends and restates Navitas Semiconductor Inc.’s (Navitas Ireland’s predecessor) 2013 equity incentive plan (the “2013 Plan”) and has substantially the same terms and conditions as the 2013 Plan except as necessary to comply with the laws of Ireland. The 2020 Plan permits the grant of stock options, stock appreciation rights, restricted stock and restricted stock units to employees, directors and consultants of Legacy Navitas its parents and its subsidiaries. Incentive stock options (“ISO”) may be granted only to employees, including directors and executive officers, of Navitas Ireland or a parent and subsidiary of Legacy Navitas. All other awards may be granted to Legacy Navitas’ directors and employees and consultants of Legacy Navitas and Legacy Navitas’ affiliates with respect to services provided to Legacy Navitas or a parent and subsidiary of Legacy Navitas. A total of 14,439,033 shares are reserved for grant under the 2020 Plan.

Administration. Legacy Navitas’ board of directors or a committee delegated by Legacy Navitas’ board of directors administers the 2020 Incentive Plan (the “Administrator”). Subject to the terms of the 2020 Plan, the Administrator has the power to, among other things, select participants from among eligible employees, consultants and non-employee directors, determine the awards to be made pursuant to the 2020 Plan, fix the option price, option period and manner in which an option becomes exercisable, establish the terms and conditions applicable to, and establish such other terms and requirements of the various compensation incentives under the 2020 Plan, and correct any defect, supply any omission or reconcile any inconsistency in the 2020 Plan or in any agreement under the 2020 Plan.

Options. Legacy Navitas’ employees have historically received stock options under the 2020 Plan. The exercise price per share of options granted under the 2020 Plan must be at least 100% of the fair market value per share of Legacy Navitas’ common stock on the grant date; provided that the exercise price for an incentive stock option granted to a 10% or more holder of Legacy Navitas’ common stock will be no less than 110% of the fair market value per share of Navitas’ common stock on the grant date. The aggregate fair market value of the shares with respect to which incentive stock options may be exercisable for the first time by an option holder in any calendar year, under the 2020 Plan or otherwise, may not exceed $100,000 (or such higher amount as permitted under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code). Subject to the provisions of the 2020 Plan, the Administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date (which may be no more than 10 years from the date of grant, or 5 years for an incentive stock option granted to a 10% or more holder of Legacy Navitas’ common stock), and the period following termination of service during which options may remain exercisable.

Capital Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of Legacy Navitas, or other change in the corporate structure of Legacy Navitas affecting the shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the 2020 Plan and/or the number, class, and price of shares of stock covered by each outstanding award; provided, however, that the Administrator will make such adjustments to an award in accordance with applicable laws and as required by Section 25102(o) of the California Corporations Code to the extent Navitas is relying upon the exemption afforded thereby with respect to the award.

Effect of the Business Combination. Each Navitas Delaware Option and Navitas Ireland Option that was outstanding immediately prior to the Effective Time of the Business Combination, whether vested or unvested, was released and extinguished in exchange for an option to purchase a number of shares of Class A Common Stock (the “LOKB Options”) equal to (i) the number of Navitas Delaware Shares subject to such Navitas Delaware Option or Navitas Ireland Shares subject to such Navitas Ireland Option, as applicable, immediately prior to the Effective Time, multiplied by (ii) the Navitas Delaware Exchange Ratio, with respect to the Navitas Delaware Options, or the Navitas Ireland Exchange Ratio, with respect to the Navitas Ireland Options, in each case, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Navitas Delaware Option or Navitas Ireland Option immediately prior to the Effective Time, divided by (B) the Navitas Delaware Exchange Ratio, with respect to the Navitas Delaware Options, or the Navitas Ireland Exchange Ratio, with respect to the Navitas Ireland Options; provided, however, that the exercise price and the number of shares of Class A Common Stock purchasable pursuant to the LOKB Options will be determined in a manner consistent with the requirements of Section 409A of the Code. However; in the case of any LOKB Option to which Section 422 of the Code applies, the exercise price and the number of shares of Class A Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code (including that share amounts will be rounded down to the nearest whole number and exercise prices will be rounded up to the nearest whole cent). Except as specifically provided above, following the Effective Time, each LOKB Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Navitas Delaware Option or Navitas Ireland Option immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Tender Offer, the Merger or any related transactions.

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator, which agreement must be in writing and signed by the participant and Navitas. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the 2020 Plan prior to the date of such termination.

401(k) Plan

We sponsor a tax-qualified Section 401(k) plan for all employees, including our NEOs. Participants may contribute between 1% and 80% of their earnings on a tax-free basis. We match 100% of the participant’s elective deferrals up to 4% of eligible compensation for the plan year.

Pension Benefits

None of our NEOs have participated in any defined benefit pension plans in 2020.

Nonqualified Deferred Compensation

None of our NEOs have participated in any non-qualified deferred compensation plans, supplemental executive retirement plans or any other unfunded retirement arrangements in 2020.

Other Benefits, Perquisites

We provide benefits to our NEOs on the same basis as provided to all of our employees, including health, dental and vision insurance and life insurance. We do not maintain any executive-specific benefit or perquisite programs.

Employment Arrangements with Navitas’ Named Executive Officers

We entered into at-will employment agreements with each of our NEOs which set forth the general terms of employment, including salary, equity incentive compensation and other employee benefits provided to senior executives of the company. Set forth below is a description of the key terms of the NEO’s employment agreements as of December 31, 2020. Each NEO also entered into our standard confidentiality, non-solicitation, invention assignment and arbitration agreement.

Mr. Sheridan’s employment agreement, dated as of January 20, 2014, provides that he will serve as Chief Executive Officer of Legacy Navitas. Mr. Sheridan is entitled to receive an annual base salary of $325,000 which has been increased from the time of agreement (see “Summary Compensation Table” above).

Mr. Kinzer’s employment agreement, dated as of March 14, 2014, provides that he will serve as Chief Operating Officer and Chief Technology Officer of Legacy Navitas. Mr. Kinzer is entitled to receive an annual base salary of $300,000 which has been increased from the time of agreement (see “Summary Compensation Table” above).

Mr. Glickman’s employment agreement, dated March 2019, provides that he will serve as Vice President of Finance of Legacy Navitas for annual base salary of $210,000, which was subsequently increased (see “Summary Compensation Table” above).

In connection with the Business Combination, the NEOs have entered into new employment agreements with LOKB (the “New Employment Agreements”, each a “New Employment Agreement”), effective upon the consummation of the Business Combination, on substantially the same terms as their current employment agreements, except that they will not provide for any equity compensation element. It is intended that these New Employment Agreements will be replaced to reflect the status of the Company as a public company which will be contingent upon the approval of the compensation committee.

Potential Payments Upon Termination or Change-In-Control

Severance Payments

As of December 31, 2020, each NEO’s employment agreement provides that upon the executive’s termination other than for cause, death or disability, the NEO will be entitled to a lump sum payment equal to six months of their then-current base salary. The receipt of any severance is subject to each executive’s signing and not revoking of the company’s then-standard separation agreement and release of claims.

Following the 2020 year, Mr. Sheridan’s and Mr. Kinzer’s New Employment Agreements provide that in the event that their employment with Navitas is terminated for any reason other than cause, disability or death or if they resign for good reason, Mr. Sheridan and Mr. Kinzer are entitled to (i) a lump sum payment equal to twelve months of their then-current base salary and (ii) up to 12 months of company-paid COBRA premiums, subject to the executive signing and not revoking the company’s then-standard separation agreement and release of claims.

Mr. Glickman’s New Employment Agreement provides that in the event that Mr. Glickman’s employment agreement is terminated for any reason other than cause (as defined in the New Employment Agreement), disability or death, or if Mr. Glickman resigns for good reason (as defined in the New Employment Agreement), Mr. Glickman is entitled to (i) a lump sum payment equal to twelve (12) months of his then-current base salary and (ii) a lump sum payment equal to 100% of his potential maximum annual target bonus and (iii) up to 12 months of Company-paid COBRA premiums, subject to his signing and not revoking the Company’s then-standard separation agreement and release of claims.

Change-in-Control Benefits

Mr. Sheridan was granted stock options to purchase 2,430,000 of Legacy Navitas common shares for a total exercise price of $486,000 pursuant to a stock option agreement, dated March 28, 2018. The stock option agreement provides for accelerated vesting upon a change-in-control (as defined in the company’s equity incentive plan, which includes the Business Combination) pursuant to which all then-unvested stock options issued under the stock option agreement will vest immediately.

Mr. Kinzer was granted stock options to purchase 1,215,000 of Legacy Navitas common shares for a total exercise price of $243,000 pursuant to a stock option agreement, dated March 28, 2018. The stock option agreement provides for accelerated vesting upon a change-in-control (as defined in the company’s equity incentive plan, which includes the Business Combination) pursuant to which all then-unvested stock options issued under the stock option agreement will vest immediately.

On August 25, 2021, Mr. Sheridan was granted 2,500,000 Legacy Navitas restricted stock units and Mr. Kinzer was granted 1,000,000 Legacy Navitas restricted stock units under the 2020 Plan pursuant to a restricted stock unit and bonus award agreement (collectively, the “RSU and Bonus Award Agreements”). These RSU and Bonus Award Agreements vest subject to the occurrence of an IPO (which includes the Business Combination) in three equal instalments over a three-year period, subject to an accelerated vesting schedule and the satisfaction of certain valuation and price targets as set forth in the table below. In particular, in the event of an IPO and if during the period from and after the date of grant through the first anniversary of the IPO the aggregate fair market value of all issued and outstanding Class A Common Stock (the “Fair Market Value”) is equal to or greater than any one or more of the amounts set forth below, the corresponding numbers of Legacy Navitas restricted stock units set forth below become eligible for vesting in three equal tranches, upon the satisfaction of price targets of $12.00, $17.00 and $20.00, which price targets are based upon the volume-weighted average closing sale price of one share of Class A Common Stock quoted on the exchange on which the shares of Class A Common Stock are then traded, for any twenty trading days within any thirty consecutive trading day period during the earnout period that begins on the day:

Fair Market Value	Legacy Navitas Restricted Stock Units of Mr. Sheridan becoming eligible for vesting	Legacy Navitas Restricted Stock Units of Mr. Kinzer becoming eligible for vesting
$500,000,000	2,200,000	740,000
$550,000,000	2,275,000	810,000
$600,000,000	2,350,000	870,000
$650,000,000	2,425,000	940,000
$700,000,000	2,500,000	1,000,000

Additionally, on August 25, 2021 each of Mr. Sheridan and Mr. Kinzer were awarded a one-time cash-bonus in the amount $ 1,000,000 under the RSU and Bonus Award Agreements which became earned upon the Business Combination subject to Mr. Sheridan and Mr. Kinzer remaining employed by the Company through the closing date.

In September 2015, Legacy Navitas granted Mr. Glickman options to purchase 140,000 Legacy Navitas common shares for a total exercise price of $18,200. In August 2019, Legacy Navitas granted Mr. Glickman options to purchase 80,000 Legacy Navitas common shares for a total exercise price of $17,600. Upon a change in control (which includes the Business Combination), the option agreements provide that all then-unvested options will fully vest if Mr. Glickman is terminated without cause by the acquiring entity at any time following the acquisition or resigns for good reason. As of the date hereof, all stock options held by Mr. Glickman are fully vested.

On August 25, 2021, Mr. Glickman was granted 135,000 Legacy Navitas restricted stock units under the 2020 Plan pursuant to a restricted stock unit award agreement. These restricted stock units vest, subject to Mr. Glickman remaining employed with the Company, in accordance with the following vesting schedule, except for the 52,500 which vest on the Closing Date:

Vesting Date	RSUs Subject to Vesting
Closing Date	52,500
9/15/22	33,750
9/15/23	33,750
1/15/24	6,250
9/15/24	8,750

Additionally, on August 25, 2021, Mr. Glickman was granted 500,000 Legacy Navitas restricted stock units under the 2020 Plan pursuant to a restricted stock unit and bonus award agreement (the “Glickman RSU and Bonus Award Agreement”). Upon the occurrence of an exit event (which includes the consummation of the Business Combination) having an aggregate fair market value of all issued and outstanding shares of Class A Common Stock equal to or greater than the amounts set forth below, the corresponding numbers of Legacy Navitas restricted stock units set forth below become earned and will vest in full on the six-month anniversary, subject to Mr. Glickman remaining employed by the Company:

Fair Market Value	Navitas Restricted Stock Units of Mr. Glickman becoming eligible for vesting
$500,000,000	250,000 RSUs
$700,000,000	500,000 RSUs

Under the Glickman RSU and Bonus Award Agreement, Mr. Glickman was also awarded a one-time cash-bonus in the amount $300,000 earned upon the occurrence of the Business Combination.

Stock Grants, Option Awards and Amendments to Executive Officer Employment Agreements

In February 2021, each NEO entered into an amendment to the employment agreement with Legacy Navitas which provided for, amongst others, each NEO the right to purchase restricted Legacy Navitas common shares at the fair market value per share. On October 12, 2020, Legacy Navitas’ independent valuation firm issued a 409A valuation report determining the fair market value of Legacy Navitas common shares to be $0.29, as of June 30, 2020 (the “The Original June 30 Valuation Report”). Accordingly, at the time the restricted Legacy Navitas common shares were granted, both the Legacy Navitas board and the NEOs believed the fair value of the restricted Legacy Navitas common shares was $0.29 per share. The shares underlying such award would have been subject to the 2020 Plan’s standard four-year vesting schedule whereby the amendment to the employment agreements provided for accelerated vesting in the event of a change-in-control (which would have included the consummation of the Business Combination). Such purchases were funded with full recourse promissory notes. The number of shares of restricted stock granted under the 2021 amendments to the employment agreements were as follows:

Name	Amount of Note	Number of Shares of Restricted Stock Granted
Gene Sheridan	$796,987	2,748,232
Daniel Kinzer	$278,059	958,823
Todd Glickman	$210,000	373,915

On May 12, 2021, Legacy Navitas received a revised 409A valuation report indicating that the corrected fair market value of Legacy Navitas common shares was $1.16 per share as of June 30, 2020, correcting The Original June 30 Valuation Report. In addition, on May 27, 2021, Legacy Navitas’ independent valuation firm indicated that the fair market value of Legacy Navitas common shares was $5.53 as of February 12, 2021 (the “2021 Valuation Report”).

As a result of these valuation reports, the Legacy Navitas board and Eugene Sheridan, Daniel Kinzer and Todd Glickman, jointly decided to rescind the restricted stock grants, the full recourse promissory notes and the amendment to the employment agreements on May 26, 2021 (the “Award Rescission”). These grants were rescinded because Legacy Navitas and the NEOs did not intend for the issuance of the restricted Legacy Navitas common shares at a price less than fair market value. In the event the rescissions give rise to any personal income tax consequences for the executives, Legacy Navitas has agreed to indemnify them.

Outstanding Equity Awards at Fiscal Year 2020 Year-End

The following table provides information about the outstanding equity awards held by our NEOs as of December 31, 2020:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gene Sheridan	3/28/2018	1,404,843	(1)	417,657	(1)	$0.20	3/27/2028
Daniel Kinzer	3/28/2018	702,421	(2)	208,829	(2)	$0.20	3/27/2028
Todd Glickman	9/3/2015	140,000	(3)	—		$0.13	9/2/2025
	3/28/2018	62,437	(4)	18,563		0.20	3/27/2028
	8/19/2019	35,000	(5)	45,000		0.22	8/18/2029

(1)

The unvested portion of the award vests monthly, in eleven ratable installments, and fully vested on November 16, 2021. Under the original award, 25% of the shares underlying the award vest one year from the vesting commencement date, November 16, 2017. Thereafter, 1/48 of the shares underlying the award vest each month from the first anniversary of the vesting commencement date. The award vests in full upon a change in control, which includes the consummation of the Business Combination.

(2)

The unvested portion of the award vests monthly, in eleven ratable installments, and fully vested on November 16, 2021. Under the original award, 25% of the shares underlying the award vest one year from the vesting commencement date, November 16, 2017. Thereafter, 1/48 of the shares underlying the award vest each month from the first anniversary of the vesting commencement date. The award vests in full upon a change in control, which includes the consummation of the Business Combination.

(3)	The award became fully vested on July 15, 2019.
(4)	The vesting commencement date was November 16, 2017 and the award will be fully vested on November 16, 2021.
(5)	The vesting commencement date was March 16, 2019 and the award will be fully vested on March 16, 2023.

Fiscal Year 2020 Director Compensation

In 2020, no director received cash, equity or other non-equity compensation for service on Legacy Navitas’ board of directors. Legacy Navitas had no formal arrangements under which directors receive compensation for their service on the Legacy Navitas board or its committees. Legacy Navitas’ policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors. As of December 31, 2020, no director held outstanding stock or option awards.

Post-Business Combination Executive Compensation

In connection with the Business Combination, we have retained a compensation consultant and intend to develop an executive compensation program, together with the compensation consultant, that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to the long-term success of our Company. Decisions on the executive compensation program will be made by our board or a committee appointed by our board.

Our policies with respect to the compensation of our executive officers will be administered by our board in consultation with its compensation committee. The compensation policies are intended to provide for compensation that is sufficient to attract, motivate and retain executives and to establish an appropriate relationship between executive compensation and the creation of shareholder value.

In addition to the guidance provided by its compensation committee, the Company may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases or the engagement of independent compensation consultants.

We anticipate that equity-based compensation will be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Formal guidelines for the allocations of cash and equity-based compensation have not yet been determined, but we expect that long-term incentive compensation in the form of equity awards will be an important element of our compensation arrangements for both executive officers and directors.

Non-Employee Director Compensation

On October 19, 2021, our board approved, based on advice received from our compensation consultants, the following annual compensation for directors who are not employees or officers of Navitas:

Component	Fee Per Year
Annual Retainer	$45,000
Lead Independent Director	20,000
Audit Committee Member (Chair paid 2x)	10,000
Compensation Committee Member (Chair paid 2x)	7,500
Nominating and Corporate Governance Committee Member (Chair paid 2x)	5,000

In addition, on October 19, 2021, our board approved annual grants to each non-employee director, under the 2021 Equity Incentive Plan (as defined below) of restricted stock units representing the right to receive shares of Class A Common Stock of the Company having an aggregate fair market value on the grant date of $140,000, which grants vest in full upon the earlier of (i) the one-year anniversary of the grant date; or (ii) a Change in Control of the Company (as defined in the 2021 Equity Incentive Plan). On the Closing Date, each non-employee director was granted such restricted stock units under the 2021 Equity Incentive Plan to acquire an aggregate of 10,463 shares of Class A Common Stock.

Navitas Semiconductor Corporation 2021 Equity Incentive Plan

Under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”), which became effective as of October 19, 2021, the date of the Closing of the Business Combination, we use equity-based awards to reward long-term performance of the NEOs. We believe that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of our NEOs with the interests of our stockholders and serve to motivate and retain the individual NEOs.

The 2021 Equity Incentive Plan allows us to grant restricted stock unit awards, stock options, stock appreciation rights or “SARs”, restricted stock purchase rights, restricted stock bonuses, performance shares, performance units, cash-based awards and other stock-based awards at levels determined appropriate by the board or compensation committee. The 2021 Equity Incentive Plan allows us to utilize a broad array of equity and cash incentives in order to secure and retain the services of its employees, directors, consultants and advisors, and to provide long-term incentives that align the financial interests of its employees, consultants and directors with the financial interests of its stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management”, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

LOKB Related Party Transactions

Founders Stock

On September 1, 2020, our Sponsor purchased 5,750,000 shares of Founders Stock for an aggregate price of $25,000. In December 2020, the Company effected a stock dividend of 0.1 shares for each share of Class B common stock outstanding, resulting in an aggregate of 6,325,000 shares of Founders Stock outstanding. The shares of Founders Stock included an aggregate of up to 825,000 shares of Class B common stock subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of shares of Founders Stock would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the IPO. As a result of the underwriters’ election to fully exercise their over-allotment at the Initial Public Offering, no shares of Founders Stock are currently subject to forfeiture.

In connection with the entry into of the Business Combination Agreement, on May 6, 2021, LOKB, our Sponsor, and the other parties thereto entered into the Sponsor Letter Amendment to the Sponsor Letter Agreement, pursuant to which Sponsor Letter Agreement, among other things, the parties thereto agreed to vote their shares of Class A Common Stock in favor of the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement and not to redeem any shares of Class A Common Stock in connection with such stockholder approval. The Sponsor Letter Amendment will, effective as of and conditioned upon the Closing, amend certain provisions of the Sponsor Letter Agreement related to transfer restrictions on Class A Common Stock held by our Sponsor such that after giving effect to such amendment, (a) 20% of the shares of Founders Stock (which will be converted into shares of Class A Common Stock at the Closing) will be subject to forfeiture and, even if released from such forfeiture restrictions may not be transferred until the earlier to occur of (i) one year after the Closing, (ii) if the reported closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of our initial Business Combination or (iii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (b) 80% of the shares of Founders Stock (which will be converted into shares of Class A Common Stock at the Closing) may not be transferred until released from extended transfer restrictions (with such release being made in three equal tranches) after the Closing, subject to early release following the satisfaction of certain price targets of $12.00, $17.00 and $20.00, which price targets are based upon the volume-weighted average closing sale price of one share of Class A Common Stock quoted on the exchange on which the shares of Class A Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period commencing at least 150 days after the Closing Date.

Private Placement Warrants

Our Sponsor purchased an aggregate of 4,666,667 Private Placement Warrants for a purchase price of $1.50 per warrant in private placements that occurred simultaneously with the closing of our IPO and the sale of the Over-

allotment Units. As such, our Sponsor’s interest in this transaction is valued at approximately $7.0 million. Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our Initial Business Combination.

Administrative Support Agreement

On December 2, 2020, we entered into an administrative support agreement pursuant to which have agreed to pay our Sponsor a total of $15,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our Initial Business Combination or our liquidation, we will cease paying these monthly fees.

Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, will be paid by LOKB to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an Initial Business Combination. However, these individuals will not be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf unless a business combination is consummated. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Loans and Advances

Until the consummation of our IPO, our only source of liquidity was an initial sale of Founders Stock to our Sponsor, and the proceeds of loans and advances from our Sponsor in the amount of $240,000. In December 2020, LOKB repaid our Sponsor $240,000 in settlement of the outstanding loan and advances.

In addition, in order to finance transaction costs in connection with an intended Initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an Initial Business Combination, we would repay such loaned amounts. In the event that our Initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans by our officers and directors, if any, have not been determined, and no written agreements exist with respect to such loans. Prior to the completion of our Initial Business Combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

Registration Rights

The holders of the Founders Stock, private placement warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founders Stock) will be entitled to registration rights pursuant to the IPO Registration Rights Agreement, requiring us to register such securities for resale (in the case of the Founders Stock, only after conversion to our Class A Common Stock). The holders of at least $25 million in value of these securities are entitled to demand that we file a registration statement covering such securities and to require us to effect up to an aggregate of three underwritten offerings of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our Initial Business Combination. However, the IPO Registration Rights Agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (a) in the case of the Founders Stock, on the earlier of (i) one year after the completion of our Initial Business Combination or (ii) subsequent to our Business Combination, (A) if the last sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our Initial Business Combination or (B) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (b) in the case of the private placement warrants and the respective Class A Common Stock underlying such warrants, 30 days after the completion of our Initial Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Closing, LOKB, the Initial Holders and the New Holders entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, LOKB agreed that, within 30 calendar days after the Closing, LOKB will file with the SEC (at LOKB’s sole cost and expense) the Shelf Registration and LOKB will use its commercially reasonable efforts to have the Shelf Registration become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings and are entitled to customary piggyback registration rights under the Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement does not provide for the payment of any cash penalties by LOKB if it fails to satisfy any of its obligations under the Amended and Restated Registration Rights Agreement.

Legacy Navitas’ Related Party Transactions

Shareholder Support Agreement

On May 6, 2021, Legacy Navitas and certain key Legacy Navitas shareholders entered into a Shareholder Tender and Support Agreement (the “Shareholder Support Agreement”), whereby the key Legacy Navitas shareholders agreed to promptly and irrevocably tender all of their Navitas Ireland shares subject to the Tender Offer to the Tender Offer and to vote all of their Navitas Delaware shares in favor of the approval and adoption of the Business Combination Agreement and the Merger. Additionally, each key Legacy Navitas shareholder agreed (i) not to transfer their Navitas Delaware shares and their Navitas Ireland shares (or enter into any arrangement with respect thereto) for a certain period of time or (b) to grant any proxy that is inconsistent with the proxy granted in the Shareholder Support Agreement.

Collectively, as of May 6, 2021, the key Legacy Navitas shareholders party to the Shareholder Support Agreement held more than 80% of the outstanding shares of capital stock of Legacy Navitas. Among others, Gene Sheridan, Daniel Kinzer, Todd Glickman, The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, MalibuIQ LLC, Technology Impact Fund, LP and Capricorn-Libra Investment Group are parties to the Shareholder Support Agreement. Gene Sheridan and Daniel Kinzer are current members of our board, Todd Glickman is our Interim Chief Financial Officer, The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, MalibuIQ LLC, Technology Impact Fund, LP, and Capricorn-Libra Investment Group, are current stockholders and are affiliated with current members of the our board.

Lock-Up Agreements

On May 6, 2021, Legacy Navitas, LOKB and certain key Legacy Navitas shareholders entered into Lock-Up Agreements (each, a “Lock-Up Agreement”), whereby each of the key Legacy Navitas shareholders agreed not to sell or offer to sell their securities beneficially owned by them in the Company following the Closing of the Business Combination for certain periods of time. Among others, Gene Sheridan, Daniel Kinzer, Todd Glickman, The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, MalibuIQ LLC, Technology Impact Fund, LP

and Capricorn-Libra Investment Group are parties to Lock-Up Agreements. Gene Sheridan and Daniel Kinzer are current members of our board, Todd Glickman is our Interim Chief Financial Officer, The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, MalibuIQ LLC, Technology Impact Fund, LP, and Capricorn-Libra Investment Group, are current stockholders and are affiliated with current members of our board.

Equity Financings

Series B-2 Preferred Stock Financing

From January 15, 2020 through September 30, 2020, Navitas Semiconductor, Inc. (the predecessor entity to Legacy Navitas) and as of September 24, 2020, Navitas Ireland sold and issued an aggregate of 18,198,891 shares of its Series B-2 preferred stock for a cash purchase price of $2.91692 per share, for an aggregate purchase price of approximately $53 million to accredited investors that included a holder of 5% of Legacy Navitas’ capital stock. The table below summarizes the Series B-2 preferred stock purchased by Legacy Navitas’ executive officers, directors, or holders of more than 5% our capital stock.

	Number of Shares Series B-2 Preferred Stock	Total Purchase Price ($)
Technology Impact Fund, LP(1)	685,654	$1,999,997.87

(1)	Technology Impact Fund, LP is a current stockholder and affiliated with Dipender Saluja, a member of our board. See section entitled “Principal Stockholders.”

Shareholders’ Agreement

In connection with the reorganization of Navitas Semiconductor, Inc. into Navitas Ireland, Navitas Ireland entered into a shareholders’ agreement (the “Shareholders’ Agreement”), dated September 1, 2020, with all of its stockholders, including Eugen Sheridan, Daniel Kinzer and David Moxam who are members of our board, Capricorn-Libra Investment Group, which is affiliated with our director Dipender Saluja, MalibuIQ, LLC, which is affiliated with our director David Moxam, The Eugene and Melissa Sheridan Trust, which is affiliated with our director Gene Sheridan, Technology Impact Fund, L.P., which is affiliated with our director Dipender Saluja, Atlantic Bridge III LP, which is affiliate with our director Brian Long (the “Agreement Parties”). Pursuant to the Shareholders’ Agreement, holders of Navitas Ireland’s capital stock, including the Agreement Parties, agreed to vote on certain matters, including with respect to the election of directors, and to grant Navitas Ireland and certain stockholders the right to purchase shares of Legacy Navitas’ capital stock which the shareholders propose to sell to other parties. The Shareholders’ Agreement also provides the Legacy Navitas shareholders parties thereto, including the Agreement Parties, with certain registration rights, pre-emptive rights, information and inspection rights, drag-along rights, and co-sale rights, among other rights. The Shareholders’ Agreement terminated upon Closing of the Business Combination.

Agreements with Directors and Executive Officers

Employment Agreements

Legacy Navitas has entered into employment agreements with its NEOs. For more information regarding these employment agreements, see section entitled “Executive Compensation– Employment Arrangements with Navitas’ Named Executive Officers – Potential Payments Upon Termination or Change-In-Control.”

In connection with the Business Combination, LOKB entered into new employment agreements with each of the NEOs effective upon and subject to the Closing of the Business Combination which will supersede the current employment agreements. The new employment agreements provide for substantially the same terms as the current employment agreements except that they will not comprise any equity compensation element or severance payments upon a change in control.

Option Agreements

Since its inception, Legacy Navitas has granted options to purchase Legacy Navitas common shares to its executive officers, including Gene Sheridan, Daniel Kinzer and Todd Glickman. Stock option documents for such executive officers have provisions for acceleration of vesting. Legacy Navitas common shares issuable under these options are subject to contractual lock-up agreements with Legacy Navitas and LOKB. For more information regarding these options, including acceleration terms, see the section entitled “Executive Compensation– Outstanding Equity Awards at Fiscal 2020 Year End.”

Service Agreement

On November 1, 2020, Navitas Ireland entered into a service agreement with Mox Capital LLC (the “Mox Capital”), a company affiliated with our director David Moxam. Pursuant to the service agreement, Mox Capital agreed, amongst others, to provide certain CEO strategic advisory services and to assist the management team in its activities as directed by the Chief Executive Officer in exchange for a monthly service fee of $16,000. This agreement terminated on the Closing Date of the Business Combination.

Indemnification Agreements

The Second A&R Charter contains provisions limiting the liability of executive officers and directors, and the amended bylaws provides that the Company will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law.

We entered into new indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employee against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and the bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

The limitation of liability and indemnification provisions in the Second A&R Charter and the bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

In addition, Legacy Navitas has agreed to indemnify Gene Sheridan, Daniel Kinzer and Todd Glickman from any losses that may arise in connection with the Award Rescission. For further information, see section entitled “Executive Compensation– Stock Grants, Option Awards and Amendments to Executive Officer Employment Agreements.”

Related Person Transaction Policy Following the Business Combination

Our Code of Ethics requires the Company to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of Class A Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. We will continue to maintain our Code of Ethics and have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Class A Common Stock immediately following consummation of the Transactions by:

•	each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s Class A Common Stock;

•	each current executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including derivative securities that are currently convertible or exercisable or that are convertible or exercisable within sixty (60) days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock of the Company beneficially owned by them. Percentage beneficial ownership is based on 117,733,507 shares of Class A Common Stock outstanding as of November 15, 2021, plus in the case of each holder derivative securities that are convertible or exercisable by that holder within sixty (60) days of such date.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Class
Five Percent (5%) Stockholders:
Atlantic Bridge III LP(2)	9,866,500	8.4%
Capricorn-Libra investment Group, LP(3)	9,616,879	8.2%
Directors and Executive Officers:
Gene Sheridan(4)	5,070,588	4.3%
Daniel Kinzer(5)	3,770,107	3.2%
Todd Glickman(6)	379,405	0.3%
Richard J. Hendrix(7)	10,921,667	9.3%
Brian Long(2)	9,866,500	8.4%
David Moxam	103,765	0.1%
Dipender Saluja(3)	9,616,879	8.2%
Gary K. Wunderlich, Jr.(8)	10,946,667	9.3%
All Directors and Executive Officers as a Group (8 individuals)	39,728,911	33.7%

(1)	Unless otherwise noted, the business address of each of the following individuals or entities is c/o Navitas Semiconductor Corporation, 22 Fitzwilliam Square South, Dublin, D02 FH68 Ireland.
(2)

Consists of 8,866,500 shares of Class A Common Stock held by Atlantic Bridge III LP (“AB III”) and 1,000,000 PIPE Shares held by China Ireland Growth Technology Fund II, L.P. (“CIGTF II”), an affiliate of AB III. The general partner of AB III is Atlantic Bridge III GP Limited (“AB III GP”). The general partner of CIGTF II is China Ireland Growth Technology Fund II GP, L.P. (“CIGTF II GP”), whose general partner is China Ireland Growth Technology Fund II GP Limited (“CIGTF GP Limited”). Atlantic Bridge Services Limited (“ABSL”) is a 50% shareholder in CIGTF GP Limited. Each of ABSL, AB III GP and CIGTF II GP Limited have common directors, some of whom are also shareholders in ABSL. Brian Long, a director of the Company, is a shareholder in ABSL and is a director of each of AB III GP and CIGTF II GP Limited. The address of AB III, CIGTF II and AB III GP is 22 Fitzwilliam Square, Dublin 2, Ireland, and the address of CIGTF II GP, ABSL and CIGTF GP Limited is PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Island.

(3)	Consists of shares 66% of which are held by Capricorn-Libra Investment Group, LP (“CLIG”) and 34% of which are held by Technology Impact Fund, LP (“TIF”). Capricorn-Libra Partners, LLC (“CLP”) is the

general partner of CLIG. Dipender Saluja, a director of the Company, is the sole managing member of CLP and may be deemed to have beneficial ownership of the shares held by CLP. TIF Partners, LLC (“TIFP”) is the general partner of TIF. TIFP is owned by Dipender Saluja (50%) and Ion Yadigaroglu (50%), who may be deemed to share beneficial ownership of the shares held by TIF. The business address of CLIG, TIF, CLP and TIFP is 250 University Avenue, Palo Alto, CA 94301.
(4)

Consists of (i) 3,076,044 shares of Class A Common Stock held by The Eugene and Melissa Sheridan Trust, which are beneficially owned by Mr. Sheridan as Trustee and (ii) 1,994,544 shares of Class A Common Stock underlying options that are exercisable within 60 days of October 19, 2021.

(5)	Consists of (i) 3,320,035 shares of Class A Common Stock and (ii) 450,072 shares of Class A Common Stock underlying options that are exercisable within 60 days of October 19, 2021.
(6)	Consists of (i) 245,136 shares of Class A Common Stock and (ii) 134,269 shares of Class A Common Stock underlying options and RSUs that settle within 60 days of October 19, 2021.
(7)

Consists of (i) 6,315,000 Founder Shares held by the Sponsor, (ii) 3,166,667 shares of Class A Common Stock underlying Private Placement Warrants held by the Sponsor, (iii) 1,415,000 PIPE Shares held by Live Oak GaN Partners LLC and (iv) 25,000 shares of Class A Common Stock underlying Control Warrants held by Mr. Hendrix’s IRA. Mr. Hendrix is a managing member of each of the Sponsor and Live Oak GaN Partners LLC and may be deemed to have shared beneficial ownership of securities held by each of the Sponsor and Live Oak GaN Partners LLC.

(8)

Consists of (i) 6,315,000 Founder Shares held by the Sponsor, (ii) 3,166,667 shares of Class A Common Stock underlying Private Placement Warrants held by the Sponsor, (iii) 1,415,000 PIPE Shares held by Live Oak GaN Partners LLC, (iv) 30,000 shares of Class A Common Stock underlying Control Warrants held by trusts of which Mr. Wunderlich is trustee, (v) 10,000 shares of Class A Common Stock underlying Control Warrants held by trusts of which Mr. Wunderlich may be deemed to have beneficial ownership, and (vi) 10,000 shares of Class A Common Stock underlying Control Warrants held by Mr. Wunderlich’s IRA. Mr. Wunderlich is a managing member of each of the Sponsor and Live Oak GaN Partners LLC and may be deemed to have shared beneficial ownership of the securities held by each of the Sponsor and Live Oak GaN Partners LLC.

SELLING SECURITYHOLDERS

The selling securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling securityholders’ interest in the shares of Class A Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the selling securityholders concerning the Class A Common Stock and Warrants that each may offered from time to time pursuant to this prospectus. The selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the selling securityholders, including regarding the identity of, and the securities held by, each selling securityholder, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part, if and when necessary. A selling securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We are registering the securities for resale pursuant to the selling securityholders’ registration rights under certain agreements between us and the selling securityholders. Except as set forth below, the selling securityholders have registration rights set forth in their subscription agreements. We are obligated to file one or more registration statements to register the resales of securities by the selling securityholders. We and the investors have each provided indemnities to each other against certain losses resulting from such party’s material misstatements or omissions in any registration statement or prospectus.

Other than as described below or elsewhere in this prospectus, none of the selling securityholders has any material relationship with us or any of our predecessors or affiliates.

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
Entities affiliated with Atlantic Bridge III, LP(1)	10,798,528	—	10,798,528	—	—	—	—	—
Baron Opportunity Fund(2)	500,000	—	500,000	—	—	—	—	—
Bravo Ventures, LLC(3)	1,774,892	—	1,774,892	—	—	—	—	—
Brian Long(4)	10,463	—	10,463	—	—	—	—	—
Entities affiliated with Capricorn Investment Group, LP(5)	10,627,786	—	10,627,786	—		—	—	—
Candies Family Investments LLC(6)	1,142,676	—	1,142,676	—	—	—	—	—
Chescaplq LLC(7)	917,195	102,916	900,000	—	17,195	*	102,916	*
Cohanzick Absolute Return Master Fund, Ltd.(8)	39,375	—	39,375	—	—	—	—	—
Daniel Kinzer(9)	5,375,854	—	5,375,854	—	—	—	—	—
David Moxam(10)	125,136	—	125,136	—	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
Destinations Global Fixed Income Opportunities Fund(11)	414,933	—	414,933	—		—	—	—
Difesa Master Fund, LP(12)	150,000	—	150,000	—	—	—	—	—
Dipender Saluja(13)	10,638,249	—	10,638,249	—	—	—	—	—
Entities affiliated with Encompass Capital Advisors LLC(14)	3,049,002	1,500,000	1,500,000	1,500,000	1,549,002	*	—	—
Fargo Investments, LP(15)	300,000	—	300,000	—	—	—	—	—
Favor Star Limited(16)	115,183	—	115,183	—	—	—	—	—
Gary K. Wunderlich Jr.(17)	10,957,130	3,216,667	10,957,130	3,216,667	—	—	—	—
Gene Sheridan(18)	8,627,196	—	8,627,196	—	—	—	—	—
Great American Insurance Company	300,000	—	300,000	—	—	—	—	—
Greg Corona(19)	439,736	—	439,736	—	—	—	—	—
Gregory T.A. Kovacs(20)	235,259	—	235,259	—	—	—	—	—
Jane Street Global Trading, LLC(21)	300,000	35,367	300,000	—	—	—	35,367	*
Link Wood Limited(22)	1,500,000	—	1,500,000	—	—	—	—	—
Entities affiliated with Live Oak Sponsor Partners II, LLC(23)	10,896,667	3,166,667	10,896,667	3,166,667	—	—	—	—
Entities affiliated with Manti Ventures(24)	4,248,165	—	4,248,165	—	—	—	—	—
Entities affiliated with Neumann Capital(25)	1,384,817	—	1,384,817	—	—	—	—	—
Nova Vitality Opportunity, L.P.	1,000,000	—	1,000,000	—	—	—	—	—
Richard Hendrix(26)	10,932,130	3,191,667	10,932,130	3,191,667	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
RiverPark Strategic Income Fund(27)	245,692	—	245,692	—	—	—	—	—
Shurong Zhang	1,000,000	—	1,000,000	—	—	—	—	—
Sky Royal Trading Limited(28)	2,251,139	—	375,189	—	1,875,950	1.6	—	—
Todd Glickman(29)	1,154,023	—	1,154,023	—	—	—	—	—
Tomorrow Ventures 2010 Fund, LLC(30)	887,446	—	887,446	—	—	—	—	—
Entities affiliated with Winn Family Office(31)	5,300,637	—	5,300,637	—	—	—	—	—
YF Victory Limited(32)	5,000,000	—	5,000,000	—	—	—	—	—
Yue Feng Investment Holding Limited(33)	800,000	—	800,000	—	—	—	—	—
Other Seller Securityholders(34)	1,073,382	—	1,073,382	—	—	—	—	—

Total(34)	82,016,571	4,879,950	78,574,424	4,741,667	3,442,147	2.9	138,283	*

*	Less than 1%.
(1)

Shares offered hereby consist of (i) 8,866,500 Long Shares and 932,028 Control Earnout Shares held by Atlantic Bridge III L.P. (“AB III”) and (ii) 1,000,000 PIPE Shares held by China Ireland Growth Technology Fund II, L.P. (“CIGTF II”), an affiliate of AB III. The general partner of AB III is Atlantic Bridge III GP Limited (“AB III GP”). The general partner of CIGTF II is China Ireland Growth Technology Fund II GP, L.P. (“CIGTF II GP”), whose general partner is China Ireland Growth Technology Fund II GP Limited (“CIGTF GP Limited”). Atlantic Bridge Services Limited (“ABSL”) is a 50% shareholder in CIGTF GP Limited. Each of ABSL, AB III GP and CIGTF II GP Limited have common directors, some of whom are also shareholders in ABSL. Brian Long, a director of the Company, is a shareholder in ABSL and is a director of each of AB III GP and CIGTF II GP Limited. The address of AB III, CIGTF II and AB III GP is 22 Fitzwilliam Square, Dublin 2, Ireland, and the address of CIGTF II GP, ABSL and CIGTF GP Limited is PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Island.

(2)

Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Opportunity Fund and, accordingly, may be deemed to have beneficial ownership of such shares. Mr. Baron disclaims beneficial ownership of the shares held by Baron Opportunity Fund. The fund is an affiliate of Baron Capital, Inc., a limited purpose broker-dealer. The business address of Baron Opportunity Fund is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(3)

Consists of 1,606,066 Long Shares and 168,826 Control Earnout Shares. Voting and investment power over the shares held by Bravo Ventures, LLC resides with Frank J. Hanna, III, sole shareholder of Bravo One Company, Inc., and David G. Hanna, the sole shareholder of Bravo Two Company, Inc., the managers of Bravo Ventures, LLC. The address of Bravo Ventures, LLC is P.O. Box 50401 Henderson, NV 89016-0401.

(4)	Consists of 10,463 RSU Shares.
(5)

Shares offered hereby consist of 9,616,879 Long Shares and 1,010,907 Control Earnout Shares, 66% of which are held by Capricorn-Libra Investment Group, LP (“CLIG”) and 34% of which are held by Technology Impact Fund, LP (“TIF”). Capricorn-Libra Partners, LLC (“CLP”) is the general partner of CLIG. Dipender Saluja, a director of the Company, is the sole managing member of CLP and may be deemed to have beneficial ownership of the shares held by CLP. TIF Partners, LLC (“TIFP”) is the general partner of TIF. TIFP is owned by Dipender Saluja (50%) and Ion Yadigaroglu (50%), who may be deemed to share beneficial ownership of the shares held by TIF. The business address of CLIG, TIF, CLP and TIFP is 250 University Avenue, Palo Alto, CA 94301.

(6)

Consists of (i) 952,546 Long Shares, (ii) 100,130 Control Earnout Shares, and (iii) 90,000 PIPE Shares. Voting and investment power over these shares held by Candies Family Investments LLC resides with Otto B. Candies III, the chairman of Candies Family Investments LLC. The address of Candies Family Investments LLC is 17271 HWY 90, PO Box 25, Des Allemands, Los Angeles, CA 70030.

(7)

Voting and investment power over the shares held by Chescaplq LLC resides with Traci Lerner who is the president of C P Management, L.L.C., the sole manager of Chescapmanager LLC, which is the managing member of Chescaplq LLC. The address of Chescaplq LLC is 2800 Quarry Lake Drive, Suite 300 Baltimore, MD 21209.

(8)

Voting and investment power over the shares held by Cohanzick Absolute Return Master Fund, Ltd. resides with David K. Sherman. The address of Cohanzick Absolute Return Master Fund, Ltd. is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

(9)	Consists of (i) 3,320,035 Long Shares, (ii) 109,400 RSU Shares, (iii) 450,072 Option Shares, and (iv) 511,347 Control Earnout Shares.
(10)	Consists of (i) 103,756 Long Shares, (ii) 10,463 RSU Shares, and (iii) 10,908 Control Earnout Shares.
(11)

Voting and investment power over the shares held by Destinations Global Fixed Income Opportunities Fund resides with David K. Sherman. The address of Destinations Global Fixed Income Opportunities Fund is c/o CrossingBridge Advisors, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570.

(12)

Voting and investment power over the shares held by Difesa Master Fund, LP resides with its Chief Investment Officer, Andrew Cohen. The address of Difesa Master Fund, LP is 40 West 57th Street, Suite 2020, New York, NY 10019.

(13)

Consists of (i) 10,463 RSU Shares held by Dipender Saluja, (ii) 9,616,879 Long Shares and 1,010,907 Control Earnout Shares, 66% of which are held by CLIG and 34% of which are held by TIF. CLP is the general partner of CLIG. Dipender Saluja, a director of the Company, is the sole managing member of CLP and may be deemed to have beneficial ownership of the shares held by CLP. TIFP is the general partner of TIF. TIFP is owned by Dipender Saluja (50%) and Ion Yadigaroglu (50%), who may be deemed to share beneficial ownership of the shares held by TIF.

(14)

Securities offered hereby consists of (i) 19,625 Private Placement Warrants (and the Private Warrant Shares underlying such Private Placement Warrants) held by Encompass Capital Energy Transition Master Fund LP (“Encompass E T Master”), (ii) 396,683 Private Placement Warrants (and the Private Warrant Shares underlying such Private Placement Warrants) held by Encompass Capital E L Master Fund LP (“Encompass E L Master”), (iii) 717,137 Private Placement Warrants (and the Private Warrant Shares underlying such Private Placement Warrants) held by Encompass Capital Master Fund LP (“Encompass Capital Master”, collectively, the Funds”), and (iv) 366,555 Private Placement Warrants (and the Private Warrant Shares underlying such Private Placement Warrants) held by managed accounts sub-advised by Encompass Capital Advisors LLC (“ECA Managed Accounts”). Voting and investment power over the shares held by the Funds and the ECA Managed Accounts resides with Todd Kantor, managing member of Encompass Capital Advisors LLC, the Investment Manager of the Funds and Sub-Manager for the ECA Managed Accounts. The address of Encompass E T Master, Encompass E L Master, Encompass Capital Master and ECA Managed Accounts is 200 Park Avenue, 11th Floor, New York, NY 10166.

(15)

Fargo Investments, LP is managed by Fargo GP, LLC. Fargo GP Revocable Trust is the sole member of Fargo GP LLC. Bradford M. Freeman and Ronald P. Spogli are the Trustees of Fargo GP Revocable Trust and may be deemed to have beneficial ownership of the shares held by Fargo Investments, LP. The address of Fargo Investments, LP is 11100 Santa Monica Blvd., Suite 1900, Los Angeles, CA 90025.

(16)

Frances Anne Elizabeth Richard, Jill Marie Franklin and Kit Bing Hon are the directors of Favor Star Limited and share voting and dispositive power over the shares, each disclaims beneficial ownership over the securities held by Favor Star Limited. The address of Favor Star Limited is 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers MC 98000 Monaco.

(17)

Consists of (i) 6,315,000 Founder Shares held by the Sponsor, (ii) 3,166,667 Private Placement Warrants (and the Private Warrant Shares underlying such Private Placement Warrants) held by the Sponsor, (iii) 1,415,000 PIPE Shares held by Live Oak GaN Partners LLC, (iv) 10,463 RSU Shares, (v) Control Warrants to purchase 30,000 shares of Class A Common Stock held by trusts of which Mr. Wunderlich is trustee (including shares of Class A Common Stock issuable upon exercise of such Control Warrants), (vi) Control Warrants to purchase 10,000 shares of Class A Common Stock held by trusts of which Mr. Wunderlich may be deemed to have beneficial ownership (including shares of Class A Common Stock issuable upon exercise of such Control Warrants), and (vii) Control Warrants to purchase 10,000 shares of Class A Common Stock held by Mr. Wunderlich’s IRA (including shares of Class A Common Stock issuable upon exercise of such Control Warrants). Mr. Wunderlich is a managing member of each of the Sponsor and Live Oak GaN Partners LLC and may be deemed to have shared beneficial ownership of the securities held by each of the Sponsor and Live Oak GaN Partners LLC.

(18)

Consists of (i) 3,076,044 Long Shares held by The Eugene and Melissa Sheridan Trust, which are beneficially owned by Mr. Sheridan as Trustee (ii) 1,994,544 Option Shares, (iii) 2,736,000 RSU Shares, and (iv) 820,608 Control Earnout Shares.

(19)	Consists of 397,909 Long Shares and 41,827 Control Earnout Shares.
(20)	Consists of 212,881 Long Shares and 22,378 Control Earnout Shares.
(21)

Voting and investment power over the shares held by Jane Street Global Trading, LLC resides with Michael A. Jenkings and Robert A. Graniere, members of the Operating Committee of Jane Street Group, LLC of which Jane Street Global Trading, LLC is a wholly owned subsidiary. The selling securityholder is under common control with the following SEC-registered broker-dealers: Jane Street Capital, LLC, Jane Street Options, LLC, and Jane Street Global Trading, LLC. The address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(22)

Voting and investment power over the shares held by Link Wood Limited resides with its directors, Kou Chuang Chyau and Yu Fei Lam. The address of Link Wood Limited is Suite B, 12F., No 97, Songren Rd., Zinyi Dist., Taipei, Taiwan.

(23)

Consists of (i) 6,315,000 Founder Shares held by Live Oak Sponsor Partners II, LLC, (ii) 3,166,667 Private Placement Warrants (and the Private Warrant Shares underlying such Private Placement Warrants) held by Live Oak Sponsor Partners II, LLC, and (iii) 1,415,000 PIPE Shares held by Live Oak GaN Partners, LLC. Mr. Wunderlich and Mr. Hendrix, directors of the Company, are managing members of each of the Sponsor and Live Oak GaN Partners LLC and may be deemed to have shared beneficial ownership of the securities held by each of the Sponsor and Live Oak GaN Partners LLC.

(24)

Consists of (i) 1,543,811 Control Shares held by Manti Ventures, LLC, (ii) 161,336 Control Earnout Shares held by Manti Ventures, LLC, (iii) 2,262,934 Long Shares held by Manti Holdings, LLC, (iv) 237,874 Control Earnout Shares held by Manti Holdings, LLC, and (v) 51,210 PIPE Shares held by Manti Holdings, LLC. Leo D. Barberito may be deemed to be the beneficial owner of these shares. The address for both entities is 21245 Smith Road Covington, LA 70435.

(25)

Consists of (i) 1,204,771 PIPE Shares held by Neumann Capital and (ii) 180,046 PIPE Shares held by Cassini Partners, L.P. Neumann Advisory Hong Kong Limited has voting and investment power over these shares. Zhang Fei is the director Neumann Advisory Hong Kong Limited. The address of both entities is Unit 905-6 ICBC Tower, 3 Garden Road, Central, Hong Kong.

(26)

Consists of (i) 6,315,000 Founder Shares held by the Sponsor, (ii) 3,166,667 Private Placement Warrants (and the Private Warrant Shares underlying such Private Placement Warrants) held by the Sponsor, (iii) 1,415,000 PIPE Shares held by Live Oak GaN Partners LLC, (iv) 10,463 RSU Shares, and (v) Control Warrants to purchase 25,000 shares of Class A Common Stock held by Mr. Hendrix’s IRA (including shares of Class A Common Stock issuable upon exercise of the Control Warrants). Mr. Hendrix is a managing member of each of the Sponsor and Live Oak GaN Partners LLC and may be deemed to have shared beneficial ownership of securities held by each of the Sponsor and Live Oak GaN Partners LLC.

(27)

Voting and investment power over the shares held by RiverPark Strategic Income Fund resides with David K. Sherman. The address of RiverPark Strategic Income Fund is c/o Cohanzick Management, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570.

(28)	Consists of 375,189 Navitas Warrant Shares and 1,875,950 shares of Class A Common Stock not registered hereby.
(29)	Consists of (i) 245,136 Long Shares, (ii) 104,173 Option Shares, (iii) 694,944 RSU Shares, and (iv) 109,770 Control Earnout Shares.
(30)

Consists of (i) 803,033 Long Shares and (ii) 84,413 Control Earnout Shares. Voting and investment power over the shares held by Tomorrow Ventures 2010 Fund, LLC resides with Court Coursey, the managing partner. The address of Tomorrow Ventures 2010 Fund, LLC is 555 Bryant Street, #555 Palo Alto, CA 94301.

(31)

Consists of (i) 1,557,345 Long Shares held by C.A. Winn Family Enterprises, Ltd, (ii) 163,704 Control Earnout Shares held by C.A. Winn Family Enterprises, Ltd, (iii) 45,830 PIPE Shares held by C.A. Winn Family Enterprises, Ltd, (iv) 1,557,344 Long Shares held by Southern Winn Family Enterprises, Ltd, (v) 163,705 Control Earnout Shares held by Southern Winn Family Enterprises, Ltd, (vi) 45,830 PIPE Shares held by Southern Winn Family Enterprises, Ltd, (vii) 1,557,344 Long Shares held by Tom C. Winn Family Enterprises, Ltd, (viii) 163,705 Control Earnout Shares held by Tom C. Winn Family Enterprises, Ltd, (ix) 45,830 PIPE Shares held by Tom C. Winn Family Enterprises, Ltd. The shares held by C.A. Winn Family Enterprises, Ltd may be deemed beneficially owned by Charles A. Winn, a member of the general partner of C.A. Winn Family Enterprises, Ltd. The shares held by Southern Winn Family Enterprises, Ltd may be deemed beneficially owned by Southern Winn, a member of the general partner of Southern Winn Family Enterprises, Ltd. The shares held by Tom C. Winn Family Enterprises, Ltd may be deemed beneficially owned by Tom C. Winn, a member of the general partner of Tom C. Winn Family Enterprises, Ltd. The address of each of these entities is 800 N Shoreline, Suite 1900 N, Corpus Christi, TX 78401.

(32)

YF Victory Limited is 100% owned by Yunfeng Fund IV, L.P. The general partner of Yunfeng Fund IV, L.P. is Yunfeng Investment IV, Ltd. YU Feng holds a controlling interest in Yunfeng Investment IV, Ltd. and may be deemed to have beneficial ownership of the shares held by YF Victory Limited. The address of YF Victory Limited is Rooms 1801-02, 18th Floor, China Evergrande Centre, 38 Gloucester Road, Wanchai, Hong Kong.

(33)

Voting and investment power over the shares held by Yue Feng Investment Holding Limited resides with its directors, Chen Hao and Lee Dongho. The address of Yue Feng Investment Holding Limited is 2071, 27th Floor, Central Plaza 18 Harbour Road, Wanchai, Hong Kong.

(34)

Consists of (i) 656,300 PIPE Shares, (ii) 377,410 Long Shares, and (iii) 39,672 Control Earnout Shares. 187,949 PIPE Shares are held by selling securityholders affiliated with VP Distributors, LLC, a limited purpose broker-dealer.

(35)	Total does not include any shares of Class A Common Stock issuable upon exercise of Public Warrants (including Control Warrants).

Based upon information we received from the selling securityholders, each selling securityholder that is affiliated with a broker-dealer acquired the securities being registered hereunder in the ordinary course of business, and did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares. To our knowledge, none of the selling securityholders received any securities as underwriting compensation.

DESCRIPTION OF OUR SECURITIES

The following description summarizes some of the terms of our Second A&R Charter and bylaws and the DGCL, as well as the terms of our warrants. This description is summarized from, and qualified in its entirety by reference to, our Second A&R Charter, bylaws and Warrant Agreement, dated as of December 2, 2020, with Continental Stock Transfer & Trust Company, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

General

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 751,000,000 shares, each with a par value of $0.00001 per share, consisting of (a) 750,000,000 shares of common stock (the “Common Stock”), including (i) 740,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock. Unless our board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Voting rights

Each holder of Class A Common Stock is entitled to one (1) vote in person or by proxy for each share of the Class A Common Stock held of record by such holder. Except as otherwise required in the Second A&R Charter or by applicable law, the holders of the Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Dividend rights

Subject to any other provisions of the Second A&R Charter, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of the Class A Common Stock, such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our board from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation

In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, after payments to creditors of the Company that may at the time be outstanding, and subject to the rights of any holders of the Company’s preferred stock that may then be outstanding, holders of shares of the Class A Common Stock will be entitled to receive ratably, in proportion to the number of shares of Class A Common Stock held by them, all remaining assets of the Company available for distribution.

Preferred Stock

There are no shares of preferred stock outstanding. Under the terms of the Second A&R Charter, our board has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

There are 13,475,189 warrants outstanding, of which 8,433,333 are Public Warrants, 4,666,667 are Private Placement Warrants and 375,189 are Navitas Warrants. Each Public Warrant and Private Placement Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Only whole warrants are exercisable. The Public Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of the IPO, or earlier upon redemption.

No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A Common Stock. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

The Private Placement Warrants are identical to the Public Warrants except that such Private Placement Warrants will be exercisable for cash (even if a registration statement covering the issuance of the warrant shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Sponsor or its affiliates.

Once the Public Warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

•

if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Public Warrants unless a registration statement under the Securities Act covering the issuance of the Public Warrant shares underlying the Public Warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by the Company, it may exercise our redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) as well as the $11.50 exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Class A Common Stock except as otherwise described below;

•

if, and only if, the closing price of our Class A Common Stock equals or exceeds $10.00 per public share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

•

if the closing price of our Class A Common Stock for any 20 trading days within a 30-trading day period ending three trading days before we send notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below will be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A Common Stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for Class A Common Stock if and when such Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional Class A Common Stock will be issued upon exercise.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board. Our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The ability of our board to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.

Annual Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding our annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Second A&R Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in the Second A&R Charter, a director serving on a classified board may be removed by the stockholders only for cause. The Second A&R Charter provides that, subject to the rights, if any, of the holders of shares of our preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Second A&R Charter also provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on our board that results from an increase in the number of directors may be filled by a majority vote of our board, provided that a quorum is present, and any other vacancies on our board may be filled by a majority vote of our board, even if less than a quorum, or by a sole remaining director.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Class A Common Stock at prices higher than prevailing market prices.

Special Meetings

The Second A&R Charter provides that special meetings of our stockholders may be called only by the chairman of our board, our Chief Executive Officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders will not be eligible and will have no right to call a special meeting.

Our bylaws also provide that unless otherwise restricted by the Second A&R Charter or the bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.

Amended Charter and Amended Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The bylaws may be amended, altered or repealed (A) by the affirmative vote of a majority of our entire board; or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We expect to continue to enter into, agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

Exclusive Jurisdiction of Certain Actions

The Second A&R Charter requires that derivative actions brought in the name of the Company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.

Transfer Agent and Warrant Agent

The transfer agent for Class A Common Stock and warrant agent for the warrants is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Class A Common Stock and Warrants are listed on The Nasdaq Stock Market LLC (“NASDAQ”) under the symbols “NVTS” and “NVTSW”, respectively.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling warrants, shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, shares of Class A Common Stock or interests in shares of Class A Common Stock on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	distribution to members, limited partners or stockholders of selling security holders;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of Class A Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the warrants or shares of Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, shares of Class A Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or shares of Class A Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell warrants or shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge the warrants or Class A Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the warrants or Class A Common Stock offered by them will be the purchase price of the warrants or Class A Common Stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

A selling securityholder that is an entity may elect to make an in-kind distribution of common stock or warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable common stock or warrants pursuant to the distribution through the registration statement.

To the extent required, the warrants or shares of our Class A Common Stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or Class A Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until all registrable securities covered have been sold or are no longer outstanding.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

The financial statements of Live Oak Acquisition Corp. II as of December 31, 2020 and for the period from August 12, 2020 (inception) through December 31, 2020, included in this prospectus, have been so included in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Navitas Semiconductor Limited as of and for the year ended December 31, 2020, included in this Registration Statement on Form S-1, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Navitas Semiconductor Limited as of December 31, 2019 and for the year then ended, included in this prospectus, have been so included in reliance upon the report of CohnReznick LLP, an independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

Change in Auditor Following Business Combination

On October 19, 2021, the Company’s Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. Deloitte served as the independent registered public accounting firm of Legacy Navitas prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of LOKB, was informed on October 22, 2021 that it would be replaced by Deloitte as the Company’s independent registered public accounting firm following its completion of its review of the Company’s financial statements for the third quarter of 2021, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, LOKB. Following issuance of those financial statements, the Company expects to provide the disclosure required by Regulation S-K Item 304(a)(1) and (3).

During the period from August 12, 2020 (inception) through December 31, 2020, and the subsequent interim period through the date of Deloitte’s appointment, the Company did not consult with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of LOKB or the Company, and no written report or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Change in Auditor of Legacy Navitas

Navitas dismissed CohnReznick LLP (“CohnReznick”) as Legacy Navitas’ independent auditors on May 18, 2021. The decision to dismiss CohnReznick was approved by Legacy Navitas’ board of directors.

CohnReznick performed its audit in accordance with the auditing standards of the Public Company Accounting Oversight Board and auditing standards generally accepted in the United States of America (“U.S. GAAS”) and issued an independent auditors’ report (“report”) on Legacy Navitas’ audited financial statements as of and for the year ended December 31, 2019, on June 7, 2021. This report did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle. CohnReznick did not audit Legacy Navitas’ consolidated financial statements for any period subsequent to December 31, 2019.

During the fiscal year ended December 31, 2019 and the subsequent interim period through June 7, 2021, there were (i) no “disagreements,” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K, with CohnReznick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CohnReznick, would have caused them to make reference to the subject matter of the disagreements in their report, and (ii) no ‘‘reportable events,’’ as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

On May 18, 2021, Legacy Navitas engaged Deloitte & Touche LLP (“Deloitte”) to serve as its independent registered public accounting firm. Deloitte audited Legacy Navitas’ financial statements as of and for the year ended December 31, 2020 in accordance with the auditing standards of the Public Company Accounting Oversight Board and in accordance with U.S. GAAS and issued their report on June 7, 2021. During the fiscal years ended December 31, 2019 and 2020 and through May 18, 2021, neither Navitas nor anyone acting on its behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on its financial statements, and neither a written report nor oral advice was provided to Legacy Navitas that Deloitte concluded was an important factor considered by Legacy Navitas in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Legacy Navitas has provided CohnReznick with a copy of these disclosures and requested that CohnReznick furnish it with a letter addressed to the SEC stating whether or not CohnReznick agrees with the statements made herein. A copy of the letter, dated July 13, 2021, furnished by CohnReznick in response to that request, was filed as Exhibit 16.1 to the Amendment No. 1 to the Form S-4 Registration Statement filed with the SEC by LOKB on July 14, 2021.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A Common Stock and warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Class A Common Stock and warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$13,955	$1,896,170
Prepaid expenses	304,561	113,867

Total current assets	318,516	2,010,037
Investments held in Trust Account	253,082,163	253,018,241

Total Assets	$253,400,679	$255,028,278

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$297,926	$90,471
Accrued offering costs	—	27,981

Total current liabilities	297,926	118,452
Deferred underwriting fee payable	8,067,500	8,067,500
Derivative warrant liabilities	24,890,000	20,436,001

Total liabilities	33,255,426	28,621,953

Commitments and Contingencies
Class A common stock subject to possible redemption, 25,300,000 shares at $10.00 per share redemption value as of September 30, 2021 and December 31, 2020	253,000,000	253,000,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares were issued or outstanding as of September 30, 2021 and December 31, 2020	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,325,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	633	633
Additional paid-in capital	—	—
Accumulated deficit	(32,855,380)	(26,594,308)

Total Stockholders’ Deficit	(32,854,747)	(26,593,675)

Total Liabilities and Stockholders’ Deficit	$253,400,679	$255,028,278

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended September 30, 2021	Nine months Ended September 30, 2021	For the Period from August 12, 2020 (Inception) through September 30, 2020
General and administrative expenses	$264,590	$1,874,765	$1,045

Loss from operations	(264,590)	(1,874,765)	(1,045)
Other income (expense):
Change in fair value of derivative warrant liabilities	4,585,001	(4,453,999)	—
Interest - bank	53	3,770	—
Interest earned on investments held in Trust Account	3,256	63,922	—

Total other income (expense), net	4,588,310	(4,386,307)	—
Net income (loss)	$4,323,720	$(6,261,072)	$(1,045)

Weighted average shares outstanding of Class A common stock	25,300,000	25,300,000	—

Basic and diluted income (loss) per share of Class A common stock	$0.14	$(0.20)	$—

Weighted average shares outstanding of Class B common stock	6,325,000	6,325,000	5,500,000

Basic and diluted net income (loss) per share, Class B common stock	$0.14	$(0.20)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance - January 1, 2021 (See Note 2 — as restated)	—	$—	6,325,000	$633	$—	$(26,594,308)	$(26,593,675)
Net income	—	—	—	—	—	1,463,215	1,463,215

Balance - March 31, 2021 (unaudited) (See Note 2 — as restated)	—	—	6,325,000	633	—	(25,131,093)	(25,130,460)
Net loss	—	—	—	—	—	(12,048,007)	(12,048,007)

Balance - June 30, 2021 (unaudited) (See Note 2 — as restated)	—	$—	6,325,000	$633	$—	$(37,179,100)	$(37,178,467)
Net income	—	—	—	—	—	4,323,720	4,323,720

Balance - September 30, 2021 (unaudited)	—	$—	6,325,000	$633	$—	$(32,855,380)	$(32,854,747)

FOR THE PERIOD FROM AUGUST 12, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance - August 12, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	6,325,000	633	24,367	—	25,000
Net income	—	—	—	—	—	(1,045)	(1,045)

Balance - September 30, 2020 (unaudited)	—	$—	6,325,000	$633	$24,367	$(1,045)	$23,955

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine months Ended September 30, 2021	For the Period from August 12, 2020 (Inception) Through September 30, 2020
Cash Flows from Operating Activities:
Net loss	$(6,261,072)	$(1,045)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	4,453,999	—
Interest earned on investments held in Trust Account	(63,922)	—
Changes in operating assets and liabilities:
Prepaid expenses	(190,694)	—
Accrued expenses	207,455	1,000

Net cash used in operating activities	(1,854,234)	(45)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from promissory note - related party	—	105,000
Payment of offering costs	(27,981)	(102,804)

Net cash (used in) provided by financing activities	(27,981)	27,196

Net Change in Cash	(1,882,215)	27,151
Cash - Beginning of period	1,896,170	—

Cash - End of period	$13,955	$27,151

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Live Oak Acquisition Corp. II (now known as Navitas Semiconductor Corporation) (the “Company”) was a blank check company incorporated in Delaware on August 12, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

Business Combination

On October 19, 2021 (the “Closing Date”), Navitas Semiconductor Corporation, a Delaware corporation (formerly named Live Oak Acquisition Corp. II (“LOKB”)) (the “Company”), consummated (the “Closing”) the previously announced Business Combination (as defined below) pursuant to that certain business combination agreement and plan of reorganization (the “Business Combination Agreement”), dated as of May 6, 2021, by and among LOKB, Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Navitas Delaware”, and together with Navitas Ireland, “Legacy Navitas”).

Pursuant to the terms of the Business Combination Agreement, the Business Combination between the Company and Legacy Navitas was effected through (i) a tender offer to acquire the entire issued share capital of Navitas Ireland (other than Navitas Ireland Restricted Shares (as defined below)) in exchange for the Tender Offer Consideration (as defined below) (the “Tender Offer”) and (ii) the merger of Merger Sub with and into Navitas Delaware (the “Merger”) and together with the Tender Offer and the other transactions related thereto, the “Business Combination”), with Navitas Delaware surviving the Merger as a wholly owned subsidiary of the Company, and as a result of the Tender Offer and the Merger, Legacy Navitas became a wholly owned direct subsidiary of LOKB.

A total of 72,143,708 Navitas Ireland Shares (as defined below) were validly tendered (and not withdrawn) pursuant to the Tender Offer. The “Tender Offer Consideration” for all outstanding ordinary shares of Navitas Ireland, par value of $ 0.0001 per share (the “Navitas Ireland Common Shares”) (other than the outstanding restricted Navitas Ireland Common Shares granted pursuant to the 2020 Equity Incentive Plan (the “Navitas Ireland Restricted Shares”), and all Navitas Ireland Series A Preferred Shares, Navitas Ireland Series B Preferred Shares, Navitas Ireland Series B-1 Preferred Shares and Navitas Ireland Series B-2 Preferred Shares (the “Navitas Ireland Preferred Shares” and together with the Navitas Ireland Common Shares, the “Navitas Ireland Shares”) accepted pursuant to the Tender Offer, was comprised of (i) the aggregate offer price of 39,477,026 shares (the “Tender Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and (ii) the contingent right to receive during the five-year period following the Closing, but excluding the first 150 days following the Closing (the “Earnout Period”), certain additional shares of Class A Common Stock as specified in the Business Combination Agreement (the “Tender Earnout Shares”), which, together with the Merger Earnout Shares and certain shares of Class A Common Stock that may become issuable to equity award holders and/or warrant holders, will be comprised of up to 10,000,000 additional shares of Class A Common Stock in the aggregate (the “Earnout Shares”), in three equal tranches, upon the satisfaction of certain price targets set forth in the Business Combination Agreement, which price targets will be based upon the volume-weighted average closing sale price of one share of Class A Common Stock quoted on the Nasdaq Global Market (“NASDAQ”), for any twenty (20) trading days within any thirty (30) consecutive trading day period within the Earnout Period.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

At the effective time of the Merger (the “Effective Time”) all of the issued and outstanding limited liability company interests represented by the ordinary shares of Navitas Delaware, par value $0.0001 per share (each a “Navitas Delaware Common Share”) (other than the outstanding restricted Navitas Delaware Common Shares granted pursuant to the 2020 Equity Incentive Plan (the “Navitas Delaware Restricted Shares”)) and each Navitas Delaware Series A Preferred Share, Navitas Delaware Series B Preferred Share, Navitas Delaware Series B-1 Preferred Share and Navitas Delaware Series B-2 Preferred Share (collectively, the “Navitas Delaware Preferred Shares” and together with the Navitas Delaware Common Shares, the “Navitas Delaware Shares”), were converted into an aggregate of 39,477,026 shares of Common Stock (the “Merger Shares”) and (ii) the contingent right to receive during the Earnout Period certain additional shares of Class A Common Stock as specified in the Business Combination Agreement (the “Merger Earnout Shares”), in three equal tranches, upon the satisfaction of certain price targets set forth in the Business Combination Agreement, which price targets will be based upon the volume-weighted average closing sale price of one share of Common Stock quoted on the NASDAQ, for any twenty (20) trading days within any thirty (30) consecutive trading day period within the Earnout Period.

In connection with the Business Combination Agreement, in a private placement of its securities, LOKB entered into PIPE subscription agreements with certain third-party investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and LOKB agreed to sell to the PIPE Investors, an aggregate of 17,300,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $173.0 million. The PIPE Shares were issued concurrently with the Closing of the Business Combination on the Closing Date.

The Company held a special meeting of its stockholders on October 12, 2021 (the “Special Meeting”). At the Special Meeting, the LOKB stockholders considered and adopted, among other matters, the Business Combination Agreement. Prior to the Special Meeting, the holders of 10,135,544 shares of LOKB’s common stock sold in its initial public offering (the “Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate redemption price of approximately $101.4 million, which redemption occurred concurrent with the Closing of the Business Combination. The per share redemption price of approximately $10.00 for holders of Public Shares electing redemption was paid out of LOKB’s trust account, which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $152 million.

On the Closing Date, the following transactions (collectively, the “Transactions”) were completed:

•	LOKB acquired all of the issued and allotted Navitas Ireland Shares pursuant to the Tender Offer;

•	Merger Sub merged with and into Navitas Delaware, with Navitas Delaware surviving as a wholly-owned subsidiary of the Company;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into one validly issued, fully paid and nonassessable limited liability company interest of Navitas Delaware held by the Company, which limited liability company interest constitutes the only outstanding limited liability company interest of Navitas Delaware;

•	all issued and outstanding Navitas Ireland Shares (other than Navitas Ireland Restricted Shares) converted into an aggregate of 39,477,026 shares of Class A Common Stock;

•

all issued and outstanding Navitas Delaware Shares (other than Navitas Delaware Restricted Shares, shares held by the Company, Sponsor or held in treasury) converted into an aggregate of 39,477,026 shares of Class A Common Stock;

•	all Navitas Delaware Shares held in treasury were canceled without any conversion thereof;

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

•

all of the outstanding options of Navitas Delaware and Navitas Ireland to acquire Navitas Delaware Common Shares or Navitas Ireland Common Shares, respectively, were assumed by the Company and converted into options to acquire an aggregate of 11,276,706 shares of Class A Common Stock;

•

all of the outstanding Navitas Delaware restricted stock units and Navitas Ireland restricted stock units were assumed by the Company and converted into awards of restricted stock units (“RSUs”) to acquire an aggregate of 4,525,344 shares of Class A Common Stock;

•

all of the outstanding warrants of Navitas Delaware and Navitas Ireland to acquire Navitas Delaware Common Shares, Navitas Delaware Preferred Shares, Navitas Ireland Common Stock, or Navitas Ireland Preferred Stock, respectively, were assumed by the Company and converted into warrants to acquire an aggregate of 375,189 shares of Class A Common Stock;

•

all of the 6,315,000 outstanding shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), held by the Sponsor were converted into an aggregate of 6,315,000 shares of Class A Common Stock;

•

all of the outstanding Company units were separated into one share of Class A Common Stock and one-third (1/3) of one warrant to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Warrants”); and

•	the Company issued an aggregate of 17,300,000 shares of Class A Common Stock to the PIPE Investors pursuant to the closing of the PIPE (as defined below).

As a result of the foregoing Transactions (including the redemptions described above), as of the Closing Date and immediately following the completion of the Merger and the PIPE, the Company had the following outstanding securities:

•	117,733,507 shares of Class A Common Stock;

•	options to acquire an aggregate of 11,276,706 shares of Class A Common Stock;

•	RSUs to acquire an aggregate of 4,525,344 shares of Class A Common Stock; and

•	8,433,333 public Warrants and 4,666,667 Private Placement Warrants (as defined below), each exercisable for one share of Class A Common Stock at a price of $11.50 per share.

Business Prior to the Business Combination

Prior to the Business Combination, the Company has one wholly owned subsidiary which was formed on April 30, 2021, Live Oak Merger Sub Inc., a Delaware limited liability company.

All activity through September 30, 2021 related to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for an initial business combination and consummating the acquisition of Navitas Semiconductor Corporation.

The Company’s sponsor is Live Oak Sponsor Partners II, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on December 2, 2020. On December 7, 2020, the Company consummated its Initial Public Offering of 25,300,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 3,300,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $253.0 million. Transaction costs amounted to $13,064,337, consisting of $4,610,000 in cash underwriting fees, $8,067,500 of deferred underwriting fees and $386,837 of other offering costs. (Note 6).

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,666,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of $7.0 million (Note 5).

Upon the closing of the Initial Public Offering, including the full exercise of the over-allotment option by the underwriters, and the Private Placement, $253.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Liquidity and Capital Resources

As of September 30, 2021, the Company had $13,955 in cash and cash equivalents and working capital of $20,590 (not taking into account tax obligations of approximately $82,000 that may be paid using investment income earned in Trust Account).

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to purchase Founder Shares (as defined in Note 5), and loan proceeds from the Sponsor of $240,000 under the Note (as defined in Note 5). The Company repaid the Note upon the closing of the Initial Public Offering out of the $750,000 of offering proceeds that was allocated to the payment of offering expenses (other than underwriting commissions) not held in the trust account. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account.

Until the consummation of the Business Combination, the Company used the funds not held in the Trust Account for identifying and evaluating target businesses, performing due diligence on prospective target businesses, traveling to and from the offices, plants or similar location of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses and structuring, negotiating and completing an Initial Business Combination, which was the Business Combination with Navitas Semiconductor Corporation. The Company completed an Initial Business Combination on October 19, 2021, which was the Business Combination with Navitas Semiconductor Corporation, and has raised sufficient capital for its operations.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements as of September 30, 2021, the Company concluded it should restate its financial statements to classify all Public Shares in temporary equity. In accordance with ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company previously determined the Class A common stock subject to possible redemption to be equal to the redemption value of $10.00 per Class A common stock while also taking into consideration a redemption cannot

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. As a result, the Company restated its previously filed financial statements to present all redeemable Class A common stock as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480.

As a result, management has noted an adjustment related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

In connection with the change in presentation for the Class A common stock subject to redemption, the Company also restated its income (loss) per common share calculation to allocate net income (loss) pro rata between Class A and Class B common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income (loss) of the Company.

There has been no change in the Company’s total assets, liabilities or operating results.

The impact of the restatement on the Company’s historical financial statements is reflected in the following tables.

Balance Sheet as of March 31, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Class A common stock subject to possible redemption	$222,869,540	$30,130,460	$253,000,000
Class A common stock	$301	$(301)	$—
Additional paid-in capital	$7,255,150	$(7,255,150)	$—
Accumulated deficit	$(2,256,081)	$(22,875,009)	$(25,131,090)
Total Stockholders’ Equity (Deficit)	$5,000,003	$(30,130,460)	$(25,130,457)

Balance Sheet as of June 30, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Class A common stock subject to possible redemption	$210,821,530	$42,178,470	$253,000,000
Class A common stock	$422	$(422)	$—
Additional paid-in capital	$19,303,036	$(19,303,036)	$—
Accumulated deficit	$(14,304,088)	$(22,875,012)	$(37,179,100)
Total Stockholders’ Equity (Deficit)	$5,000,003	$(42,178,470)	$(37,178,467)

Statement of Operations for the Three Months Ended March 31, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Basic and diluted weighted average shares outstanding, Class A common stock	25,300,000	—	25,300,000
Basic and diluted net income per common stock, Class A common stock	$—	$0.05	$0.05
Basic and diluted weighted average shares outstanding, Class B common stock	6,325,000	—	6,325,000
Basic and diluted net income per common stock, Class B common stock	$0.23	$(0.18)	$0.05

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Statement of Operations for the Three Months Ended June 30, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Basic and diluted weighted average shares outstanding, Class A common stock	25,300,000	—	25,300,000
Basic and diluted net loss per common stock, Class A common stock	$—	$(0.38)	$(0.38)
Basic and diluted weighted average shares outstanding, Class B common stock	6,325,000	—	6,325,000
Basic and diluted net loss per common stock, Class B common stock	$(1.90)	$1.52	$(0.38)

Statement of Operations for the Six Months Ended June 30, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Basic and diluted weighted average shares outstanding, Class A common stock	25,300,000	—	25,300,000
Basic and diluted net loss per common stock, Class A common stock	$—	$(0.33)	$(0.33)
Basic and diluted weighted average shares outstanding, Class B common stock	6,325,000	—	6,325,000
Basic and diluted net loss per common stock, Class B common stock	$(1.67)	$1.34	$(0.33)

Statement of Cash Flows for the Three Months Ended March 30, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Non-cash investing and financing activities:
Change in value of Class A common stock subject to possible redemption	$1,463,217	$(1,463,217)	$—

Statement of Cash Flows for the Six Months Ended June 30, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Non-cash investing and financing activities:
Change in value of Class A common stock subject to possible redemption	$(10,584,790)	$10,584,790	$—

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or any future periods.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K/A No. 2 filed by the Company with the SEC on November 24, 2021.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying unaudited condensed consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Coverage limit of $250,000. As of September 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2021 and December 31, 2020.

Investments Held in the Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements” approximate the carrying amounts represented in the balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statements of operations. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 8,433,333 warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the 4,666,667 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised. The fair value of the Public Warrants issued in connection with the Public Offering were estimated using a binomial lattice model in a risk-neutral framework. The fair value of the Private Placement Warrants were estimated using a Black-Scholes option pricing model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value for the Public Warrants and the Private Placement Warrants as of each relevant date. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Common Stock Shares Subject to Possible Redemption

Class A common stock subject to mandatory redemption (if any) is classified as a liability instruments and is measured at fair value. Conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of September 30, 2021 and December 31, 2020, respectively, 25,300,000 shares of Class A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ equity section of the condensed consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

At September 30, 2021, the Class A common stock reflected in the condensed consolidated balance sheet are reconciled in the following table:

Gross proceeds	$253,000,000
Less:
Proceeds allocated to Public Warrants	$(11,216,333)
Class A common stock issuance costs	(12,476,379)
Plus:
Accretion of carrying value to redemption value	$23,692,712

Class A common stock subject to possible redemption	$253,000,000

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of common stock, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of common stock. Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 13,100,000 Class A common stock in the aggregate. As of September 30, 2021 and 2020, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods presented. The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021		For The Period Ended August 12, 2020 (inception) through September 30, 2020
	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common share
Numerator:
Allocation of net income (loss)	$3,458,976	$864,744	$(5,008,858)	$(1,252,214)	$—	$(1,045)
Denominator:
Basic and diluted weighted average shares outstanding	25,300,000	6,325,000	25,300,000	6,325,000	—	5,500,000

Basic and diluted net income (loss) per common share	$0.14	$0.14	$(0.20)	$(0.20)	$—	$—

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statements.

Note 4 — Initial Public Offering

On December 7, 2020, the Company consummated its Initial Public Offering of 25,300,000 Units, including 3,300,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $253.0 million. Transaction costs amounted to $13,064,337, consisting of $4,610,000 in cash underwriting fees, $8,067,500 of deferred underwriting fees and $386,837 of other offering costs.

Each Unit consisted of one share of Class A common stock and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 5 — Related Party Transactions

Founder Shares

In August 2020, the Sponsor purchased 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), for an aggregate price of $25,000. In December 2020, the Company effected a stock dividend for 0.1 shares for each share of Class B common stock outstanding, resulting in an

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

aggregate of 6,325,000 Founder Shares outstanding. The Initial Stockholders agreed to forfeit up to 825,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised their over-allotment option in full; thus, these 825,000 Founder Shares were no longer subject to forfeiture.

The Initial Stockholders agreed not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the reported closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Stockholders with respect to any Founder Shares.

Related Party Loans

Prior to the consummation of the Initial Public Offering, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company fully repaid the Note upon the closing of the Initial Public Offering out of the $750,000 of offering proceeds that was allocated to the payment of offering expenses (other than underwriting commissions) not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. As of September 30, 2021 and December 31, 2020 the Company had no borrowings under the Working Capital Loans.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of $7.0 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Placement Warrants

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Administrative Services Agreement

Commencing on the effective date of the prospectus through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company agreed to pay the Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. The Company incurred and paid approximately $45,000 and $135,000 in administrative expense for the three months and nine months ended September 30, 2021, respectively, which is included in general and administrative expenses on the unaudited condensed consolidated statements of operations.

Although none of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination, we do not have a policy that prohibits our sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. The audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company’s behalf.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) were entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 3,300,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters exercised their over-allotment option in full prior to the consummation of the Initial Public Offering.

The underwriters were entitled to an underwriting discount of $0.20 per Unit, or approximately $4.6 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

deferred fee of $0.35 per Unit, or approximately $8.0 million in the aggregate. At the completion of the Business combination, subject to the terms of the underwriting agreement, the deferred fee became payable to the underwriters from the amounts held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, and/or results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 — Stockholders’ Equity

Preferred Stock-The Company is authorized to issue 1,000,000 preferred stock with a par value of $0.0001 per share. As of September 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock- The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020 and September 30, 2021, there were 25,300,000 shares of Class A common stock issued and outstanding, including Class A common stock subject to possible redemption which are presented as temporary equity.

Class B Common Stock- The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. In December 2020, the Company effected a stock dividend for 0.1 shares for each share of Class B common stock outstanding, resulting in an aggregate of 6,325,000 Founder Shares outstanding. The Initial Stockholders agreed to forfeit up to 825,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised their over-allotment option in full; thus, these 825,000 Founder Shares were no longer subject to forfeiture. As of September 30, 2021 and December 31, 2020, there were 6,325,000 shares of Class B common stock issued and outstanding, respectively.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all other matters submitted to a vote of the stockholders except as required by law. The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one for one basis.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Warrants

As of September 30, 2021 and December 31, 2020, the Company had 8,433,333 Public Warrants and the 4,666,667 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, it will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the shares of the Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of the Class A common stock until the warrants expire or are redeemed. If a registration statement covering the shares of the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant-holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described under “Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under “Redemption of warrants for cash when the price per share of Class A common Stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price (the “closing price”) of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant-holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. Any such exercise would not be on a “cashless” basis and would require the exercising holder to pay the exercise price for each warrant being exercised.

Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A common stock;

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant-holders; and

•

if the closing price of Class A common stock for any 20 trading days within a 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant-holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A common stock for the above purpose shall mean the volume-weighted average price of Class A common stock during the 10 trading days ending on the third trading day immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Level	September 30, 2021
Assets:
Investments held in Trust Account	1	$253,082,163
Liabilities:
Warrant Liability — Public Warrants	1	$16,023,333
Warrant Liability — Private Placement Warrants	2	$8,866,667

Description	Level	December 31, 2020
Assets:
Investments held in Trust Account	1	$253,018,241
Liabilities:
Warrant Liability — Public Warrants	3	$13,156,000
Warrant Liability — Private Placement Warrants	3	$7,280,001

The fair value of the Public Warrants issued in connection with the Public Offering have initially been estimated using a binomial lattice model in a risk-neutral framework. The fair value of the Private Placement Warrants have initially been estimated using a Black-Scholes option pricing model. The estimated fair value of the Public Warrants and Private Placement Warrants was determined using Level 3 inputs. Inherent in a binomial lattice model or Black-Scholes option pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. The fair value of the Public Warrants and the Private Placement Warrants were subsequently estimated using the market value of the Public Warrants when they were separately listed and traded due to the use of an observable market quote for a similar asset in an active market.

The following table provides quantitative information regarding the fair value hierarchy of the valuation inputs at their measurement dates:

December 31, 2020
Exercise price	$11.50
Stock price	$10.33
Term (in years)	5.5
Volatility	25%
Risk-free interest rate	0.4%
Dividend yield	0.0%
Probability of completing a Business Combination	80.0%
Discount for lack of marketability	0.4%

NAVITAS SEMICONDUCTOR CORPORATION

(F/K/A LIVE OAK ACQUISITION CORP. II)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The change in the fair value of the Level 3 derivative warrant liabilities, for the nine months ended September 30, 2021 is summarized as follows:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2020	$7,280,001	$13,156,000	$20,436,001
Change in valuation inputs or other assumptions	(606,667)	(1,096,333)	(1,703,000)
Transfer to Level 1	—	(12,059,667)	(12,059,667)
Transfer to Level 2	(6,673,334)	—	(6,673,334)
Fair value as of September 30, 2021	$—	$—	$—

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the nine months ended September 30, 2021 was $12,059,667. The estimated fair value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 fair value measurement during the nine months ended September 30, 2021 was $6,673,334.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date unaudited condensed consolidated financial statements were issued. Based upon this review, the Company determined that, except as disclosed below, there have been no events that have occurred that would require adjustments to the disclosures in the unaudited condensed consolidated financial statements.

The Company held a special meeting of its stockholders on October 12, 2021. At the Special Meeting, the LOKB stockholders considered and adopted, among other matters, the Business Combination Agreement (See Note 1 for further detail).

On October 19, 2021, Navitas Semiconductor Corporation, a Delaware corporation consummated the previously announced Business Combination pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021, by and among LOKB, Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Navitas Delaware”, and together with Navitas Ireland, “Legacy Navitas”) (See Note 1 for further detail).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Live Oak Acquisition Corp. II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Live Oak Acquisition Corp. II. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ deficit and cash flows for the period from August 12, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 12, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 24, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is November 23, 2021

LIVE OAK ACQUISITION CORP. II

BALANCE SHEET

DECEMBER 31, 2020

(As Restated — see Note 2)

ASSETS
Current assets
Cash	$1,896,170
Prepaid expenses	113,867

Total Current Assets	2,010,037
Cash and marketable securities held in Trust Account	253,018,241

Total Assets	$255,028,278

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Accrued expenses	90,471
Accrued offering costs	27,981

Total Current Liabilities	118,452
Derivative warrant liabilities	20,436,001
Deferred underwriting fee payable	8,067,500

Total Liabilities	28,621,953

Commitments and contingencies
Class A common stock subject to possible redemption, 25,300,000 shares at $10.00 per share redemption value	253,000,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non redeemable shares issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,325,000 shares issued and outstanding	633
Accumulated deficit	(26,594,308)

Total Stockholders’ Deficit	(26,593,675)

Total Liabilities and Stockholders’ Deficit	$255,028,278

The accompanying notes are an integral part of these consolidated financial statements.

LIVE OAK ACQUISITION II

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated — see Note 2)

General and administrative expenses	$137,268

Loss from operations	(137,268)
Other income (expense):
Change in the fair value of derivative warrant liabilities	(3,013,001)
Transaction costs allocated to derivative warrant liabilities	(587,958)
Interest income — bank	690
Interest earned on investments held in Trust Account	18,241

Other expense, net	(3,582,028)

Net loss	$(3,719,296)

Weighted average shares outstanding of Class A common stock	4,276,056

Basic and diluted net loss per share, Class A common stock	$(0.37)

Weighted average shares outstanding of Class B common stock	5,645,246

Basic and diluted net loss per share, Class B common stock	$(0.37)

The accompanying notes are an integral part of the financial statements.

LIVE OAK ACQUISITION II

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM AUGUST 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated — see Note 2)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance — August 12, 2020 (Inception)	$—	$—	$—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	6,325,000	633	24,367	—	25,000
Excess of proceeds received over fair value of private placement warrants	—	—	—	—	793,333	—	793,333
Accretion of Class A common stock subject to possible redemption	—	—	—	—	(817,700)	(22,875,012)	(23,692,712)
Net loss	—	—	—	—	—	(3,719,296)	(3,719,296)

Balance — December 31, 2020	$—	$—	6,325,000	$633	$—	$(26,594,308)	$(26,593,675)

The accompanying notes are an integral part of the financial statements.

LIVE OAK ACQUISITION II

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated — see Note 2)

Cash Flows from Operating Activities:
Net loss	$(3,719,296)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liabilities	3,013,001
Transaction costs allocated to derivative warrant liabilities	587,958
Interest earned on investments held in Trust Account	(18,241)
Changes in operating assets and liabilities:
Prepaid expenses	(113,867)
Accrued expenses	90,471

Net cash used in operating activities	(159,974)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(253,000,000)

Net cash used in investing activities	(253,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	248,390,000
Proceeds from sale of Private Placement Warrants	7,000,000
Proceeds from promissory note — related party	240,000
Repayment of promissory note — related party	(240,000)
Payment of offering costs	(358,856)

Net cash provided by financing activities	255,056,144

Net Change in Cash	1,896,170
Cash — Beginning of period	—

Cash — End of period	$1,896,170

Non-Cash financing activities:
Deferred underwriting fee payable	8,067,500

Offering costs included in accrued offering costs	$27,981

The accompanying notes are an integral part of the financial statements.

LIVE OAK ACQUISITION II

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Live Oak Acquisition Corp. II (the “Company”) was incorporated in Delaware on August 12, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 12, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on December 2, 2020. On December 7, 2020 the Company consummated the Initial Public Offering of 25,300,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which included the full exercise by the underwriter of its over-allotment option in the amount of 3,300,000 Units, at $10.00 per Unit, generating gross proceeds of $253,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,666,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Live Oak Sponsor Partners II, LLC (the “Sponsor”), generating gross proceeds of $7,000,000, which is described in Note 5.

Transaction costs amounted to $13,064,337, consisting of $4,610,000 in cash underwriting fees, $8,067,500 of deferred underwriting fees and $386,837 of other offering costs.

Following the closing of the Initial Public Offering on December 7, 2020, an amount of $253,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and was invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed for working capital purposes, if permitted, and excluding deferred underwriting commissions). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its shares of Founders Stock (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the shares of Founders Stock and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination by December 7, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the shares of Founders Stock if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company concluded it should restate its previously issued financial statements by amending Amendment No. 1 to its Annual Report on Form 10-K/A, filed with the SEC on May 24, 2021, to classify all Class A common stock subject to possible redemption in temporary equity. In accordance with ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Also, in connection with the change in presentation for the Class A common stock subject to possible redemption, the Company also revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable

Class A common stock as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480. The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form 8-K filed with the SEC on December 7, 2020 (the “Post-IPO Balance Sheet”) and the Company’s Annual Report on 10-K for the annual period ended December 31, 2020, which were previously restated in the Company’s Amendment No. 1 to its Form 10-K as filed with the SEC on May 24, 2021, as well as the Form 10-Qs for the quarterly periods ended March 31, 2021 and June 30, 2021 (the “Affected Periods”). These financial statements restate the Company’s previously issued audited financial statements covering the periods through December 31, 2020. The Company’s unaudited financial statements for the quarterly periods ended March 31, 2021 and June 30, 2021 will be restated in an amendment to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2021 to be filed with the SEC. Refer to Note 3 and Note 8, which have been updated to reflect the restatement contained in this annual Report.

Impact of the Restatement

The impact of the restatement on the Post IPO Balance Sheet as of December 7, 2020 is presented below:

As of December 7, 2020	As Previously Reported	Adjustment	As Restated
Total assets	$255,055,116		$255,055,116
Total liabilities	$8,095,767		$8,095,767
Class A common stock subject to possible redemption	241,959,340	11,040,660	253,000,000
Preferred stock	—	—	—
Class A common stock	110	(110)	—
Class B common stock	633	—	633
Additional paid-in capital	5,005,580	(5,005,580)	—
Accumulated deficit	(1,314)	(6,039,970)	(6,041,284)
Total stockholders’ equity (deficit)	$5,000,009	$(11,040,660)	$(6,040,651)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$255,055,116	$—	$255,055,116

The impact of the restatement on the audited balance sheet as of December 31, 2020 is presented below:

As of December 31, 2020	As Reported As Previously Restated in 10-K/A Amendment No. 1	Adjustment	As Restated
Total assets	$255,028,278		$255,028,278
Total liabilities	$28,621,953		$28,621,953
Class A common stock subject to possible redemption	221,406,320	31,593,680	253,000,000
Preferred stock	—	—	—
Class A common stock	316	(316)	—
Class B common stock	633	—	633
Additional paid-in capital	8,718,352	(8,718,352)	—
Accumulated deficit	(3,719,296)	(22,875,012)	(26,594,308)
Total stockholders’ equity (deficit)	$5,000,005	$(31,593,680)	$(26,593,675)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$255,028,278	$—	$255,028,278

The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per common share is presented below for the period ended December 31, 2020:

	Earnings Per Share
For the period From August 12, 2020 (Inception) Through December 31, 2020	As Reported As Previously Restated in 10-K/A Amendment No. 1	Adjustment	As Restated
Net loss	$(3,719,296)	$—	$(3,719,296)
Weighted average shares outstanding — Class A common stock	25,300,000	(21,023,944)	4,276,056
Basic and diluted earnings per share — Class A common stock	$—	$(0.37)	$(0.37)
Weighted average shares outstanding — Class B common stock	5,645,246	—	5,645,246
Basic and diluted earnings per share — Class B common stock	$(0.66)	$0.29	$(0.37)

The impact of the restatement to the previously reported as restated statement of cash flows for the period ended December 31, 2020, is presented below:

Period From August 12, 2020 (Inception) Through December 31, 2020	As Reported As Previously Restated in 10-K/A Amendment No. 1	Adjustment	As Restated
Cash Flow from Operating Activities	$(159,974)	$—	$(159,974)
Cash Flows used in Investing Activities	$(253,000,000)	$—	$(253,000,000)
Cash Flows provided by Financing Activities	$255,056,144	$—	$255,056,144
Supplemental Disclosure of Noncash Financing Activities:
Offering costs included in accrued expenses	$27,981	$—	$27,981
Deferred underwriting fee payable	$8,067,500	$—	$8,067,500
Initial classification of Class A common stock subject to possible redemption	$224,536,340	$(224,536,340)	$—
Change in value of Class A common stock subject to possible redemption	$(3,130,020)	$3,130,020	$—

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Marketable Securities Held in Trust Account

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, there are 25,300,000 shares of Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

At December 31, 2020, the Class A common stock reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$253,000,000
Less:
Proceeds allocated to Public Warrants	(11,216,333
Class A common stock issuance costs	(12,476,379
Plus:
Accretion of carrying value to redemption value	23,692,712

Class A common stock subject to possible redemption	$253,000,000

Offering Costs

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Total offering costs amounted to $13,064,337, of which $12,476,379 were charged against the carrying value of the shares of Class A common stock upon the completion of the Initial Public Offering and $587,958 were expensed to the statement of operations. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, and presented as non-operating expenses in the statement of operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of

December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Derivative Warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. In accordance with ASC 825-10 “Financial Instruments”, offering costs allocated to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the statement of operations as incurred.

The 8,433,333 warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the 4,666,667 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering were measured at fair value using a binomial/lattice model that assumes optimal exercise of the Company’s redemption option, including the make whole table, at the earliest possible date. We measured the Private Placement Warrants at fair value using a Block-Scholes Option Pricing Model. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of common stock, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of common stock. Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period.

The calculation of diluted income (loss) per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 13,100,000 Class A common stock in the aggregate. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value. As of December 30, 2020, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the period presented.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	For The Period Ended August 12, 2020 (inception) through December 31, 2020
	Class A	Class B
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	$(1,603,007)	$(2,116,289)
Denominator:
Basic and diluted weighted average shares outstanding	4,276,056	5,645,246
Basic and diluted net loss per common share	$(0.37)	$(0.37)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limits of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,300,000 Units, which included a full exercise by the underwriters of their over-allotment option in the amount of 3,300,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 5 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,666,667 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant or an aggregate of $7,000,000.

Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6 — RELATED PARTIES

Founders Stock

On September 1, 2020, the Sponsor purchased 5,750,000 shares (the “Founders Stock”) of Class B common stock for an aggregate price of $25,000. In December 2020, the Company effected a stock dividend of 0.1 shares for each share of Class B common stock outstanding, resulting in an aggregate of 6,325,000 shares of Founders Stock outstanding. The shares of Founders Stock included an aggregate of up to 825,000 Class B shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of shares of Founders Stock would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment at the Initial Public Offering, no shares of Founders Stock are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the shares of Founders Stock until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the reported closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on December 7, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support services. For the period from August 12, 2020 (inception) through December 31, 2020, the Company incurred and paid $15,000 in fees for these services.

Promissory Note — Related Party

On August 12, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $240,000 was repaid at the closing of the Initial Public Offering on December 7, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the

Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, there was no outstanding balance under the working capital loans.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on December 3, 2020, the holders of the shares of Founders Stock, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the shares of Founders Stock) will have registration rights to require the Company to register a sale of any securities held by them. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,067,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

The underwriters agreed that they will not receive any underwriting discounts or commissions on up to 10% of the Units sold in the Initial Public Offering that may be purchased by certain investors identified by the Sponsor. As a result, the underwriters did not receive $450,000 of the 2% upfront underwriting discount and $787,500 of the 3.5% deferred underwriting discount, in each case attributable to Units sold to certain investors identified by the Sponsor.

NOTE 8 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there were 25,300,000 shares of Class A common stock issued and outstanding, which are subject to possible redemption and therefore classified as temporary equity.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020, there were 6,325,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all shares of Founders Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of shares of Founders Stock will never occur on a less than one for one basis.

NOTE 9 — DERIVATIVE WARRANT LIABILITIES

As of December 31, 2020, the Company had 8,433,333 and 4,666,667 Public Warrants and Private Warrants outstanding, respectively.

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination or within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00 — Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•

if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per public share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any shares of Founders Stock held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. INCOME TAX

The Company’s net deferred tax asset is summarized as follows as of December 31, 2020:

Deferred tax asset
Net operating loss carryforward	$12,330
Organizational costs/startup expenses	12,520

Total deferred tax asset	24,850
Valuation allowance	(24,850)

Deferred tax asset, net	$—

The income tax provision consists of the following for the period August 12, 2020 (inception) through December 31, 2020:

Federal
Current	$—
Deferred	(24,850)
State
Current	$—
Deferred	—
Change in valuation allowance	24,850

Income tax provision	$—

As of December 31, 2020, the Company had $58,714 of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax asset, management considers whether it is more likely than not that some portion of all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from August 12, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $24,850.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the period August 12, 2020 (inception) through December 31, 2020 is as follows:

Statutory federal income tax rate	21.0%
Change in fair value of derivative warrant liabilities	(17.0)%
Transaction costs allocated to derivative warrant liabilities	(3.3)%
State taxes, net of federal tax benefit	0.0%
Change in valuation allowance	(0.7)%

Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 11. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2020, assets held in the Trust Account were comprised of $923 in cash and $253,017,318 in U.S. Treasury securities. During the period from August 12, 2020 (inception) through December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the gross holding gains and fair value of held-to-maturity securities at December 31, 2020:

Held-To-Maturity	Amortized Cost	Gross Holding Loss	Fair Value
U.S. Treasury Securities (Mature on 5/11/2021)	$253,017,318	$(15,710)	$253,001,608

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

	Level	December 31, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$253,001,608
Liabilities:
Warrant Liabilities — Public Warrants	3	$13,156,000
Warrant Liabilities — Private Placement Warrants	3	$7,280,001

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying balance sheet. The warrant liabilities are measured at fair value at issuance and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

The fair value of the Public Warrants issued in connection with the Public Offering were measured at fair value using a binomial/lattice model that assumes optimal exercise of the Company’s redemption option, including the make whole table, at the earliest possible date. We measured the Private Placement Warrants at fair value using a Block-Scholes Option Pricing Model. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units will be classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates for both the Public and Private Placement Warrants on December 7, 2020 and December 31, 2020:

	December 7, 2020	December 31, 2020
Stock Price	$9.77	$10.33
Exercise Price	$11.50	$11.50
Volatility	25%	25%
Expected life of the options to convert (in years)	5.5	5.5
Risk-free rate	0.5%	0.4%
Dividend yield	0.0%	0.0%

The change in the fair value of the derivative warrant liabilities for the period from August 12, 2020 (inception) through December 31, 2020 is summarized as follows:

	Private Placement	Public	Warrant Liabilities
Fair value as of August 12, 2020 (inception)	$—	$—	$—
Initial measurement on December 7, 2020 (including over-allotment)	6,206,667	11,216,333	17,423,000
Change in fair value	1,073,334	1,939,667	3,013,001

Fair value as of December 31, 2020	$7,280,001	$13,156,000	$20,436,001

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described herein, including in Note 2 (Restatement), the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Proposed Business Combination

Business Combination Agreement

On May 6, 2021, Live Oak Acquisition Corp. II, a Delaware corporation (“LOKB”), Live Oak Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the Laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC, a Delaware limited liability company (“Navitas Delaware” and, together with Navitas Ireland, “Navitas”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), pursuant to which, among other things, LOKB will be obligated to commence a tender offer for the entire issued share capital of Navitas Ireland other than certain Navitas Ireland Restricted Shares (as defined below) (the “Tender Offer”), and Merger Sub will merge with and into Navitas Delaware (the “Merger” and together with the other transactions related thereto, the “Proposed Transactions”), with Navitas Delaware surviving the Merger as a wholly owned subsidiary of LOKB, and as a result of the Tender Offer and the Merger, Navitas will be a wholly owned direct subsidiary of LOKB. The parties expect the Proposed Transactions to be completed in the third calendar quarter of 2021, subject to, among other things, the approval of the Proposed Transactions by Navitas’ shareholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions.

Shareholder Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, Navitas and certain shareholders of Navitas entered into a Shareholder Tender and Support Agreement (the “Support Agreement”), pursuant to which, among other things, certain shareholders of Navitas holding at least 80% of each class of the issued and allotted Navitas Ireland shares and as holders of a number of issued and outstanding Navitas Delaware shares sufficient to constitute more than 50% percent of the interest in the profits of Navitas Delaware, (a) irrevocably agree to accept the offer in respect of their Navitas Ireland shares made pursuant to the Tender Offer and (b) irrevocably agree to vote their Navitas Delaware shares in favor of the Business Combination Agreement, the Merger and the other Proposed Transactions. The Support Agreement will terminate upon the earlier to occur of: (i) the termination of the Business Combination Agreement in accordance with its terms and (ii) the occurrence of both the acceptance time of the Tender Offer and the Effective Time of the Merger.

Amended and Restated Registration Rights Agreement

In connection with the Merger closing (the “Closing”), that certain Registration Rights Agreement dated December 2, 2020 (the “IPO Registration Rights Agreement”) will be amended and restated and LOKB, certain persons and entities holding securities of LOKB prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Class A Common Stock or instruments exercisable for Class A Common Stock in connection with the Proposed Transactions (the “New Holders” and together with the Initial Holders, the “Reg Rights Holders”) will enter into the amended and restated registration rights agreement attached as Exhibit B to the Business Combination Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, LOKB will agree that, within 30 calendar days after the Closing, LOKB will file with the SEC (at LOKB’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Initial Holders and the New Holders (the “Shelf Registration”), and LOKB will use its commercially reasonable efforts to have the Shelf Registration become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings and will be entitled to customary piggyback registration rights.

Lock-Up Agreements

Concurrently with Navitas entering into the Business Combination Agreement, certain shareholders of Navitas, whose ownership interests represent approximately 75% of the outstanding Navitas Common Shares (voting on an as-converted basis) in the aggregate, have agreed, subject to certain customary exceptions, not to effect any (a) direct or indirect sale, assignment, pledge, hypothecation, grant of any option to purchase or otherwise dispose of or agreement to dispose of, or establishment of increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), in each case, for the relevant lock-up period.

With respect to significant shareholders of Navitas, holding approximately 59% of the outstanding Navitas Common Shares (on an as-converted basis), the lock-up period is one year after the Closing, subject to early release if certain metrics are achieved. With respect to management of Navitas, holding approximately 13% of the outstanding Navitas Common Shares (on an as-converted basis), the lock-up period is up to three years, with shares being released in three equal tranches each year, subject to early release upon the satisfaction of certain price targets set forth in the Business Combination Agreement, which price targets will be based upon the volume-weighted average closing sale price of one share of Class A Common Stock quoted on the exchange on which the shares of Class A Common Stock are then traded, for any twenty trading days within any thirty consecutive trading day period within the Earnout Period. With respect to certain other employees of Navitas, holding approximately 3% of the outstanding Navitas Common Shares (on an as-converted basis), the lock-up period is six months; provided that they may transfer certain shares during the ninety days immediately following the Closing.

Sponsor Letter Amendment

In connection with the entry into of the Business Combination Agreement, on May 6, 2021, LOKB, Live Oak Sponsor Partners II, LLC, a Delaware limited liability company (the “Sponsor”), and the other parties thereto entered into an amendment (the “Sponsor Letter Amendment”) to the Letter Agreement, dated December 2, 2020 (the “Letter Agreement”) by and among LOKB, its officers and directors and the Sponsor, pursuant to which Letter Agreement, among other things, the parties thereto agreed to vote their shares of Class A Common Stock in favor of the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement and not to redeem any shares of Class A Common Stock in connection with such stockholder approval. The Sponsor Letter Amendment will, effective as of and conditioned upon the Closing, amend certain provisions of the Letter Agreement to provide for an extended lock-up period with respect to certain shares of Class A Common Stock held by the Sponsor and to subject 20% of the Sponsor’s shares of Class A Common Stock to potential forfeiture in the event the threshold triggers for the earnout are not met.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on May 6, 2021, LOKB entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and LOKB agreed to sell to the Subscribers, an aggregate of 14,500,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $145,000,000, in a private placement (the “PIPE”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements will take place substantially concurrently with the Closing and is contingent upon, among other customary closing conditions, the subsequent consummation of the Proposed Transactions. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, LOKB agreed that, within 30 calendar days after the consummation of the Proposed Transactions, LOKB will file with the SEC (at LOKB’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and LOKB will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except shares and par value)	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,075	$38,869
Accounts receivable, net	5,570	4,152
Inventory	11,719	3,404
Prepaid expenses and other current assets	4,737	522

Total current assets	33,101	46,947
PROPERTY AND EQUIPMENT, net	1,616	722
INTANGIBLE ASSETS, net	258	515
NOTES RECEIVABLE	210	221
OTHER ASSETS	240	102

Total assets	$35,425	$48,507

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$6,118	$3,698
Accrued compensation expenses	2,206	1,668
Current portion of long-term debt	3,200	1,000
Deferred revenue	59	—

Total current liabilities	11,583	6,366
LONG-TERM DEBT	4,513	4,971
OTHER LIABILITIES	75	88

Total liabilities	16,171	11,425
COMMITMENTS AND CONTINGENCIES (Note 12)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Series A convertible preferred stock, $0.0001 par value; 16,716,348 shares authorized and 16,620,018 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $17,451 at September 30, 2021 and December 31, 2020, respectively	14,970	14,970
Series B convertible preferred stock, $0.0001 par value; 14,262,664 shares authorized, 14,213,431 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $27,574 at September 30, 2021 and December 31, 2020, respectively	27,371	27,371
Series B-1 convertible preferred stock, $0.0001 par value; 6,133,979 shares authorized, 5,416,551 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $15,112 at September 30, 2021 and December 31, 2020, respectively	14,786	14,786
Series B-2 convertible preferred stock, $0.0001 par value; 24,027,913 shares authorized, 18,198,891 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $53,085 at September 30, 2021 and December 31, 2020	52,379	52,379
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.0001 par value, 93,000,000 shares authorized as of September 30, 2021 and December 31, 2020, 16,790,768 and 15,327,160 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3	2
Additional paid-in capital	18,567	3,557
Accumulated other comprehensive income (loss)	(2)	(1)
Accumulated deficit	(108,820)	(75,982)

Total stockholders’ equity (deficit)	(90,252)	(72,424)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$35,425	$48,507

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
NET REVENUES	$5,631	$3,500	$16,398	$7,196
COST OF REVENUES	3,032	2,184	8,962	5,027

GROSS PROFIT	2,599	1,316	7,436	2,169

OPERATING EXPENSES:
Research and development	5,804	3,062	16,325	8,142
Selling, general and administrative	3,550	2,241	23,713	5,624

Total operating expenses	9,354	5,303	40,038	13,766

LOSS FROM OPERATIONS	(6,755)	(3,987)	(32,602)	(11,597)
INTEREST EXPENSE, net of interest income of $1, $1, $4 and $2	(75)	(63)	(199)	(172)

LOSS BEFORE INCOME TAXES	(6,830)	(4,050)	(32,801)	(11,769)
PROVISION FOR INCOME TAXES	13	—	37	6

NET LOSS	$(6,843)	$(4,050)	$(32,838)	$(11,775)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.41)	$(0.27)	$(1.83)	$(0.79)

COMMON SHARES USED IN PER SHARE CALCULATION:
Basic and diluted	16,726	14,841	17,949	14,827

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2021	2020	2021	2020
Net loss	$(6,843)	$(4,050)	$(32,838)	$(11,775)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax	2	—	(1)	—

Total other comprehensive income (loss)	2	—	(1)	—

TOTAL COMPREHENSIVE LOSS	$(6,841)	$(4,050)	$(32,839)	$(11,775)

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED

STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Redeemable convertible preferred stock								Stockholder’s equity (deficit)
	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in capital	Accumulated deficit	Notes receivable- shareholders	Accumulated comprehensive income (loss)	Total
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE AT JUNE 30, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	11,942	$34,740	14,841	$1	$2,579	$(64,663)	$—	$—	$(62,083)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of preferred stock	—	—	—	—	—	—	6,257	18,250	—	—		—	—	—	—
Preferred stock issuance costs	—	—	—	—	—	—	—	(205)	—	—	—	—	—	—	—
Stock-based compensation expense related to stock awards	—	—	—	—	—	—	—	—	—	—	163	—	—	—	163
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(4,050)	—	—	(4,050)

BALANCE AT SEPTEMBER 30, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,785	14,841	$1	$2,742	$(68,713)	$—	$—	$(65,970)

	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in capital	Accumulated deficit	Notes receivable- shareholders	Accumulated comprehensive income (loss)	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE AT DECEMBER 31, 2019	16,620	$14,970	14,213	$27,371	5,416	$14,786	—	$—	14,655	$1	$2,479	$(56,938)	$—	$—	$(54,458)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	186	—	26	—	—	—	26
Issuance of preferred stock	—	—	—	—	—	—	18,199	53,085	—	—		—	—	—	—
Preferred stock issuance costs	—	—	—	—	—	—	—	(300)	—	—		—	—	—	—
Stock-based compensation expense related to employee and non-employee stock awards	—	—	—	—	—	—	—	—	—	—	221	—	—	—	221
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	16	—	—	—	16
Net loss	—	—	—	—	—	—	—	—	—	—	—	(11,775)	—	—	(11,775)

BALANCE AT SEPTEMBER 30, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,785	14,841	$1	$2,742	$(68,713)	$—	$—	$(65,970)

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED

STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Redeemable convertible preferred stock								Stockholder’s equity (deficit)
	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in capital	Accumulated deficit	Notes receivable- shareholders	Accumulated comprehensive income (loss)	Total
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE AT JUNE 30, 2021	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	16,345	$3	$18,295	$(101,977)	$—	$(4)	$(83,683)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	446	—	71	—	—	—	71
Stock-based compensation expense related to employee and non-employee stock awards	—	—	—	—	—	—	—	—	—	—	201	—	—	—	201
Recission of common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	2	2
Net loss	—	—	—	—	—	—	—	—	—	—	—	(6,843)	—	—	(6,843)

BALANCE AT SEPTEMBER 30, 2021	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	16,791	$3	$18,567	$(108,820)	$—	$(2)	$(90,252)

	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in capital	Accumulated deficit	Notes receivable- shareholders	Accumulated comprehensive income (loss)	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE AT DECEMBER 31, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	15,327	$2	$3,557	$(75,982)	$—	$(1)	$(72,424)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	5,785	1	1,476	—	(1,183)	—	294
Stock-based compensation expense related to employee and non-employee stock awards	—	—	—	—	—	—	—	—	—	—	14,765	—	—	—	14,765
Recission of common stock awards	—	—	—	—	—	—	—	—	(4,321)	—	(1,231)	—	1,183	—	(48)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	(1)	(1)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(32,838)	—	—	(32,838)

BALANCE AT SEPTEMBER 30, 2021	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	16,791	$3	$18,567	$(108,820)	$—	$(2)	$(90,252)

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,838)	$(11,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	278	276
Amortization of intangibles	253	—
Other non-cash (income) expenses	50	(1)
Amortization of deferred rent	(35)	14
Stock-based compensation expense	14,765	221
Amortization of debt discount and issuance costs	9	4
Change in operating assets and liabilities:
Accounts receivable	(1,418)	(1,611)
Inventory	(8,315)	(1,547)
Prepaid expenses and other current assets	(101)	(79)
Other assets	(138)	—
Accounts payable, accrued compensation and other expenses	2,639	1,929
Deferred revenue	59	(216)

Net cash used in operating activities	(24,792)	(12,785)

CASH FLOWS FROM INVESTING ACTIVITIES:
Asset acquisition	(680)	—
Investment purchases	(634)	—
Purchases of property and equipment	(1,213)	(223)
Repayment of notes receivable	2	—

Net cash used in investing activities	(2,525)	(223)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	—	53,085
Payment of preferred stock issuance costs	—	(300)
Payment of deferred offering costs	(2,503)	—
Proceeds from issuance of common stock in connection with stock options exercised	294	26
Proceeds from issuance of long-term debt	2,000	6,000
Principal payments on long-term debt	(267)	(4,800)
Payment of debt issuance costs	—	(20)

Net cash (used in) provided by financing activities	(476)	53,991

Effect of exchange rate changes on cash	(1)	—

NET INCREASE (DECREASE) IN CASH, CASH-EQUIVALENTS AND RESTRICTED CASH	(27,794)	40,983
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	38,869	6,118

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$11,075	$47,101

NON-CASH FINANCING ACTIVITIES
Deferred offering costs in other current assets and accounts payable and accrued expenses	$977	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

1. ORGANIZATION AND BASIS OF PRESENTATION

Navitas Semiconductor Limited (“Navitas IE” or collectively with its consolidated subsidiaries, “Navitas” or the “Company”), is a private company limited by shares organized under the Laws of Ireland and is domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC, a Delaware limited liability company. Navitas was founded in 2013 and has since been developing ultra-efficient gallium nitride (GaN) semiconductors. The Company presently operates as a product design house that contracts the manufacturing of its chips and packaging to partner suppliers. Navitas maintains its operations around the world, including the United States, Hong Kong, China, Taiwan and the Philippines.

Reorganization

Navitas Semiconductor USA, Inc. (“Navitas U.S.”) was incorporated in the State of Delaware on October 25, 2013. In 2020, Navitas U.S. initiated a restructuring to streamline its worldwide legal entity structure and more efficiently align its business operations (the “Restructuring”). The Restructuring introduced wholly owned subsidiaries in Hong Kong and China as well as the addition of Navitas IE, an entity registered in Ireland and the U.S., as the parent of Navitas U.S. and the other Navitas subsidiaries. In connection with the Restructuring, effective September 1, 2020, Navitas IE acquired certain intellectual property and other intangible assets from Navitas U.S. and, after the Restructuring, contracts directly with customers. The transfer of intellectual property and other intangible assets by Navitas U.S. to Navitas IE in connection with the Restructuring was among entities within the same consolidated group, and as a result, did not result in any gain or loss to the Company. Navitas IE is treated as a corporation for U.S. federal income tax purposes and is a tax resident in both Ireland and the United States. See Note 11.

Business combination

On May 6, 2021, the Company entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement” or “BCA”) with Live Oak Acquisition Corp. II, (“Live Oak”). Pursuant to the BCA, through a series of transactions, the Company merged with and into Live Oak effective October 19, 2021, with the Company’s newly formed parent, Navitas Semiconductor Corporation (“Navitas Corp” or after the Business Combination, the “Company”, formerly named Live Oak Acquisition Corp. II), surviving the transaction.

References to the “Company” in these financial statemetns refer to Navitas Semiconductor Limited before the consummation of the Business Combination or Navitas Semiconductor Corporation after the Business Combination, as the context suggests.

On October 19, 2021 (the “Closing Date”), Navitas Semiconductor Corporation, a Delaware corporation (formerly named Live Oak Acquisition Corp. II (“LOKB”)) (the “Company”), consummated (the “Closing”) the previously announced Business Combination (as defined below) pursuant to that certain business combination agreement and plan of reorganization (the “Business Combination Agreement”), dated as of May 6, 2021, by and among LOKB, Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Navitas Delaware”, and together with Navitas Ireland, “Legacy Navitas”).

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Pursuant to the terms of the Business Combination Agreement, the Business Combination between LOKB and Legacy Navitas was effected through (i) a tender offer to acquire the entire issued share capital of Navitas Ireland (other than Navitas Ireland Restricted Shares (as defined below)) in exchange for the Tender Offer Consideration (as defined below) (the “Tender Offer”) and (ii) the merger of Merger Sub with and into Navitas Delaware (the “Merger”) and together with the Tender Offer and the other transactions related thereto, the “Business Combination”), with Navitas Delaware surviving the Merger as a wholly owned subsidiary of the Company, and as a result of the Tender Offer and the Merger, Legacy Navitas became a wholly owned direct subsidiary of LOKB.

A total of 72,143,708 Navitas Ireland Shares (as defined below) were validly tendered (and not withdrawn) pursuant to the Tender Offer. The “Tender Offer Consideration” for all outstanding ordinary shares of Navitas Ireland, par value of $ 0.0001 per share (the “Navitas Ireland Common Shares”) (other than the outstanding restricted Navitas Ireland Common Shares granted pursuant to the 2020 Equity Incentive Plan (the “Navitas Ireland Restricted Shares”), and all Navitas Ireland Series A Preferred Shares, Navitas Ireland Series B Preferred Shares, Navitas Ireland Series B-1 Preferred Shares and Navitas Ireland Series B-2 Preferred Shares (the “Navitas Ireland Preferred Shares” and together with the Navitas Ireland Common Shares, the “Navitas Ireland Shares”) accepted pursuant to the Tender Offer, was comprised of (i) the aggregate offer price of 39,477,026 shares (the “Tender Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the contingent right to receive during the five-year period following the Closing, but excluding the first 150 days following the Closing (the “Earnout Period”), certain additional shares of Common Stock as specified in the Business Combination Agreement (the “Tender Earnout Shares”), which, together with the Merger Earnout Shares and certain shares of Common Stock that may become issuable to equity award holders and/or warrant holders, will be comprised of up to 10,000,000 additional shares of Common Stock in the aggregate (the “Earnout Shares”), in three equal tranches, upon the satisfaction of certain price targets set forth in the Business Combination Agreement, which price targets will be based upon the volume-weighted average closing sale price of one share of Common Stock quoted on the Nasdaq Global Market (“NASDAQ”), for any twenty (20) trading days within any thirty (30) consecutive trading day period within the Earnout Period.

At the effective time of the Merger (the “Effective Time”) all of the issued and outstanding limited liability company interests represented by the ordinary shares of Navitas Delaware, par value $0.0001 per share (each a “Navitas Delaware Common Share”) (other than the outstanding restricted Navitas Delaware Common Shares granted pursuant to the 2020 Equity Incentive Plan (the “Navitas Delaware Restricted Shares”)) and each Navitas Delaware Series A Preferred Share, Navitas Delaware Series B Preferred Share, Navitas Delaware Series B-1 Preferred Share and Navitas Delaware Series B-2 Preferred Share (collectively, the “Navitas Delaware Preferred Shares” and together with the Navitas Delaware Common Shares, the “Navitas Delaware Shares”), were converted into an aggregate of 39,477,026 shares of Common Stock (the “Merger Shares”) and (ii) the contingent right to receive during the Earnout Period certain additional shares of Common Stock as specified in the Business Combination Agreement (the “Merger Earnout Shares”), in three equal tranches, upon the satisfaction of certain price targets set forth in the Business Combination Agreement, which price targets will be based upon the volume-weighted average closing sale price of one share of Common Stock quoted on the NASDAQ, for any twenty (20) trading days within any thirty (30) consecutive trading day period within the Earnout Period.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

In connection with the Business Combination Agreement, in a private placement of its securities, LOKB entered into PIPE subscription agreements with certain third-party investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and LOKB agreed to sell to the PIPE Investors, an aggregate of 17,300,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $173.0 million. The PIPE Shares were issued concurrently with the Closing of the Business Combination on the Closing Date.

LOKB held a special meeting of its stockholders on October 12, 2021 (the “Special Meeting”). At the Special Meeting, the LOKB stockholders considered and adopted, among other matters, the Business Combination Agreement. Prior to the Special Meeting, the holders of 10,135,544 shares of LOKB’s common stock sold in its initial public offering (the “Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate redemption price of approximately $101.4 million, which redemption occurred concurrent with the Closing of the Business Combination. The per share redemption price of approximately $10.00 for holders of Public Shares electing redemption was paid out of LOKB’s trust account, which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $152 million.

On the Closing Date, the following transactions (collectively, the “Transactions”) were completed:

•	LOKB acquired all of the issued and allotted Navitas Ireland Shares pursuant to the Tender Offer;

•	Merger Sub merged with and into Navitas Delaware, with Navitas Delaware surviving as a wholly-owned subsidiary of Navitas Corp;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into one validly issued, fully paid and nonassessable limited liability company interest of Navitas Delaware held by the Navitas Corp, which limited liability company interest constitutes the only outstanding limited liability company interest of Navitas Delaware;

•	all issued and outstanding Navitas Ireland Shares (other than Navitas Ireland Restricted Shares) converted into an aggregate of 39,477,026 shares of Common Stock;

•

all issued and outstanding Navitas Delaware Shares (other than Navitas Delaware Restricted Shares, shares held by the Company, Sponsor or held in treasury) converted into an aggregate of 39,477,026 shares of Common Stock;

•	all Navitas Delaware Shares held in treasury were canceled without any conversion thereof;

•

all of the outstanding options of Navitas Delaware and Navitas Ireland to acquire Navitas Delaware Common Shares or Navitas Ireland Common Shares, respectively, were assumed by Navitas Corp and converted into options to acquire an aggregate of 11,276,706 shares of Common Stock;

•

all of the outstanding Navitas Delaware restricted stock units and Navitas Ireland restricted stock units were assumed by Navitas Corp and converted into awards of restricted stock units (“RSUs”) to acquire an aggregate of 4,525,344 shares of Common Stock;

•

all of the outstanding warrants of Navitas Delaware and Navitas Ireland to acquire Navitas Delaware Common Shares, Navitas Delaware Preferred Shares, Navitas Ireland Common Stock, or Navitas Ireland Preferred Stock, respectively, were assumed by the Company and converted into warrants to acquire an aggregate of 375,189 shares of Common Stock;

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

•

all of the 6,315,000 outstanding shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), held by the Sponsor were converted into an aggregate of 6,315,000 shares of Common Stock;

•

all of the outstanding Company units were separated into one share of Common Stock and one-third (1/3) of one warrant to purchase one share of Common Stock at an exercise price of $11.50 per share (the “Warrants”); and

•	the Company issued an aggregate of 17,300,000 shares of Common Stock to the PIPE Investors pursuant to the closing of the PIPE (as defined below).

As a result of the foregoing Transactions (including the redemptions described above), as of the Closing Date and immediately following the completion of the Merger and the PIPE, Navitas Corp. had the following outstanding securities:

•	117,733,507 shares of Common Stock;

•	options to acquire an aggregate of 11,276,706 shares of Common Stock;

•	RSUs to acquire an aggregate of 4,525,344 shares of Common Stock; and

•	8,433,333 public Warrants and 4,666,667 Private Placement Warrants (as defined below), each exercisable for one share of Common Stock at a price of $11.50 per share.

Liquidity

Primarily as a result of ongoing product development investments, the Company has incurred recurring losses and negative cash flows from operating activities since its inception, including net losses of $32,838 and $19,044 for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively. The Company expects to continue to invest in product development and generate operating losses in the near future.

The Company received approximately $325 million of gross proceeds on October 19, 2021 upon Closing of the Business Combination. The Company believes its liquidity is sufficient to allow continued operations for more than one year after the date the financial statements are available to be issued.

Basis of Presentation

The accompanying condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. The condensed consolidated balance sheet as of December 31, 2020 has been derived from the audited consolidated financial statements as of that date but does not include all of the information and footnotes included in such audited consolidated financial statements. The interim information is unaudited and excludes some of the disclosures required in annual financial statements. Management believes it has made all necessary adjustments such that the condensed consolidated financial statements are presented fairly. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. The condensed consolidated financial statements include the accounts of the Company, its wholly-owned or majority-owned subsidiaries and entities in which the Company is deemed to have a direct or indirect controlling financial interest based on either a variable interest model or voting interest model. For all periods presented, the Company did not have an interest in any variable interest entities. All intercompany transactions and balances have been eliminated in consolidation.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Significant Accounting Policies and Estimates

Segment Reporting

The Company is organized and operates as one reportable segment, the design, development, manufacture and marketing of integrated circuits and related components for use primarily in mobile device and other markets. The Company’s chief operating decision maker, the Chief Executive Officer, reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance.

Revenue Recognition

The Company recognizes revenue under the core principle of depicting the transfer of control to the Company’s customers in an amount reflecting the consideration to which the Company expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

Product revenues consist of sales to distributors, original equipment manufacturers, or OEMs, and merchant power supply manufacturers. The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with a customer. In situations where sales are to a distributor, the Company has concluded that its contracts are with the distributor as the Company holds a contract bearing enforceable rights and obligations only with the distributor. As part of its consideration of the contract, the Company evaluates certain factors including the customer’s ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled. As the Company’s standard payment terms are less than one year, the Company has elected the practical expedient to not assess whether a contract has a significant financing component. The Company has entered into warrant agreements for preferred and common stock with certain investors who are downstream users of the Company’s products. The Company considers the warrants, which are subject to the achievement of revenue-based performance incentives, to be a form of consideration payable to customers. Accordingly, any value attributable to the warrants is accounted for as a reduction of the transaction price.

The Company allocates the transaction price to each distinct performance obligation based on their relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

performance obligation is satisfied), which typically occurs at shipment. Further, in determining whether control has transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer.

When the Company receives orders for products to be delivered over multiple dates that may extend across several reporting periods, the Company invoices for each delivery upon shipment and recognizes revenues for each distinct product delivered. The Company has also elected the practical expedient to expense commissions when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

Sales to international customers that are shipped from the Company’s facility outside of the United States are pursuant to EX Works, or EXW, shipping terms, meaning that control of the product transfers to the customer upon shipment from the Company’s or its vendors’ foreign warehouse.

Sales to most distributors are made under terms allowing certain limited rights of return (known as “stock rotation”) of the Company’s products held in their inventory or upon sale to their end customers. Revenue from sales to distributors is recognized upon the transfer of control to the distributor. Stock rotation rights grant the distributor the ability to return certain specified amounts of inventory. Stock rotation adjustments are an additional form of variable consideration and are also estimated using the expected value method based on historical return rates. Historically, distributor stock rotation adjustments have not been material.

The Company generally provides an assurance warranty that its products will substantially conform to the published specifications for twelve months from the date of shipment. The Company’s liability is limited to either a credit equal to the purchase price or replacement of the defective part. Returns under warranty have historically not been material. As such, the Company does not record a specific warranty reserve.

Revenue received from customers in advance of the Company shipping the related product is considered a contract liability and is included in deferred revenue on the Company’s condensed consolidated balance sheet.

Inventory

Inventory (which consist of costs associated with the purchases of wafers from offshore foundries and of packaged components from offshore assembly manufacturers, as well as internal labor and overhead, including depreciation and amortization, associated with the testing of both wafers and packaged components) are stated at the lower of cost (first-in, first-out) or market. The Company periodically reviews inventory for potential obsolescence based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions. Inventory items determined to be impaired are reduced to their net realizable values.

Stock-based compensation

The Company measures and recognizes compensation expense for all stock-based awards based on the grant date fair value of the awards. The Company recognizes compensation expense over the requisite service period in the statements of operations for restricted stock awards.

The fair value of stock option awards to employees and restricted stock awards to non-employees with service based vesting conditions is estimated using the Black-Scholes option pricing model. The value of an award is recognized as expense over the requisite service period in the statements of operations.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

The option pricing model requires management to make assumptions and to apply judgment in determining fair value of the awards. The most significant assumptions and judgments include the expected volatility, risk-free interest rate, expected dividend rate and expected term of the award. The expected volatility of the awards is based on historical volatility of selected public companies within the Company’s industry. The risk-free interest rate is based on the implied yield currently available on U.S. Treasury notes with term approximately equal to the expected term of the awards. The expected dividend rate is zero as the Company currently has no history or expectation of cash dividends on its common stock.

The Company has adopted the practical expedient for determining the expected term of stock option awards, which is the midpoint between the end of the vesting term and the expiration of the award. The Company has elected to account for forfeitures as they occur.

The Company elected to treat share-based payment awards with graded vesting schedules and time-based service conditions as a single award and recognize compensation expense on a straight-line basis over the requisite service period.

Debt issuance costs and debt discounts

The Company records debt issuance costs and debt discounts, net of accumulated amortization, as direct deductions from the principal balance of its long-term debt to which they relate. Amortization is reported as a component of interest expense and is computed using the effective interest method.

Income Taxes

Current income tax expense is an estimate of current income taxes payable or refundable in the current fiscal year based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences and carry-forwards that are recognized for financial reporting and income tax purposes.

The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, utilizing the tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company recognizes valuation allowances to reduce any deferred tax assets to the amount that it estimates will more likely than not be realized based on available evidence and management’s judgment. In the event that the Company determines, based on available evidence and management judgment, that all or part of the net deferred tax assets will not be realized in the future, it would record a valuation allowance in the period the determination is made. In addition, the calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Resolution of these uncertainties in a manner inconsistent with the Company’s expectations could have a material impact on the Company’s results of operations and financial position.

Accounts receivable

Accounts receivable are reported as the amount management expects to collect from outstanding balances. Management performs an analysis of the current status of each individual customer account to determine the appropriate level for the allowance for doubtful accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off against the allowance for doubtful accounts. As of September 30, 2021, and December 31, 2020, all receivables were considered collectible.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Intangible Assets

Intangible assets are evaluated for impairment on an annual basis, or sooner if indicators exist for a potential impairment.

Long-lived assets, such as property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Cash and Cash Equivalents

The Company considers cash invested in highly liquid financial instruments with maturities of three months or less at the date of purchase to be cash equivalents. As of September 30, 2021, December 31, 2020, September 30, 2020 and December 31, 2019, cash, cash equivalents and restricted cash per the statements of cash flows was as follows:

	September 30, 2021	December 31, 2020	September 30, 2020	December 31, 2019
Cash and cash equivalents	$11,075	$38,869	$47,101	$5,970
Restricted cash	—	—	—	148

Total cash, cash equivalents and restricted cash	$11,075	$38,869	$47,101	$6,118

Stock Subject to Possible Redemption

We account for common and preferred stock subject to possible redemption in accordance with the accounting guidance applicable to distinguishing liabilities from equity. Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable stock (including preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common and preferred stock is classified as stockholders’ equity. The Company’s preferred stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2021, all of the Company’s preferred stock is considered subject to possible redemption and is presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Research and Development

Costs related to research, design, and development of our products are expensed as incurred. Research and development expense consists primarily of pre-production costs related to the design and development of our products and technologies, including costs related to contracted non-recurring engineering services. These expenses include employee compensation, benefits and related costs of sustaining our engineering teams, project material costs, third party fees paid to consultants, prototype development expenses, and other costs incurred in the product and technology design and development processes.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Emerging Growth Company

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Developments

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), whereby lessees will be required to recognize for all leases at the commencement date a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. A modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements must be applied. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. The FASB issued Accounting Standards Updates 2019-10 and ASU 2020-05, which changed some effective dates for ASU 2016-02 on leasing. After applying ASU 2019-10 and 2020-05, ASU 2016-02 is effective for annual periods beginning after December 15, 2021, and interim periods within those fiscal years for public business entities. The adoption of the new standard is expected to result in the recognition of lease liabilities and right-of-use assets as of January 1, 2022. The Company is currently evaluating the impact of the new standard on its condensed consolidated financial statements and related disclosures.

Credit Losses

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. This ASU requires entities to measure the impairment of certain financial instruments, including accounts receivable, based on expected losses rather than incurred losses. For non-public business entities, this ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted, and will be effective for the Company beginning in 2023. The Company is currently evaluating the impact of the new standard on the Company’s condensed consolidated financial statements and related disclosures.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

3. PROPERTY AND EQUIPMENT, NET

At September 30, 2021 and December 31, 2020, property and equipment, net consist of the following:

	September 30, 2021	December 31, 2020
Furniture and fixtures	$265	$164
Computers and other equipment	2,285	1,591
Leasehold improvements	553	135

	3,103	1,890
Accumulated depreciation	(1,487)	(1,168)

Total	$1,616	$722

For the three and nine months ended September 30, 2021 and 2020, depreciation expense was $112, $278, $84 and $276, respectively, and was determined using the straight-line method over the following estimated useful lives:

Furniture and fixtures	3 – 7 years
Computers and other equipment	2 – 5 years
Leasehold improvements	2 – 5 years

4. INVENTORY

Inventory consists of the following:

	September 30, 2021	December 31, 2020
Raw materials	$3,427	$1,042
Work-in-process	6,991	1,991
Finished goods	1,301	371

Total	$11,719	$3,404

5. FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

The accounting guidance on fair value measurements, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices for identical assets in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

The short-term nature of the Company’s cash and cash equivalents, accounts receivable and accounts payable causes each of their carrying values to approximate fair value. Please see Note 6 for the fair value of the Company’s outstanding debt obligations.

The Company did not transfer any investments between level 1 and level 2 of the fair value hierarchy in the nine months ended September 30, 2021 and 2020. There were no level 3 assets or liabilities for any period presented.

6. DEBT OBLIGATIONS

On April 29, 2020, the Company entered into a loan and security agreement with a new bank (the “Term Loan”), which provides for term advances up to $8,000. The loan is divided into three term advances, First Term Advance, Second Term Advance and Third Term Advance. The First Term Advance has a maximum available amount of $6,000. The Second Term Advance has a maximum available amount of $1,000 and was subject to the Company receiving aggregate net proceeds from Series B-2 Preferred Stock of $29,800 by no later than September 30, 2020. The Third Term Advance has a maximum available amount of $1,000 and was subject to the Company receiving aggregate net proceeds from Series B-2 Preferred Stock of $39,900 by no later than September 30, 2020. As of December 31, 2020, the Company had met all of the fundraising conditions. The Term Loan bears interest at a rate equal to the greater of (i) US Prime Rate plus 0.75% and (ii) 4% and is collateralized by all assets of the Company. As of December 31, 2020, and September 30, 2021, the interest rate was 4%. The loan is payable in monthly installments beginning September 1, 2021 with a final maturity date of January 1, 2024. Concurrent with the execution of the Term Loan, the Company borrowed $6,000 and paid off the outstanding principal balance and accrued interest on its then-existing long-term debt with a different bank, fully satisfying its obligations. On August 1, 2021, the Company drew down $2,000, the maximum available amount under the Second Term Advance and Third Term Advance.

In connection with execution of the Term Loan, the Company issued warrants to the bank (see Note 9). The fair value of the warrants at the date of issuance was $16 and was recorded as debt discount, subject to amortization using the effective interest rate method over the term of the loan.

Under the terms of the previously outstanding loan, as amended on March 6, 2018, the Company was able to borrow up to $7,000. Term loan borrowings bore interest at the lower of the bank’s prime rate plus 0.75% or 5.0% (5% at December 31, 2019). Interest was payable monthly from the date of the first borrowing. Principal was payable in 30 equal monthly installments beginning July 1, 2019 through the amended maturity date of December 1, 2021.

Amortization of debt discount and issuance costs for three and nine months ended September 30, 2021 and 2020 was $3, $9, $1 and $2, respectively.

The Term Loan agreement contains certain restrictive covenants. At September 30, 2021, the Company is in compliance with all such covenants.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

The following is a summary of the carrying value of long-term debt as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Note payable	$7,733	$6,000
Less: Current portion	(3,200)	(1,000)
Less: Debt discount and issuance costs	(20)	(29)

Note payable, net of current portion	$4,513	$4,971

As of September 30, 2021, future scheduled principal payments of debt obligations were as follows:

Fiscal Year
Remainder of 2021	$800
2022	3,200
2023	3,200
2024	533
2025	—
Thereafter	—

Total	$7,733

7. SHARE BASED COMPENSATION:

2020 Equity Incentive Plan

The 2020 Equity Incentive Plan (the “Plan”) was adopted by the Company’s board of directors on August 5, 2020, as an amendment and restatement of the 2013 Equity Incentive Plan (“2013 Plan”). The Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit (RSU) awards, stock appreciation rights, and other stock awards to employees, directors and consultants. Pursuant to the Plan, the exercise price for incentive stock options and non-statutory stock options is generally at least 100% of the fair market value of the underlying shares on the date of grant. Options generally vest over 48 months measured from the date of grant. Options generally expire no later than ten years after the date of grant, subject to earlier termination upon an optionee’s cessation of employment or service. Certain options are subject to accelerated vesting upon a change in control (as defined by the Plan).

Under the terms of the Plan, the Company is authorized to issue 18,899,285 shares of common stock awards. As of September 30, 2021, excluding the impact of forfeitures and other transactions that impact the number of shares issuable under the Plan, the Company has issued 13,112,808 stock options to its employees and consultants and 7,804,809 shares of restricted stock to employees, directors and consultants under the Plan.

Stock-Based Compensation

The Company recognizes the fair value of stock-based compensation in its financial statements over the requisite service period of the individual grants, which generally equals a four-year vesting period. The Company uses estimates of volatility, expected term, risk-free interest rate and dividend yield in determining the fair value of these awards and the amount of compensation expense to recognize. The Company uses the straight-line method to amortize all stock awards granted over the requisite service period of the award.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

The following table summarizes the stock-based compensation expense recognized for the three and nine month periods ended September 30, 2021 and 2020:

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2021	2020	2021	2020
Cost of revenues	$—	$—	$163	$—
Research and development	68	151	1,698	175
Selling, general and administrative	133	12	12,904	46

Total stock-based compensation expense	$201	$163	$14,765	$221

Stock options

Generally, stock options granted under the Plan have 10-year terms and vest 1/4th on the anniversary of the vesting commencement date and 1/48th monthly thereafter. Stock options with performance vesting conditions begin to vest upon achievement of the performance condition. Expense is recognized beginning in the period in which performance is considered probable.

The fair value of incentive stock options issued was estimated using the Black-Scholes model with the following weighted-average assumptions used during the nine months ended September 30, 2021:

2021
Risk-free interest rates	0.42%
Expected volatility rates	44%
Expected dividend yield	—
Expected term (in years)	6
Weighted-average grant date fair value of options	$0.48

A summary of stock options outstanding as of September 30, 2021, and activity during the nine months then ended, is presented below:

	Shares (In thousands)		Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In years)
Outstanding at December 31, 2020	11,861		$0.51	7.8
Granted	190		1.16
Exercised	(1,465	)1	0.17
Forfeited or expired	(53)		1.14
Cancelled	(135)		1.16

Outstanding at September 30, 2021	10,398		$0.56	7.4

Vested and Exercisable at September 30, 2021	6,353		$0.32	6.8

1	Net of 240 options exercised in the first quarter of 2021 which were subsequently rescinded in the three months ended June 30, 2021.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

A summary of unvested stock options outstanding as of September 30, 2021, and activity during the nine months then ended, is presented below:

	Shares (In thousands)	Weighted Average Fair Value
Unvested options outstanding at December 31, 2020	5,935	$0.33
Granted	190	0.48
Vested	(1,892)	0.24
Forfeited or expired	(53)	0.47
Cancelled	(135)	0.48

Unvested options outstanding at September 30, 2021	4,045	$0.38

During the nine months ended September 30, 2021, the Company recognized $492 of stock-based compensation expense for the vesting of outstanding stock options. At September 30, 2021, unrecognized compensation cost related to unvested awards totaled $1,285. The weighted-average period over which this remaining compensation cost will be recognized is 2.5 years.

Restricted common stock

In 2020, the Company awarded 485,959 common shares to an investor as consideration for consulting services. The Company recognized $282 and $0 of stock-based compensation expense for vesting during the nine months ended September 30, 2021 and 2020, based on grant date fair value per share of $1.16. As of September 30, 2021, the awards were fully vested.

In February 2021, certain members of senior management entered into amended employment agreements, which provided for the right to purchase restricted Navitas common shares at fair market value per share. These restricted shares vest over terms of up to four years, subject to various performance conditions. The purchases were funded with full recourse promissory notes bearing interest at rates ranging from 0.48% to 0.56% per annum. Restricted common stockholders are entitled to all of the rights of common stockholders.

The share purchase agreements and related promissory notes were based on an initial grant date fair value of $0.29 per share based on a valuation report obtained from a third party, however, the Company later determined that the appropriate fair value at the date of grant was $5.53 per share. Restricted common stock issued at prices below fair value are recognized in compensation expense over the vesting term based on fair value at grant. On May 26, 2021, the Navitas Board and certain executives jointly decided to rescind the restricted stock awards granted to these executives on February 12, 2021, as well as the associated recourse promissory notes and the amendment to the executives’ employment agreements and the Company agreed to indemnify the executives from any personal tax consequences related to the rescission of these awards. As a result, the Company recognized $12,330 of additional stock-based compensation expense in the financial statements during the three months ended June 30, 2021. Such amount represents the recognition of compensation expense related to the unrecognized compensation cost at the rescission date. For the three and nine months ended September 30, 2021, the Company recognized compensation expense of $12,330 and $13,772, respectively, for restricted stock awards issued at prices below the grant date fair value of the awards.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

On August 25, 2021, the Company granted an aggregate amount of 4,135,000 Navitas Restricted Stock Units (“RSU”s) under the Plan to certain members of senior management pursuant to restricted stock unit agreements (collectively, the “RSU Agreements”). Each RSU represents the right to receive one share of Common Stock of the Company, subject to the vesting and other terms and conditions set forth in the RSU Agreements and the Plan. Up to 3,500,000 of these RSU awards vest in three equal instalments over a three-year period subject to the occurrence of an IPO (which includes the Business Combination), subject to an accelerated vesting schedule, based on the satisfaction of certain valuation and price targets. Up to 500,000 RSUs vest on the six-month anniversary of the grant date, subject to the occurrence of an IPO and certain valuation targets. Due to the IPO performance condition, no expense was recognized for these IPO performance RSUs as of September 30, 2021. Up to 52,500 RSUs vest upon the occurrence of an IPO, while the remaining 82,500 RSUs vest as specified by the RSU Agreement over a period of approximately three years.

A summary of restricted stock awards (“RSA”s) and RSUs outstanding as of September 30, 2021, and activity during the nine months then ended, is presented below:

Restricted Common Stock Awards	Shares (In thousands)		Weighted- Average Issuance Price	Weighted- Average Grant Date Fair Value Per Share
Outstanding at December 31, 2020	—		$—	$—
Granted	4,081	(1)	0.29	5.53
Vested	—	(1)	—	—
Forfeited	—		—	—
Rescinded	(4,081)		0.29	5.53

Outstanding at September 30, 2021	—		$—	$—

RSU Awards	Shares (In thousands)	Weighted- Average Grant Date Fair Value Per Share
Outstanding at December 31, 2020	—	$—
Granted	4,135	10.53
Vested	—	—
Forfeited	—	—

Outstanding at September 30, 2021	4,135	$10.53

(1)	All shares awarded, both 271 which were vested prior to rescission and the remaining unvested shares, were rescinded for no consideration in the second quarter of 2021.

During the nine months ended September 30, 2021, the Company recognized $14,273 of stock-based compensation expense for the vesting of RSAs and RSUs. At September 30, 2021, unrecognized compensation cost related to unvested RSU awards totaled $813. The weighted-average period over which this remaining compensation cost is expected be recognized is 0.9 years.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

8. SIGNIFICANT CUSTOMERS AND CREDIT CONCENTRATIONS

Customer Concentration

Nearly all of the Company’s revenues are attributable to sales of the Company’s products to distributors of electronic components. These distributors sell the Company’s products to a range of end users, including OEMs and merchant power supply manufacturers.

The following customers represented 10% or more of the Company’s net revenues for the respective periods:

	Nine Months Ended September 30,
Customer	2021		2020
Distributor A	21%		49%
Distributor B	13	*
Distributor C	19		20
Distributor D	27		12
Distributor E		*	19

*	Total customer revenue was less than 10% of net revenues.

No other customers accounted for 10% or more of the Company’s net revenues in the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consisted principally of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. The Company has not experienced any losses on cash or cash equivalents held at financial institutions. The Company does not have any off-balance-sheet credit exposure related to its customers.

The following customers represented 10% or more of accounts receivable:

	As of September 30,
Customer	2021		2020
Distributor A	17%		41%
Distributor B		*		*
Distributor C	16		13
Distributor D	14		15
Distributor E		*	29
Distributor F	13	*

*	Total customer accounts receivable was less than 10% of net accounts receivables.

No other customers accounted for 10% or more of the Company’s accounts receivable in the periods presented.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Concentration of Supplier Risk

The Company currently relies on a single foundry to produce wafers for GaN ICs. Loss of the relationship with this supplier could have a substantial negative effect on the Company. Additionally, the Company relies on a limited number of third-party subcontractors and suppliers for testing, packaging and certain other tasks. Disruption or termination of supply sources or subcontractors, including due to the COVID-19 pandemic or natural disasters such as an earthquake or other causes, could delay shipments and could have a material adverse effect on the Company. Although there are generally alternate sources for these materials and services, qualification of the alternate sources could cause delays sufficient to have a material adverse effect on the Company. A significant amount of the Company’s third-party subcontractors and suppliers, including third-party foundries that supply wafers for GaN ICs, are located in Taiwan. A significant amount of the Company’s assembly and test operations are conducted by third-party contractors in Taiwan and the Philippines.

9. STOCKHOLDERS EQUITY (DEFICIT)

Common Stock

As of September 30, 2021, the Company had 93,000,000 authorized shares of common stock, of which, 87,055,332 are issued and outstanding or reserved for potential issuances of common stock related to the exercise of stock options, the vesting of restricted common stock awards and RSUs, conversion of convertible preferred stock and the exercise of warrants.

Series B-1 convertible preferred stock

On July 5, 2018, the Company amended its articles of incorporation and authorized the issuance of 6,133,979 shares of a new class of stock, Series B-1. On July 5, 2018, the Company entered into a Series B-1 purchase agreement with six new investors for 4,340,415 shares of Series B-1 for an aggregate purchase price of $12,100. The Company incurred $146, of direct costs related to the issuance of Series B-1 shares, which is recorded as a reduction of the Series B-1 convertible preferred stock.

On May 22, 2019, the Company amended the Series B-1 purchase agreement to allow for the issuance of additional shares of Series B-1. On May 22, 2019, the Company issued 1,076,136 shares of Series B-1, in exchange for cash of $3,000, to a new unrelated investor under the amended Series B-1 purchase agreement.

Series B-2 convertible preferred stock

During 2020, the Company amended its articles of incorporation and authorized the issuance of up to 24,027,913 shares of a new class of stock, Series B-2. The Company entered into Series B-2 purchase agreements with 13 investors for 18,198,891 shares of Series B-2 for an aggregate purchase price of $53,085. The Company incurred $706 of direct costs related to the issuance of Series B-2 shares, which is recorded as a reduction of the Series B-2 convertible preferred stock.

Preferred stock conversion rights

Under the terms of the July 5, 2018 amended articles of incorporation, Series A, Series B, Series B-1 and Series B-2 shares (collectively, the “Preferred Stock”) are convertible into common stock at the option of the holders at any time after issuance. Preferred Stock shares are automatically converted upon the firm underwriting commitment for an initial public offering of aggregate proceeds not less than $100,000 or upon receipt by the

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Company of a conversion request by at least 60% of the outstanding Preferred Stock shares. The number of common units issuable upon conversion is determined based on original issuance price divided by the conversion price. The Series A conversion price is equal to the original issuance price of $1.05 per share, the Series B conversion price is equal to the original issuance price of $1.94 per share, the Series B-1 conversion price is equal to the original issuance price of $2.79 per share and the Series B-2 conversion price is equal to the original issuance price of $2.92 per share. The conversion prices may be adjusted downward if subsequent dilutive events occur such as an issuance of additional equity. The conversion prices cannot drop below $0.01 per share.

Preferred stock distribution, redemption and liquidation preference

Series A, Series B, Series B-1 and Series B-2 shareholders are entitled to an annual, noncumulative, dividend preference of $0.08, $0.15, $0.22 and $0.23 per share, respectively. Preferred shareholders are entitled to receive dividends, when, as and if declared by the Company’s Board of Directors. The Company has not declared or paid dividends since its inception. Dividends may be made to common stockholders after satisfying the Preferred Stock dividend preferences. Payment of dividends is made on a pro-rata basis in proportion to the number of shares held by each shareholder. In addition, the Preferred Stock can be redeemed by the holders upon certain events outside of the Company’s sole control, such as a Liquidation Event (as defined in the Company’s constitution), at the liquidation preference amount plus declared but unpaid dividends. As such, Preferred Stock is presented outside of permanent equity on the Company’s balance sheets.

Series A, Series B, Series B-1 and Series B-2 shareholders are entitled to a $1.05, $1.94, $2.79 and $2.92 per share liquidation preference, respectively, subject to adjustment for any declared but unpaid dividends. After satisfying the Preferred Stock liquidation preference, remaining assets will be distributed pro-rata to the holders of common stock in proportion to the number of shares held by each holder of common stock. In the case of a Liquidation Event, to the extent that assets available for liquidation are less than the amount necessary to satisfy the liquidation preference, assets will be liquidated on a pro-rata basis to the Preferred Stock shareholders in proportion to the number of Series A, Series B, Series B-1 and Series B-2 shares held by each holder of Preferred Stock. After satisfying the Preferred Stock liquidation preference, remaining assets will be distributed pro-rata to the holders of common stock in proportion to the number of shares held by each holder of common stock.

Warrants

The Company issued warrants in connection with its term loan agreement with a bank (see Note 6). Under the original term loan agreement, the Company issued 96,300 warrants in 2016 to the bank. These warrants are exercisable into Series A shares at a price of $1.05 per share and expire on February 16, 2026. In connection with the modification of the term loan agreement on March 6, 2018, the Company issued an additional 49,223 warrants to the bank. These warrants are exercisable into Series B shares at a price of $1.94 per share and expire on March 6, 2028. The warrants issued to the bank may be exercised through payment of cash or net share settlement. The warrants issued to the bank are automatically net share settled upon expiration, acquisition of the Company or an initial public offering (including the Business Combination).

On September 6, 2018, the Company issued 717,424 warrants to a potential customer. The warrants are exercisable into Series B-1 shares at a price of $2.79 per share and expire on January 31, 2020. The warrants vest based on purchases by the end customer from January 1, 2019 through December 31, 2019. The warrants are exercisable through payment of cash. As of the date of grant and December 31, 2019, the Company has determined that it was not probable that the end customer will make enough purchases to begin vesting, and, accordingly, no expense has been recognized. The warrants did not vest and were cancelled effective January 31, 2020.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

On September 7, 2018, the Company issued 215,227 warrants to an investor entity that is involved in generating sales for the Company. The warrants are exercisable into shares of common stock at a price of $0.22 per share and expire on September 7, 2023. The warrants vest based on sales generated by the investor entity through May 15, 2021. The warrants are exercisable through payment of cash or net share settlement. As of the date of grant and December 31, 2019, the investor entity has met the performance conditions for vesting of 21,522 warrants, and, accordingly, an expense amounting to $1 has been recognized. A performance milestone was achieved in March 2021, resulting in the vesting of an additional 40,176 warrants and the recognition of $4 of expense. The warrants vest and are automatically net share settled upon acquisition of the Company or an initial public offering (including the Business Combination).

On April 29, 2020, the Company issued warrants in connection with its loan and security agreement with a new bank. Pursuant to the agreement, the Company issued 30,000 warrants that are exercisable into Series B-2 Preferred Stock at a price of $2.92 per share and expire on April 30, 2030. The warrants issued to the bank may be exercised through payment of cash or net share settlement. The warrants are automatically net share settled upon expiration, acquisition of the Company or an initial public offering (including the Business Combination).

On December 16, 2020, the Company issued 548,523 warrants to an investor entity that is also an end customer of the Company. Vested warrants are exercisable into shares of common stock at a price of $0.29 per share and expire on December 16, 2025. The warrants vest based on purchases (indirectly) by the investor entity through December 31, 2021. The warrants are exercisable through payment of cash or net share settlement. As of December 31, 2020, the Company determined it was probable the investor would achieve the performance threshold for vesting, consequently, the company began recognizing the vesting charge for the fair value of the warrants as a reduction of revenue in proportion to the revenue generated. The Company recognized contra-revenue in the amount of $163 for the nine months ended September 30, 2021. As of June 30, 2021, the warrants were fully vested and fully expensed.

On December 29, 2020, the Company issued 342,827 warrants to an investor entity that is also an end customer of the Company. Vested warrants are exercisable into shares of common stock at a price of $0.29 per share and expire on December 29, 2025. The warrants vest based on purchases (indirectly) by the investor entity through December 31, 2021. The warrants are exercisable through payment of cash or net share settlement. As of the date of grant and September 30, 2021, the Company determined that it was not probable the investor entity would meet the performance conditions for vesting of the warrants, and, accordingly, no expense was recognized in any period.

The Company determined that all warrants issued should be classified as equity at the grant date fair value. The Company determined the grant date fair value using the Black-Scholes option pricing model.

10. LOSS PER SHARE:

Basic loss per share is calculated by dividing net loss by the weighted-average shares of common stock outstanding during the period. Diluted earnings per share are calculated by dividing net loss by the weighted-average shares of common stock and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares included in this calculation consist of dilutive shares issuable upon the assumed exercise of outstanding common stock options, the assumed vesting of outstanding restricted stock units, the assumed issuance of awards for contingently issuable performance-based awards, as computed using the treasury stock method.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

The Company’s potentially dilutive securities, which include unexercised stock options, unvested shares, preferred shares and warrants for common and preferred shares, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common shareholders is the same.

11. PROVISION FOR INCOME TAXES:

Income Taxes

Deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, utilizing the tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income. In the event that the Company determines, based on available evidence and management judgment, that all or part of the net deferred tax assets will not be realized in the future, the Company would record a valuation allowance in the period the determination is made. In addition, the calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Resolution of these uncertainties in a manner inconsistent with the Company’s expectations could have a material impact on its results of operations and financial position.

At December 31, 2020, the Company has approximately $65,434 of federal net operating loss (“NOL”) carryforwards and approximately $31,042 of State NOL carryforwards expiring in varying amounts through 2037, with the exception Federal NOLs arising from the years ended after December 31, 2017 that may be carried forward indefinitely. Realization of the NOL carryforwards is dependent on the Company generating sufficient taxable income prior to expiration of the NOL carryforwards and is also potentially subject to usage limitations due to changes in the Company’s ownership. As of September 30, 2021, the Company continues to maintain a full valuation allowance as the Company believes that it is not more likely than not that the deferred tax assets will be fully realized.

The transfer of intellectual property and other intangible assets by Navitas U.S. to Navitas IE in connection with the Restructuring was among entities within the same consolidated group for U.S. federal income tax purposes, and as a result, any gain or loss to Navitas U.S. is expected to be deferred for U.S. federal income tax purposes.

12. COMMITMENTS and CONTINGENCIES

Lease commitments

The Company leases its corporate offices and certain equipment under noncancelable operating leases expiring through May 2024. For the three and nine months ended September 30, 2021 and 2020, total rental expense under the operating leases that have initial or remaining lease terms in excess of one year is $371, $923, $171 and $571, respectively.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Future minimum lease payments under all non-cancelable lease agreements as of September 30, 2021, are as follows:

September 30, 2021
Remainder of 2021	$275
2022	911
2023	530
2024	154
2025	—
Thereafter	—

Total future minimum lease payments	$1,870

Purchase Obligations

At September 30, 2021, the Company had no non-cancelable purchase obligations that were due beyond one year.

Employment agreements

The Company has entered into agreements with certain employees to provide severance payments to the employees for termination for reasons other than cause, death or disability. Aggregate payments that would be required to be made in the event of termination under the agreements are approximately $1,443. At September 30, 2021, no terminations have occurred or are expected to occur pursuant to these arrangements and, accordingly, no termination benefits have been accrued.

Indemnifications

The Company sells products to its distributors under contracts, collectively referred to as Distributor Sales Agreements (DSA). Each DSA contains the relevant terms of the contractual arrangement with the distributor, and generally includes certain provisions for indemnifying the distributor against losses, expenses, and liabilities from damages that may be awarded against the distributor in the event the Company’s products are found to infringe upon a patent, copyright, trademark, or other proprietary right of a third party (End Customer Indemnification). The DSA generally limits the scope of and remedies for the End Customer Indemnification obligations in a variety of industry-standard respects, including, but not limited to, limitations based on time and geography, and a right to replace an infringing product. The Company also, from time to time, has granted a specific indemnification right to individual end customers.

The Company believes its internal development processes and other policies and practices limit its exposure related to such indemnifications. In addition, the Company requires its employees to sign a proprietary information and inventions agreement, which assigns the rights to its employees’ development work to the Company. To date, the Company has not had to reimburse any of its distributors or end customers for any losses related to these indemnifications and no material claims were outstanding as of September 30, 2021, and December 31, 2020. For several reasons, including the lack of prior indemnification claims and the lack of a monetary liability limit for certain infringement cases, the Company cannot determine the maximum amount of potential future payments, if any, related to such indemnifications.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Legal proceedings and contingencies

From time to time in the ordinary course of business, the Company may become involved in lawsuits, or end customers and distributors may make claims against the Company. The Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company is not currently subject to any pending actions or regulatory proceedings that either individually or in the aggregate are expected to have a material impact on its condensed consolidated financial statements.

13. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) tax-deferred savings plan for all employees in the United States who meet certain eligibility requirements. Participants may contribute up to the amount allowable as a deduction for federal income tax purposes. The Company contributes a certain percentage of employee annual salaries on a discretionary basis, not to exceed an established threshold. For the nine months ended September 30, 2021 and 2020, the Company made $249 and $189, respectively, in matching contributions to the 401(k) plan.

14. RELATED PARTY TRANSACTIONS

Notes Receivable

The Company has outstanding interest-bearing notes receivable from an employee. The notes have various maturity dates through May 1, 2023 and bear interest at annual rates ranging from 1.0% to 2.76%. The Company recognized $3 and $2 of interest income from the notes for the nine months ended September 30, 2021 and September 30, 2020 respectively.

	September 30, 2021	December 31, 2020
Notes receivable — employee	$210	$221

Service Agreement

On November 1, 2020, Navitas Ireland entered into a service agreement with a company affiliated with a current member of the Navitas Board to provide strategic advisory services and to assist the management team in its activities as directed by the chief executive officer in exchange for a monthly service fee of $16.

15. SUBSEQUENT EVENTS

The Company evaluated material subsequent events from the condensed consolidated balance sheet date of September 30, 2021, through November 23, 2021, the date the condensed consolidated financial statements were available to be issued.

On October 19, 2021, Navitas Semiconductor Corporation consummated the previously announced Business Combination pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021, by and among LOKB, Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB and Navitas Semiconductor. (See Note 1 for further detail).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of Navitas Semiconductor Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Navitas Semiconductor Limited and subsidiaries (the “Company”) as of December 31, 2020, the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows, for year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The financial statements of the Company as of and for the year ended December 31, 2019, were audited by other auditors whose report dated June 7, 2021, expressed an unqualified opinion on those statements.

We have served as the Company’s auditor since 2021.

/s/ Deloitte & Touche LLP

Los Angeles, CA

June 7, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Navitas Semiconductor Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Navitas Semiconductor Limited (formerly known as Navitas Semiconductor, Inc. and referred to herein as the “Company”) as of December 31, 2019, and the related statements of operations, comprehensive income (loss), redeemable convertible preferred stock and stockholders’ equity (deficit), cash flows and the related notes for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor from 2015 to 2021.

/s/ CohnReznick LLP

Los Angeles, California

June 7, 2021

NAVITAS SEMICONDUCTOR LIMITED

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and par value)	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,869	$5,970
Restricted cash	—	148
Accounts receivable, net	4,152	698
Inventory	3,404	699
Prepaid expenses and other current assets	522	236

Total current assets	46,947	7,751
PROPERTY AND EQUIPMENT, net	722	882
INTANGIBLE ASSETS, net	515	—
NOTES RECEIVABLE	221	229
OTHER ASSETS	102	97

Total assets	$48,507	$8,959

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$3,698	$871
Accrued compensation expenses	1,668	259
Deferred revenue	—	288
Current portion of long-term debt	1,000	2,400

Total current liabilities	6,366	3,818
LONG-TERM DEBT	4,971	2,400
OTHER LIABILITIES	88	68

Total liabilities	11,425	6,286
COMMITMENTS AND CONTINGENCIES (Note 12)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Series A convertible preferred stock, $0.0001 par value; 16,716,348 shares authorized and 16,620,018 shares issued and outstanding at December 31, 2020 and 2019; liquidation preference of $17,451 at December 31, 2020 and 2019, respectively	14,970	14,970
Series B convertible preferred stock, $0.0001 par value; 14,262,664 shares authorized, 14,213,431 shares issued and outstanding at December 31, 2020 and 2019; liquidation preference of $27,574 at December 31, 2020 and 2019, respectively	27,371	27,371
Series B-1 convertible preferred stock, $0.0001 par value; 6,133,979 shares authorized, 5,416,551 shares issued and outstanding at December 31, 2020 and 2019; liquidation preference of $15,112 at December 31, 2020 and 2019, respectively	14,786	14,786
Series B-2 convertible preferred stock, $0.0001 par value; 24,027,913 shares authorized, 18,198,891 and nil shares issued and outstanding at December 31, 2020 and 2019, respectively; liquidation preference of $53,085 at December 31, 2020	52,379	—
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.0001 par value, 93,000,000 and 63,000,000 shares authorized as of December 31, 2020 and 2019, respectively, 15,327,160 and 14,654,640 shares issued and outstanding at December 31, 2020 and 2019, respectively	2	1
Additional paid-in capital	3,557	2,483
Accumulated other comprehensive income (loss)	(1)	—
Accumulated deficit	(75,982)	(56,938)

Total stockholders’ equity (deficit)	(72,424)	(54,454)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$48,507	$8,959

The accompanying notes are an integral part of these consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(In thousands, except per share amounts)	2020	2019
NET REVENUES	$11,849	$1,687
COST OF REVENUES	8,134	1,167

GROSS PROFIT	3,715	520

OPERATING EXPENSES:
Research and development	13,049	11,136
Selling, general and administrative	9,469	6,478

Total operating expenses	22,518	17,614

LOSS FROM OPERATIONS	(18,803)	(17,094)
INTEREST EXPENSE, net of interest income of $4 and $5	(236)	(254)

LOSS BEFORE INCOME TAXES	(19,039)	(17,348)
PROVISION FOR INCOME TAXES	5	1

NET LOSS	$(19,044)	$(17,349)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(1.28)	$(1.20)

COMMON SHARES USED IN PER SHARE CALCULATION:
Basic and diluted	14,847	14,516

The accompanying notes are an integral part of these consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
(In thousands)	2020	2019
Net loss	$(19,044)	$(17,349)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax	(1)	—

Total other comprehensive income (loss)	(1)	—

TOTAL COMPREHENSIVE LOSS	$(19,045)	$(17,349)

The accompanying notes are an integral part of these consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

	Redeemable Convertible Preferred Stock								Stockholder’s Equity (Deficit)
	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in capital	Accumulated deficit	Accumulated comprehensive income (loss)	Total
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE AT DECEMBER 31, 2018	16,620	$14,970	14,213	$27,371	4,340	$11,976	—	$—	14,377	$1	$2,335	$(39,589)	$—	$(37,253)
Issuance of preferred stock	—	—	—	—	1,076	3,000	—	—	—	—	—	—	—	—
Preferred stock issuance costs	—	—	—	—	—	(190)	—	—	—	—	—	—	—	—
Vesting of warrants	—	—	—	—	—	—	—	—	—	—	1	—	—	1
Vesting of restricted common stock	—	—	—	—	—	—	—	—	278	—	31	—	—	31
Stock-based compensation expense related to employee stock awards	—	—	—	—	—	—	—	—	—	—	116	—	—	116
Net loss	—	—	—	—	—	—	—	—	—	—	—	(17,349)	—	(17,349)

BALANCE AT DECEMBER 31, 2019	16,620	$14,970	14,213	$27,371	5,416	$14,786	—	—	14,655	$1	$2,483	$(56,938)	$—	$(54,454)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	672	1	31	—	—	32
Issuance of preferred stock	—	—	—	—	—	—	18,199	53,085	—	—	—	—	—	—
Preferred stock issuance costs	—	—	—	—	—	—	—	(706)	—	—	—	—	—	—
Stock-based compensation expense related to employee and non-employee stock awards	—	—	—	—	—	—	—	—	—	—	1,027	—	—	1,027
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	16	—	—	16
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	(1)	(1)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(19,044)	—	(19,044)

BALANCE AT DECEMBER 31, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	15,327	$2	$3,557	$(75,982)	$(1)	$(72,424)

The accompanying notes are an integral part of these consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In thousands)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,044)	$(17,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	344	385
Amortization of intangibles	167	—
Amortization of deferred rent	20	46
Other	38	1
Stock-based compensation expense	1,027	116
Amortization of debt discount and issuance costs	8	8
Change in operating assets and liabilities:
Accounts receivable	(3,454)	(480)
Inventory	(2,705)	(197)
Prepaid expenses and other current assets	(286)	67
Other assets	(5)	(69)
Accounts payable, accrued compensation and other expenses	3,553	(422)
Deferred revenue	(288)	288

Net cash used in operating activities	(20,625)	(17,606)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(223)	(66)
Repayment (issuance) of notes receivable	8	(2)

Net cash used in investing activities	(215)	(68)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	53,085	3,000
Payment of preferred stock issuance costs	(706)	(190)
Proceeds from issuance of common stock	31	—
Proceeds from issuance of long-term debt	6,000	2,000
Principal payments on long-term debt	(4,800)	(1,200)
Payment of debt issuance costs	(20)	—

Net cash provided by financing activities	53,590	3,610

Effect of exchange rate changes on cash	1	—

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	32,751	(14,064)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,118	20,182

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$38,869	$6,118

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Payable for asset acquisition	$683	$—
Warrants issued in connection with debt	$16	$—
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$2	$1
Cash paid for interest	$218	$289

The accompanying notes are an integral part of these consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

1. ORGANIZATION AND BASIS OF PRESENTATION

Navitas Semiconductor Limited (“Navitas IE” or collectively with its consolidated subsidiaries, “Navitas” or the “Company”), is a private company limited by shares organized under the Laws of Ireland and is domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC, a Delaware limited liability company. Navitas was founded in 2013 and has since been developing ultra-efficient gallium nitride (GaN) semiconductors. The Company presently operates as a product design house that contracts the manufacturing of its chips and packaging to partner suppliers. Navitas maintains its operations around the world, including the United States, Hong Kong, China, Taiwan and the Philippines.

Reorganization

Navitas Semiconductor Inc. (“Navitas U.S.”) was incorporated in the State of Delaware on October 25, 2013. Navitas U.S., initiated a restructuring to streamline its worldwide legal entity structure and more efficiently align its business operations (the “Restructuring”). The Restructuring introduced wholly owned subsidiaries in Hong Kong and China as well as the addition of Navitas IE, an entity registered in Ireland and the U.S., as the parent of Navitas U.S. and the other Navitas subsidiaries. In connection with the Restructuring, effective September 1, 2020, Navitas IE acquired certain intellectual property and other intangible assets from Navitas U.S. and, after the Restructuring, contracts directly with customers. The transfer of intellectual property and other intangible assets by Navitas U.S. to Navitas IE in connection with the Restructuring was among entities within the same consolidated group, and as a result, did not result in any gain or loss to the Company. Navitas IE is treated as a corporation for U.S. federal income tax purposes and is a tax resident in both Ireland and the United States. See Note 11.

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of the Company, its wholly owned or majority-owned subsidiaries and entities in which the Company is deemed to have a direct or indirect controlling financial interest based on either a variable interest model or voting interest model. For all periods presented, the Company did not have an interest in any variable interest entities. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

On an ongoing basis, management evaluates the assumptions used in making estimates, including those related to (i) the collectability of accounts receivable; (ii) write-down for excess and obsolete inventory; (iii) warranty obligations; (iv) the value assigned to and estimated useful lives of long-lived assets; (v) the realization of tax assets and estimates of tax liabilities and tax reserves; (vi) recoverability of intangible assets; (vii) the computation of share-based compensation; (viii) accrued compensation and other expenses; and (ix) the recognition of revenue. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The Company engages third-party valuation specialists to assist with estimates related to the valuation of stock options, restricted common stock awards and warrants. Such estimates often require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Significant Accounting Policies and Estimates

Segment Reporting

The Company is organized and operates as one reportable segment, the design, development, manufacture and marketing of integrated circuits and related components for use primarily in mobile device and other markets. The Company’s chief operating decision maker, the Chief Executive Officer, reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance.

Revenue Recognition

The Company recognizes revenue under the core principle of depicting the transfer of control to the Company’s customers in an amount reflecting the consideration to which the Company expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

Product revenues consist of sales to distributors, original equipment manufacturers, or OEMs, and merchant power supply manufacturers. The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with a customer. In situations where sales are to a distributor, the Company has concluded that its contracts are with the distributor as the Company holds a contract bearing enforceable rights and obligations only with the distributor. As part of its consideration of the contract, the Company evaluates certain factors including the customer’s ability to pay (or credit risk). If the Company concludes that the customer has the ability to pay, a contract has been established. For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled. As the Company’s standard payment terms are less than one year, the Company has elected the practical expedient to not assess whether a contract has a significant financing component. The Company has entered into warrant agreements for preferred and common stock with certain investors who are downstream users of the Company’s products. The Company considers the warrants, which are subject to the achievement of revenue-based performance incentives, to be a form of consideration payable to customers. Accordingly, any value attributable to the warrants is accounted for as a reduction of the transaction price.

The Company allocates the transaction price to each distinct performance obligation based on their relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

performance obligation is satisfied), which typically occurs at shipment. Further, in determining whether control has transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer.

When the Company receives orders for products to be delivered over multiple dates that may extend across several reporting periods, the Company invoices for each delivery upon shipment and recognizes revenues for each distinct product delivered. The Company has also elected the practical expedient to expense commissions when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

Sales to international customers that are shipped from the Company’s facility outside of the United States are pursuant to EX Works, or EXW, shipping terms, meaning that control of the product transfers to the customer upon shipment from the Company’s or its vendors’ foreign warehouse.

Sales to most distributors are made under terms allowing certain limited rights of return (known as “stock rotation”) of the Company’s products held in their inventory or upon sale to their end customers. Revenue from sales to distributors is recognized upon the transfer of control to the distributor. Stock rotation rights grant the distributor the ability to return certain specified amounts of inventory. Stock rotation adjustments are an additional form of variable consideration and are also estimated using the expected value method based on historical return rates. Historically, distributor stock rotation adjustments have not been material.

The Company generally provides an assurance warranty that its products will substantially conform to the published specifications for twelve months from the date of shipment. The Company’s liability is limited to either a credit equal to the purchase price or replacement of the defective part. Returns under warranty have historically not been material. As such, the Company does not record a specific warranty reserve.

Revenue received from customers in advance of the Company shipping the related product is considered a contract liability and is included in deferred revenue on the Company’s consolidated balance sheet.

Inventory

Inventory (which consist of costs associated with the purchases of wafers from offshore foundries and of packaged components from offshore assembly manufacturers, as well as internal labor and overhead, including depreciation and amortization, associated with the testing of both wafers and packaged components) are stated at the lower of cost (first-in, first-out) or market. The Company periodically reviews inventory for potential obsolescence based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions. Inventory items determined to be impaired are reduced to their net realizable values.

Stock-based compensation

The Company measures and recognizes compensation expense for all stock-based awards based on the grant date fair value of the awards.

Unvested restricted stock awards that are subject to the Company’s repurchase are recorded as liability instruments on the accompanying balance sheets. The awards are reclassified into common stock as they vest and are released from the repurchase requirement. The Company recognizes compensation expense over the requisite service period in the consolidated statements of operations for restricted stock awards.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

The fair value of stock option awards to employees and restricted stock awards to non-employees with service based vesting conditions is estimated using the Black-Scholes option pricing model. The value of an award is recognized as expense over the requisite service period in the consolidated statements of operations.

The option pricing model requires management to make assumptions and to apply judgment in determining fair value of the awards. The most significant assumptions and judgments include the expected volatility, risk-free interest rate, expected dividend rate and expected term of the award.

The expected volatility of the awards is based on historical volatility of selected public companies within the Company’s industry. The risk-free interest rate is based on the implied yield currently available on U.S. Treasury notes with term approximately equal to the expected term of the awards. The expected dividend rate is zero as the Company currently has no history or expectation of cash dividends on its common stock. The Company has adopted the practical expedient for determining the expected term of stock option awards, which is the midpoint between the end of the vesting term and the expiration of the award.

The Company has elected to account for forfeitures as they occur.

The Company elected to treat share-based payment awards with graded vesting schedules and time-based service conditions as a single award and recognize compensation expense on a straight-line basis over the requisite service period.

Debt issuance costs and debt discounts

The Company records debt issuance costs and debt discounts, net of accumulated amortization, as direct deductions from the principal balance of its long-term debt to which they relate. Amortization is reported as a component of interest expense and is computed using the effective interest method.

Income Taxes

Current income tax expense is an estimate of current income taxes payable or refundable in the current fiscal year based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences and carry-forwards that are recognized for financial reporting and income tax purposes.

The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, utilizing the tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company recognizes valuation allowances to reduce any deferred tax assets to the amount that it estimates will more likely than not be realized based on available evidence and management’s judgment. In the event that the Company determines, based on available evidence and management judgment, that all or part of the net deferred tax assets will not be realized in the future, it would record a valuation allowance in the period the determination is made. In addition, the calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Resolution of these uncertainties in a manner inconsistent with the Company’s expectations could have a material impact on the Company’s results of operations and financial position.

The Company has no unrecognized tax benefits at December 31, 2020 and 2019. The Company’s federal and state income tax returns since inception are open and management continually evaluates expiring statutes of

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. When necessary, the Company recognizes interest and penalties associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. The Company had no accrued interest and penalties at December 31, 2020 and 2019.

Accounts receivable

Accounts receivable are reported as the amount management expects to collect from outstanding balances. Management performs an analysis of the current status of each individual customer account to determine the appropriate level for the allowance for doubtful accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off against the allowance for doubtful accounts. As of December 31, 2020 and 2019, all receivables were considered collectible.

Intangible Assets

Long-lived assets, such as property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

On July 2, 2020, the Company purchased tangible and intangible assets from a China-based, specialized semiconductor design company, which is also a customer, for cash consideration of approximately $683. The Company determined that substantially all of the fair value of the assets acquired were concentrated in a single identifiable asset, consequently, the Company did not acquire a business and the transaction was accounted for as an asset acquisition. Substantially all of the purchase price was allocated to finite lived intangible assets, primarily a workforce with specialized knowledge, which will be amortized over two years.

Cash and Cash Equivalents

The Company considers cash invested in highly liquid financial instruments with maturities of three months or less at the date of purchase to be cash equivalents. At December 31, 2020, 2019 and 2018, cash, cash equivalents and restricted cash per the statements of cash flows was as follows:

	2020	2019	2018
Cash and cash equivalents	$38,869	$5,970	$20,035
Restricted cash	—	148	147

Total cash, cash equivalents and restricted cash	$38,869	$6,118	$20,182

Restricted Cash

As of December 31, 2019, the Company had a lease which was secured by a $148 letter of credit. The letter of credit was secured by cash held in custody by a financial institution and was restricted as to withdrawal or use. As of December 31, 2020, the letter of credit was no longer outstanding.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

Stock Subject to Possible Redemption

We account for common and preferred stock subject to possible redemption in accordance with the accounting guidance applicable to distinguishing liabilities from equity. Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable stock (including preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common and preferred stock is classified as stockholders’ equity. The Company’s preferred stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020 and 2019, all of the Company’s preferred stock is considered subject to possible redemption and is presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Foreign Currency Risk and Foreign Currency Translation

As of December 31, 2020, the Company’s primary transactional currency was U.S. dollars. Gains and losses arising from the remeasurement of non-functional currency balances are recorded in selling, general and administrative expenses in the accompanying consolidated statements of operations. The Company realized a foreign exchange transaction net loss of $15 and $4 in 2020 and 2019, respectively.

The functional currencies of the Company’s non-U.S. subsidiaries are the local currencies. Accordingly, all assets and liabilities are translated into U.S. dollars at the current exchange rates as of the applicable balance sheet date. Revenues and expenses are translated at the average exchange rate prevailing during the period. Cumulative gains and losses from the translation of the foreign subsidiaries’ financial statements have been included in stockholders’ equity as a component of accumulated comprehensive income (loss).

Advertising

Advertising costs, which are included in selling, general and administrative expenses, are expensed as incurred and amounted to $371 and $661 in 2020 and 2019, respectively.

Research and Development

Costs related to research, design, and development of our products are expensed as incurred. Research and development expense consists primarily of pre-production costs related to the design and development of our products and technologies, including costs related to NRE services contracts with customers. These expenses include employee compensation, benefits and related costs of sustaining our engineering teams, project material costs, third party fees paid to consultants, prototype development expenses, and other costs incurred in the product and technology design and development processes.

Emerging Growth Company

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Developments

Improvements to share-based payments accounting

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting to eliminate the separate guidance applicable to share-based payments to nonemployees. Under the new guidance, equity-classified share-based payment awards issued to nonemployees will be measured on the grant date, instead of being remeasured through the performance completion date (generally the vesting date), as required under the current guidance. The guidance also requires recognition of compensation cost for awards with performance conditions when achievement of those conditions is probable, rather than upon their achievement. Further, the guidance eliminates the requirement to reassess the classification of nonemployee awards under the financial instruments literature upon vesting. For private companies, the guidance is effective for fiscal years beginning after December 15, 2019. The Company adopted this guidance on January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In November 2019, the FASB issued ASU 2019-08, Codification Improvements-Share-Based Consideration Payable to a Customer. The amendments in this update require that an entity measure and classify share-based payment awards granted to a customer by applying the guidance in Topic 718. The amount recorded as a reduction of the transaction price is required to be measured on the basis of the grant-date fair value of the share-based payment award in accordance with Topic 718. The grant date is the date at which a grantor (supplier) and a grantee (customer) reach a mutual understanding of the key terms and conditions of a share-based payment award. The classification and subsequent measurement of the award are subject to the guidance in Topic 718 unless the share-based payment award is subsequently modified and the grantee is no longer a customer. If an entity adopts the amendments in this Update in the same fiscal year that it adopts the amendments in Update 2018-07, the entity should apply the amendments in this Update through a cumulative-effect adjustment to the opening balance of retained earnings at the beginning of the fiscal year in which it adopted the amendments in Update 2018-07. For private companies, the guidance is effective for fiscal years beginning after December 15, 2019. The adoption of ASU No. 2019-08, on January 1, 2020, did not have a material effect on the Company’s consolidated financial statements.

Revenue from contracts with customers

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) providing new revenue recognition guidance that superseded existing revenue recognition guidance. The update, as amended, requires the recognition of revenue related to the transfer of goods or services to customers reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, as well as additional qualitative and quantitative disclosures about revenues. The Company adopted the new revenue recognition guidance as of January 1, 2019 using the modified retrospective method of transition for all contracts that were not completed as of that date. Adoption of the new revenue recognition guidance did not have a material impact on the Company’s consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

Statement of cash flows

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) — Restricted Cash (“ASU 2016-18”), to address diversity in practice with respect to the cash flows presentation of changes in amounts described as restricted cash and cash equivalents. ASU 2016-18 requires a reporting entity to include amounts described as either restricted cash or restricted cash and cash equivalents (collectively referred to as “restricted cash” herein) when reconciling beginning and ending balances in its statement of cash flows. The update also amends Topic 230 to require disclosures about the nature of restricted cash. ASU 2016-18 was adopted retrospectively during the year ended December 31, 2019. The adoption did not have a material impact on the Company’s consolidated financial statements.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), whereby lessees will be required to recognize for all leases at the commencement date a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. A modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements must be applied. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. The FASB issued Accounting Standards Updates 2019-10 and ASU 2020-05, which changed some effective dates for ASU 2016-02 on leasing. After applying ASU 2019-10 and 2020-05, ASU 2016-02 is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The adoption of the new standard is expected to result in the recognition of lease liabilities and right-of-use assets as of January 1, 2022. The Company is currently evaluating the impact of the new standard on its consolidated financial statements and related disclosures.

Credit Losses

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. This ASU requires entities to measure the impairment of certain financial instruments, including accounts receivable, based on expected losses rather than incurred losses. For non-public business entities, this ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted, and will be effective for the Company beginning in 2023. The Company is currently evaluating the impact of the new standard on the Company’s consolidated financial statements and related disclosures.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

3. PROPERTY AND EQUIPMENT, NET

At December 31, 2020 and 2019, property and equipment, net consist of the following:

	2020	2019
Furniture and fixtures	$164	$168
Computers and other equipment	1,591	1,558
Leasehold improvements	135	135

	1,890	1,861
Accumulated depreciation	(1,168)	(979)

Total	$722	$882

For the years ended December 31, 2020 and 2019, depreciation expense was $344 and $385, respectively, and was determined using the straight-line method over the following estimated useful lives:

Furniture and fixtures	3 — 7 years
Computers and other equipment	2 — 5 years
Leasehold improvements	2 — 5 years

4. INVENTORY

Inventory consists of the following:

	December 31, 2020	December 31, 2019
Raw materials	$1,042	$276
Work-in-process	1,991	75
Finished goods	371	348

Total	$3,404	$699

5. FAIR VALUE of FINANCIAL ASSETS AND LIABILITIES

The accounting guidance on fair value measurements clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices for identical assets in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The short-term nature of the Company’s cash and cash equivalents, accounts receivable and accounts payable causes each of their carrying values to approximate fair value. Please see Note 6 for the fair value of the Company’s outstanding debt obligations.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

The Company did not transfer any investments between level 1 and level 2 of the fair value hierarchy in the years ended December 31, 2020 and 2019. There were no level 3 assets or liabilities for any period presented.

6. DEBT OBLIGATIONS

On April 29, 2020, the Company entered into a loan and security agreement with a new bank (the “Term Loan”), which provides for term advances up to $8,000. The loan is divided into three term advances, First Term Advance, Second Term Advance and Third Term Advance. The First Term Advance has a maximum available amount of $6,000. The Second Term Advance has a maximum available amount of $1,000 and is subject to the Company receiving aggregate net proceeds from Series B-2 Preferred Stock of $29,800 by no later than September 30, 2020. The Third Term Advance has a maximum available amount of $1,000 and is subject to the Company receiving aggregate net proceeds from Series B-2 Preferred Stock of $39,900 by no later than September 30, 2020. The Term Loan bears interest at a rate equal to the greater of (i) US Prime Rate plus 0.75% and (ii) 4% and is collateralized by all assets of the Company. As of December 31, 2020, the interest rate was 4%. The loan is payable in thirty monthly installments beginning August 1, 2021 with a final maturity date of January 1, 2024. As of December 31, 2020, the Company had met all of the fundraising conditions and had the capacity to draw an additional $2,000 of advances under the Term Loan. Concurrent with the execution of the Term Loan, the Company paid off the outstanding principal balance and accrued interest on its then-existing long-term debt with a different bank, fully satisfying its obligations.

In connection with execution of the Term Loan, the Company issued warrants to the bank (see Note 9). The fair value of the warrants at the date of issuance was $16 and was recorded as debt discount, subject to amortization using the effective interest rate method over the term of the loan.

Under the terms of the previously outstanding loan, as amended on March 6, 2018, the Company was able to borrow up to $7,000. Term loan borrowings bore interest at the lower of the bank’s prime rate plus 0.75% or 5.0% (5% at December 31, 2019). Interest was payable monthly from the date of the first borrowing. Principal was payable in 30 equal monthly installments beginning July 1, 2019 through the amended maturity date of December 1, 2021.

Amortization of debt discount and issuance costs for the years ended December 31, 2020 and 2019 was $8 and $8, respectively. Amortization of debt discount and issuance costs includes the write-off of unamortized costs as of the date that the term loan was extinguished.

The Term Loan agreement contains certain restrictive covenants. At December 31, 2020, the Company is in compliance with all such covenants.

The following is a summary of the carrying value of long-term debt as of December 31, 2020 and 2019:

	2020	2019
Note payable	$6,000	$4,800
Less: Current portion	(1,000)	(2,400)
Less: Debt discount and issuance costs	(29)	—

Note payable, net of current portion	$4,971	$2,400

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

As of December 31, 2020, future scheduled principal payments of debt obligations were as follows:

Fiscal Year
2021	$1,000
2022	2,400
2023	2,400
2024	200
2025	—
Thereafter	—

Total	$6,000

7. SHARE BASED COMPENSATION:

2020 Equity Incentive Plan

The 2020 Equity Incentive Plan (the “Plan”) was adopted by the Company’s board of directors on August 5, 2020, as an amendment and restatement of the 2013 Equity Incentive Plan (“2013 Plan”). The Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit (RSU) awards, stock appreciation rights, and other stock awards to employees, directors and consultants. Pursuant to the Plan, the exercise price for incentive stock options and non-statutory stock options is generally at least 100% of the fair market value of the underlying shares on the date of grant. Options generally vest over 48 months measured from the date of grant. Options generally expire no later than ten years after the date of grant, subject to earlier termination upon an optionee’s cessation of employment or service.

Under the terms of the Plan, the Company is authorized to issue 16,499,285 shares of common stock awards. As of December 31, 2020, excluding the impact of forfeitures and other transactions that impact the number of shares issuable under the Plan, the Company has issued an aggregate of 12,922,808 stock options and non-statutory options to its employees and consultants and 6,341,201 shares of restricted stock to employees, directors and consultants under the Plan.

Stock-Based Compensation

The Company recognizes the fair value of stock-based compensation in its financial statements over the requisite service period of the individual grants, which generally equals a four-year vesting period. The Company uses estimates of volatility, expected term, risk-free interest rate and dividend yield in determining the fair value of these awards and the amount of compensation expense to recognize. The Company uses the straight-line method to amortize all stock awards granted over the requisite service period of the award.

Generally, stock options granted under the Plan have 10-year terms and vest 1/4th on the anniversary of the vesting commencement date and 1/48th monthly thereafter. Stock options with performance vesting conditions begin to vest upon achievement of the performance condition. Expense is recognized beginning in the period in which performance is considered probable.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

The fair value of incentive stock options issued was estimated using the Black-Scholes model with the following weighted-average assumptions used during the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Risk-free interest rates	0.42%	2.66%
Expected volatility rates	44%	39%
Expected dividend yield	—	—
Expected term (in years)	6	6
Weighted-average grant date fair value of options	$0.48	$0.08

A summary of stock options outstanding as of December 31, 2020, and activity during the two years then ended, is presented below:

	Shares (In thousands)	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (In years)
Outstanding at December 31, 2018	7,954	$0.13	8.7
Granted	1,120	0.22
Exercised	—	—
Forfeited or expired	—	—

Outstanding at December 31, 2019	9,075	$0.19	7.9
Granted	3,983	1.16
Exercised	(187)	0.14
Forfeited or expired	(1,011)	0.19

Outstanding at December 31, 2020	11,860	$0.51	7.8

Vested and Exercisable at December 31, 2020	5,925	$0.20	6.9

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

A summary of unvested stock options outstanding as of December 31, 2020, and activity during the two years then ended, is presented below:

	Shares (In thousands)	Weighted Average Fair Value
Unvested options outstanding at December 31, 2018	5,019	$0.08
Granted	1,120	0.08
Vested	(1,045)	0.06
Forfeited or expired	—	—

Unvested options outstanding at December 31, 2019	5,094	0.08
Granted	3,983	0.48
Vested	(2,132)	0.11
Forfeited or expired	(1,010)	0.08

Unvested options outstanding at December 31, 2020	5,935	$0.33

During the years ended December 31, 2020 and 2019, the Company recognized $413 and $116, respectively, of stock-based compensation expense for the vesting of outstanding stock options. At December 31, 2020, unrecognized compensation cost related to unvested awards totaled $1,708. The weighted-average period over which this remaining compensation cost will be recognized is 3.1 years.

The Company awarded 485,959 common shares to an investor as consideration for consulting services. The Company recognized $282 of stock-based compensation expense for vesting during the year ended December 31, 2020, based on grant date fair value per share of $1.16, and expects to recognize $282 over the next 0.5 years.

Restricted common stock

Certain restricted common stock sold and issued under the Plan was recorded as liability awards until vested. The liability for unvested restricted common stock outstanding under the Plan was $0 as of December 31, 2020 and 2019. Restricted shares vested over terms of up to four years. Restricted common stockholders are entitled to all of the rights of common stockholders. A summary of RSU awards outstanding as of December 31, 2019, and activity during the year then ended, is presented below:

	Shares (In thousands)	Weighted-Average Issuance Price	Weighted-Average Grant Date Fair Value Per Share
Outstanding at December 31, 2018	252	$0.12	$0.01
Granted	26	0.22	0.01
Vested	(278)	0.03	0.01
Forfeited	—	—	—

Outstanding at December 31, 2019	—	$—	$—

Restricted common stock issued at prices below fair value are recognized in compensation expense over the vesting term. In 2019, the Company recognized an immaterial amount of compensation expense for the vesting of restricted stock awards issued at prices below the grant date fair value of the awards. At December 31, 2020 unrecognized compensation expense related to these awards totaled $0.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

8. SIGNIFICANT CUSTOMERS AND CREDIT CONCENTRATIONS

Customer Concentration

Nearly all of the Company’s revenues are attributable to sales of the Company’s products to distributors of electronic components. These distributors sell the Company’s products to a range of end users, including OEMs and merchant power supply manufacturers.

The following customers represented 10% or more of the Company’s net revenues for the respective years:

	Year Ended December 31,
Customer	2020	2019
Distributor A	31%	28%
Distributor B	21	*
Distributor C	16	29
Distributor D	13	*
Distributor E	18	28

*	Total customer revenue was less than 10% of net revenues.

No other customers accounted for 10% or more of the Company’s net revenues in the periods presented.

Revenues by Geographic Area

The Company considers the domicile of its end customers, rather than the distributors it sells to directly, to be the basis for attributing revenues from external customers to individual countries. Revenues for the twelve months ending December 31, 2020 and 2019, were attributable to end customers in the following countries:

	Year ended December 31,
Country	2020	2019
China	86%	85%
United States	7	9
Taiwan	3	—
Korea	2	—
All others	2	6

Total	100%	100%

Long-lived Assets

Substantially all of the Company’s long-lived assets are located in the United States and the Philippines.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consisted principally of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. The Company has not experienced any losses on cash or cash equivalents held at financial institutions. The Company does not have any off-balance-sheet credit exposure related to its customers.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

The following customers represented 10% or more of accounts receivable:

	As of December 31,
Customer	2020		2019
Distributor A	*	%	34%
Distributor B	55		*
Distributor C	*		32
Distributor D	17		*
Distributor E	17		34

*	Total customer accounts receivable was less than 10% of net accounts receivables.

No other customers accounted for 10% or more of the Company’s accounts receivable in the periods presented.

Concentration of Supplier Risk

The Company currently relies on a single foundry to produce wafers for GaN ICs. Loss of the relationship with this supplier could have a substantial negative effect on the Company. Additionally, the Company relies on a limited number of third-party subcontractors and suppliers for testing, packaging and certain other tasks. Disruption or termination of supply sources or subcontractors, including due to the COVID-19 pandemic or natural disasters such as an earthquake or other causes, could delay shipments and could have a material adverse effect on the Company. Although there are generally alternate sources for these materials and services, qualification of the alternate sources could cause delays sufficient to have a material adverse effect on the Company. A significant amount of the Company’s third-party subcontractors and suppliers, including third-party foundries that supply wafers for GaN ICs, are located in Taiwan. A significant amount of the Company’s assembly and test operations are conducted by third-party contractors in Taiwan and the Philippines.

9. STOCKHOLDERS EQUITY (DEFICIT)

Common Stock

As of December 31, 2020, the Company has 93,000,000 authorized shares of common stock, of which 82,918,749 are issued and outstanding or reserved for potential issuances of common stock related to the exercise of stock options, the vesting of restricted common stock, conversion of convertible preferred stock and the exercise of warrants.

Series B-1 convertible preferred stock

On July 5, 2018, the Company amended its articles of incorporation and authorized the issuance of 6,133,979 shares of a new class of stock, Series B-1. On July 5, 2018, the Company entered into a Series B-1 purchase agreement with six new investors for 4,340,415 shares of Series B-1 for an aggregate purchase price of $12,100. The Company incurred $146, of direct costs related to the issuance of Series B-1 shares, which is recorded as a reduction of the Series B-1 convertible preferred stock.

On May 22, 2019, the Company amended the Series B-1 purchase agreement to allow for the issuance of additional shares of Series B-1. On May 22, 2019, the Company issued 1,076,136 shares of Series B-1, in exchange for cash of $3,000, to a new unrelated investor under the amended Series B-1 purchase agreement.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

Series B-2 convertible preferred stock

During 2020, the Company amended its articles of incorporation and authorized the issuance of up to 24,027,913 shares of a new class of stock, Series B-2. The Company entered into Series B-2 purchase agreements with 13 investors for 18,198,891 shares of Series B-2 for an aggregate purchase price of $53,085. The Company incurred $706 of direct costs related to the issuance of Series B-2 shares, which is recorded as a reduction of the Series B-2 convertible preferred stock.

Preferred stock conversion rights

Under the terms of the July 5, 2018 amended articles of incorporation, Series A, Series B, Series B-1 and Series B-2 shares (collectively, the “Preferred Stock”) are convertible into common stock at the option of the holders at any time after issuance. Preferred Stock shares are automatically converted upon the firm underwriting commitment for an initial public offering of aggregate proceeds not less than $100,000 or upon receipt by the Company of a conversion request by at least 60% of the outstanding Preferred Stock shares. The number of common units issuable upon conversion is determined based on original issuance price divided by the conversion price. The Series A conversion price is equal to the original issuance price of $1.05 per share, the Series B conversion price is equal to the original issuance price of $1.94 per share, the Series B-1 conversion price is equal to the original issuance price of $2.79 per share and the Series B-2 conversion price is equal to the original issuance price of $2.92 per share. The conversion prices may be adjusted downward if subsequent dilutive events occur such as an issuance of additional equity. The conversion prices cannot drop below $0.01 per share.

Preferred stock distribution, redemption and liquidation preference

Series A, Series B, Series B-1 and Series B-2 shareholders are entitled to an annual, noncumulative, dividend preference of $0.08, $0.15, $0.22 and $0.23 per share, respectively. Preferred shareholders are entitled to receive dividends, when, as and if declared by the Company’s Board of Directors. The Company has not declared or paid dividends since its inception. Dividends may be made to common stockholders after satisfying the Preferred Stock dividend preferences. Payment of dividends is made on a pro-rata basis in proportion to the number of shares held by each shareholder. In addition, the Preferred Stock can be redeemed by the holders upon certain events outside of the Company’s sole control, such as a Liquidation Event (as defined in the Company’s constitution), at the Liquidation Preference amount plus declared but unpaid dividends. As such, Preferred Stock is presented outside of permanent equity on the Company’s consolidated balance sheets. The preferred stock is recorded in the consolidated balance sheets at its original issuance less issuance costs. When and if a Liquidation Event becomes probable, the preferred stock will be adjusted to its redemption amount.

Series A, Series B, Series B-1 and Series B-2 shareholders are entitled to a $1.05, $1.94, $2.79 and $2.92 per share liquidation preference, respectively, subject to adjustment for any declared but unpaid dividends. After satisfying the Preferred Stock liquidation preference, remaining assets will be distributed pro-rata to the holders of common stock in proportion to the number of shares held by each holder of common stock. In the case of a Liquidation Event, to the extent that assets available for liquidation are less than the amount necessary to satisfy the liquidation preference, assets will be liquidated on a pro-rata basis to the Preferred Stock shareholders in proportion to the number of Series A, Series B, Series B-1 and Series B-2 shares held by each holder of Preferred Stock. After satisfying the Preferred Stock liquidation preference, remaining assets will be distributed pro-rata to the holders of common stock in proportion to the number of shares held by each holder of common stock.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

Warrants

The Company issued warrants in connection with its term loan agreement with a bank (see Note 6). Under the original term loan agreement, the Company issued 96,300 warrants in 2016 to the bank. These warrants are exercisable into Series A shares at a price of $1.05 per share and expire on February 16, 2026. In connection with the modification of the term loan agreement on March 6, 2018, the Company issued an additional 49,223 warrants to the bank. These warrants are exercisable into Series B shares at a price of $1.94 per share and expire on March 6, 2028. The warrants issued to the bank may be exercised through payment of cash or net share settlement. The warrants issued to the bank are automatically net share settled upon expiration, acquisition of the Company or an initial public offering.

On July 5, 2018, the Company issued 355,103 warrants to an investor entity that is also a customer of the Company. The warrants are exercisable into shares of common stock at a price of $0.22 per share and expire on the earlier of failure to achieve the performance vesting condition or July 5, 2028. The warrants vest based on purchases by the investor entity through September 1, 2019. The warrants are exercisable through payment of cash or net share settlement. As of the date of grant and December 31, 2020, the investor entity has not met the performance conditions for vesting of the warrants, and, accordingly, no expense has been recognized. The warrants expired unexercised.

On September 6, 2018, the Company issued 717,424 warrants to a potential customer. The warrants are exercisable into Series B-1 shares at a price of $2.79 per share and expire on January 31, 2020. The warrants vest based on purchases by the customer from January 1, 2019 through December 31, 2019. The warrants are exercisable through payment of cash. As of the date of grant and December 31, 2019, the Company has determined that it was not probable that the customer will make enough purchases to begin vesting, and, accordingly, no expense has been recognized. The warrants did not vest and were cancelled effective January 31, 2020.

On September 7, 2018, the Company issued 215,227 warrants to an investor entity that is involved in generating sales for the Company. The warrants are exercisable into shares of common stock at a price of $0.22 per share and expire on September 7, 2023. The warrants vest based on sales generated by the investor entity through May 15, 2021. The warrants are exercisable through payment of cash or net share settlement. As of the date of grant and December 31, 2019, the investor entity had met the performance conditions for vesting of 21,522 warrants, and, accordingly, an expense amounting to $1 was recognized. As of December 31, 2020, the Company determined that it was not probable that the investor would meet any incremental performance conditions and no expense was recognized in the current year.

On April 29, 2020, the Company issued warrants in connection with its loan and security agreement with a new bank. Pursuant to the agreement, the Company issued 30,000 warrants that are exercisable into Series B-2 Preferred Stock at a price of $2.92 per share and expire on April 30, 2030. The warrants issued to the bank may be exercised through payment of cash or net share settlement. The warrants are automatically net share settled upon expiration, acquisition of the Company or an initial public offering.

On December 16, 2020, the Company issued 548,523 warrants to an investor entity that is also an end-customer of the Company. Vested warrants are exercisable into shares of common stock at a price of $0.29 per share and expire on December 16, 2025. The warrants vest based on purchases (indirectly) by the investor entity through December 31, 2021. The warrants are exercisable through payment of cash or net share settlement. As of December 31, 2020, the Company determined it was probable the investor would achieve the performance

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

threshold for vesting, consequently, the company began recognizing the vesting charge for the fair value of the warrants as a reduction of revenue in proportion to the revenue generated. The Company recognized contra-revenue in the amount of $331 for the year ended December 31, 2020.

On December 29, 2020, the Company issued 342,827 warrants to an investor entity that is also an end-customer of the Company. Vested warrants are exercisable into shares of common stock at a price of $0.29 per share and expire on December 29, 2025. The warrants vest based on purchases (indirectly) by the investor entity through December 31, 2021. The warrants are exercisable through payment of cash or net share settlement. As of the date of grant and December 31, 2020, the Company determined that it was not probable the investor entity would meet the performance conditions for vesting of the warrants, and, accordingly, no expense was recognized as of December 31, 2020.

The Company determined that all warrants issued should be classified as equity at the grant date fair value. The Company determined the grant date fair value using the Black-Scholes option pricing model.

The weighted-average assumptions used in calculating the fair value of the warrants issued during the years ended December 31, 2020 and December 31, 2019 are as follows:

	2020	2019
Expected dividend yield	—	—
Risk-free interest rate	0.21%	2.67%
Expected life in years	2.5	5
Expected volatility	68%	41%
Weighted-average fair value of warrants granted	$0.85	$0.23

10. LOSS PER SHARE:

Basic loss per share is calculated by dividing net loss by the weighted-average shares of common stock outstanding during the period. Diluted earnings per share are calculated by dividing net loss by the weighted-average shares of common stock and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares included in this calculation consist of dilutive shares issuable upon the assumed exercise of outstanding common stock options, the assumed vesting of outstanding restricted stock units, the assumed issuance of awards for contingently issuable performance-based awards, as computed using the treasury stock method.

A summary of the loss per share calculation is as follows:

	Year Ended December 31,
(In thousands, except per share amounts)	2020	2019
Basic and diluted loss per common share: (1)
Net loss	$(19,044)	$(17,349)

Weighted-average common shares	14,847	14,516

Basic and diluted loss per common share	$(1.28)	$(1.20)

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

(1)

The Company’s potentially dilutive securities, which include unexercised stock options, unvested shares, preferred shares and warrants for common and preferred shares, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common shareholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common shareholders for the periods indicated because including them would have had an antidilutive effect:

	Year Ended December 31,
(In thousands)	2020	2019
Redeemable convertible preferred stock shares	54,449	36,250
Warrants to purchase redeemable convertible preferred stock	176	501
Warrants to purchase common shares	1,107	932
Stock options potentially exercisable for common shares	11,860	9,075

	67,592	46,758

11. PROVISION FOR INCOME TAXES:

Income Taxes

Deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, utilizing the tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

U.S. and foreign components of income (loss) before income taxes were:

	Year Ended December 31,
	2020	2019
U.S. operations	$(14,084)	$(17,348)
Foreign operations	(4,955)	—

Total loss before income taxes	$(19,039)	$(17,348)

The components of the provision (benefit) for income taxes are as follows:

	Year Ended December 31,
	2020	2019
Current provision (benefit):
Federal	$—	$—
State	1	1
Foreign	4	—

	5	1

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

	Year Ended December 31,
	2020	2019
Deferred provision (benefit):
Federal	(4,216)	(3,607)
State	2,285	(1,207)
Foreign	(1,237)	—
Valuation allowance	3,168	4,814

	—	—

Total	$5	$1

The provision (benefit) for income taxes differs from the amount that would result by applying the applicable federal income tax rate to income before income taxes, as follows:

	Year Ended December 31,
	2020	2019
Provision computed at Federal statutory rate	21.0%	21.0%
Change in valuation allowance	(17.2)	(27.8)
Return to provision adjustments	(6.7)	(0.0)
Foreign income tax rate and benefit	6.7	—
Effect of permanent differences	(0.7)	(0.2)
State tax, net of federal	0.2	7.0
Deferred tax asset and liability adjustment	(3.2)	—
Other	(0.1)	—

Total	0.0%	0.0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2020 and 2019, deferred tax assets and liabilities consisted of the following:

	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$17,146	$13,601
Benefit of tax credit carry-forwards	207	208
Start up costs	1,648	2,361
Other	410	103
Valuation allowance	(19,392)	(16,224)

	19	49
Deferred tax liabilities:
Depreciation	(19)	(49)

	(19)	(49)

Net deferred tax balance	$—	$—

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income. In the event that the Company determines, based on available evidence and management judgment, that all or part of the net deferred tax assets will not be realized in the future, the Company would record a valuation allowance in the period the determination is made. In addition, the calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Resolution of these uncertainties in a manner inconsistent with the Company’s expectations could have a material impact on its results of operations and financial position.

At December 31, 2020, the Company has approximately $65,434 of federal net operating loss (“NOL”) carryforwards and approximately $31,042 of State NOL carryforwards expiring in varying amounts through 2037, with the exception Federal NOLs arising from the years ended after December 31, 2017 that may be carried forward indefinitely. Realization of the NOL carryforwards is dependent on the Company generating sufficient taxable income prior to expiration of the NOL carryforwards and is also potentially subject to usage limitations due to changes in the Company’s ownership. As of December 31, 2020, the Company continues to maintain a valuation allowance as the Company believes that it is not more likely than not that the deferred tax assets will be fully realized.

The transfer of intellectual property and other intangible assets by Navitas U.S. to Navitas IE in connection with the Restructuring was among entities within the same consolidated group for U.S. federal income tax purposes, and as a result, any gain or loss to Navitas U.S. is expected to be deferred for U.S. federal income tax purposes.

12. COMMITMENTS and CONTINGENCIES

Lease commitments

The Company leases its corporate offices and certain equipment under noncancelable operating leases expiring through September 2023. For the years ended December 31, 2020 and 2019, total rental expense under the operating leases that have initial or remaining lease terms in excess of one year is $859 and $744, respectively.

Future minimum lease payments under all non-cancelable lease agreements as of December 31, 2020, are as follows:

December 31, 2020
2021	$848
2022	532
2023	142
2024	—
2025	—
Thereafter	—

Total future minimum lease payments	$1,522

Purchase Obligations

At December 31, 2020, the Company had no non-cancelable purchase obligations that were due beyond one year.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

Employment agreements

The Company has entered into agreements with certain employees to provide severance payments to the employees for termination for reasons other than cause, death or disability. Aggregate payments that would be required to be made in the event of termination under the agreements are approximately $841. At December 31, 2020 and 2019, no terminations have occurred or are expected to occur pursuant to these arrangements and, accordingly, no termination benefits have been accrued.

Indemnifications

The Company sells products to its distributors under contracts, collectively referred to as Distributor Sales Agreements (DSA). Each DSA contains the relevant terms of the contractual arrangement with the distributor, and generally includes certain provisions for indemnifying the distributor against losses, expenses, and liabilities from damages that may be awarded against the distributor in the event the Company’s products are found to infringe upon a patent, copyright, trademark, or other proprietary right of a third party (Customer Indemnification). The DSA generally limits the scope of and remedies for the Customer Indemnification obligations in a variety of industry-standard respects, including, but not limited to, limitations based on time and geography, and a right to replace an infringing product. The Company also, from time to time, has granted a specific indemnification right to individual customers.

The Company believes its internal development processes and other policies and practices limit its exposure related to such indemnifications. In addition, the Company requires its employees to sign a proprietary information and inventions agreement, which assigns the rights to its employees’ development work to the Company. To date, the Company has not had to reimburse any of its distributors or end customers for any losses related to these indemnifications and no material claims were outstanding as of December 31, 2020. For several reasons, including the lack of prior indemnification claims and the lack of a monetary liability limit for certain infringement cases, the Company cannot determine the maximum amount of potential future payments, if any, related to such indemnifications.

Legal proceedings and contingencies

From time to time in the ordinary course of business, the Company may become involved in lawsuits, or end customers and distributors may make claims against the Company. The Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company is not currently subject to any pending actions or regulatory proceedings that either individually or in the aggregate are expected to have a material impact on its consolidated financial statements.

13. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) tax-deferred savings plan for all employees in the United States who meet certain eligibility requirements. Participants may contribute up to the amount allowable as a deduction for federal income tax purposes. The Company contributes a certain percentage of employee annual salaries on a discretionary basis, not to exceed an established threshold. For the years ended December 31, 2020 and 2019, the Company made $270 and $226, respectively, in matching contributions to the 401(k) plan.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

($ in thousands, except where noted)

14. RELATED PARTY TRANSACTIONS

Notes Receivable

The Company has outstanding interest-bearing notes receivable from an employee. The notes have various maturity dates through May 1, 2023 and bear interest at rates ranging from 1% to 2.76%. The Company recognized $4 and $5 of interest income from the notes for the years ended December 31, 2020 and 2019, respectively.

	December 31, 2020	December 31, 2019
Notes receivable	$221	$229

Service Agreement

On November 1, 2020, Navitas Ireland entered into a service agreement with a company affiliated with a current member of the Navitas Board to provide strategic advisory services and to assist the management team in its activities as directed by the chief executive officer in exchange for a monthly service fee of $16.

15. SUBSEQUENT EVENTS

The Company evaluated material subsequent events from the consolidated balance sheet date of December 31, 2020, through June 7, 2021, the date the consolidated financial statements were available to be issued.

On May 6, 2021, the Company entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement” or “BCA”) with Live Oak Acquisition Corp. II, (“Live Oak”). Pursuant to the BCA, through a series of transactions, the Company plans to merge with and into Live Oak, with the Company surviving the transaction.

On May 26, 2021, the Navitas Board and certain executives jointly decided to rescind restricted stock awards granted to these executives on February 12, 2021, as well as associated recourse promissory notes and the amendment to the executives’ employment agreements and the Company agreed to indemnify the executives from any personal tax consequences related to the rescission of these awards. As a result, the Company will recognize up to $12,330 of additional stock-based compensation expense in the financial statements during the second quarter of 2021. Such amount represents the recognition of compensation expense related to the unrecognized compensation cost at the rescission date.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table indicates the estimated expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee	$126,203
Accounting fees and expenses	50,000
Legal fees and expenses	100,000
Transfer agent and registrar fees and expenses	10,000
Financial printing and miscellaneous expenses	25,000

Total expenses	$311,203

Item 14.	Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Second A&R Charter provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Second A&R Charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Second A&R Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.

Founder Shares

On September 1, 2020, the Company issued an aggregate of 5,750,000 shares of Class B Common Stock to the Sponsor, for an aggregate purchase price of $25,000 in cash. In December 2020, we effected a stock dividend of 0.1 share for each share of Class B Common Stock outstanding, resulting in an aggregate of 6,325,000 shares of Class B Common Stock outstanding. In connection with the Closing, 10,000 shares of Class B Common Stock held by the Sponsor were forfeited (the remaining shares of Class B Common Stock held by the Sponsor, hereinafter, the “Founder Shares”). The Founder Shares automatically converted into Common Stock at Closing, on a one-for-one basis, subject to certain adjustments. No underwriting discounts or commissions were paid with respect to the issuance or conversion of the Founder Shares. The Sponsor is an accredited investor and there was no general solicitation in connection with these transactions. The shares of Class B Common Stock issued as Founder Shares, and the shares of Common Stock issued upon their conversion, were not registered under the Securities Act of 1933 (the “Securities Act”) and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and with respect to the conversion, Section 3(a)(9) of the Securities Act.

Private Placement Warrants

Simultaneously with the Company’s initial public offering on December 7, 2020, the we sold to the Sponsor an aggregate of 4,666,667 Private Placement Warrants at $1.50 per warrant for an aggregate purchase price of

$7.0 million. Each whole Private Placement Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to certain adjustments. The Private Placement Warrants are not transferable, assignable or salable until thirty (30) days after the Closing (except, to certain permitted transferees) and are not redeemable as long as they are held by the Sponsor or its permitted transferees. In accordance with that certain backstop agreement, dated August 20, 2021, by and between the Sponsor and Encompass Capital Advisors LLC (“Encompass”), certain accounts or fund entities for which Encompass exercises investment discretion acquired 1,500,000 Private Placement Warrants from the Sponsor following the closing of the Business Combination. No underwriting discounts or commissions were paid with respect to such sale. The Sponsor is an accredited investor and there was no general solicitation in connection with such sale. The Private Placement Warrants were not registered under the Securities Act and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

PIPE Subscription Agreements

In connection with the Business Combination, LOKB entered into a series of separate subscription agreements (the “PIPE Subscription Agreements”) with a number of accredited investors (“PIPE Investors”), pursuant to which LOKB agreed to sell, and the PIPE Investors agreed to purchase, on a private placement basis without any general solicitation, an aggregate of 17,300,000 PIPE Shares at a purchase price of $10.00 per share, for gross proceeds of $173.0 million (collectively, the “PIPE”), as follows:

Date Entered	Shares of Common Stock	Gross Proceeds
May 2021	14,500,000	$145,000,000
August 2021	1,000,000	10,000,000
October 2021	1,800,000	18,000,000

Total	17,300,000	$173,000,000

In accordance with the terms of the PIPE Subscription Agreements, on October 19, 2021, the Company issued and sold 17,300,000 unregistered securities to the PIPE Investors. The shares of Common Stock issued pursuant to the Subscription Agreements were not registered under the Securities Act and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

2.1†	Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021, by and among Live Oak Acquisition Corp. II, Live Oak Merger Sub, Inc. and Navitas Semiconductor Limited, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland LLC	S-4	Annex A	6/8/2021

3.1	Second Amended and Restated Certificate of Incorporation of Navitas Semiconductor Corporation	8-K	3.1	10/25/21

3.2	Amended and Restated Bylaws of Navitas Semiconductor Corporation	8-K	3.2	10/25/21

4.1	Warrant Agreement dated December 2, 2020, between Live Oak Acquisition Corp. II and Continental Stock Transfer & Trust Company	8-K	4.1	12/8/2020

5.1*	Opinion of DLA Piper LLP (US)

10.1+	Amended and Restated Registration Rights Agreement, dated October 19, 2021, by and among Navitas Semiconductor Corporation and certain stockholders	8-K	10.1	10/25/2021

10.2+	Form of Indemnification Agreement	8-K	10.4	10/25/2021

10.3	Lock-Up Agreement (Management), dated May 6, 2021, by and among Live Oak Acquisition Corp. II, Navitas Semiconductor, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC and certain stockholders of Legacy Navitas	8-K	10.2	5/7/2021

10.4	Lock-Up Agreement (VPs), dated May 6, 2021, by and among Live Oak Acquisition Corp. II, Navitas Semiconductor, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC and certain stockholders of Legacy Navitas	8-K	10.3	5/7/2021

10.5	Lock-Up Agreement (Non-Management), dated May 6, 2021, by and among Live Oak Acquisition Corp. II, Navitas Semiconductor, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC and certain stockholders of Legacy Navitas	8-K	10.4	5/7/2021

10.6	Sponsor Letter Agreement, dated May 6, 2021, by and among Live Oak Acquisition Corp, II and Live Oak Sponsor Partners II, LLC	8-K	10.5	5/7/2021

10.7	Form of Subscription Agreement	8-K	10.6	5/7/2021

10.8+	New Employment Agreement, dated as of May 6, 2021, by and between LOKB and Gene Sheridan	S-4/A	10.14	8/23/2021

10.9+	New Employment Agreement, dated as of May 6, 2021, by and between LOKB and Daniel Kinzer	S-4/A	10.15	8/23/2021

Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

10.10+	New Employment Agreement, dated as of May 6, 2021, by and between LOKB and Todd Glickman	8-K	10.2	10/25/2021

10.11	Backstop Agreement, dated as of August 20, 2021, by and among LOKB, Live Oak Sponsor Partners II, LLC and Encompass Capital Advisors LLC	S-4/A	10.17	8/23/2021

10.12+	2021 Equity Incentive Plan	8-K	10.5	10/25/2021

10.13+	Form of Restricted Stock Units Agreement (U.S. Participants)	8-K	10.6	10/25/2021

10.14+	Form of Stock Option Agreement	8-K	10.7	10/25/2021

16.1	Letter regarding Change in Certifying Accountant	S-4/A	16.1	7/14/2021

21.1*	List of Subsidiaries

23.1*	Consent of WithumSmith+Brown, PC (with respect to Live Oak Acquisition Corp. II financial statements)

23.2*	Consent of Deloitte & Touche LLP (with respect to Navitas Semiconductor Limited’s 2020 consolidated financial statements)

23.3*	Consent of CohnReznick LLP (with respect to Navitas Semiconductor Limited’s 2019 financial statements)

23.4*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

101.INS#	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document)

101.SCH#	Inline XBRL Taxonomy Extension Schema Document

101.CAL#	Inline XBRL Taxonomy Calculation Linkbase Document

101.DEF#	Inline XBRL Taxonomy Definition Linkbase Document

101.LAB#	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE#	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104#	Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments)

†	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5), which the Registrant agrees to furnish supplementally to the SEC upon its request.
*	Filed herewith.
+	Indicates a management contract or compensatory plan.
#	To be filed by amendment.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in El Segundo, California, on this 24th day of November, 2021.

Navitas Semiconductor Corporation

By:	/s/ Gene Sheridan
Name: Gene Sheridan
Title: Chief Executive Officer

Each person whose signature appears below constitutes and appoints Gene Sheridan and Todd Glickman as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Gene Sheridan Gene Sheridan	Chief Executive Officer and Director (Principal Executive Officer)	November 24, 2021

/s/ Daniel Kinzer Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director	November 24, 2021

/s/ Todd Glickman Todd Glickman	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 24, 2021

/s/ Richard J. Hendrix Richard J. Hendrix	Director	November 24, 2021

/s/ Brian Long Brian Long	Director	November 24, 2021

/s/ David Moxam David Moxam	Director	November 24, 2021

/s/ Dipender Saluja Dipender Saluja	Director	November 24, 2021

/s/ Gary K. Wunderlich, Jr. Gary K. Wunderlich, Jr.	Director	November 24, 2021